Reorganization Agreement
                                   By & Among
                AmeriNet Group.com, Inc., a Delaware corporation,
                      and Lorilei Communications, Inc., a
                               Florida corporation

                                Table of Contents

Article I:     Plan of Reorganization

1.1      Definitions
1.2      Reorganization
1.3      Effect of the Reorganization
1.4      Articles of Incorporation & Bylaws
1.5      Directors and Officers
1.6      Maximum Shares to Be Issued & Effect on Capital Stock
1.7      Exchange of Certificates
1.8      No Further Ownership Rights in Lorilei's Securities
1.9      Lost, Stolen or Destroyed Certificates
1.10     Tax Consequences and Accounting Treatment
1.11     Taking of Necessary Action & Further Action

Article II:    Lorilei's Representations and Warranties

2.1      Organization of Lorilei
2.2      Lorilei's Capital Structure
2.3      Subsidiaries
2.4      Authority
2.5      Lorilei's Financial Statements
2.6      No Undisclosed Liabilities
2.7      No Changes
2.8      Tax and Other Returns and Reports
2.9      Restrictions on Business Activities
2.10 Title of Properties, Absence of Liens and Encumbrances & Condition of Equipment
2.11     Intellectual Property
2.12     Agreements, Contracts and Commitments
2.13     Interested Party Transactions
2.14     Governmental Authorization
2.15     Litigation
2.16     Accounts Receivable
2.17     Minute Books
2.18     Environmental and OSHA
2.19     Brokers' and Finders' Fees
2.20     Labor Matters
2.21     Insurance
2.22     Compliance with Laws
2.23     Complete Copies of Materials
2.24     Binding Agreements & No Default
2.25     Regulation SB Disclosure Document
2.26     FIRPTA
2.27     Employee Benefit Plans
2.28     Distribution Agreements
2.29     Disclosure to Lorilei's Stockholders
2.30     Representations Complete

Article III:    AmeriNet's Representations and Warranties

3.1      Organization, Standing and Power
3.2      Capital Structure
3.3      Authority
3.4      Exchange Act Reports & AmeriNet's Financial Statements
3.5      Broker's and Finders' Fees
3.6      Ownership of Lorilei's Common Stock
3.7      Litigation
3.8      Limited Activities
3.9      No Undisclosed Liabilities
3.10     No Changes
3.11     Tax and Other Returns and Reports
3.12     Environmental and OSHA
3.13     Representations Complete

Article IV:     Conduct Prior to the Closing

4.1      Conduct of Business of Lorilei
4.2      No Solicitation
4.3      Conduct of Business of AmeriNet

Article V:      Additional Agreements

5.1      Report on Form 8-K
5.2      Consent of Lorilei's Stockholders
5.3      Access to Information
5.4      Confidentiality
5.5      Expenses
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5.6      Public Disclosure
5.7      Consents
5.8      Affiliate Agreements
5.9      Legal Requirements
5.10     Blue Sky Laws
5.11     Best Efforts, Additional Documents and Further Assurances
5.12     Employment Agreements
5.13     Investment by AmeriNet in  Lorilei
5.14     Board of Directors
5.15     Additional Covenants by Lorilei

Article VI:     Conditions to The Reorganization

6.1      Conditions to Obligations of Each Party to Effect the Reorganization
6.2      Additional Conditions to Obligations of Lorilei
6.3      Additional Conditions to the Obligations of AmeriNet

Article VII: Survival of Condition Subsequent, Representations and Warranties, Covenants and Undisclosed Liabilities Escrow

7.1      Survival of Condition Subsequent, Representations and Warranties &
         Covenants
7.2      Escrow Arrangements

Article VIII:   Termination, Amendment and Waiver

8.1      Termination
8.2      Effect of Termination
8.3      Amendment
8.4      Extension & Waiver

Article IX:     General Provisions

9.1      Interpretation
9.2      Notice
9.3      Merger of All Prior Agreements Herein
9.4      Survival
9.5      Severability
9.6      Governing Law
9.7      Indemnification
9.8      Dispute Resolution
9.9      Benefit of Agreement
9.10     Further Assurances
9.11     Counterparts
9.12     License

                                    Schedules

Schedule 1.4         Lorilei's Constituent Documents
Schedule 1.7(C)      Lorilei's Final Stockholder Data
Schedule 2           Exceptions to Lorilei's Representations & Warranties
Schedule 2.5(A)      Lorilei's Financial Statements
Schedule 2.10(A)(1)  Real Property
Schedule 2.10(C)     Equipment
Schedule 2.11        Intellectual Property
Schedule 2.12        Contracts, Agreements & Commitments
Schedule 2.14        Governmental Authorization
Schedule 2.15        Litigation
Schedule 2.20        List of Employees
Schedule 2.21        Insurance
Schedule 2.27        Employee Benefit Plans
Schedule 2.28        Distribution Agreements
Schedule 4.1         Exceptions to Prohibited Pre- Closing Actions
Schedule 5.7         Consents
Schedule 5.8         Affiliates
Schedule 5.12        List and Summary of Employment Agreements
Schedule 5.13-1      Detailed Three Year Projections
Schedule 5.13-2      Use of Proceeds

                                    Exhibits

Exhibit 2.25      Regulation SB Disclosure Document
Exhibit 3.4       AmeriNet Draft Annual Report
Exhibit 5.8       Affiliate Agreements
Exhibit 5.12      Copies of Contracts, Agreements & Commitments
Exhibit 6.2(D)    AmeriNet Legal Opinion
Exhibit 6.3(E)    Lorilei Legal Opinion
Exhibit 6.3(K)    Confidentiality Agreements
Exhibit 7.2       Escrow Allocation Information


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Reorganization Agreement

     This Reorganization Agreement (the "Agreement") is made and entered into by and among AmeriNet Group.com, Inc., a publicly held Delaware corporation with a class of securities registered under Section 12(g) of the Securities Exchange Act of 1934, as amended ("AmeriNet" and the "Exchange Act," respectively); Lorilei Communications, Inc., a Florida corporation ("Lorilei"); Gerald R. Cunningham, a Florida resident ("Mr. Cunningham"); and, Leigh A. Cunningham, a Florida resident and Mr. Cunningham's spouse ("Mrs. Cunningham;" Mrs. Cunningham being hereinafter collectively referred to with Mr. Cunningham as either "Mr. & Mrs. Cunningham or as the "Former Lorilei Stockholders" and generically as a "Former Lorilei Stockholder");" AmeriNet, Lorilei and the Former Lorilei Stockholders being sometimes hereinafter collectively referred to as the "Parties" or generically as a "Party").

                                    Preamble:

         WHEREAS, the boards of directors of AmeriNet and Lorilei believe it is in the best interests of each corporation and their respective stockholders that Lorilei become a wholly owned subsidiary of AmeriNet and, in furtherance thereof, have approved the Reorganization; and

         WHEREAS, pursuant to the terms of the Reorganization, as hereinafter set forth, among other things, all of the outstanding and reserved securities of Lorilei (the "Lorilei's Securities") will be exchanged for between 90,839 and 1,145,037 shares of AmeriNet's common stock, $0.01 par value ("AmeriNet's common stock"), depending on Lorilei's EBITDA during the fiscal period starting on July 1, 2000 and ending on June 30, 2003 and certain contingencies involving disputed Lorilei accounts payable, as hereinafter described; and

         WHEREAS, the Parties intend that AmeriNet invest up to $500,000 within 180 days after completion of the Reorganization and the filing of required reports with the United States Securities and Exchange Commission (the "Commission"); and

         WHEREAS, Lorilei, AmeriNet and the Former Lorilei Stockholders desire to make certain representations and warranties and other agreements in connection with the Reorganization and their subsequent operating and business relationships; and

         WHEREAS, the Parties intend, by executing this Agreement, to adopt a plan of reorganization within the meaning of Section 368(a)(1)(B) of the Internal Revenue Code of 1986, as amended (the "Code"):

         NOW, THEREFORE, in consideration of the covenants, promises and representations set forth herein, and for other good and valuable consideration, the Parties, intending to be legally bound, hereby agree as follows:

                                   Witnesseth:

                                    Article I

                             Plan of Reorganization

1.1      Definitions

         The following terms, whether or not initially capitalized, will have the meanings set forth below:


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


(A)  1999 10-KSB:   AmeriNet's  report on Commission  Form 10-KSB for the fiscal year ended June 30, 1999.

(B)  Accredited Investor:

                    A  person  or  entity   that   meets  the  asset  or  income
                    requirements for treatment as an accredited investor specified in Rule 501 of Commission Regulation D promulgated under the Securities Act

(C)  Affiliate:     An entity or person that  controls,  is  controlled by or is under common control with another person.

(D)  AmeriNet Financial Statements:

                    Financial statements, including all related schedules and the notes thereto, of AmeriNet included in the report on Commission Form 10-KSB for the period ended June 30, 1999, as amended; the reports on Commission Form 10-QSB filed subsequent to June 30, 1999 and the financial statements for subsidiaries subsequently acquired by AmeriNet included in current reports on Commission Form 8-K filed since the dates of the Subsequent Quarterly Reports (the "Subsequent Current Reports"); all such financial statements being hereinafter collectively and generically referred to as the "AmeriNet Financial Statements,"

(E)  AmeriNet Schedules:

                    The schedules referenced by the Section designations of this Agreement as to which they apply, annexed at the direction of AmeriNet to this Agreement and constituting a material component of this Agreement.

(F)  (1) Brashear Escrow:

                    The  special  escrow   arrangement   established  using  the
                    Brashear Escrow Shares.

     (2) Brashear Escrow Agent:

                    Mr. Brashear and any successors in interest as the escrow agent for the Brashear Escrow Shares.

     (3) Brashear Escrow Shares:

                    376,176 of the initial 572,519 shares of AmeriNet's common stock issuable to Lorilei's Stockholders at the Closing Bruce Brashear, Esquire, as escrow agent for the Parties pending determination of certain contingencies involving Lorilei following the Closing, as provided for in this Agreement.

     (4) Mr. Brashear:

                    Bruce Brashear, Esquire, a Florida attorney who serves as legal counsel to the Lorilei Declarants but who will be acting as escrow agent for the Parties with reference to the Brashear Escrow.

(G)  Capital Stock: The generic term used for equity securities, whether common, preferred or otherwise.

(H)  Closing:       The  event  at  which  the  exchange  of all of the  Lorilei securities will be exchanged for the initial 572,519 shares of AmeriNet's common stock.

(I)  Closing Date:  The date that the Closing takes place.

(J)  Commission:    The United States Securities and Exchange Commission.


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

(K)  Code:          The Internal Revenue Code of 1986, as amended.

(L)  Commercial Software Rights:

                    Packaged commercially available software programs generally available to the public through retail dealers in computer software which have been licensed to end-user licenses and which are used in the licensee's business but are in no way a component of or incorporated in any of its products and related trademarks, technology and know-how.

(M)  EBITDA:        Earnings   before   interest,    taxes,   depreciation   and
                    amortization, determined in accordance with GAAP.

(N)  (1) Escrow Agents:

                    The persons or entities acting as escrow agents pursuant to the terms of this Agreement, including Yankees and Mr. Brashear.

     (2) Escrow Funds:

                    The accounts maintained by the Escrow Agents for the Escrow Shares and related distributions.

(O)  (1) Escrow Shares:

                    The collective term for all shares of AmeriNet common stock held by the Escrow Agents in the Escrow Funds.

     (2) Escrow Terms:

                    The periods of time during which the Escrow Agents hold the Escrow Shares.

(P)  Exchange Act:  The Securities Exchange Act of 1934, as amended.

(Q)  Exchange Act Reports:

                    All reports filed by AmeriNet with the Commission pursuant to the Exchange Act, including all exhibits filed therewith, and the Draft Annual Report included as Exhibit 3.4.

(R)  Exchange  Agent:

                    The person or entity responsible following the Closing, for issuing and delivering the initial 572,519 shares of AmeriNet's common stock to Lorilei's Stockholders and the Escrow Agents.

(S)  Exchange Ratio:

                    The quotient obtained by dividing the initial 572,519 shares of AmeriNet's common stock by the 111 shares of Lorilei's common stock.

(T)  GAAP:          Generally  accepted  accounting   principles,   consistently
                    applied.

(U)  Initial Funding Installment:

                    The sum of $100,000 payable to the order of Lorilei in satisfaction of AmeriNet's commitment under Section 5.13(A)
                    (i) of this Agreement but to be expended solely as provided for in Schedule 5.13-2.

(V)  IRS:           The United States Internal Revenue Service.

(W)  Knowledge:     When used to qualify a representation or warranty,  the word
                    "knowledge"  or  any  derivations  or  variations   thereof,
                    whether in the form of a word or phrase, will mean knowledge after reasonable inquiry by a senior executive officer of the legal entity on whose behalf the assertion is made and will include information that such legal entity should have had in the exercise of reasonable diligence.

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


(X)  Lorilei Declarants:

                    Lorilei,   Mr.  Cunningham  and  Mrs.   Cunningham,   acting
                    severally.

(Y)  Lorilei's Financial Statements:

                    Lorilei's unaudited financial statements (balance sheets, income statements and related schedules and footnotes) as of and for the fiscal year ending December 31, 1999, the calendar quarter ended March 31, 2000 and Lorilei's balance sheet as of the day preceding the date of this Agreement, all prepared in conformity with GAAP.

(Z)  Lorilei Schedules:

                    The schedules referenced by the Section designations of this Agreement as to which they apply, annexed at the direction of Lorilei to this Agreement and constituting a material component of this Agreement.

(AA) Material:      When used to qualify a representation or warranty,  the word
                    "material" or any derivations or variations thereof, whether in the form of a word or phrase, will mean a variance that could have negatively affected a decision by a reasonably prudent person to engage in the transactions contemplated by this Agreement, and will be measured both on the occasion in which such term is referenced as well as on an aggregate basis with other similar matters.

(BB) NASD:          The National  Association  of  Securities  Dealers,  Inc., a
                    Delaware   corporation  and  self  regulatory   organization
                    registered with the Commission.

(CC) OTC Bulletin Board:

                    The over the counter electronic securities market operated by the NASD.

(DD) Performance  Shares:

                    Up to 572,518 shares of AmeriNet's common stock to be issued to Lorilei's Stockholders in the future, based on the performance of Lorilei during the period starting on July 1, 2000 and ending on June 30, 2003.

(EE) Projections:   The detailed  projections  of Lorilei's  income and expenses during the fiscal period starting on July 1, 2000 and ending on June 30, 2003 included as Schedule 5.13-1 to this Agreement.

(FF) Securities Act: The Securities Act of 1933, as amended.

(GG) Subsequent Current Reports:

                    AmeriNet's reports on Commission Form 8-K filed after the Subsequent Quarterly Reports but prior to the date of this Agreement.

(HH) Subsequent Exchange Act Reports:

                    AmeriNet's reports filed with the Commission pursuant to requirements of the Exchange Act prior to the date of Closing on this Agreement.

(II) Subsequent Quarterly Reports:

                    AmeriNet's   reports  on  Commission  Form  10-QSB  for  the
                    quarterly periods following the 1999 10-KSB filed prior to the date of this Agreement.

(JJ) Substantial Compliance:

                    Compliance which the Party for whose benefit or at whose request an act is performed, or for whose benefit or at whose request an act is refrained from could under the circumstances be reasonably expected to accept as full compliance.

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



(KK) Tax:           For  the   purposes   of  this   Agreement,   a  "Tax"   or,
                    collectively,  "Taxes,"  means any and all  federal,  state, local and foreign taxes,  assessments and other governmental charges,  duties,  impositions  and  liabilities,  including taxes  based upon or  measured  by gross  receipts,  income, profits,  sales,  use and  occupation,  and value added,  ad
                    valorem,   transfer,   franchise,    withholding,   payroll,
                    recapture, employment, excise and property taxes, together with all interest, penalties and additions imposed with respect to such amounts and any obligations under any agreements or arrangements with any other person with respect to such amounts.

(LL) Ten-Day Average:

                    Price: The average closing transaction price of a share of AmeriNet's publicly traded common stock for the ten most recent days that AmeriNet's common stock has traded ending on the trading day prior to the date in question, as reported on the OTC Bulletin Board.

(MM) Undisclosed Liabilities Escrow Number:

                    The 114,504 shares of AmeriNet's common stock held in escrow as a means of generating funds that may be required to pay for undisclosed liabilities of Lorilei or to rectify other violations of Lorilei's obligations under this Agreement.

(NN) Undisclosed Liabilities Escrow Agent:

                    The Yankee Companies, Inc., a Florida corporation, or such other person designated for such role by AmeriNet (also sometimes referred to in roles other than as an escrow agent, as "Yankees").

(OO) Additional defined terms are specified in certain sections and subsections below and are characterized by the use of initial letter capitalization.

1.2      Reorganization

(A)  The Reorganization.

     (1) At the Closing on this Agreement all of the Lorilei's Stockholders will exchange all of their Lorilei securities, being an aggregate of 111 shares of common stock, $0.01 par value (the remaining 1,889 shares being unreserved treasury or authorized but heretofore unissued shares of common stock), for up to 1,145,037 shares of AmeriNet's common stock, as called for by this Agreement.

     (2) The initial 572,519 shares of AmeriNet's common stock will be issued by the Exchange Agent following the Closing and will be distributed as follows:

          (a) 376,176 shares will be issued to Bruce Brashear, Esquire (who serves as legal counsel to the Lorilei Declarants but who will be acting as escrow agent for the Parties as to this matter), to be released as follows:

               1.   As soon  after June 30,  2001,  as  Lorilei's  EBITDA can be
                    definitively   determined  based  on  the  annual  audit  of
                    AmeriNet, 286,260 of the shares will be transferred to:

                    A. Mr. & Mrs. Cunningham, as tenants by the entirety, if Lorilei's EBITDA for the fiscal year ended June 30, 2001 is at least $250,000; or


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                    B.   To AmeriNet  if Lorilei's EBITDA for  the  fiscal  year
                         ended June 30, 2001 is less than $250,000.

               2. At such time as a final, legally binding determination is made as to the amount, if any, payable to HGTV based on the liability currently being challenged by Lorilei, then a pro rata portion of the remaining 80,916 shares being held in escrow by Mr. Brashear shall be transferred to Mr. & Mrs. Cunningham, as tenants by the entirety, representing the portion of such liability that was not payable (e.g., if only 50% of the liability was payable, then 40,458 shares would be transferred to Mr. & Mrs. Cunningham), with the balance, if any, transferred to AmeriNet.

          (b) 114,504 of the shares will be issued to The Yankee Companies, Inc. (a Florida corporation that serves as AmeriNet's strategic consultant and which, unless replaced by AmeriNet, is expected to serve as the Undisclosed Liabilities Escrow Agent), to be used from time to time to discharge undisclosed liabilities of Lorilei or other violations of its obligations under this Agreement, as described in Article Seven, with the balance, if any, transferred to Mr. & Mrs. Cunningham, as tenants by the entirety, at such time as AmeriNet's audited financial statements for the year ended June 30, 2001 are filed with the Commission.

          (c) 90,839 of the shares will be issued to Mr. & Mrs. Cunningham, as tenants by the entirety (Lorilei's Stockholders, in proportion to their holdings of Lorilei common stock immediately prior to the Closing).

     (3) (a) In addition to the initial 572,519 shares of AmeriNet's common stock, 572,518 shares of AmeriNet's common stock, $0.01 par value (the "Performance Shares") will be reserved by the Exchange Agent following the Closing, to be issued to the Former Lorilei Stockholders, on the following terms and subject to the following requirements:

               (i) If Lorilei attains EBITDA of at least $500,000 during the period starting on July 1, 2000 and ending on June 30, 2001, then Lorilei's Stockholders will be issued an aggregate of 114,504 of the Performance Shares;

               (ii) If Lorilei attains EBITDA of at least $1,400,000  during the period starting on July 1, 2001 and ending on June 30, 2002, then Lorilei's Stockholders will be issued an aggregate of 305,343 of the Performance Shares (including the 114,504 that either were or could have been earned as of June 30,
                    2001);

              (iii) If Lorilei attains EBITDA of at least $2,900,000  during the period starting on July 1, 2002 and ending on June 30, 2003, then Lorilei's Stockholders will be issued all 572,518 of the Performance Shares (including the 305,343 that either were or could have been earned as of June 30, 2002);
                    however, all rights to any of the Performance Shares not earned as of such date will thereupon expire.

          (b) The Performance Shares will be allocated among the Lorilei's Stockholder's, pro rata, based on their ownership of Lorilei's common stock immediately preceding the Closing, will be reserved for future issuance immediately following the Closing and will be issued within 30 days after completion and filing of AmeriNet's audit for the subject fiscal year confirming the calculations called for, with the Commission.

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(B)      As  promptly as  practicable  after the  satisfaction  or waiver of the conditions set forth in Article VI, the Parties will cause the Reorganization to be consummated by effecting the exchange all of Lorilei's common stock for the initial 572,519 shares of AmeriNet's common stock.

(C)      The Closing  Date and time of the  Reorganization  will be the date and
         time  on  which  the  Closing  of  this  Reorganization   Agreement  is
         consummated.

(D)      (1)   At  the   Closing   the  Parties   will   exchange   all  closing
               documentation, certificates, resolutions, exhibits, schedules and opinions called for by this Agreement, and

                  (a) All stockholders of Lorilei will have repaid Lorilei all debts theretofore owed by them to Lorilei (either in the form of loans to stockholders or advances to employees, consultants or independent contractors);

                  (b) All of Lorilei's outstanding securities (being solely 111 shares of its common stock) will be exchanged with AmeriNet for 572,519 shares of AmeriNet's common stock; provided that delivery of the certificates for the initial 572,519 shares of AmeriNet's common stock will be made directly to Lorilei's Stockholders and the Escrow Agents by AmeriNet's stock transfer agent after the Closing; and

                  (c) AmeriNet will arrange to wire the Initial Funding Installment to Lorilei's account at AmSouth Bank in Ocala, Florida; provided that, if Closing takes place after normal banking hours, the wire will be arranged at the opening of business on the following business day.

1.3      Effect of the Reorganization.

         At the Closing, the effect of the Reorganization will be that Lorilei's will become a wholly owned subsidiary of AmeriNet and that the stockholders of Lorilei immediately prior to the Closing will become stockholders of AmeriNet at the Closing, with no further rights, title or interest in Lorilei, other than indirectly as stockholders of AmeriNet.

1.4      Articles of Incorporation & Bylaws.

         Unless otherwise determined by AmeriNet prior to the Closing Date, the articles of incorporation and bylaws of Lorilei will be amended to conform with those included in Schedule 1.4.

1.5      Directors and Officers.

         Subject to the requirements of Section 5.14(A), the directors of Lorilei will continue in office following the Closing until their respective successors are duly elected or appointed and qualified, in accordance with the requirements of this Agreement.

1.6      Maximum Shares to Be Issued & Effect on Capital Stock.

(A) The number of shares of AmeriNet's common stock to be issued in exchange for all of the Lorilei Capital Stock (the only Lorilei securities to be outstanding or reserved at the Closing) will be up to 1,145,037, 572,519 of which will be issued by the Exchange Agent following the Closing, and up to 572,518 additional shares may be issued subject to Lorilei's EBITDA during the period starting on July 1, 2000 and ending on June 30, 2003 (as hereinbefore established).

(B)      Adjustments to Exchange Ratio.

         The Exchange Ratio (as provided in the foregoing paragraph) will be adjusted to reflect fully the effect of any stock split, reverse split, stock dividend (including any dividend or distribution of securities convertible into AmeriNet's common stock or Lorilei's common stock), reorganization, recapitalization or other like change with respect to AmeriNet's common stock or Lorilei's common stock occurring after the date hereof and prior to the Closing.

(C)      Fractional Shares.

         No fraction of a share of AmeriNet's common stock will be issued, but in lieu thereof each holder of shares of Lorilei's common stock who will otherwise be entitled to a fraction of a share of AmeriNet's common stock (after aggregating all fractional shares of AmeriNet's common stock to be received by such holder) will be entitled to receive from AmeriNet a whole share of AmeriNet's common stock.

1.7      Exchange of Certificates.

(A)      Exchange Agent.

         Unless modified by AmeriNet prior to the Closing Date, Liberty Transfer Co., Inc., of Huntington, New York, AmeriNet's current transfer agent, will serve as the Exchange Agent.

(B)      AmeriNet to Provide Common Stock.

         Promptly after the Closing, AmeriNet will make available to the Exchange Agent for exchange in accordance with this Article I the shares of AmeriNet's common stock issuable pursuant to Section 1.6 in exchange for all of the outstanding shares of Lorilei's common stock.

(C)      Exchange Procedures.

         (1) All certificates for shares of Lorilei's outstanding common stock will be tendered to AmeriNet at the Closing, with medallion signature guarantees or otherwise in proper form for immediate transfer to the order of AmeriNet, whereupon AmeriNet will issue instructions to the Exchange Agent to issue shares of AmeriNet's common stock, in the quantities and names set forth in Schedule 1.7(C), subject to Brashear Escrow and the Undisclosed Liabilities Escrow requirements of Article VII.

         (2)     (a)       As  soon  as  practicable  after  the   Closing,  and
                           subject to and in accordance  with the  provisions of
                           Article  VII  hereof,   AmeriNet  will  cause  to  be
                           distributed  to the  Undisclosed  Liabilities  Escrow
                           Agent a certificate or certificates representing that
                           number of shares of AmeriNet's  common stock equal to
                           the Undisclosed  Liabilities Escrow Number which will
                           be  registered   in  the  name  of  the   Undisclosed
                           Liabilities Escrow Agent.

                  (b) The shares registered in the name of the Undisclosed Liabilities Escrow Agent will be beneficially owned by the holders on whose behalf such shares were deposited in the Undisclosed Liabilities Escrow Fund but will be available to compensate AmeriNet for certain damages as provided in Article VII.

         (3)      (a)      As  soon  as   practicable  after  the  Closing,  and
                           subject to and in accordance  with the  provisions of
                           Section 1.2(A)(2)(a)  hereof,  AmeriNet will cause to
                           be  distributed  to  the  Brashear   Escrow  Agent  a
                           certificate or certificates representing that number of shares of AmeriNet's common stock equal to the Brashear Escrow Number which will be registered in the name of the Brashear Escrow Agent.

                  (b) The shares registered in the name of the Brashear Escrow Agent will be beneficially owned by the holders on whose behalf such shares were deposited in the Brashear Escrow but will be available for the purposes described in Section 1.2(A)(2)(a).

(D)      Transfers of Ownership.

         If any certificate for shares of AmeriNet's common stock is to be issued in a name other than that in which the certificate surrendered in exchange therefor is registered, it will be a condition of the issuance thereof that the certificate so surrendered will be properly endorsed and otherwise in proper form for transfer and that the person requesting such exchange will have paid to AmeriNet or any agent designated by it any transfer or other Taxes required by reason of the issuance of a certificate for shares of AmeriNet's common stock in any name other than that of the registered holder of the certificate surrendered, or established to the satisfaction of AmeriNet, or any agent designated by it, that such Tax has been paid or is not payable.

(E)      No Liability.

         Notwithstanding anything to the contrary in this Section 1.7, neither the Escrow Agents, the Exchange Agent, AmeriNet, Lorilei or any other person will be liable to a holder of shares of AmeriNet's common stock or Lorilei's Capital Stock for any amount properly paid to a public official pursuant to any applicable abandoned property, escheat or similar law.

1.8      No Further Ownership Rights in Lorilei's Securities.

(A) All shares of AmeriNet's common stock issued upon the surrender for exchange of shares of Lorilei's common stock in accordance with the terms hereof will be deemed to have been issued in full satisfaction of all rights pertaining to such shares of Lorilei's common stock, and there will be no further registration of transfers on the records of Lorilei, of shares of Lorilei's Capital Stock which were outstanding immediately prior to the Closing.

(B) If, after the Closing, Certificates are presented to Lorilei, for any reason, they will be canceled and exchanged as provided in this Article I.

1.9      Lost, Stolen or Destroyed Certificates.

         In the event any certificates evidencing shares of Lorilei's common stock will have been lost, stolen or destroyed, Lorilei's transfer agent or share registrar will, prior to the Closing, have issued in exchange for such lost, stolen or destroyed certificates, upon the making of an affidavit of that fact by the holder thereof, such shares of its common stock as may have been required pursuant to Section 1.6; provided, however, that AmeriNet may, in its discretion and as a condition precedent to the issuance of the shares of AmeriNet's common stock to be exchanged therefor, require the owner of such lost, stolen or destroyed certificates to deliver a bond in such sum as it may reasonably direct as indemnity against any claim that may be made against AmeriNet or the Exchange Agent with respect to the certificates alleged to have been lost, stolen or destroyed.

1.10     Tax Consequences and Accounting Treatment.

(A) It is intended by the Parties that the Reorganization will constitute a reorganization within the meaning of Section 368(a)(1)(B) of the Code and the Parties agree that if modification of the terms of this Agreement in a non-material manner to attain such qualification is necessary, they will negotiate in good faith to make such required modifications.

(B) The Parties understand that because of the inclusion of contingencies in determining the quantity of AmeriNet's common stock being exchanged for Lorilei's common stock, the reorganization may not qualify for accounting as a pooling of interests but rather, may be accounted for under the purchase method.

1.11     Taking of Necessary Action: Further Action.

         If, at any time after the Closing, any further action is necessary or desirable to carry out the purposes of this Agreement including, without limitation the vesting in AmeriNet of full right, title and possession to all of Lorilei's Capital Stock or compliance with the requirements of Code Section 368(a)(1)(B); the officers and directors of AmeriNet and Lorilei are fully authorized in the name of their respective corporations or otherwise to take, and will take, all lawful and necessary action.

                                   Article II
                    Representations and Warranties of Lorilei

         The Lorilei Declarants hereby represent and warrant to AmeriNet, as a material inducement to its entry into this Agreement, subject only to the exceptions specifically disclosed in Schedule 2, as follows:

2.1      Organization of Lorilei.

(A) Lorilei is a corporation duly organized, validly existing and in good standing under the laws of the State of Florida.

(B) Lorilei has the corporate power to own its property and to carry on its business as now being conducted and as proposed to be conducted by Lorilei.

(C) Lorilei is duly qualified to do business and in good standing as a foreign corporation in each jurisdiction in which the failure to be so qualified would have a material adverse effect on the business, assets (including intangible assets), financial condition, or results of operations of Lorilei.

(D) Lorilei has delivered a true and correct copy of its articles of incorporation and bylaws (or similar governing instruments), each as amended to date, to counsel for AmeriNet.

2.2      Lorilei's Capital Structure.

(A) The authorized Capital Stock of Lorilei consists of 2,000 shares of common stock, $0.01 par value;

(B) There are 111 shares of Lorilei common stock issued and outstanding, held by the persons, and in the amounts, set forth on Schedule 1.7(C).

(C) All outstanding shares of Lorilei common stock are duly authorized, validly issued, fully paid and nonassessable and not subject to preemptive rights created by statute, the articles of incorporation or bylaws of Lorilei or any agreement to which Lorilei is a party or is bound.

(D) Lorilei has no other outstanding or securities reserved for issuance for any purpose, there being no other obligations directly or indirectly obligating Lorilei to issue any of its securities to any person for any purpose, there are no other options, warrants, calls, rights, commitments or agreements of any character to which Lorilei is a party or by which it is bound obligating Lorilei to issue, deliver, sell, repurchase or redeem, or cause to be issued, delivered, sold, repurchased or redeemed, any shares of the Lorilei Capital Stock or obligating Lorilei to grant, extend or enter into any such option, warrant, call, right, commitment or agreement.

2.3      Subsidiaries.

         Lorilei has no subsidiaries or affiliated companies and does not otherwise own any shares of stock or any interest in, or control, directly or indirectly, any other corporation, partnership, association, joint venture or business entity.

2.4      Authority.

(A) Lorilei has all requisite corporate power and authority to enter into this Agreement and to consummate the transactions contemplated hereby.

(B) The execution and delivery of this Agreement and the consummation of the transactions contemplated hereby have been duly authorized by all necessary corporate action on the part of Lorilei.

(C) This Agreement has been duly executed and delivered by Lorilei and, subject to the proper authorization of this Agreement by AmeriNet's board of directors and its due execution and delivery by AmeriNet to Lorilei, constitutes the valid and binding obligation of Lorilei.

(D) The execution and delivery of this Agreement by Lorilei does not, and the consummation of the transactions contemplated hereby will not, conflict with, or result in any violation of, or default under (with or without notice or lapse of time, or both), or give rise to a right of termination, cancellation or acceleration of any obligation or loss of a material benefit under (i) any provision of the articles of incorporation or bylaws of Lorilei or (ii) any material mortgage, indenture, lease, contract or other agreement or instrument, permit, concession, franchise, license, judgment, order, decree, statute, law, ordinance, rule or regulation applicable to Lorilei or its properties or assets.

(E) No consent, approval, order or authorization of, or registration, declaration or filing with, any court, administrative agency or commission or other governmental authority or instrumentality ("Governmental Entity"), is required by or with respect to Lorilei in connection with the execution and delivery of this Agreement or the consummation of the transactions contemplated hereby, except for such consents, approvals, orders, authorizations, registrations, declarations and filings as may be required under applicable state and federal securities laws (e.g., notification on Form D) and the laws of any foreign country.

2.5      Lorilei's Financial Statements.

(A)      Schedule 2.5(A) includes Lorilei's Financial Statements.

(B) Lorilei's Financial Statements are complete and correct in all material respects and have been prepared in accordance GAAP throughout the periods indicated.

(C) Lorilei's Financial Statements present fairly the financial condition and operating results of Lorilei as of the dates and during the periods indicated therein, subject to normal year-end audit adjustments, which will not be material in the aggregate.

(D) The unaudited balance sheet of Lorilei as of the day prior to the date of this Agreement is hereinafter referred to as "Lorilei's Balance Sheet."

(E) Lorilei's financial statements can and will be audited, at Lorilei's expense, as required to comply with the requirements for material acquisitions under Commission Regulation S-B and in a manner permitting AmeriNet to comply with its obligation under the Securities Act and the Exchange Act in conjunction therewith.

2.6      No Undisclosed Liabilities.

         Lorilei does not have any material liabilities or obligations, either accrued or contingent (whether or not required to be reflected in financial statements in accordance with generally accepted accounting principles), and whether due or to become due, which individually or in the aggregate, (i) have not been reflected in the Lorilei Balance Sheet (including the notes thereto) or
(ii) have not been specifically described in this Agreement or in the Lorilei Schedules.

2.7      No Changes.

         Since the date of Lorilei's Financial Statements there has not been, occurred or arisen any:

(A) Transaction by Lorilei except in the ordinary course of business as conducted on that date;

(B) Capital expenditure by Lorilei, either individually or in the aggregate exceeding $5,000;

(C) Destruction, damage to, or loss of any assets (including without limitation intangible assets) of Lorilei (whether or not covered by insurance), either individually or in the aggregate, exceeding $5,000;

(D) Labor trouble or claim of wrongful discharge, sexual harassment or other unlawful labor practice or action;

(E) Change in accounting methods or practices (including any change in depreciation or amortization policies or rates, any change in policies in making or reversing accruals, or any change in capitalization of software development costs) by Lorilei;

(F) Declaration, setting aside, or payment of a dividend or other distribution in respect to the shares of Lorilei, or any direct or indirect redemption, purchase or other acquisition by Lorilei of any of its shares;

(G) Increase in the salary or other compensation payable or to become payable by Lorilei to any of its officers, directors or employees, or the declaration, payment, or commitment or obligation of any kind for the payment, by Lorilei, of a bonus or other additional salary or compensation to any such person;

(H) Acquisition, sale or transfer of any asset of Lorilei except in the ordinary course of business;

(I) Formation, amendment or termination of any distribution agreement or any material contract, agreement or license to which Lorilei is a party, other than termination by Lorilei pursuant to the terms thereof;

(J) Loan by Lorilei to any person or entity, or guaranty by Lorilei of any loan except for expense advances in the ordinary course of business consistent with past practice;

(K) Waiver or release of any material right or claim of Lorilei, including any write-off or other compromise of any material account receivable of Lorilei;

(L) The notice or, to Lorilei's Knowledge, commencement or threat of commencement of any governmental proceeding against or investigation of Lorilei or its affairs;

(M) Other event or condition of any character that has or would, in Lorilei's reasonable judgment, be expected to have a Material Adverse Effect on Lorilei;

(N) Issuance, sale or redemption by Lorilei of any of its shares or of any other of its securities other than issuances of shares of common stock pursuant to outstanding Options and Warrants;

(O) Change in pricing or royalties set or charged by Lorilei except for discounts extended in the ordinary course of business consistent with past practice;

(P) Any event that if occurring or undertaken during the interim between the execution of this Agreement and its Closing or earlier termination, would have required disclosure to AmeriNet pursuant to Section 4.1; or

(Q) Negotiation or agreement by Lorilei to do any of the things described in the preceding clauses (A) through (Q) (other than negotiations with AmeriNet and its representatives regarding the transactions contemplated by this Agreement).

2.8      Tax and Other Returns and Reports.

(A)      Tax Returns and Audits.

         (1) Lorilei has accurately prepared and timely filed all required federal, state, local and foreign returns, estimates, information statements and reports ("Returns") relating to any and all Taxes relating or attributable to Lorilei or its operations.

         (2) The Returns are true and correct in all material respects and have been completed in accordance with applicable law in all material respects.

         (3) Lorilei has timely paid all Taxes required to be paid with respect to such Returns and has withheld with respect to its employees all federal and state income Taxes, FICA, FUTA and other Taxes it is required to withhold.

         (4) The accruals for Taxes on the books and records of Lorilei are sufficient to discharge the Taxes for all periods (or the portion of any period) ending on or prior to the Closing Date.

         (5) Lorilei has not been delinquent in the payment of any Tax nor is there any Tax deficiency outstanding, proposed or assessed against Lorilei, nor has Lorilei executed any waiver of any statute of limitations on or extending the period for the assessment or collection of any Tax.

         (6)      (a)      No  audit  or  other  examination  of  any  Return of
                           Lorilei is presently in progress.

                  (b) Lorilei does not have any liabilities for unpaid federal, state, local and foreign Taxes, whether asserted or unasserted, known or unknown, contingent or otherwise and Lorilei has no Knowledge of any basis for the assertion of any such liability attributable to Lorilei, or their respective assets or operations.

                  (c) Lorilei is not (nor has it ever been) required to join with any other entity in the filing of a consolidated Tax return for federal Tax purposes or a consolidated or combined return or report for state Tax purposes.

         (7) Lorilei is not a party to or bound by any Tax indemnity, Tax sharing or Tax allocation agreement.

         (8) Lorilei has provided, or made available, to AmeriNet or its legal counsel copies of all federal, provincial and state income and all sales and use Tax Returns of Lorilei for all periods since its date incorporation.

         (9) There are (and as of immediately following the Closing Date there will be) no liens on the assets of Lorilei relating to or attributable to Taxes.

         (10) Lorilei has no Knowledge of any basis for the assertion of any Tax claim which, if adversely determined, would result in liens on the assets of Lorilei.

         (11) Lorilei has no property which is being sold, conveyed or transferred pursuant to this Agreement which in the hands of AmeriNet would be treated as being owned by persons other than AmeriNet pursuant to Section 168(f)(8) of the Internal Revenue Code of 1954 as in effect immediately prior to the enactment of the Tax Reform Act of 1986, or any analogous provisions of any state law.

         (12) None of the assets of Lorilei are treated as "Tax-exempt use property" within the meaning of Section 168(h) of the Code.

         (13) There is no contract, agreement, plan or arrangement, including but not limited to the provisions of this Agreement, covering any employee or former employee of Lorilei that, individually or collectively, could give rise to the payment of any amount that would not be deductible pursuant to Sections 280G, 162 or 404 of the Code.

(B)      No Penalty.

         Lorilei is not subject to any penalty by reason of a violation of any order, rule or regulation of, or a default with respect to any return, report or declaration required to be filed with, any Governmental Entity to which it is subject, which violations or defaults, individually or in the aggregate, would have a material adverse effect on Lorilei.

2.9      Restrictions on Business Activities.

         There is no agreement, judgment, injunction, order or decree binding upon Lorilei which has or could reasonably be expected to have the effect of materially prohibiting or materially impairing any business practice of Lorilei, any acquisition of property by Lorilei or the conduct of business by Lorilei as currently conducted or as currently proposed to be conducted.

2.10 Title of Properties, Absence of Liens and Encumbrances & Condition of Equipment.

(A)      (1)      Schedule  2.10(A)(1)  sets  forth  a true and complete list of all  real  property  owned  and  leased  by  Lorilei  and  the
                  aggregate  annual  mortgage,   rental  or  other  fee  payable
                  therefor or under any such lease.

         (2) All real property owned by Lorilei is held in fee simple absolute, and is subject to no liens, encumbrances, assessments, obligations running with the land, charges, pledges, security interests or other impediments to transfer of title by full warrant deed without exceptions of any kind or nature whatsoever.

         (3) All deeds, titles, leases and mortgages are in good standing, valid and effective in accordance with their respective terms, and there is not with respect to Lorilei under any of such deeds, titles, leases or mortgages, any existing default or event of default (or event which with notice or lapse of time, or both, would constitute a default and in respect of which Lorilei has not taken adequate steps to prevent such default from occurring), except where the lack of such good standing, validity and effectiveness or the existence of such default or event of default would not have a material adverse effect on Lorilei.

(B) Lorilei holds good and valid title to, or, in the case of leased properties and assets, valid leasehold interests in, all of its tangible properties and assets, real, personal and mixed, used in its business, free and clear of any liens, charges, pledges, security interests or other encumbrances, except as reflected in Lorilei's Financial Statements and except for such imperfections of title and encumbrances, if any, which are not substantial in character, amount or extent, and which do not materially detract from the value, or interfere with the present use, of the property subject thereto or affected thereby.

(C)      (1)      The  equipment  owned  or  leased  by  Lorilei  is  listed  in
                  Schedule 2.10(C) (the "Equipment"), except individual pieces of equipment owned by Lorilei with an individual value of less than $100.

         (2)      The Equipment is, taken as a whole:

                  (a) Adequate for the conduct of the business of Lorilei consistent with its past practice;

                  (b)  Suitable for the uses to which it is currently employed;

                  (c)  In good operating condition;

                  (d) Regularly and properly maintained, reasonable wear and tear excepted; and

                  (e)  Not   obsolete,   dangerous  or  in  need  of  renewal or
                       replacement, except for renewal or replacement in the ordinary course of business.

2.11     Intellectual Property.

(A)      (1)      Lorilei owns, or is  licensed to use, all patents, trademarks, trade names, service marks, copyrights, and any applications therefor, maskworks, net lists, schematics, technology, know-how, computer software programs or applications and tangible or intangible proprietary information or material (excluding
                  Commercial Software Rights as defined in paragraph [B] below) that are used or currently proposed to be used in the business of Lorilei as currently conducted or as currently proposed to be conducted ("Lorilei's Intellectual Property Rights").

         (2) Schedule 2.11 sets forth a complete list of all patents, trademarks, registered and material unregistered copyrights, trade names and service marks, and any applications therefor, included in Lorilei Intellectual Property Rights, and specifies the jurisdictions in which each such Lorilei's Intellectual Property Right has been issued or registered or in which an application for such issuance and registration has been filed, including the respective registration or application numbers and the names of all registered owners, together with a list of all of Lorilei's currently marketed software products and an indication as to which, if any, of such software products have been registered for patent or copyright protection with the United States Office of Patents and Trademarks or the United States Copyright Office and any foreign offices and by whom such items have been registered.

         (3)      (a)      Schedule 2.11 also sets forth a complete  list of (i)
                           any requests Lorilei has received to make any such registration, including the identity of the requestor and the item requested to be so registered, and the jurisdiction for which such request has been made and
                           (ii) all licenses, sublicenses and other agreements as to which Lorilei is a party and pursuant to which Lorilei or any other person is authorized to use any Lorilei's Intellectual Property Right or other trade secret material to Lorilei, and includes the identity of all parties thereto, a description of the nature and subject matter thereof, the applicable royalty and the term thereof.

                  (b) Lorilei is not, nor will it be as a result of the execution and delivery of this Agreement or the performance of its obligations hereunder, in violation of any license, sublicense or agreement described on such list.

         (4) Lorilei is the sole and exclusive owner or licensee of, with all right, title and interest in and to (free and clear of any liens or encumbrances), Lorilei Intellectual Property Rights, and has sole and exclusive rights (and is not contractually obligated to pay any compensation to any third party in respect thereof) to the use thereof or the material covered thereby in connection with the services or products in respect of which Lorilei Intellectual Property Rights are being used.

         (5) To the Knowledge of Lorilei, no claims with respect to Lorilei Intellectual Property Rights have been asserted or are threatened by any person, nor, to the Knowledge of Lorilei, is there any valid grounds for any bona fide claims (i) to the effect that the manufacture, sale, licensing or use of any product as now used, sold or licensed or proposed for use, sale or license by Lorilei infringes on any copyright, patent, trade mark, service mark or trade secret, (ii) against the use by Lorilei of any trademarks, trade names, trade secrets, copyrights, patents, technology, know-how or computer software programs and applications used in Lorilei's business as currently conducted or as proposed to be conducted, or (iii) challenging the ownership, validity or effectiveness of any of Lorilei Intellectual Property Rights.

         (6) All trademarks, service marks and copyrights held by Lorilei are valid and subsisting.

         (7) To the Knowledge of Lorilei, there is no material unauthorized use, infringement or misappropriation of any of Lorilei Intellectual Property Rights by any third party, including any employee or former employee of Lorilei.

         (8) Lorilei has not been sued or charged as a defendant in any claim, suit, action or proceeding which involves a claim of infringement of any patents, trademarks, service marks, copyrights or violation of any trade secret or other proprietary right of any third party and which has not been finally terminated prior to the date hereof nor does it have any Knowledge of any such charge or claim, and there is not any infringement liability with respect to, or infringement or violation by, Lorilei of any patent, trademark, service mark, copyright, trade secret or other proprietary right of another.

         (9) To Lorilei's Knowledge, none of Lorilei's Intellectual Property Rights or products is subject to any outstanding order, judgment, decree, stipulation or agreement restricting in any manner the licensing thereof by Lorilei.

         (10) There is no outstanding order, judgment, decree or stipulation on Lorilei, and Lorilei is not party to any agreement, restricting in any manner the licensing of Lorilei's products by Lorilei.

         (11) Lorilei has not entered into any agreement to indemnify any other person against any charge of infringement of any Lorilei's Intellectual Property Right.

         (12) Each current and former employee of and consultant to Lorilei has signed a confidentiality agreement substantially in Lorilei's standard form as certified by Lorilei, delivered to AmeriNet and included in Schedule 5.8.

(B)      (1)      To  Lorilei's   Knowledge,  Lorilei   has   not   breached  or
                  violated the terms of its license, sublicense or other agreement relating to any Commercial Software Rights and has a valid right to use such Commercial Software Rights and has a valid right to use such Commercial Rights under such license and agreements.

         (2) Lorilei is not, nor will it be as a result of the execution and delivery of this Agreement or the performance of its obligations hereunder, in violation of any license, sublicense or agreement relating to Commercial Software Rights.

         (3) No claims with respect to the Commercial Software Rights have been asserted or, to the Knowledge of Lorilei, are threatened by any person against Lorilei, nor to the Knowledge of Lorilei is there any valid grounds for any bona fide claims (i) to the effect that the manufacture, sale, licensing or use of any product as now used, sold or licensed or proposed for use, sale or license by Lorilei infringes on any copyright, patent, trade mark, service mark or trade secret, (ii) against the use by Lorilei of any trademarks, trade names, trade secrets, copyrights, patents, technology, know-how or computer software programs and applications used in Lorilei's business as currently conducted or as proposed to be conducted, or (iii) challenging the validity or effectiveness of any of Lorilei's rights to use Commercial Software Rights.

         (4) To the Knowledge of Lorilei, there is no material unauthorized use, infringement or misappropriation of any of the Commercial Software Rights by Lorilei or any employee or former employee of Lorilei during the period of their employment.

         (5) To the Knowledge of Lorilei, no Commercial Software Right is subject to any outstanding order, judgment, decree, stipulation or agreement restricting in any manner the use thereof by Lorilei.

2.12     Agreements, Contracts and Commitments.

(A) All of Lorilei's currently effective agreements, contracts and commitments are listed in Schedule 2.12, including the name of the contracting part, date of execution and termination, and copies of all such agreements, contracts and commitments are annexed as exhibits to schedule 12.

(B)      Lorilei does not have, is not a party to nor is it bound by:

         (1)      Any collective bargaining agreements;

         (2) Any agreements that contain any unpaid severance liabilities or obligations;

         (3) Any bonus, deferred compensation, incentive compensation, pension, profit-sharing or retirement plans, or any other employee benefit plans or arrangements;

         (4) Any employment or consulting agreement, contract or commitment with an employee or individual consultant or salesperson or consulting or sales agreement, contract or commitment with a firm or other organization, not terminable by Lorilei on thirty days notice without liability, except to the extent general principles of wrongful termination law may limit Lorilei's ability to terminate employees at will;

         (5) Any agreement or plan, including, without limitation, any stock option plan, stock appreciation right plan or stock purchase plan, any of the benefits of which will be increased, or the vesting of benefits of which will be accelerated, by the occurrence of any of the transactions contemplated by this Agreement or the value of any of the benefits of which will be calculated on the basis of any of the transactions contemplated by this Agreement;

         (6)      Any fidelity or surety bond or completion bond;

         (7) Any lease of personal property having a value individually in excess of $2,000;

         (8) Any agreement of indemnification or guaranty not entered into in the ordinary course of business;

         (9) Any agreement, contract or commitment containing any covenant limiting the freedom of Lorilei to engage in any line of business or compete with any person;

         (10) Any agreement, contract or commitment relating to capital expenditures and involving future obligations in excess of $2,000 in any single instance or $10,000 in the aggregate;

         (11) Any agreement, contract or commitment relating to the disposition or acquisition of assets not in the ordinary course of business or any ownership interest in any corporation, partnership, joint venture or other business enterprise;

         (12) Any mortgages, indentures, loans or credit agreements, security agreements or other agreements or instruments relating to the borrowing of money, extension of credit or guaranties;

         (13) Any purchase order or contract for the purchase of raw materials or acquisition of assets involving $1,000 or more in any single instance or $10,000 or more in the aggregate;

         (14)     Any construction contracts;

         (15)     Any distribution, joint marketing or development agreement;

         (16) Any other agreement, contract or commitment which involves $1,000 or more in any single instance or more than $10,000 in the aggregate and is not cancelable without penalty within thirty (30) days other than standard end-user licenses of Lorilei's products and services in the ordinary course of business consistent with past practice, or

         (17)     Any   agreement  which  is  otherwise  material  to  Lorilei's
                  business.

(C)      (1)      Lorilei  has  not  breached,  or received  any claim or threat that it has breached, any of the terms or conditions of any agreement, contract or commitment to which it is bound
                  (including those set forth in any of Lorilei Schedules) in such manner as would permit any other party to cancel or terminate the same.

         (2) Each agreement, contract or commitment required to be set forth in any of Lorilei Schedules is in full force and effect (assuming such agreement, contract or commitment has been duly authorized, executed and delivered by the other party or parties thereto) and, except as otherwise disclosed or defaults fully remedied or resolved, is not subject to any material default thereunder of which Lorilei has Knowledge by any party obligated to Lorilei pursuant thereto.

2.13     Interested Party Transactions.

         No officer, director or stockholder of Lorilei (nor any parent, sibling, descendant or spouse of any of such persons, or any trust, partnership, corporation or other entity (provided, that ownership of no more than one percent of the outstanding voting stock of a publicly traded corporation will not be deemed an "interest in any entity" for purposes of this Section 2.13) in which any of such persons has or has had an interest), has or has had, directly or indirectly:

(A) An interest in any entity which furnished or sold, or furnishes or sells, services or products which Lorilei furnishes or sells, or proposes to furnish or sell;

(B) Any interest in any entity which purchases from or sells or furnishes to, Lorilei, any goods or services; or

(C) A beneficial interest in any contract or agreement required to be set forth in Schedule 2.12.

2.14     Governmental Authorization.

(A) Schedule 2.14 accurately lists each material federal, state, county, local or foreign governmental consent, license, permit, grant, or other authorization issued to Lorilei:

         (1) Pursuant to which Lorilei currently operates or holds any interest in any of its properties; or

         (2)      Which is required  for the  operation  of its  business or the
                  holding  of  any  such  interest   (hereinafter   collectively
                  referred to as the "Lorilei Authorizations").

(B) Lorilei Authorizations are in full force and effect and constitute all the material authorizations required to permit Lorilei to operate or conduct its business or hold any interest in its properties.

2.15     Litigation.

(A) Schedule 2.15 annexed hereto accurately lists all suits, actions and legal, administrative, arbitration or other proceedings and governmental investigations and all other claims, pending or, to Lorilei's Knowledge, threatened or which Lorilei expects will ultimately be threatened or commenced.

(B) None of such suits, actions, proceedings, investigations or claims seek to prevent the consummation of the Reorganization.

(C) There is no judgment, decree or order enjoining Lorilei in respect of, or the effect of which is to prohibit, any business practice or the acquisition of any property or the conduct of business of Lorilei.

(D) Schedule 2.15 also lists all suits and legal actions initiated by Lorilei.

2.16     Accounts Receivable.

(A) All receivables of Lorilei arose in the ordinary course of business and the aggregate amounts thereof are the best of Lorilei's Knowledge collectible (except to the extent reserved against as reflected in Lorilei's Financial Statements) and are carried at values determined in accordance with generally accepted accounting principles consistently applied.

(B) To Lorilei's Knowledge, none of the receivables of Lorilei is subject to any claim of offset, recoupment, setoff or counterclaim and there are no facts or circumstances (whether asserted or unasserted) that would give rise to any such claim.

(C) No receivables are contingent upon the performance by Lorilei of any obligation or contract except for Lorilei's maintenance obligations under its maintenance agreements (although no customer has claimed that Lorilei has failed to perform its maintenance obligations).

(D) No person has any lien, charge, pledge, security interest or other encumbrance on any of such receivables and no agreement for deduction or discount has been made with respect to any of such receivables.

2.17     Minute Books.

         The minute books of Lorilei made available to counsel for AmeriNet contain a complete and accurate summary of all meetings of directors and stockholders since the time of incorporation of Lorilei, and reflect all transactions referred to in such minutes accurately in all material respects.

2.18     Environmental and OSHA.

(A)      Hazardous Material.

         (1) As of the Closing Date, no material amount of any substance that is regulated by any Governmental Entity or that has been designated by any Governmental Entity to be radioactive, toxic, hazardous or otherwise a danger to health or the environment, including, without limitation, PCBs, asbestos, urea-formaldehyde and all substances listed pursuant to the United States Comprehensive Environmental Response, Compensation, and Liability Act of 1980, as amended from time to time, and the United States Resource Recovery and Conservation Act of 1976, as amended from time to time, and the regulations and publications promulgated pursuant to said laws (a "Hazardous Material"), is present, as a result of the actions of Lorilei (excluding failure of Lorilei to remedy the presence of a Hazardous Material resulting from the actions of any previous owner or occupier of Lorilei's Property of which presence Lorilei does not have Knowledge) in violation of any law in effect on or before the Closing Date, in, on or under any property, including the land and the improvements, ground water and surface water thereof, that Lorilei or any of its past or present subsidiaries has at any time owned, operated, occupied or leased (collectively, "Lorilei's Property").

         (2) In any event, Lorilei does not know of the presence of any Hazardous Material in, on, under, adjacent to or in any way effecting any Lorilei's Property.

(B)      Hazardous Materials Activities.

         At no time prior to the Closing Date has Lorilei transported, stored, used, manufactured, released or exposed its employees or others to Hazardous Materials in violation of any law in effect on or before the Closing Date, nor has Lorilei disposed of, transferred, sold, or manufactured any product containing a Hazardous Material (collectively "Hazardous Materials Activities") in violation of the Comprehensive Environmental Response, Compensation and Liability Act of 1980, as amended, the Resource Conservation and Recovery Act of 1976, the Toxic Substances Control Act of 1976 and any other applicable state or federal acts (including the rules and regulations thereunder) as in effect on or before the Closing Date.

(C)      Permits.

         Lorilei currently holds no environmental approvals, permits, licenses, clearances and consents and none are necessary for the conduct of Lorilei's Hazardous Material Activities and other businesses of Lorilei as such activities and businesses are currently being conducted.

2.19     Brokers' and Finders' Fees.

         Lorilei has not incurred, nor will it incur, directly or indirectly, any liability for brokerage or finders' fees or agents' commissions or any similar charges in connection with this Agreement or any transaction contemplated hereby.

2.20     Labor Matters.

(A) Lorilei is in compliance in all material respects with all currently applicable laws and regulations respecting employment, discrimination in employment, terms and conditions of employment and wages and hours and occupational safety and health and employment practices, and is not engaged in any unfair labor practice.

(B) Lorilei has not received any notice from any Governmental Entity, and to the Knowledge of Lorilei, there has not been asserted before any Governmental Entity, any claim, action or proceeding to which Lorilei is a party or involving Lorilei, and there is neither pending nor, to the Knowledge of Lorilei, threatened, any investigation or hearing concerning Lorilei arising out of or based upon any such laws, regulations or practices.

(C)      Lorilei has not  received  notice of and to the best of its  Knowledge,
         there  are  no  pending  claims  against   Lorilei  under  any  workers
         compensation plan or policy or for long term disability.

(D) To Lorilei's Knowledge, it has complied in all material respects with all applicable provisions of the Consolidated Omnibus Budget Reconciliation Act of 1985 and has no obligations with respect to any former employees or qualifying beneficiaries thereunder.

(E) Schedule 2.20 lists all current employees of Lorilei and their current salary and vacation accruals.

2.21     Insurance.

(A) Schedule 2.21 lists all insurance policies and fidelity bonds covering the assets, business, equipment, properties, operations, software errors and omissions, employees, officers and directors of Lorilei as well as all claims made under any insurance policy by Lorilei since its incorporation.

(B) There is no claim by Lorilei pending under any of such policies or bonds as to which coverage has been questioned, denied or disputed by the underwriters of such policies or bonds.

(C) All premiums payable under all such policies and bonds have been paid and Lorilei is otherwise in compliance in all material respects with the terms of such policies and bonds (or other policies and bonds providing substantially similar insurance coverage).

(D) Such policies of insurance and bonds are of the type and in amounts customarily carried by persons conducting businesses similar to those of Lorilei.

(E) Lorilei does not know of any threatened termination of or material premium increase with respect to any of such policies.

(F) Lorilei has never been denied insurance coverage nor has any insurance policy of Lorilei ever been canceled for any reason.

2.22     Compliance with Laws.

         Lorilei has not received any notices of violation with respect to and to the best of its Knowledge has complied in all material respects with and is not in violation in any material respect of any federal, state or local statute, law or regulation with respect to the conduct of its business, or the ownership or operation of its business, assets or properties. 2.23 Complete Copies of Materials.

         Lorilei has delivered or made available true and complete copies of each document (or summaries of same) which has been requested by AmeriNet or its counsel.

2.24     Binding Agreements: No Default.

         Each of the contracts, agreements and other instruments shown on the Exhibits and Schedules referred to in this Agreement to which Lorilei is a party is a legal, binding and enforceable obligation in favor of or against Lorilei (assuming that such contracts, agreements and instruments are binding on all other parties thereto, Lorilei having no reason to believe that they are not), in accordance with its terms, and no party with whom Lorilei has an agreement or contract is, to Lorilei's Knowledge, in default thereunder or has breached any material terms or provisions thereof (subject to all applicable bankruptcy, insolvency, reorganization and other laws applicable to creditors' rights and remedies and to the exercise of judicial discretion in accordance with general principles of equity).

2.25     Regulation SB Disclosure Document

(A) The information supplied by Lorilei responding to each Item in Commission Regulation S-B (other than Items 201, 501, 502, 506, 512 and, to the extent of audit requirements, Item 310) annexed hereto as Exhibit 2.25 (the "Regulation S-B Disclosure Documents"), part of which must be included in a current report on Commission Form 8-K to be filed by AmeriNet within 15 days after the Closing Date, as well as in all other reports which AmeriNet files thereafter pursuant to the Exchange Act, will not contain any statement which, at such time and in light of the circumstances under which it is made, is false or misleading with respect to any material fact, or will omit to state any material fact necessary in order to make the statements made therein not false or misleading or omit to state any material fact necessary to correct any statement which has become false or misleading.

(B) If at any time prior to the Closing Date any event relating to Lorilei or any of its affiliates, officers or directors should be discovered by Lorilei which should be set forth in the Regulation S-B Disclosure Document, Lorilei will promptly provide such information to AmeriNet, in writing.

2.26     FIRPTA.

         Lorilei is not, and has not been at any time, a "United States real property holding corporation" within the meaning of Section 897(c)(2) of the Code.

2.27     Employee Benefit Plans.

(A) Schedule 2.27 lists all employee benefit plans [as defined in Section 3(3) of the Employee Retirement Income Security Act of 1974, as amended, "ERISA"] and all bonus, stock option, stock purchase, incentive, deferred compensation, supplemental retirement, severance and other similar fringe or employee benefit plans, programs or arrangements, and any current or former employment or executive compensation or severance agreements, written or otherwise, for the benefit of, or relating to, any employee of Lorilei, any trade or business (whether or not incorporated) which is a member or which is under common control with Lorilei (an "ERISA Affiliate") within the meaning of Section 414 of the Code, or any subsidiary of Lorilei (together, the "Employee Plans").

(B) (1) None of the Employee Plans promises or provides retiree medical or other retiree welfare benefits to any person except as required by applicable law, including but not limited to COBRA;

     (2) (a) To Lorilei's Knowledge: all Employee Plans are in compliance in all material respects with the requirements prescribed by any and all applicable statutes (including ERISA and the Code), orders, or governmental rules and regulations currently in effect with respect thereto (including all applicable requirements for notification to participants or beneficiaries or the Department of Labor, the IRS or Secretary of the Treasury), and Lorilei has performed in all material respects all obligations required to be performed by it under, is not in default under or violation of, and has no Knowledge of any default or violation by any other party to, any of the Employee Plans;

          (b) Each Employee Plan intended to qualify under Section 401(a) of the Code and each trust intended to qualify under Section 501(a) of the Code either has received a favorable determination letter with respect to each such Employee Plan from the IRS or still has a remaining period of time under applicable Treasury Regulations or IRS pronouncements in which to apply for such a determination letter and to make any amendments necessary to obtain a favorable determination;

          (c) No Employee Plan is or within the prior six years has been subject to, and Lorilei has not incurred and does not expect to incur any liability under, Title IV of ERISA or Section 412 of the Code; and

          (d) To Lorilei's Knowledge, nothing in any Employee Plan precludes or interferes with AmeriNet's ability to cause Lorilei to terminate (or consolidate, at AmeriNet's option) any Employee Plan after the Closing Date; provided that: (i) the Employee Plans may be terminated prospectively only, subject to rights accrued by Lorilei's employees at the time of such termination and (ii) not more than sixty days notice may be required to terminate certain Employee Plans.

     (3) None of the following now exists or has existed within the six-year period ending on the date hereof with respect to any Employee Plan:

          (a)  Any act or  omission  by  Lorilei  constituting  a  violation  of
               Section 402, 403, 404 or 405 of ERISA;

          (b) Any act or omission by Lorilei which constitutes a violation of Sections 406 and 407 of ERISA and is not exempted by Section 408 of ERISA or which constitutes a violation of Section 4975(c) of the Code and is not exempted by Section 4975(d) of the Code;

          (c)  Any act or  omission  by  Lorilei  constituting  a  violation  of
               Section 503, 510 or 511 of ERISA; or (IV) any act or omission by Lorilei which could give rise to liability under Section 502 of ERISA or under Sections 4972 or 4975 through 4980 of the Code.

     (4)       (a)  Each  Employee  Plan  has  been  maintained  in  substantial compliance with its terms, and all contributions, premiums or other payments due from Lorilei or any of its subsidiaries to (or under) any such Employee Plan have been fully paid or adequately provided for on the audited Lorilei's Financial Statements for the most recently-ended fiscal year.

               (b) To Lorilei's Knowledge, all accruals thereon (including, where appropriate proportional accruals for partial periods) have been made in accordance with generally accepted accounting principles consistently applied on a reasonable basis.

               (c) There has been no amendment, written interpretation or announcement (whether or not written) by Lorilei with respect to, or change in employee participation or coverage under, any Employee Plan that would increase materially the expense of maintaining such plans or arrangements, individually or in the aggregate, above the level of expense incurred with respect thereto for the most recently-ended fiscal year.

     (5) Lorilei has provided to AmeriNet complete, accurate and current copies of all Employee Plans and all amendments, documents, correspondence and filings relating thereto, including but not limited to any statements, filings, reports or returns filed with any governmental agency with respect to the Employee Plans at any time within the three-year period ending on the date hereof.

2.28     Distribution Agreements.

         Schedule 2.28 discloses the names, addresses, telephone numbers, fax numbers, e-mail addresses and federal Tax identification numbers of each third party or parties who have the right to distribute Lorilei's products or to market its services, together with a summary of the agreements pursuant to which Lorilei's products are distributed or its services are marketed.

2.29     Disclosure to Lorilei's Stockholders

         Each of Lorilei's Stockholders hereby represents and warrants that he, she or it:

(A) Has had access through the Commission's Internet web site at www.sec.gov, in the EDGAR Archives sub-cite, to all of AmeriNet's reports filed with the Commission during the past two fiscal years, has reviewed all such reports and has, either directly or through a representative, been granted access to all of AmeriNet's officers and directors, and to all officers and directors of AmeriNet's operating subsidiaries, for purposes of providing all disclosure required under applicable federal and state securities laws in conjunction with the exchange contemplated by this Agreement;

(B)      Has been advised that:

         (1) The securities to be issued to them by AmeriNet in exchange for their shares of Lorilei's common stock have not been registered under the Securities Act, the Exchange Act or any comparable state securities laws, but rather, are being issued in reliance on the exemption from registration under the Securities Act provided by Section 4(2) thereof;

         (2) All certificates for their shares of AmeriNet's common stock will bear legends restricting any transactions therein, directly or indirectly, unless they are first registered under applicable federal and state securities laws or the proposed transaction is exempt from such registration requirements, and such facts are demonstrated to the satisfaction of AmeriNet and its legal counsel, based on such third party legal opinions, affidavits and transfer agency procedures as AmeriNet will reasonably require or have in place generally;

         (3) AmeriNet's transfer agent has been instructed to decline transfers of certificates for their shares of AmeriNet's common stock, unless the foregoing requirements have been met and have been confirmed as having been met by a duly authorized officer of AmeriNet.

(C) Has independently determined through his, her or its own legal counsel, that all requirements of their states of domicile for the issuance of the shares of AmeriNet's common stock called for by this Agreement have been met, or will have been met, prior to Closing, by such legal counsel acting on behalf of the Parties to this Agreement.

2.30     Representations Complete.

         None of the representations or warranties made by Lorilei or its stockholders, nor any statement made in any Schedule, Exhibit or certificate furnished by Lorilei pursuant to this Agreement, when read in its entirety, contains or will contain any untrue statement of a material fact at the time the Closing takes place, or omits or will omit to state any material fact necessary in order to make the statements contained herein or therein, in the light of the circumstances under which made, not misleading.

                                   Article III
                   Representations and Warranties of AmeriNet

         AmeriNet represents and warrants to Lorilei as a material inducement to its entry into this Agreement, subject to the exceptions specifically disclosed in the AmeriNet Schedules or in AmeriNet's Exchange Act Reports, as follows:

3.1      Organization, Standing and Power.

(A) AmeriNet is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware.

(B) AmeriNet has the corporate power to own its properties and to carry on its business as now being conducted and is duly qualified to do business and is in good standing in each jurisdiction in which the failure to be so qualified would have a material adverse effect on AmeriNet taken as a whole.

(C) A true and correct copy of its articles of incorporation and bylaws, as amended to date, are available at the Commission's web site in the EDGAR archives, filed as exhibit's to the report on Form 10-KSB for the year ended June 30, 1999 and any future modifications thereof will be filed with the Commission and will also be available at such site.

3.2      Capital Structure.

(A)      (1)      The  authorized   stock  of  AmeriNet  consists of  20,000,000
                  shares of common stock, par value $0.01 per share, and 5,000,000 shares of Preferred Stock, $0.01 par value per share, the attributes of which are to be determined on a case by case basis by AmeriNet's board of directors.

         (2) AmeriNet had approximately 11,722,410 shares of common stock issued and outstanding as of March 31, 2000 and no shares of Preferred Stock have ever been issued.

         (3) As of March 31, 2000, AmeriNet had reserved 7,273,815 shares of common stock (excluding those issuable pursuant to the terms of this Agreement) for issuance as described in AmeriNet's annual report on Form 10-KSB for the year ended June 30, 1999 and the quarterly reports on Form 10-QSB for the calendar quarters ended September 30, 1999 and December 31, 1999 and any Subsequent Current Reports or Subsequent Exchange Act Reports.

         (4) There are no other options, warrants, calls, rights, commitments or agreements of any character to which AmeriNet is a party or by which it is bound obligating AmeriNet to issue, deliver, sell, repurchase or redeem, or cause to be issued, delivered, sold, repurchased or redeemed, any shares of the Capital Stock of AmeriNet or obligating AmeriNet to grant, extend or enter into any such option, warrant, call, right, commitment or agreement, other than as may be required in conjunction with other acquisitions under negotiation, rights granted to investors under common stock purchase warrants since December 31, 1999 and as disclosed in the Exchange Act Reports.

         (5) AmeriNet's articles of incorporation permit their amendment by action of AmeriNet's board of directors without stockholder approval to increase the amount of authorized Capital Stock.

(B) All of AmeriNet's shares of common and preferred stock have been duly authorized, and all of their issued and outstanding shares of common stock have been validly issued, are fully paid and nonassessable and are free of any liens or encumbrances other than any liens or encumbrances created by or imposed upon the holders thereof.

(C) Subject to the Lorilei Declarants' compliance with their obligations under this Agreement, the shares of AmeriNet's common stock to be issued pursuant to the Reorganization will be duly authorized, validly issued, fully paid, and nonassessable.

3.3      Authority.

(A) AmeriNet has all requisite corporate power and authority to enter into this Agreement and to consummate the transactions contemplated hereby.

(B) The execution and delivery of this Agreement and the consummation of the transactions contemplated hereby have been duly authorized by all necessary corporate action on the part of AmeriNet.

(C) This Agreement has been duly executed and delivered by AmeriNet and, subject to having also been approved by Lorilei's board of directors and properly executed and delivered by Lorilei, constitutes a valid and binding obligation of AmeriNet.

(D) The execution and delivery of this Agreement do not, and the consummation of the transactions contemplated hereby will not, conflict with, or result in any violation of, or default (with or without notice or lapse of time, or both), or give rise to a right of termination, cancellation or acceleration of any obligation or to loss of a material benefit under:

         (1) Any provision of the articles of incorporation or bylaws of AmeriNet; or

         (2) Any mortgage, indenture, lease, contract or other agreement or instrument, permit, concession, franchise, license, judgment, order, decree, statute, law, ordinance, rule or regulation applicable to AmeriNet or its properties or assets, other than any such conflicts, violations, defaults, terminations, cancellations or accelerations which individually or in the aggregate would not have a material adverse effect on the ability of AmeriNet to consummate the transactions contemplated hereby.

(E) No consent, approval, order or authorization of, or registration, declaration or filing with, any Governmental Entity, is required by or with respect to AmeriNet in connection with the execution and delivery of this Agreement by AmeriNet or the consummation by AmeriNet of the transactions contemplated hereby, except for:

         (1) Such consents, approvals, orders, authorizations, registrations, declarations and filings as may be required under applicable state and federal securities laws (a Form D Notification Statement) and the laws of any foreign country; and

         (2) Such other consents, authorizations, filings, approvals and registrations which if not obtained or made would not have a material adverse effect on the ability of AmeriNet to consummate the transactions contemplated hereby.

3.4      Exchange Act Reports; AmeriNet Financial Statements.

(A) All materials required to be filed by AmeriNet with the Commission pursuant to Sections 13 or 15(d) of the Exchange Act since current management took office starting in November of 1998, have been filed and are available on the Commission's Internet web site at www.sec.gov in its EDGAR Archives sub-site.

(B) To the best of AmeriNet's Knowledge, the Exchange Act Reports comply in all material respects with the requirements of the Exchange Act and do not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements made therein, in light of the circumstances in which they were made, not misleading, except to the extent corrected by a subsequently filed document with the Commission or by information provided by AmeriNet to Lorilei.

(C) The AmeriNet Financial Statements comply as to form in all material respects with applicable accounting requirements and with the published rules and regulations of the Commission with respect thereto, have been prepared in accordance with generally accepted accounting principles consistently applied and fairly present the consolidated financial position of AmeriNet at the date thereof and of its operations and cash flows for the period then ended, subject to normal year end audit adjustments.

(D) There has been no change in AmeriNet accounting policies or estimates except as described in the notes to AmeriNet's Financial Statements or in subsequently filed Exchange Act Reports.

(E)      AmeriNet has no material obligations, other than:

         (1)      Those   set   forth   in   AmeriNet's   Financial   Statements
                  (obligations not required to be set forth in AmeriNet's Financial Statements under generally accepted accounting principles being deemed not material);

         (2) Those resulting from ongoing acquisition activities which developed after the date of AmeriNet's Financial Statements but are not yet definite enough to require filing in the Exchange Act Reports;

         (3)      Those pertaining to confidential letters of intent; or

         (4)      Those disclosed by AmeriNet to Lorilei in writing.

(F) The information provided by AmeriNet in the Current Report on Form 8-K pertaining to this Reorganization (excluding information provided by or on behalf of Lorilei, as to which AmeriNet makes no representation) will not contain any statement which, at such time and in light of the circumstances under which it will be made, is false or misleading with respect to any material fact, or will omit to state any material fact necessary in order to make the statements therein not false or misleading.

(G) If at any time prior to the Closing Date any event relating to AmeriNet or any of its affiliates, officers or directors should be discovered by AmeriNet which should be set forth in a current report on Form 8-K, AmeriNet will promptly inform Lorilei.

(H) AmeriNet makes no representation or warranty with respect to any information supplied by Lorilei which is contained in any of the foregoing documents.

3.5      Broker's and Finders' Fees.

         Except as disclosed in the Exchange Act Reports, AmeriNet has not incurred, and will not incur, directly or indirectly, any liability for brokerage or finders' fees or agents' commissions or any similar charges in connection with this Agreement, the Reorganization or any transaction contemplated hereby.

3.6      Ownership of Lorilei's Capital Stock.

         As of the date of execution of this Agreement, AmeriNet does not own any shares of Lorilei's Capital Stock.

3.7      Litigation.

         There are no suits, actions or legal, administrative, arbitration or other proceedings or governmental investigations against AmeriNet pending or, to AmeriNet's Knowledge, threatened, which (i) if determined adversely to AmeriNet, could be expected to result in a material adverse effect on the financial condition or results of operations of AmeriNet, or (ii) seek to prevent the consummation of the Reorganization.

3.8      Limited Activities

(A) AmeriNet is a holding company with no material operations or assets other than the shares of its subsidiaries common stock and operations pertaining to supervision and coordination of the activities of its subsidiaries, provision of support services for its subsidiaries, acquisition related activities and compliance with applicable laws, including federal securities and internal revenue laws.

(B) AmeriNet currently has three operating subsidiaries, Wriwebs.com, Inc., Trilogy International, Inc., and Vista Vacations International, Inc., all Florida corporations, and is a party to letters of intent to acquire Custom Software Systems, Inc., a Virginia corporation currently headquartered in Houston, Texas, and iDVDBox.com, Inc., a Florida corporation being organized (collectively referred to for purposes of this Section 3.8 as the "AmeriNet Subsidiaries and Acquisition Candidates").

(C) Lorilei, through its officers, has become familiar with the operations and prospects of AmeriNet and the AmeriNet Subsidiaries and Acquisition Candidates, to the extent that information concerning them is available to AmeriNet or has been filed by AmeriNet with the Commission.

3.9      No Undisclosed Liabilities.

         AmeriNet does not have any material liabilities or obligations, either accrued or contingent (whether or not required to be reflected in financial statements in accordance with generally accepted accounting principles), and whether due or to become due, which individually or in the aggregate, (i) have not been reflected in the AmeriNet Financial Statements (including the notes thereto) or (ii) have not been specifically described in this Agreement or in the Exchange Act Reports.

3.10     No Changes.

         Since the date of its latest Exchange Act Report there has not been, occurred or arisen any:

(A) Destruction, damage to, or loss of any assets (including without limitation intangible assets) of AmeriNet or its subsidiaries (whether or not covered by insurance), either individually or in the aggregate, exceeding $30,000, other than losses by subsidiaries in the ordinary course of business.

(B) Labor trouble or claim of wrongful discharge, sexual harassment or other unlawful labor practice or action;

(C) Change in accounting methods or practices (including any change in depreciation or amortization policies or rates, any change in policies in making or reversing accruals, or any change in capitalization of software development costs) by AmeriNet or its subsidiaries;

(D) Declaration, setting aside, or payment of a dividend or other distribution in respect to the shares of AmeriNet or its subsidiaries, or any direct or indirect redemption, purchase or other acquisition by AmeriNet or its subsidiaries of any of their shares;

(E) Other event or condition of any character that has or would, in AmeriNet or its subsidiaries' reasonable judgment, be expected to have a material adverse effect on AmeriNet or its subsidiaries;

(F) Negotiation or agreement by AmeriNet or its subsidiaries to do any of the things described in the preceding clauses (A) through (F) other than negotiations with AmeriNet or its subsidiaries and their representatives regarding the transactions contemplated by this Agreement or other acquisitions.

3.11     Tax and Other Returns and Reports.

(A)      Tax Returns and Audits.

         (1) AmeriNet and its subsidiaries have accurately prepared and filed all required federal, state, local and foreign returns, estimates, information statements and reports ("Returns") relating to any and all Taxes relating or attributable to AmeriNet or its subsidiaries or their operations and such Returns are true and correct in all material respects and have been completed in accordance with applicable law in all material respects.

         (2) AmeriNet and its subsidiaries have timely paid all Taxes required to be paid with respect to such Returns and have withheld with respect to its employees all federal and state income taxes, FICA, FUTA and other Taxes they are required to withhold.

         (3) The accruals for Taxes on the books and records of AmeriNet and its subsidiaries are sufficient to discharge the Taxes for all periods (or the portion of any period) ending on or prior to the Closing Date.

         (4) AmeriNet and its subsidiaries have not been delinquent in the payment of any Tax nor, except as disclosed in the Exchange Act Reports, is there any Tax deficiency outstanding, proposed or assessed against AmeriNet or its subsidiaries, nor has AmeriNet or its subsidiaries executed any waiver of any statute of limitations on or extending the period for the assessment or collection of any Tax.

         (5)      Except as disclosed in the Exchange Act Reports:

                  (a) No audit or other examination of any Return of AmeriNet or its subsidiaries is presently in progress

                  (b) AmeriNet and its subsidiaries do not have any liabilities for unpaid federal, state, local and foreign Taxes, whether asserted or unasserted, known or unknown, contingent or otherwise and AmeriNet and its subsidiaries have no Knowledge of any basis for the assertion of any such liability attributable to AmeriNet or its subsidiaries, or their respective assets or operations.

         (6) AmeriNet and its subsidiaries are not parties to or bound by any tax indemnity, tax sharing or tax allocation agreement.

         (7) AmeriNet and its subsidiaries have provided, or made available to Lorilei or its legal counsel copies of all federal, provincial and state income and all sales and use Tax Returns of AmeriNet or its subsidiaries for all periods since January 1, 1999.

         (8) There are (and as of immediately following the Closing Date there will be) no liens on the assets of AmeriNet or its subsidiaries relating to or attributable to Taxes.

         (9) AmeriNet and its subsidiaries have no Knowledge of any basis for the assertion of any Tax claim which, if adversely determined, would result in liens on the assets of AmeriNet or its subsidiaries.

         (10) There is no contract, agreement, plan or arrangement, including but not limited to the provisions of this Agreement, covering any employee or former employee of AmeriNet or its subsidiaries that, individually or collectively, could give rise to the payment of any amount that would not be deductible pursuant to Sections 280G, 162 or 404 of the Code.

(B)      No Penalty.

         Neither AmeriNet nor its subsidiaries are subject to any penalty by reason of a violation of any order, rule or regulation of, or a default with respect to any return, report or declaration required to be filed with, any Governmental Entity to which it is subject, which violations or defaults, individually or in the aggregate, would have a material adverse effect on AmeriNet or its subsidiaries.

3.12     Environmental and OSHA.

(A)      Hazardous Material.

         (1) As of the Closing Date, no material amount of any substance that is regulated by any Governmental Entity or that has been designated by any Governmental Entity to be radioactive, toxic, hazardous or otherwise a danger to health or the environment, including, without limitation, PCBs, asbestos, urea-formaldehyde and all substances listed pursuant to the United States Comprehensive Environmental Response, Compensation, and Liability Act of 1980, as amended from time to time, and the United States Resource Recovery and Conservation Act of 1976, as amended from time to time, and the regulations and publications promulgated pursuant to said laws (a "Hazardous Material"), is present, as a result of the actions of AmeriNet or its subsidiaries (excluding failure of AmeriNet or its subsidiaries to remedy the presence of a Hazardous Material resulting from the actions of any previous owner or occupier of AmeriNet or its subsidiaries' property of which presence AmeriNet or its subsidiaries do not have Knowledge) in violation of any law in effect on or before the Closing Date, in, on or under any property, including the land and the improvements, ground water and surface water thereof, that AmeriNet or its subsidiaries own, operate, occupy or lease.

         (2) In any event, AmeriNet and its subsidiaries do not know of the presence of any Hazardous Material in, on or under any of their property.

(B)      Hazardous Materials Activities.

         At no time prior to the Closing Date has AmeriNet or its subsidiaries transported, stored, used, manufactured, released or exposed its employees or others to Hazardous Materials in violation of any law in effect on or before the Closing Date, nor has AmeriNet or its subsidiaries disposed of, transferred, sold, or manufactured any product containing a Hazardous Material (collectively "Hazardous Materials Activities") in violation of the Comprehensive Environmental Response, Compensation and Liability Act of 1980, as amended, the Resource Conservation and Recovery Act of 1976, the Toxic Substances Control Act of 1976 and any other applicable state or federal acts (including the rules and regulations thereunder) as in effect on or before the Closing Date.

(C)      Permits.

         AmeriNet or its subsidiaries currently holds no environmental approvals, permits, licenses, clearances and consents and none are necessary for the conduct of AmeriNet or its subsidiaries' Hazardous Material Activities and other businesses of AmeriNet or its subsidiaries as such activities and businesses are currently being conducted.

3.13     Representations Complete.

         None of the representations or warranties made by AmeriNet or its subsidiaries, nor any statement made in any Schedule, Exhibit or certificate furnished by AmeriNet or its subsidiaries pursuant to this Agreement, when read in its entirety, contains or will contain any untrue statement of a material fact at the Closing Date, or omits or will omit to state any material fact necessary in order to make the statements contained herein or therein, in the light of the circumstances under which made, not misleading.

                                   Article IV
                          Conduct Prior to the Closing

4.1      Conduct of Business of Lorilei.

         During the period from the date of this Agreement and continuing until the earlier of the termination of this Agreement or the Closing, Lorilei agrees (except to the extent that AmeriNet will otherwise consent in writing):

(A) To carry on its business in the usual, regular and ordinary course in substantially the same manner as heretofore conducted and, to the extent consistent with such business, use all reasonable efforts consistent with past practice and policies to preserve intact Lorilei's present business organizations, keep available the services of its present officers and key employees and preserve their relationships with customers, suppliers, distributors, licensors, licensees, and others having business dealings with it, to the end that Lorilei's goodwill and ongoing businesses will be unimpaired at the Time of Closing; and

(B)      Not to:

         (1) Enter into any commitment or transaction not in the ordinary course of business (i) to be performed over a period longer than six (6) months in duration, or (ii) to purchase fixed assets for a purchase price in excess of $1,000;

         (2) Grant any severance or termination pay to any director, officer or employee except (i) payments made pursuant to standard written agreements outstanding on the date hereof or
                  (ii) in the case of employees who are not officers, grants which are made in the ordinary course of business in accordance with Lorilei's standard past practices;

         (3) Except for licenses granted to end-users pursuant to Lorilei's standard license agreements, transfer to any person or entity any rights to Lorilei's Intellectual Property;

         (4) Enter into or amend any agreements pursuant to which any other party is granted exclusive marketing or other rights of any type or scope with respect to any products of Lorilei;

         (5) Violate, amend or otherwise modify the terms of any of the contracts or agreements required to be set forth in Lorilei Schedules;

         (6)      Commence any litigation;

         (7) Declare or pay any dividends on or make any other distributions (whether in cash, stock or property) in respect of any of its Capital Stock, or split, combine or reclassify any of its Capital Stock or issue or authorize the issuance of any other securities in respect of, in lieu of or in substitution for shares of Capital Stock of Lorilei, or repurchase or otherwise acquire, directly or indirectly, any shares of its Capital Stock except from former employees, directors and consultants in accordance with agreements providing for the repurchase of shares at cost in connection with any termination of service to Lorilei;

         (8) Issue, deliver or sell or authorize or propose the issuance, delivery or sale of, or purchase or propose the purchase of, any shares of its Capital Stock or securities convertible into, or subscriptions, rights, warrants or options to acquire, or other agreements or commitments of any character obligating it to issue any such shares or other convertible securities;

         (9)      Cause  or  permit  any     amendments   to   its  articles  of
                  incorporation or bylaws;

         (10) Acquire or agree to acquire by merging or consolidating with, or by purchasing a substantial portion of the assets of, or by any other manner, any business or any corporation, partnership, association or other business organization or division thereof, or otherwise acquire or agree to acquire any assets which are material, individually or in the aggregate, to the business of Lorilei;

         (11) Sell, lease, license or otherwise dispose of any of its properties or assets which are material, individually or in the aggregate, to the business of Lorilei, except in the ordinary course of business;

         (12) Incur any indebtedness for borrowed money or guarantee any such indebtedness or issue or sell any debt securities of Lorilei or guarantee any debt securities of others;

         (13) Adopt or amend any employee benefit plan, or enter into any employment contract, pay any special bonus or special remuneration to any director or employee, or increase the salaries or wage rates of its employees;

         (14) Revalue any of its assets, including without limitation writing down the value of inventory or writing off notes or accounts receivable other than in the ordinary course of business;

         (15) Pay, discharge or satisfy in an amount in excess of $1,000 in any one case any claim, liability or obligation (absolute, accrued, asserted or unasserted, contingent or otherwise), other than the payment, discharge or satisfaction in the ordinary course of business of liabilities reflected or reserved against in Lorilei's Financial Statements (or the notes thereto);

         (16) Make or change any material election in respect of Taxes, adopt or change any accounting method in respect of Taxes, file any material Return or any amendment to a material Return, enter into any closing agreement, settle any claim or assessment in respect of Taxes, or consent to any extension or waiver of the limitation period applicable to any claim or assessment in respect of Taxes; or

         (17) Take, or agree in writing or otherwise to take, any of the actions described in Sections 4.1(C)(1) through 4.1(C)(16) above, or any action which would make any of the representations or warranties or covenants of Lorilei contained in this Agreement materially untrue or incorrect.

(C)      To promptly notify AmeriNet of any event:

         (1) Or occurrence or emergency which, in the reasonable judgment of Lorilei, is not in the ordinary course of business of Lorilei; and

         (2) Which could, in the reasonable judgment of Lorilei, have a material adverse effect on Lorilei.

4.2      No Solicitation.

(A) Prior to the Closing Lorilei will not (nor will Lorilei permit any of Lorilei's officers, directors, stockholders affiliated with any officer or director or Lorilei's agents, representatives or affiliates to) directly or indirectly, take any of the following actions with any party other than AmeriNet and its designees:

         (1) Solicit, encourage, initiate or participate in any negotiations or discussions with respect to, any offer or proposal to acquire all or substantially all of Lorilei's business and properties or Capital Stock whether by merger, purchase of assets, tender offer or otherwise;

         (2) Except as required by law and except for disclosures made to financial institutions and others in the ordinary course of business, disclose any information not customarily disclosed to any person other than its attorneys or financial advisors concerning Lorilei's business and properties or afford to any person or entity access to its properties, books or records; or

         (3) Assist or cooperate with any person to make any proposal to purchase all or any part of Lorilei's Capital Stock or of its assets (other in the ordinary course of business).

(B) In the event Lorilei receives any offer or proposal, directly or indirectly, of the type referred to in Section 4.2(A)(1) and (3) above, or any request for disclosure or access pursuant to clause 4.2(A)(2) above, Lorilei will immediately inform AmeriNet thereof and will cooperate with AmeriNet by furnishing any information it may reasonably request.

4.3      Conduct of Business of AmeriNet.

         During the period from the date of this Agreement and continuing until the earlier of the termination of this Agreement or the Closing, as the case may be, AmeriNet agrees (except to the extent that Lorilei will otherwise consent in writing), that AmeriNet will promptly notify Lorilei of any event or occurrence or emergency which is not in the ordinary course of business of AmeriNet and which is material and adverse to the business of AmeriNet and its subsidiaries taken as a whole.

                                    Article V
                              Additional Agreements

5.1      Report on Form 8-K.

(A) Within fifteen days following the Closing Date, AmeriNet, with the assistance and cooperation of Lorilei's current officers, auditors, employees and legal counsel, will prepare and file with the Commission a current report on Commission Form 8-K (the "8-K Report") disclosing the Reorganization and containing information concerning Lorilei required by Commission Regulation S-B, except for audited financial statements that may be filed within 75 days after the Closing Date.

(B) Within sixty days following the Closing Date Lorilei, at its own expense, will provide AmeriNet with audited financial statements prepared in accordance with GAAP and meeting all requirements of the Commission for reports of material acquisitions under the Securities Act and the Exchange Act, including the requirements imposed by Commission Regulation S-B.

(C) AmeriNet and Lorilei will use their best efforts to secure the Commission's acceptance of Lorilei's audited financial statements, as complying with the requirements of Regulation S-B, and Lorilei will make any modification's to its financial statements suggested by the Commission; and, if required, will use best efforts to secure required extensions from the Commission of time in which to provide materials complying with Commission Regulation S-B.

5.2      Consent of Lorilei's Stockholders.

         Because each Lorilei Stockholder has independently made the decision to exchange all of his, her or its Lorilei Securities for shares of AmeriNet's common stock, no formal stockholder action by Lorilei will be required in conjunction with authorization of this Agreement or the Closing; however, each Lorilei Stockholder must have become a party to this Agreement.

5.3      Access to Information.

(A) Lorilei will afford AmeriNet and its accountants, counsel and other representatives, reasonable access during normal business hours during the period prior to the Closing to all:

         (1)   Of its properties, books, contracts, commitments and records; and

         (2)   Other   information  concerning   the  business,  properties  and
               personnel of Lorilei as AmeriNet may reasonably request.

(B) Lorilei agrees to provide to AmeriNet and its accountants, counsel and other representatives copies of internal financial statements promptly upon request.

(C) No information or Knowledge obtained in any investigation pursuant to this Section 5.3 will affect or be deemed to modify any representation or warranty contained herein or the conditions to the obligations of the Parties to consummate the Reorganization.

5.4      Confidentiality.

(A) From the date hereof to and including the Closing Date, the Parties will maintain, and cause their directors, employees, agents and advisors to maintain, in confidence and not disclose or use for any purpose, except the evaluation of the transactions contemplated hereby and the accuracy of the respective representations and warranties of the Parties contained herein, information concerning the other Parties and obtained directly or indirectly from such Parties, or their directors, employees, agents or advisors, or as was in the possession of such Party prior to obtaining such information from such other Party as to which the fact of prior possession such possessing Party will have the burden of proof and such information as is or becomes:

         (1) Available to the non-disclosing Party from third parties not subject to an undertaking of confidentiality or secrecy;

         (2) Generally available to the public other than as a result of a breach by the non-disclosing party hereunder; or

         (3)      Required to be disclosed under applicable law.

(B) In the event that the transactions contemplated hereby will not be consummated, all such information which will be in writing will be returned to the party furnishing the same, including to the extent reasonably practicable, copies or reproductions thereof which may have been prepared.

5.5      Expenses.

         Whether or not the Reorganization is consummated, all expenses incurred in connection with the Reorganization and this Agreement will be the obligation of the Party incurring such expenses.

5.6      Public Disclosure.

         Unless otherwise required by law, prior to the Closing Date no disclosure (whether or not in response to an inquiry) of the subject matter of this Agreement will be made by any Party unless approved by AmeriNet and Lorilei prior to release, provided that such approval will not be unnecessarily withheld, subject, in the case of AmeriNet, to AmeriNet's obligation to comply with applicable securities laws.

5.7      Consents.

         AmeriNet and Lorilei will promptly apply for or otherwise seek, and use their best efforts to obtain, all consents and approvals required to be obtained by them for the consummation of the Reorganization, and Lorilei will use its best efforts to obtain all consents, waivers and approvals under any of Lorilei's agreements, contracts, licenses, leases or mortgages in order to preserve the benefits thereunder for Lorilei and otherwise in connection with the Reorganization; all of such consents and approvals being set forth in
Schedule 5.7.

5.8      Affiliate Agreements.

(A) Schedule 5.8 sets forth those persons who are, in Lorilei's reasonable judgment, Affiliates of Lorilei.

(B) Lorilei will provide AmeriNet such information and documents as AmeriNet will reasonably request for purposes of reviewing such list.

(C) Lorilei will use its best efforts to deliver or cause to be delivered to AmeriNet, concurrently with the execution of this Agreement (and in any case prior to the Closing Date) from each of the Affiliates of Lorilei, an executed Affiliate Agreement in the form annexed hereto as
         Exhibit 5.8.

(D) AmeriNet will be entitled to place appropriate legends on the certificates evidencing any AmeriNet's common stock to be received by such Affiliates pursuant to the terms of this Agreement, and to issue appropriate stop transfer instructions to the transfer agent for AmeriNet's common stock, consistent with the terms of such Affiliate Agreements, in addition to the legends and stop transfer instructions placed and issues on all certificates to be issued to Lorilei's stockholders in conjunction with the Reorganization based on the Parties reliance on Section 4(2) of the Securities Act

5.9      Legal Requirements.

         AmeriNet and Lorilei will take all reasonable actions necessary to comply promptly with all legal requirements which may be imposed on them with respect to the consummation of the transactions contemplated by this Agreement and will promptly cooperate with and furnish information to any Party in connection with any such requirements imposed upon such other Party in connection with the consummation of the transactions contemplated by this Agreement and will take all reasonable actions necessary to obtain (and will cooperate with the other Parties in obtaining) any consent, approval, order or authorization of, or any registration, declaration or filing with, any Governmental Entity or other person, required to be obtained or made in connection with the taking of any action contemplated by this Agreement.

5.10     Blue Sky Laws.

         Legal counsel to Lorilei has taken such steps as may be necessary to comply with the securities and blue sky laws of all jurisdictions which are applicable to the issuance of AmeriNet's common stock to the Former Lorilei Stockholders.

5.11     Best Efforts: Additional Documents and Further Assurances.

(A) Each of the Parties to this Agreement will use its best efforts to effectuate the transactions contemplated hereby and to fulfill and cause to be fulfilled the conditions to the Reorganization and the condition subsequent under this Agreement.

(B) Each Party, at the request of another Party, will execute and deliver such other instruments and do and perform such other acts and things as may be reasonably necessary or desirable for effecting completely the consummation of this Agreement and the transactions contemplated hereby.

(C) The Parties acknowledge that allocation of AmeriNet overhead to its subsidiaries will constitute a material aspect of AmeriNet's subsidiaries ability to meet applicable Projections, and consequently, the management of AmeriNet, Mr. Cunningham and Mrs. Cunningham will use their best efforts as soon following closing as possible to persuade AmeriNet's board of directors to pass a resolution defining the method for allocation of AmeriNet's overhead among its subsidiaries.

5.12     Employment Agreements.

(A) The individuals set forth on Schedule 5.12 will as of the Closing Date be parties to the employment agreements included in composite Exhibit
         5.12 hereto (the "Employment Agreements"), which will supersede all prior employment agreements or arrangements with any such persons, and which will conform to the forms of employment agreements established by AmeriNet for use by all material employees of AmeriNet and its subsidiaries.

(B)      (1)      AmeriNet  will,  immediately  following  the Closing,  reserve
                  335,378 shares of its common stock for future issuance through incentive  stock  options  (as  defined in Section  422 of the
                  Code)  granted  in  certain  of  the  Employment   Agreements,
                  provided,  however, that rights to such shares will vest on an annual basis,  subject to Lorilei's  having  complied with its obligations under this Agreement, the subject employees having
                  complied  with  their   obligations   under  their  employment
                  agreements with Lorilei and Lorilei's having attained the following EBITDA:

                  (a) If Lorilei attains EBITDA of at least $500,000 during the period starting on July 1, 2000 and ending on June 30, 2001, then the first 67,976 shares of AmeriNet's Common stock reserved for issuance in the event of exercise of the subject incentive stock options will vest;

                  (b) If Lorilei attains EBITDA of at least $1,400,000 during the period starting on July 1, 2000 and ending on June 30, 2002, then all rights to 179,769 (including the 67,976 shares vested, if any, on June 30, 2001) of the shares of AmeriNet's Common stock reserved for issuance in the event of exercise of the subject incentive stock options will vest; and

                  (c) If Lorilei attains EBITDA of at least $2,900,000 during the period starting on July 1, 2000 and ending on June 30, 2003, then all rights to all of the 335,378 shares (including the shares vested, if any, on June 30, 2001 and June 30, 2002) of AmeriNet's Common stock reserved for issuance in the event of exercise of the subject incentive stock options will vest.

         (2) All rights to the incentive stock options in the subject employment agreements that have not vested as of July 1, 2003 will expire on such date, and no further rights of any kind thereto or to the underlying shares of AmeriNet's common stock reserved for such purpose will exist thereafter, the reservation therefor terminating on such date.

         (3) The vested Options will be exercisable during the three fiscal year period after they vest at a price of $1.3125 per share, provided that as required by Code Section 422, all rights to or under the Options will expire within 90 days after termination of the Employees' employment by Lorilei.

(C) AmeriNet acknowledges that pursuant to the terms of the Employment Agreements, Mr. & Mrs. Cunningham are each entitled to the following:

         (1)    Annual salaries of $60,0000;

         (2) Annual cash bonuses in an amount equal to 2.5% of Lorilei's net, pre-tax profits;

         (3)    Benefits not to exceed $12,000 per fiscal year; and

         (4)    Election to Lorilei's board of directors.

(D) The Parties acknowledge that Lorilei provides its employees, including Mr. & Mrs. Cunningham, with paid vacations based on the length of their employment with Lorilei, as follows:

         (1) One week paid vacation at normal weekly salaries after completion of one full year of employment; and

         (2) Two weeks paid vacation at normal weekly salaries after completion of three full years of employment.

(E) The Parties acknowledge that notwithstanding the foregoing, none of the expenses referred to in this Section are to be paid using proceeds obtained from AmeriNet's investment in Lorilei but rather, will be paid solely from operating income generated by Lorilei.

5.13     Investment by AmeriNet in  Lorilei.

(A) Based on Lorilei's attainment of the Projections and subject to Lorilei's substantial compliance with its material obligations under this Agreement, including, without limitation, those involving provision of audited financial statements for its operations for the time period and in the form required by Commission Regulation S-B for purposes of material acquisitions, AmeriNet hereby covenants and agrees

         (1) To provide the following funds, to be expended solely for the purposes set forth in Schedule 5.13-2, to Lorilei:

               (a)  The Initial Funding Installment ($100,000);

               (b) Within 60 days after the audited financial statements for Lorilei required pursuant to Commission Regulation S-B for material acquisitions have been provided to AmeriNet, filed with the Commission and not found deficient by the
                    Commission  (the  "Funding   Trigger  Date"),   the  sum  of
                    $100,000;

               (c) Within 120 days after the Funding Trigger Date, the sum of $100,000;

               (d) Within 150 days after the Funding Trigger Date, the sum of $100,000; and

               (e) Within 180 days after the Funding Trigger Date, the sum of $100,000.

         (2) To use diligent efforts to assist Lorilei and Mr. & Mrs. Cunningham to refinance current liabilities guaranteed by its principals and their affiliates in a manner removing such personal guarantees, provided that, if such efforts have not been successful prior to December 31, 2000, Lorilei will be permitted by AmeriNet to enter into an agreement with such guarantors guaranteeing direct payment of such obligations and to secure such guarantee with an additional mortgage on the real estate owned by Lorilei.

(B) The Parties hereby acknowledge that Code Section 368(a)(1)(B) does not permit stockholders of the corporation whose stock is being acquired to receive any consideration therefor other than voting equity securities of the corporation acquiring their common stock; consequently, the Lorilei Declarants hereby covenant and agree that no part of the proceeds to be invested by AmeriNet in Lorilei will be used, directly or indirectly, to make any payments to the persons who were Lorilei's stockholders immediately prior to the Closing, including any of the payments required under Employment or other agreements with Lorilei, all such obligations to be funded solely from Lorilei's operating income.

5.14     Board of Directors.

         Subject to Lorilei's substantial compliance with its material obligations under this Agreement, including, without limitation, those involving provision of audited financial statements for its operations for the time period and in the form required by Commission Regulation S-B for purposes of material acquisitions; and, subject to continuing compliance by Mr. & Mrs. Cunningham with their obligations under their employment agreements with Lorilei and with their fiduciary obligations to AmeriNet:

(A) (1) AmeriNet hereby covenants and agrees that it will maintain membership on the board of directors of Lorilei in the following ratio: two thirds of the members will be nominees of Mr. & Mrs Cunningham and one third will be nominees of AmeriNet, provided that:

          (a) Lorilei cumulatively attains EBITDA during the following fiscal periods equal to the following amounts:

               1. During each quarter in the fiscal period starting on July 1, 2000 and ending on June 30, 2001, EBITDA of at least at least 70% of $125,000;

               2. During each quarter in the fiscal period starting on July 1, 2001 and ending on June 30, 2002, EBITDA of at least at least 70% of $225,000; and

               3. During each quarter in the fiscal period starting on July 1, 2002 and ending on June 30, 2003, EBITDA of at least 70% of $375,000; and

          (b) Lorilei and the Former Lorilei Stockholders must comply with all of their obligations under this Agreement, including, without limitation, those involving provision of audited financial statements for Lorilei's operations for the time period and in the form required by Commission Regulation S-B for purposes of the Reorganization.

      (2) Notwithstanding the provisions in Section 5.14(A)(1):

          (a) The initial determination by AmeriNet as to the attainment of the minimum acceptable EBITDA will not be made until two complete fiscal quarters have passed since the Closing Date;

          (b) After the first year following the Closing Date, the minimum acceptable EBITDA may be modified periodically by unanimous action (including the affirmative votes of all AmeriNet nominees) of the board of directors of Lorilei; provided that after the third year, unless new minimum acceptable EBITDA are agreed to, the minimum acceptable EBITDA will increase annually to 150% of the EBITDA projected for the immediately preceding year;

          (c) In the event that the right of Mr. & Mrs. Cunningham to designate two thirds of the membership on Lorilei's board of directors is suspended due to failure to meet the minimum acceptable EBITDA, such right will be reinstated at such time as the deficiency in meeting the minimum acceptable EBITDA, on a cumulative basis, has been cured.

          (d) As a continuing condition to the right of Mr. & Mrs. Cunningham's designees on Lorilei's board of directors to take any corporate actions, such action may not violate any of the following restrictions or requirements and any action not in conformity with such continuing conditions shall be void:

               1. The members of Lorilei's board of directors serving as nominees of Mr. & Mrs. Cunningham must fully comply with their fiduciary obligations to AmeriNet and Lorilei's Stockholders and with applicable laws;

               2. A quorum for meetings of the board of directors of Lorilei and action by such board of directors will require the participation of AmeriNet's nominees; provided that, if a meeting deemed to involve material issues is adjourned due to the inability to attain a quorum as a result of the absence of the AmeriNet nominees, then, upon receipt of written notice from Lorilei's board of directors, AmeriNet must assure that its nominees (or their successors if AmeriNet elects to replace them) attend the reconvened meeting, which will be held by telephone conference at a time during a business day designated by AmeriNet within three days after AmeriNet is provided with the written notice of the adjourned meeting; and

               3. The board of directors of Lorilei will not for so long as Lorilei remains a subsidiary of AmeriNet, without AmeriNet's prior written consent specifying the action authorized, be authorized to:

                    A. Engage in any material change in Lorilei's business not contemplated by the Projections;

                    B. Sell a material portion of Lorilei's assets outside the normal course of business;

                    C.  Issue any securities;

                    D. Authorize the borrowing of any funds or pledge of any assets; or

                    E. Confess any judgment or settle any material claim of liability.

(B) Subject to Lorilei's attainment of at least 70% of its EBITDA targets set forth in the preceding subsection, AmeriNet will nominate Mr. & Mrs. Cunningham for election to AmeriNet's board of directors on a continuing basis for a period of not less than three years and shall use its best efforts to secure their election by AmeriNet's stockholders.

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5.15     Additional Covenants by Lorilei

         As of Closing all accrued obligations by Lorilei to its employees, consultants and independent contractors involving payments due for services rendered, whether in the form of salaries, bonuses, benefits, benefit plans, or other fees or consideration of any kind, will be fully and irrevocably discharged, except for approximately $25,000 in accrued salary involving obligations for the most recent pay period and accrued vacation costs.

                                   Article VI
                        Conditions to the Reorganization

6.1      Conditions to Obligations of Each Party to Effect the Reorganization.

         The respective obligations of each party to this Agreement to effect the Reorganization will be subject to the satisfaction at or prior to the Closing Date of the following conditions:

(A)      No Injunctions or Restraints: Illegality.

         No temporary restraining order, preliminary or permanent injunction or other order issued by any court of competent jurisdiction or other legal restraint or prohibition preventing the consummation of the Reorganization will be in effect, nor will any proceeding brought by an administrative agency or commission or other governmental authority or instrumentality, domestic or foreign, seeking any of the foregoing be pending; nor will there be any action taken, or any statute, rule, regulation or order enacted, entered, enforced or deemed applicable to the Reorganization, which makes the consummation of the Reorganization illegal.

(B)      Lorilei Information Required by Commission Regulation S-B

         The provision by Lorilei on a timely basis in full compliance with the requirements of Commission Regulation S-B for material acquisitions, of all information concerning its past operations, including audited financial statements, will constitute a condition subsequent to the obligations of AmeriNet under this Agreement and in the event of the failure of such condition subsequent, then, at AmeriNet's sole option:

         (1) The Reorganization may be rescinded, and all funds advanced by AmeriNet to Lorilei will be repaid, with interest at the annual rate of 8%, to AmeriNet within 30 days after such rescission; or

         (2) The Undisclosed Liabilities Escrow Shares will be deemed defaulted to AmeriNet and the Reorganization will be restructured in a manner complying with AmeriNet's reporting and other obligations under the Exchange Act, including the sale by AmeriNet of Lorilei.

6.2      Additional Conditions to Obligations of Lorilei.

         The obligations of Lorilei to consummate and effect this Agreement and the transactions contemplated hereby will be subject to the satisfaction at or prior to the Closing Date of each of the following conditions, any of which may be waived, in writing, exclusively by Lorilei:

(A)      Representations, Warranties and Covenants.

         The representations and warranties of AmeriNet in this Agreement will be true and correct in all material respects on and as of the Closing Date as though such representations and warranties were made on and as of such time and AmeriNet will have performed and complied in all material respects with all covenants, obligations and conditions of this Agreement required to be performed and complied with by it as of the Closing Date.

(B)      Certificate of AmeriNet.

         Lorilei will have been provided with a certificate executed on behalf of AmeriNet by its President and its Chief Financial Officer, Treasurer or officer exercising such functions to the effect that, as of the Closing Date:

         (1) All representations and warranties made by AmeriNet under this Agreement are true and complete in all material respects; and

         (2) All covenants, obligations and conditions of this Agreement to be performed by AmeriNet on or before such date have been so performed in all material respects.

(C)      Satisfactory Form of Legal Matters.

         The form, scope and substance of all legal and accounting matters contemplated hereby and all documents and other papers delivered hereunder prior to and on the Closing Date will be reasonably acceptable to counsel to Lorilei.

(D)      Legal Opinion.

         Lorilei will have received a legal opinion from legal counsel to AmeriNet, substantially in the form of Exhibit 6.2(D) hereto.

(E)      No Material Adverse Changes.

         There will not have occurred any event, fact or condition that has had or reasonably would be expected to have a material adverse effect on AmeriNet.

(F)      Tax Opinion.

         (1) The Lorilei Declarants will have received a written opinion from their legal counsel or tax advisors to the effect that the Reorganization will constitute a reorganization within the meaning of Section 368(a)(1)(B) of the Code.

         (2) In rendering such opinion such legal counsel or tax advisor may rely on (and to the extent reasonably required, the Parties and Lorilei's stockholders will make) reasonable representations related thereto.

6.3      Additional Conditions to the Obligations of AmeriNet.

         The obligations of AmeriNet to consummate and effect this Agreement and the transactions contemplated hereby will be subject to the satisfaction at or prior to the Closing Date of each of the following conditions, any of which may be waived, in writing, exclusively by AmeriNet:

(A)      Representations, Warranties and Covenants.

         (1) The representations and warranties of Lorilei in this Agreement will be true and correct in all material respects on and as of the Closing Date as though such representations and warranties were made on and as of such time and Lorilei will have performed and complied in all material respects with all covenants, obligations and conditions of this Agreement required to be performed and complied with by it as of the Closing Date.

         (2) AmeriNet will have no remedy against the Undisclosed Liabilities Escrow Fund in respect of an untrue representation or warranty if prior to the Closing Date Lorilei delivers to AmeriNet in accordance with Section 9.2 a written statement:

                  (a) Advising AmeriNet that an event (a "Post-Execution Event") has occurred (specifying in reasonable detail such event) subsequent to the date of execution of this Agreement that would render any representation or warranty made by Lorilei in this Agreement untrue if such representation or warranty were made as of the Closing; and

                  (b) Confirming that such representation or warranty was true as of the date of execution of this Agreement, and

                  (c) AmeriNet subsequently waives the failure to satisfy the condition set forth in Section 6.3(A) with respect to such representation or warranty, in writing.

(B)      Certificate of Lorilei.

         AmeriNet will have been provided with a certificate executed on behalf of Lorilei by its President and Chief Financial Officer to the effect that, as of the Closing Date, all:

         (1) Representations and warranties made by Lorilei under this Agreement are true and complete in all material respects; and

         (2) Covenants, obligations and conditions of this Agreement to be performed by Lorilei on or before such date have been so performed in all material respects.

(C)      Third Party Consents.

         Any and all consents, waivers and approvals required from third Parties relating to the contracts and agreements of Lorilei so that the Reorganization and other transactions contemplated hereby do not adversely affect the rights of, and benefits to, Lorilei thereunder will have been obtained.

(D)      Satisfactory Form of Legal and Accounting Matters.

         The form, scope and substance of all legal and accounting matters contemplated hereby and all documents and other papers delivered hereunder  prior  to  and  on  the  Closing  Date  will  be  reasonably acceptable to AmeriNet's counsel (provided that the condition subsequent concerning the compliance of information provided by Lorilei with the requirements of Commission Regulation S-B, on a timely basis, will survive the Closing).

(E)      Legal Opinion.

         AmeriNet will have received a legal opinion from legal counsel to Lorilei, in substantially the form of Exhibit 6.3(E) hereto.

(F)      No Material Adverse Changes.

         There will not have occurred any event, fact or condition which has had or reasonably would be expected to have a material adverse effect on Lorilei.

(G)      Affiliate Agreements.

         AmeriNet will have received from each of the Affiliates of Lorilei an executed Affiliate Agreement which will be in full force and effect.

(H)      Employment Agreements.

          The Employment Agreements will have been duly executed and delivered and will be in full force and effect.

(I)      Minimum Net Worth.

         Lorilei will on the Closing Date have net tangible assets (tangible assets in excess of liabilities) based on replacement cost valuation of not less than $300,000; no net current payables (excess of current payables over current receivables), a total of not more than $280,000 in long term payables; at least $162,000 EBITDA for calendar year 1999 based on revenues of at least $1,100,000, with a pre-tax net profit of approximately $20,000; and, projected EBITDA for the fiscal years ending June 30, 2001, 2002 and 2003 of $500,000, $900,000 and
         $1,500,000, respectively.

(J)      Tax Opinion.

         (1) AmeriNet will have received a written opinion from its general counsel to the effect that the Reorganization will constitute a reorganization within the meaning of Section 368(a)(1)(B) of the Code.

         (2) In rendering such opinion, counsel may rely on (and to the extent reasonably required, the Parties and Lorilei's stockholders will make) reasonable representations related thereto.

(K)      Confidentiality Agreements.

         Each current employee, consultant or other person having access to Lorilei's confidential information will have executed a confidentiality agreement in the form annexed hereto as Exhibit 6.3(K).

(L)      Non-accredited Investors.

         Except  as  disclosed  in the  Lorilei  Warranty  Exceptions  listed in
         Schedule 2, there will be no stockholders of Lorilei who are not Accredited Investors.

(M)      Obligations to Lorilei Personnel

         All   obligations  by  Lorilei  to  its  employees,   consultants   and
         independent contractors involving payments due for services rendered will have been fully discharged, as of the Closing date.

                                   Article VII
        Survival of Condition Subsequent, Representations and Warranties,
                   Covenants & Undisclosed Liabilities Escrow

7.1      Survival of Condition Subsequent, Representations and Warranties &
         Covenant.

         All conditions subsequent to the Reorganization and covenants to be performed after the Closing, and all representations and warranties in this Agreement or in any instrument delivered pursuant to this Agreement will survive the Closing and continue until the date the audit of AmeriNet's financial statements for the year ending June 30, 2001 has been completed and AmeriNet has received a signed opinion from its independent auditors certifying such financial statements (the "2001 Audit Date").

7.2      Escrow Arrangements.

(A)      Undisclosed Liabilities Escrow Fund.

         (1) As soon as practicable after the Closing Date, a portion of the shares of AmeriNet's common stock to be issued in the Reorganization equal to the Undisclosed Liabilities Escrow Number plus any additional New Shares (as defined below) as may be issued in respect thereof after the Closing Date) (collectively, the "Undisclosed Liabilities Escrow Shares"), without any act of any stockholder, will be registered in the name of Yankees, AmeriNet's strategic planning consultant, or such other person or legal entity as may otherwise be selected by AmeriNet prior to the Closing, as escrow agent (the "Undisclosed Liabilities Escrow Agent"), and will be deposited with a financial institution acceptable to AmeriNet and the Agent [as defined in Section 7.2(H) below)], such deposit to constitute an escrow fund (the "Undisclosed Liabilities Escrow Fund") to be governed by the terms set forth herein and at AmeriNet's sole cost and expense.

         (2)      (a)      The  portion  of   AmeriNet's   common  stock  in the
                           Undisclosed Liabilities Escrow Fund contributed on behalf of each stockholder of Lorilei is listed opposite such stockholders' name on Exhibit 7.2.

                  (b) The Undisclosed Liabilities Escrow Fund will be available to compensate AmeriNet and its affiliates for any claim, loss, expense, liability or other damage, including reasonable attorneys' fees, that such person has incurred or reasonably anticipates incurring by reason of the successful assertion by a third party of any claims for liabilities of the Lorilei Declarants that were not disclosed as required pursuant to this Agreement ("Undisclosed Liabilities"), but only to the extent that such Undisclosed Liabilities exceed $20,000.

                  (c) AmeriNet and Lorilei each acknowledge that such Undisclosed Liabilities, if any, would relate to unresolved contingencies existing at the Time of Closing which if resolved at the Closing would have led to a reduction in the total number of shares of AmeriNet's common stock AmeriNet would have agreed to issue in connection with the Reorganization or to AmeriNet's decision not to acquire Lorilei.

         (3) Nothing herein will limit the liability of the Lorilei Declarants for any misrepresentation or breach of warranty except that resort to the Undisclosed Liabilities Escrow Fund will be the exclusive contractual remedy of AmeriNet for recovery of monetary damages resulting from any such undisclosed liability; provided, however, that nothing herein will limit any noncontractual remedy for fraud or relief in the form of remedies other than recovery of monetary damages.

         (4)  (a)   Subject  to  the  following  requirements,  the  Undisclosed
                    Liabilities  Escrow Fund will remain in existence  until the
                    2001  Audit  Date  (the  "Undisclosed   Liabilities   Escrow
                    Period").

              (b) Upon the expiration of such Undisclosed Liabilities Escrow Period, the Undisclosed Liabilities Escrow Fund will terminate with respect to all Undisclosed Liabilities Escrow Shares; provided, however, that the number of Undisclosed Liabilities Escrow Shares which, in the reasonable judgment of AmeriNet, subject to the objection of the Agent and the subsequent arbitration of the matter in the manner provided in Section 7.2(G) hereof, are necessary to satisfy any unsatisfied claims specified in any Officer's Certificate delivered to the Undisclosed Liabilities Escrow Agent prior to the expiration of the Undisclosed Liabilities Escrow Period with respect to facts and circumstances existing on or prior to the 2001 Audit Date will remain in the Undisclosed Liabilities Escrow Fund (and the Undisclosed Liabilities Escrow Fund will remain in existence) until such claims have been resolved.

              (c) As soon as all such claims have been resolved, the Undisclosed Liabilities Escrow Agent will deliver to the Former Lorilei Stockholders all AmeriNet's common stock and other property remaining in the Undisclosed Liabilities Escrow Fund and not required to satisfy such claims.

              (d) Deliveries of AmeriNet's common stock and other property to the Former Lorilei Stockholders pursuant to this Section 7.2(A) will be made in proportion to their respective original contributions to the Undisclosed Liabilities Escrow Fund.

(B)      Brashear Escrow Fund.

         (1) As soon as practicable after the Closing Date, a portion of the shares of AmeriNet's common stock to be issued in the Reorganization equal to the Brashear Escrow Number plus any additional New Shares (as defined below) as may be issued in respect thereof after the Closing Date) (collectively, the "Brashear Escrow Shares"), without any act of any stockholder, will be registered in the name of Bruce Brashear, Esquire, the Lorilei Declarants' legal counsel, or such other person or legal entity as may otherwise be selected by the Parties prior to the Closing as escrow agent (the "Brashear Escrow Agent"), and will be deposited with a financial institution acceptable to AmeriNet and the Agent [as defined in Section 7.2(H) below)], such deposit to constitute an escrow fund (the "Brashear Escrow Fund") to be governed by the terms set forth herein and at AmeriNet's sole cost and expense.

         (2)   (a)  The  portion  of  AmeriNet's  common  stock in the  Brashear
                    Escrow Fund contributed on behalf of each stockholder of Lorilei is listed opposite such stockholders' name on
                    Exhibit 7.2.

               (b)  The Brashear Escrow Fund will be held and distributed in the
                    manner   and  for  the   purposes   set  forth  in   Section
                    1.2(A)(2)(a).

         (3) The Brashear Escrow Shares will constitute AmeriNet's exclusive monetary remedy for damages resulting as a result of the contingencies involved; provided, however, that nothing herein will limit any noncontractual remedy for fraud or relief in the form of remedies other than recovery of monetary damages.

(C)      Protection of Escrow Shares.

         The Escrow Agents will hold and safeguard the Escrow Shares during the Escrow Terms, will treat the Escrow Shares as a trust fund in accordance with the terms of this Agreement and not as the property of the Parties and will hold and dispose of the Escrow Shares only in accordance with the terms hereof.

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



(D)      Distributions; Voting.

         (1)     (a)       Any  shares  of  AmeriNet's  common  stock  or  other
                           equity securities issued or distributed by AmeriNet, including shares issued upon a stock split or any stock dividend or distribution ("New Shares") in respect of AmeriNet's common stock in the Escrow
                           Funds  which have not been  released  from the Escrow
                           Funds will be added to the Escrow Funds and become a part thereof.

                  (b) New Shares issued in respect of AmeriNet's common stock which have been released from the Escrow Funds will not be added to the Escrow Funds, but will be distributed to the holders thereof.

                  (c) When and if cash dividends on AmeriNet's common stock in the Escrow Funds will be declared and paid, they will be added to the Escrow Funds and become a part thereof.

         (2) Each stockholder of Lorilei will have voting rights with respect to the shares of AmeriNet's common stock contributed to the Escrow Funds on behalf of such stockholder (and on any voting securities added to the Escrow Funds in respect of such shares of AmeriNet's common stock) so long as such shares of AmeriNet's common stock or other voting securities are held in the Escrow Funds.

(E)      Claims Upon Escrow Funds.

         (1) Subject to the objection procedure established below, the Undisclosed Liabilities Escrow Agent will deliver to AmeriNet out of the Undisclosed Liabilities Escrow Fund, as promptly as practicable, shares of AmeriNet's common stock or other assets held in the Undisclosed Liabilities Escrow Fund in an amount equal to the funds required to recover the monetary damages resulting from such Undisclosed Liabilities, provided that

                  (a) A written claim of loss has been provided by AmeriNet to the Undisclosed Liabilities Escrow Agent at any time on or before the last day of the Undisclosed Liabilities Escrow Period in the form of a certificate signed by any officer of AmeriNet (an "Officer's Certificate"), with a copy to Lorilei:

                           1. Stating that AmeriNet has paid or properly accrued or reasonably anticipates that it will have to pay or accrue as a result of such Undisclosed Liabilities, and

                           2. Specifying in reasonable detail the individual items of included in the amount so stated, the date each such item was paid or properly accrued, or the basis for such anticipated liability, and the nature of the misrepresentation, breach of warranty or claim to which such item is related.

                  (b) For the purposes of determining the number of shares of AmeriNet's common stock to be delivered to AmeriNet out of the Undisclosed Liabilities Escrow Fund pursuant to Section 7.2(E)(1), the shares of AmeriNet's common stock will be valued at the average closing transaction price therefor during the preceding ten trading days, as reported on the highest rated securities market or securities exchange on which AmeriNet's common stock is actually traded.

         (2)    (a)        Shares  will  be  delivered from  the Brashear Escrow
                           in the manner and at the times  specified  in Section
                           1.2(A)(2)(a),  subject to the provisions set forth in
                           Section   7.2(E)(2)(c),   within  thirty  days  after
                           presentation to the Brashear Escrow Agent of written evidence that the event requiring distribution has

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



                           occurred and indicating the number of shares or cash to be distributed and the basis for such calculation
                          (the "Delivery  Date" and  the  "Brashear Distribution
                           Notice," respectively).

                  (b) Within three business days after a Brashear Distribution Notice is received by the Brashear Escrow Agent, the Brashear Escrow Agent shall forward a copy thereof to the other potential claimant with a written notice advising such other claimant that unless written objections to such distribution specifying the basis for such objections are provided to the Brashear Escrow Agent on or before the Delivery Date (the "Notice of Objections"), distribution as requested will be made.

                  (c) In the event a Notice of Objection is provided, the Brashear Escrow Agent will refrain from making the requested distribution and will provide the Parties with written notice that unless the Parties mutually agree to a distribution or initiate action pursuant to the g eneral dispute resolution procedures of this Agreement within ten business days, the Brashear Escrow Agent will initiate an action in the nature of an interpleader in the Circuit Court sitting in and for Alachua County, Florida and will deposit the shares or funds in controversy in the registry of such court, whereupon the Parties will be required to determine ownership thereof, with all expenses of litigation for the Parties and the Brashear Escrow Agent to be charged and awarded by such court to against the non-prevailing Party or Parties.

                  (d) If an action pursuant to the general dispute resolution procedures of this Agreement is initiated within ten business days, the Brashear Escrow Agent will continue to hold the shares or funds in controversy during the pendency of such proceeding and will thereafter distribute them in accordance with the final award therein.

(F)      Objections to Undisclosed Liabilities Escrow Claims.

         (1) At the time of delivery of any Officer's Certificate to the Undisclosed Liabilities Escrow Agent, a duplicate copy of such certificate will be delivered to the Agent [as defined in
                  Section 7.2(H)] and for a period of thirty (30) days after such delivery, the Undisclosed Liabilities Escrow Agent will make no delivery to AmeriNet of shares of AmeriNet's common stock, pursuant to Section 7.2(E)(1) hereof unless the Undisclosed Liabilities Escrow Agent will have received written authorization from the Agent to make such delivery.

         (2) After the expiration of such thirty (30) day period, the Undisclosed Liabilities Escrow Agent will make delivery of the shares of AmeriNet's common stock or other property in the Undisclosed Liabilities Escrow Fund in accordance with Section 7.2(F) hereof, provided that no such payment or delivery may be made if the Agent will object in a written statement to the claim made in the Officer's Certificate, and such statement will have been delivered to the Undisclosed Liabilities Escrow Agent prior to the expiration of such thirty day period.

(G)      Resolution of Undisclosed Liabilities Escrow Conflicts; Arbitration.

         (1)      (a)      In  case  the  Agent  will  so object in  writing  to
                           any   claim   or   claims   made  in  any   Officer's
                           Certificate, the Agent and AmeriNet will attempt in good faith to agree upon the rights of the respective
                           Parties with respect to each of such claims.

                  (b) If the Agent and AmeriNet should so agree, a memorandum setting forth such agreement will be prepared and signed by both Parties and will be furnished to the Undisclosed Liabilities Escrow Agent.

                  (c) The Undisclosed Liabilities Escrow Agent will be entitled to rely on any such memorandum and distribute shares of AmeriNet's common stock or other property from the Undisclosed Liabilities Escrow Fund in accordance with the terms thereof.

         (2)      (a)      If  no  such  agreement  can  be  reached  after good
                           faith negotiation, either AmeriNet or the Agent may demand arbitration of the matter unless the amount of the damage or loss is at issue in pending litigation with a third party, in which event arbitration will not be commenced until such amount is ascertained or both Parties agree to arbitration; and in either such event the matter will be settled by arbitration conducted by three arbitrators.

                  (b)      AmeriNet   and   the   Agent  will  each  select  one
                           arbitrator, and the two arbitrators so selected will select a third arbitrator.

                  (c) The arbitrators will set a limited time period and establish procedures designed to reduce the cost and time for discovery while allowing the Parties an opportunity, adequate in the sole judgment of the arbitrators, to discover relevant information from the opposing Parties about the subject matter of the dispute.

                  (d) The arbitrators will rule upon motions to compel or limit discovery and will have the authority to impose sanctions, including attorneys fees and costs, to the extent as a court of competent law or equity, should the arbitrators determine that discovery was sought without substantial justification or that discovery was refused or objected to without substantial justification.

                  (e) The decision of a majority of the three arbitrators as to the validity and amount of any claim in such Officer's Certificate will be binding and conclusive upon the Parties to this Agreement, and notwithstanding anything in Section 7.2(E)(1) hereof, the Undisclosed Liabilities Escrow Agent will be entitled to act in accordance with such decision and make or withhold payments out of the Undisclosed Liabilities Escrow Fund in accordance therewith.

                  (f) Such decision will be written and will be supported by written findings of fact and conclusions which will set forth the award, judgment, decree or order awarded by the arbitrators.

         (3)      (a)      (i)      Judgment  upon  any  award  rendered  by the
                                    arbitrators may be entered in any court having jurisdiction.

                           (ii) Any such arbitration will be held in Broward County, Florida, under the rules then in effect of the American Arbitration Association to the extent such rules are not inconsistent with this Section 7.2(G).

                  (b) For purposes of this Section 7.2(G), in any arbitration hereunder in which any claim or the amount thereof stated in the Officer's Certificate is at issue, AmeriNet will be deemed to be the Non-Prevailing Party in the event that the arbitrators award AmeriNet less than the sum of 50% of the disputed amount plus any amounts not in dispute; otherwise, the Former Lorilei Stockholders as represented by the Agent will be deemed to be the Non-Prevailing Party.

                  (c) The Non-Prevailing Party to an arbitration will pay its own expenses, the fees of each arbitrator, the administrative fee of the American Arbitration Association, and the expenses, including without limitation, reasonable attorneys' fees and costs, incurred by the other party to the arbitration.

(H)      Agent of the Stockholders: Power of Attorney.

      (1)  (a)  (i) Gerald R. Cunningham is hereby irrevocably  appointed as the agent and attorney-in-fact (the "Agent") for each stockholder of Lorilei, for and on behalf of the Former Lorilei Stockholders, to give and receive notices and communications, to authorize delivery to AmeriNet of AmeriNet's common stock or other property from the Escrow Funds in satisfaction of claims by AmeriNet, to object to such deliveries, to agree to, negotiate, enter into settlements and compromises of, and demand arbitration and comply with orders of courts and awards of arbitrators with respect to such claims, and to take all actions necessary or appropriate in the judgment of Agent for the accomplishment of the foregoing.

               (ii) Such   agency  may  be   changed   by  the  Former   Lorilei
                    Stockholders  from time to time  upon not less  than  thirty
                    (30) days prior written notice to AmeriNet; provided that the Agent may not be removed unless holders of a two-thirds interest of the common stock comprising the subject Escrow Fund agree to such removal and to the identity of the substituted agent.

              (iii) No bond will be  required  of the Agent,  and the Agent will not receive compensation for his or her services.

               (iv) Notices  or   communications  to  or  from  the  Agent  will
                    constitute notice to or from each of the Former Lorilei Stockholders.

           (b) The  Agent  will  be  entitled  to  submit  a claim  and  receive reimbursement from the Escrow Funds for all reasonable, documented out-of-pocket expenses incurred by the Agent as a result of his acting as the Agent; provided, however, that such right to reimbursement will be subordinate to AmeriNet's claims on the Escrow Funds, if any, and will be paid only after all such claims have been satisfied.

           (c) Any such reimbursement will be paid in shares of AmeriNet's common stock out of the Escrow Fund.

           (d) For purposes of such reimbursement of the Agent only, such shares will be valued at the average of the closing prices of AmeriNet's common stock for the ten trading days ending on the day prior to the date the Undisclosed Liabilities Escrow Agent pays such reimbursement amount.

      (2) (a) The Agent will not be liable for any act done or omitted hereunder as Agent while acting in good faith and in the exercise of reasonable judgment.

           (b) The Former Lorilei Stockholders on whose behalf shares of AmeriNet's common stock were contributed to the subject Escrow Fund will severally indemnify the Agent and hold the Agent harmless against any loss, liability or expense incurred without negligence or bad faith on the part of the Agent and arising out of or in connection with the acceptance or administration of the Agent's duties hereunder, including the reasonable fees and expenses of any legal counsel retained by the Agent.

(I)      Actions of the Agent.

         (1) A decision, act, consent or instruction of the Agent will constitute a decision of all the stockholders for whom shares of AmeriNet's common stock otherwise issuable to them are deposited in the Escrow Funds and will be final, binding and conclusive upon each of such stockholders, and the Escrow Agents and AmeriNet may rely upon any such decision, act, consent or instruction of the Agent as being the decision, act, consent or instruction of every such stockholder.

         (2) The Escrow Agents and AmeriNet are hereby relieved from any liability to any person for any acts done by them in accordance with such decision, act, consent or instruction of the Agent.

(J)      Third-Party Claims.

         (1) In the event AmeriNet becomes aware of a third-party claim which AmeriNet believes may result in a demand against the Undisclosed Liabilities Escrow Fund, AmeriNet will notify the Agent of such claim, and the Agent and the Former Lorilei Stockholders will be entitled, at their expense, to participate in any defense of such claim.

         (2) AmeriNet will have the right in its sole discretion to settle any such claim; provided, however, that except with the consent of the Agent, no settlement of any such claim with third-party claimants will alone be determinative of the validity of any claim against the Undisclosed Liabilities Escrow Fund.

         (3) In the event that the Agent has consented to any such settlement, the Agent will have no power or authority to object under any provision of this Article VII to the amount of any claim by AmeriNet against the Undisclosed Liabilities Escrow Fund with respect to such settlement.

(K)      Escrow Agents' Duties.

         (1)    (a) The Escrow Agents will be obligated only for the performance of such duties as are specifically set forth herein, and as set forth in any additional written escrow instructions which the Escrow Agents may receive after the date of this Agreement which are signed by an officer of AmeriNet and the Agent, and may rely and will be protected in relying or refraining from acting on any instrument reasonably believed to be genuine and to have been signed or presented by the proper party or Parties.

                (b) The  Escrow  Agents  will not be liable  for any act done or omitted hereunder as Escrow Agents while acting in good faith and in the exercise of reasonable judgment, and any act done or omitted pursuant to the advice of counsel will be conclusive evidence of such good faith.

         (2)    (a) The  Escrow  Agents  are  hereby  expressly   authorized  to
                    disregard any and all warnings given by any of the Parties or by any other person, excepting only orders or process of courts of law, and is hereby expressly authorized to comply with and obey orders, judgments or decrees of any court.

                (b) In case the  Escrow  Agents  obey or comply  with any order, judgment or decree of any court, the Escrow Agents will not be liable to any of the Parties or to any other person by reason of such compliance, notwithstanding any such order, judgment or decree being subsequently reversed, modified, annulled, set aside, vacated or found to have been entered without jurisdiction.

         (3) The Escrow Agents will not be liable in any respect on account of the identity, authority or rights of the Parties executing or delivering or purporting to execute or deliver this Agreement or any documents or papers deposited or called for hereunder.

         (4) The Escrow Agents will not be liable for the expiration of any rights under any statute of limitations with respect to this Agreement or any documents deposited with the Escrow Agents.

         (5) The Escrow Agents may resign at any time upon giving at least thirty (30) days written notice to AmeriNet and the Agent to this Agreement; provided, however, that no such resignation will become effective until the appointment of a successor escrow agent which will be accomplished as follows:

                  (a) AmeriNet and the Agent will use their best efforts to mutually agree upon a successor agent within thirty
                           (30) days after receiving such notice.

                  (b) If the Parties fail to agree upon a successor escrow agent within such time, AmeriNet will have the right to appoint a successor escrow agent authorized to do business in Florida.

                  (c) The successor escrow agent selected in the preceding manner will execute and deliver an instrument accepting such appointment and it will thereupon be deemed the subject Escrow Agent hereunder and it will without further acts be vested with all the estates, properties, rights, powers, and duties of the predecessor Escrow Agent as if originally named as Escrow Agent.

                  (d) Thereafter, the predecessor Escrow Agent will be discharged for any further duties and liabilities under this Agreement.


                                  Article VIII
                        Termination, Amendment And Waiver

8.1      Termination.

         This Agreement may be terminated and the Reorganization abandoned at any time prior to the Closing Date, as follows:

(A)      By mutual consent of Lorilei and AmeriNet.

(B) By AmeriNet if it is not in material breach of its obligations under this Agreement and there has been a material breach of any representation, warranty, covenant or agreement contained in this Agreement on the part of Lorilei and such breach has not been cured within fifteen days after notice to Lorilei.

(C) By Lorilei if it is not in material breach of its respective obligations under this Agreement and there has been a material breach of any representation, warranty, covenant or agreement contained in this Agreement on the part of AmeriNet and such breach has not been cured within 15 days after notice to AmeriNet;

(D)      By any Party if:

         (1)  The Reorganization has not occurred by May 31, 2000;

         (2) There will be a final nonappealable order of a federal or state court in effect preventing consummation of the Reorganization;

         (3) There will be any action taken, or any statute, rule, regulation or order enacted, promulgated or issued or deemed applicable to the Reorganization by any Governmental Entity which would make consummation of the Reorganization illegal; or

         (4) There will be any action taken, or any statute, rule, regulation or order enacted, promulgated or issued or deemed applicable to the Reorganization by any Governmental Entity, which would:

                  (a)      Prohibit   AmeriNet's   or  Lorilei's   ownership  or
                           operation of all or a material portion of the business of Lorilei, or compel AmeriNet or Lorilei to dispose of or hold separate all or a material portion of the business or assets of Lorilei or AmeriNet as a result of the Reorganization; or

                  (b)      Render AmeriNet  or  Lorilei unable to consummate the
                           Reorganization,   except   for  any   waiting  period
                           provisions.

(E)      Where  action is taken to  terminate  this  Agreement  pursuant to this
         Section 8.1, it will be sufficient for such action to be authorized by the board of directors (as applicable) of the Party taking such action.

8.2      Effect of Termination.

         In the event of termination of this Agreement as provided in Section 8.1, this Agreement will forthwith become void and there will be no liability or obligation on the part of AmeriNet or Lorilei or their respective officers, directors or stockholders, except if such termination results from the breach by a Party of any of its representations, warranties, covenants or agreements set forth in this Agreement (it being understood that termination of this Agreement because of failure of Lorilei to satisfy the condition set forth in Section 6.3(A) as a result of the occurrence of a Post-Execution Event will not be deemed to be a termination resulting from such a breach of representation or warranty.)

8.3      Amendment.

(A) This Agreement may be amended by the Parties at any time before or after approval of matters presented in connection with the Closing by the stockholders of those Parties required by applicable law to so approve but, after any such stockholder approval, no amendment will be made which by law requires the further approval of stockholders of a party without obtaining such further approval.

(B) This Agreement may not be amended except by an instrument in writing signed on behalf of each of the Parties.

8.4      Extension & Waiver.

(A) At any time prior to the Closing any Party may, to the extent legally allowed:

     (1) Extend the time for the performance of any of the obligations or other acts of the other Parties;

     (2) Waive any inaccuracies in the representations and warranties made to such party contained herein or in any document delivered pursuant hereto; or

     (3) Waive compliance with any of the agreements or conditions for the benefit of such Party contained herein.

(B) Any agreement on the part of a Party to any such extension or waiver will be valid only if set forth in an instrument in writing signed on behalf of such Party.

                                   Article IX
                               General Provisions

9.1      Interpretation.

(A) When a reference is made in this Agreement to Schedules or Exhibits, such reference will be to a Schedule or Exhibit to this Agreement unless otherwise indicated.

(B)      The words  "include,"  "includes" and "including" when used herein will
         be  deemed  in  each  case  to  be  followed  by  the  words   "without
         limitation."

(C) The table of contents and headings contained in this Agreement are for reference purposes only and will not affect in any way the meaning or interpretation of this Agreement.

(D) The captions in this Agreement are for convenience and reference only and in no way define, describe, extend or limit the scope of this Agreement or the intent of any provisions hereof.

(E) All pronouns and any variations thereof will be deemed to refer to the masculine, feminine, neuter, singular or plural, as the identity of the Party or Parties, or their personal representatives, successors and assigns may require.

(F) The Parties agree that they have been represented by counsel during the negotiation and execution of this Agreement and, therefore, waive the application of any law, regulation, holding or rule of construction providing that ambiguities in an agreement or other document will be construed against the party drafting such agreement or document.

9.2      Notice.

(A) All notices, demands or other communications given hereunder will be in writing and will be deemed to have been duly given on the first business day after mailing by United States registered or certified mail, return receipt requested, postage prepaid, addressed as follows:

         (1)      To AmeriNet:

                            AmeriNet Group.com, Inc.
        Crystal Corporate Center; 2500 North Military Trail, Suite 225-C;
                           Boca Raton, Florida 33431
                      Attention: Michael Jordan, President
               Telephone (561) 998-3435, Fax (561) 998-4635; and,
                e-mail michael@amerinetgroup.com; with a copy to


                    George Franjola, Esquire; General Counsel
                            AmeriNet Group.com, Inc.
                   1941 Southeast 51st Terrace; Ocala, Florida
            34471 Telephone (352) 694-9182, Fax (352) 694-1325; and,
                         e-mail, tyclegal@atlantic.net.

         (2)      To Lorilei:

                          Lorilei Communications, Inc.
                  Post Office Box 770787; Ocala, Florida 34477
                7325 Southwest 32nd Street; Ocala, Florida 34474
                   Attention: Gerald R. Cunningham, President
                  Telephone (352) 861-1350; Fax (352) 861-1339;
                 e-mail thefirm@callthefirm.com; with a copy to

                             Bruce Brashear, Esquire
                              Brashear & Associates
          920 Northwest 8th Avenue, Suite A; Gainesville, Florida 32601
                  Telephone (352) 336-0800; Fax (352) 336-0505;
                       and, e-mail bbrashear@nflalaw.com;


         (3)        To Mr. Cunningham:

                              Gerald R. Cunningham
                   18498 Northwest 24th Avenue; Citra, Florida
           32113 Telephone (352) 595-3834; Fax (352) 595-0807; e-mail
                             leighc@callthefirm.com;

         (4)       To Mrs. Cunningham

                               Leigh A. Cunningham
                   18498 Northwest 24th Avenue; Citra, Florida
           32113 Telephone (352) 595-3834; Fax (352) 595-0807; e-mail
                             leighc@callthefirm.com;

         (5)      To the Undisclosed Liabilities Escrow Agent:

                           The Yankee Companies, Inc.
         Crystal Corporate Center; 2500 North Military Trail, Suite 225;
                           Boca Raton, Florida 33431
                   Attention: Leonard Miles Tucker, President
               Telephone (561) 998-2025, Fax (561) 998-3425; and,
                         e-mail carrington@flinet.com;


         (6)       To the Brashear Escrow Agent:

                             Bruce Brashear, Esquire
                              Brashear & Associates
          920 Northwest 8th Avenue, Suite A; Gainesville, Florida 32601
               Telephone (352) 336-0800; Fax (352) 336-0505; and,
                          e-mail bbrashear@nflalaw.com


         or such other address or to such other person as any Party will designate to the other for such purpose in the manner hereinafter set forth.

(B)      At the request of any Party,  notice will also be provided by overnight
         delivery,   facsimile   transmission   or  e-mail,   provided   that  a
         transmission receipt is retained.

(C)     (1)       The  Parties  acknowledge  that  Yankees serves as a strategic consultant to AmeriNet and has acted as scrivener for the Parties in this transaction but that Yankees is neither a law firm nor an agency subject to any professional regulation or oversight.

        (2) Because of the inherent conflict of interests involved, Yankees has advised all of the Parties to retain independent legal and accounting counsel to review this Agreement and its exhibits and incorporated materials on their behalf.

         (3) The decision by any Party not to use the services of legal counsel in conjunction with this transaction will be solely at their own risk, each Part acknowledging that applicable rules of the Florida Bar prevent AmeriNet's general counsel, who has reviewed, approved and caused modifications on behalf of AmeriNet, from representing anyone other than AmeriNet in this transaction.

9.3      Merger of All Prior Agreements Herein.

(A) This instrument, together with the instruments referred to herein, contains all of the understandings and agreements of the Parties with respect to the subject matter discussed herein.

(B) All prior agreements whether written or oral are merged herein and will be of no force or effect.

9.4      Survival.

         The several representations, warranties and covenants of the Parties contained herein will survive the execution hereof and the Closing and will be effective regardless of any investigation that may have been made or may be made by or on behalf of any Party.

9.5      Severability.

         If any provision or any portion of any provision of this Agreement, other than one of the conditions precedent or subsequent, or the application of such provision or any portion thereof to any person or circumstance will be held invalid or unenforceable, the remaining portions of such provision and the remaining provisions of this Agreement or the application of such provision or portion of such provision as is held invalid or unenforceable to persons or circumstances other than those to which it is held invalid or unenforceable, will not be affected thereby.

9.6      Governing Law.

         This Agreement will be construed in accordance with the substantive and procedural laws of the State of Delaware (other than those regulating Taxation and choice of law).

9.7      Indemnification.

(A) Each Party hereby irrevocably agrees to indemnify and hold the other Parties harmless from any and all liabilities and damages (including legal or other expenses incidental thereto), contingent, current, or inchoate to which they or any one of them may become subject as a direct, indirect or incidental consequence of any action by the indemnifying Party or as a consequence of the failure of the indemnifying Party to act, whether pursuant to requirements of this Agreement or otherwise.

(B) In the event it becomes necessary to enforce this indemnity through an attorney, with or without litigation, the successful Party will be entitled to recover from the indemnifying Party, all costs incurred including reasonable attorneys' fees throughout any negotiations, trials or appeals, whether or not any suit is instituted.

9.8      Dispute Resolution.

(A) In any action between the Parties to enforce any of the terms of this Agreement or any other matter arising from this Agreement any proceedings pertaining directly or indirectly to the rights or obligations of the Parties hereunder will, to the extent legally permitted, be held in Broward County, Florida, and the prevailing Party will be entitled to recover its costs and expenses, including reasonable attorneys' fees up to and including all negotiations, alternative dispute resolution proceedings, trials and appeals, whether or not any formal proceedings are initiated.

(B) Except for the arbitration procedures outlined in paragraphs 7.2(G)(2) and 7.2(G)(3) which will govern any arbitration proceeding described therein, in the event of any dispute arising under this Agreement, or the negotiation thereof or inducements to enter into the Agreement, the dispute will, at the request of any Party, be exclusively resolved through the following procedures:

         (1)     (a)       First,  the  issue  will  be  submitted  to mediation
                           before a mediation service in Broward County, Florida to be selected by lot from six alternatives to be provided, three by AmeriNet and three by Lorilei.

                  (b) The mediation efforts will be concluded within ten business days after their initiation unless the Parties unanimously agree to an extended mediation period;

         (2) In the event that mediation does not lead to a resolution of the dispute then at the request of any Party, the Parties will submit the dispute to binding arbitration before an arbitration service located in Broward County, Florida to be selected by lot, from six alternatives to be provided, three by AmeriNet and Three by Lorilei.

         (3)      (a)      Expenses  of  mediation  will be borne equally by the
                           Parties, if successful.

                  (b) Expenses, including reasonable attorneys' fees, of mediation, if unsuccessful, and of arbitration, will be borne by the Party or Parties against whom the arbitration decision is rendered.

                  (c) If the terms of the arbitral award do not establish a prevailing Party, then the expenses of unsuccessful mediation and arbitration will be borne equally by the Parties involved.

9.9      Benefit of Agreement.

         The terms and provisions of this Agreement will be binding upon and inure to the benefit of the Parties, their successors, assigns, personal representatives, estate, heirs and legatees but are not intended to confer upon any other person any rights or remedies hereunder.

9.10     Further Assurances.

         The Parties agree to do, execute, acknowledge and deliver or cause to be done, executed, acknowledged or delivered and to perform all such acts and deliver all such deeds, assignments, transfers, conveyances, powers of attorney, assurances, stock certificates and other documents, as may, from time to time, be required herein to effect the intent and purpose of this Agreement.

9.11     Counterparts.

(A)      This Agreement may be executed in any number of counterparts.

(B) All executed counterparts will constitute one Agreement notwithstanding that all signatories are not signatories to the original or the same counterpart.

(C) Execution by exchange of facsimile transmission will be deemed legally sufficient to bind the signatory; however, the Parties will, for aesthetic purposes, prepare a fully executed original version of this Agreement which will be the document filed with the Commission.

9.12     License.

(A) This form of agreement is the property of Yankees and has been customized for this transaction with the consent of Yankees by George Franjola, Esquire, AmeriNet's general counsel.

(B) The use of this form of agreement by the Parties is authorized hereby solely for purposes of this transaction.

(C) The use of this form of agreement or of any derivation thereof without Yankees' prior written permission is prohibited.

     In Witness Whereof, AmeriNet, Lorilei, the Former Lorilei Stockholders and the Escrow Agents (with respect to the Escrow Agents, as to matters set forth in Section 1.2(A)(2)(a) and Article VII only) have caused this Agreement to be executed by themselves or their duly authorized respective officers, all as of the last date set forth below:

Signed, sealed and delivered
         In Our Presence:

                                                        AmeriNet Group.com, Inc.
_________________________________                       (A Delaware corporation)

_________________________________         By:      /s/ Michael H. Jordan
                                                   _____________________________
                                                    Michael H. Jordan, President
Dated:   May 11, 2000
                                          Attest:  /s/ Vanessa H. Lindsey
                                                   _____________________________
                                                   Vanessa H. Lindsey, Secretary
State of Florida           }
County of Marion           } ss.:                               (Corporate Seal)

         On this 11th day of May, 2000, before me, a notary public in and for the county and state aforesaid, personally appeared Michael H. Jordan and Vanessa H. Lindsey, to me known, and known to me to be the president and secretary of AmeriNet Group.com, Inc., the above-described corporation, and to me known to be the persons who executed the foregoing instrument, and acknowledged the execution thereof to be their free act and deed, and the free act and deed of AmeriNet Group.com, Inc., for the uses and purposes therein mentioned.

         IN WITNESS WHEREOF, I have hereunto set my hand and affixed my notarial seal the day and year in this certificate first above written. My commission expires the ___day of ______________, ____.

         {Seal}                                    /s/ Leslie Quinn
                                                   -----------------------------
                                                           Notary Public

                                                    Lorilei Communications, Inc.
_________________________________                        (a Florida corporation)

_________________________________         By:      /s/ Gerald R. Cunningham
                                                   _____________________________
                                                 Gerald R. Cunningham, President
Dated:   May 11, 2000
                                          Attest:  /s/ Leigh A. Cunningham
                                                   _____________________________
                                                  Leigh A. Cunningham, Secretary
State of Florida           }
County of Marion           } ss.:                             (Corporate Seal)

         On this 11th day of May, 2000, before me, a notary public in and for the county and state aforesaid, personally appeared Gerald R. Cunningham and Leigh A. Cunningham, to me known, and known to me to be the president and secretary of Lorilei Communications, Inc., the above-described corporation, and to me known to be the persons who executed the foregoing instrument, and acknowledged the execution thereof to be their free act and deed, and the free act and deed of Lorilei Communications, Inc., for the uses and purposes therein mentioned.

         IN WITNESS WHEREOF, I have hereunto set my hand and affixed my notarial seal the day and year in this certificate first above written. My commission expires the ___day of _______________, ____.

         (Seal)                                        /s/ Leslie Quinn
                                               -----------------------------
                                                         Notary Public

                                                     Former Lorilei Stockholders

---------------------------------
                                                  /s/ Gerald R. Cunningham
---------------------------------                  -----------------------------
                                                          Gerald R. Cunningham

Dated:   May 11, 2000
---------------------------------
                                                   /s/ Leigh A. Cunningham
---------------------------------                  -----------------------------
                                                           Leigh A. Cunningham

Dated:   May 11, 2000

State of Florida           }
County of Marion           } ss.:

         On this 11th day of May, 2000, before me, a notary public in and for the county and state aforesaid, personally appeared Gerald R. Cunningham and Leigh A. Cunningham, to me known, and known to me to be the former stockholders of Lorilei Communications, Inc., the above-described corporation, and to me known to be the persons who executed the foregoing instrument, and acknowledged the execution thereof to be their free act and deed, for the uses and purposes therein mentioned.

         IN WITNESS WHEREOF, I have hereunto set my hand and affixed my notarial seal the day and year in this certificate first above written. My commission expires the ___day of _______________, ____.

         (Seal)
                                                   /s/ Leslie Quinn
                                                  -----------------------------
                                                             Notary Public

                                The Escrow Agents

         Executing this Agreement solely with reference to the provisions specifically pertaining to the performance of their duties as Escrow Agents:

                                                      The Yankee Companies, Inc.
_________________________________                        (a Florida corporation)

_________________________________          By:     /s/ William A. Calvo, III
                                                    ____________________________
                                           William A. Calvo, III, Vice President
Dated:   May 11, 2000
                                           Attest:  Vanessa H. Lindsey
                                                    ____________________________
                                                   Vanessa H. Lindsey, Secretary
State of Florida           }
County of Marion           } ss.:                              (Corporate Seal)

         On this 11th day of May, 2000, before me, a notary public in and for the county and state aforesaid, personally appeared William A. Calvo, III and Vanessa H. Lindsey, to me known, and known to me to be the vice president and secretary of the Yankee Companies, Inc., the above-described corporation, and to me known to be the persons who executed the foregoing instrument and acknowledged the execution thereof to be their free act and deed, and the free act and deed of the Yankee Companies, Inc., as the Undisclosed Liabilities Escrow Agent, the uses and purposes therein mentioned.

         IN WITNESS WHEREOF, I have hereunto set my hand and affixed my notarial seal the day and year in this certificate first above written. My commission expires the ___day of _______________, ____.

         (Seal)
                                                /s/ Leslie Quinn
                                                -----------------------------
                                                         Notary Public

                                                          Brashear & Associates

---------------------------------

_________________________________          By:    /s/ Bruce Brashear
                                                    ____________________________
                                              Bruce Brashear, Esquire, Principal

Dated:   May 11, 2000

State of Florida           }
County of Marion           } ss.:

         On this 11th day of May, 2000, before me, a notary public in and for the county and state aforesaid, personally appeared Bruce Brashear, Esquire, the duly authorized principal of Brashear & Associates, a Florida law firm, to me known, and known to me to be person described as the Brashear Escrow Agent in the foregoing instrument and to me known to be the person who executed the foregoing instrument, and acknowledged the execution thereof to be the free act and deed of Brashear & Associates, for the uses and purposes therein mentioned.

         IN WITNESS WHEREOF, I have hereunto set my hand and affixed my notarial seal the day and year in this certificate first above written. My commission expires the ___day of _______________, ____.

         (Seal)
                                                        /s/ Leslie Quinn
                                                        ------------------------
                                                          Notary Public

Schedule 1.4 can be found as Exhibit 3.5 and 3.6 to this 8-K.


                      Schedules to Reorganization Agreement
                                  by and among
                Amerinet Group.com, Inc., a Delaware Corporation
                                       and
               Lorilei Communications, Inc., a Florida Corporation

                       SCHEDULE 1.4 CONSTITUENT DOCUMENTS


1.       Amended Articles of Incorporation
2.       Amended Bylaws


I attest the information contained herein is true and accurate to the best of my knowledge

/s/ Gerald R. Cunningham
__________________________________
Gerald R. Cunningham, President
Lorilei Communications, Inc.

/s/ Leigh A. Cunningham
__________________________________
Leigh A. Cunningham, Vice President Sales
Lorilei Communications, Inc.


                      Schedule to Reorganization Agreement
                                  by and among
                Amerinet Group.com, Inc., a Delaware Corporation
                                       and
               Lorilei Communications, Inc., a Florida Corporation

                     SCHEDULE 1.7(C) FINAL STOCKHOLDER DATA

No.      Date              Name                               No. Shares
01       7/1/94            Gerald Cunningham and              100
                           Leigh Cunningham, Ten. by Ent.

02                         Void

03       5/16/98           John B. La Torraca Trans. to
                           Cert. 04, 05

04       12/29/99          Arlene Butters Trans. from Cert.
                           03, Trans. to Cert. 06

05       12/29/99          Gerald Cunningham and Leigh        5.5
                           Cunningham, Ten. by Ent. Trans.
                           from Cert. 03

06       12/29/99          Gerald Cunningham and Leigh        5.5
                           Cunningham, Ten. by Ent. Trans.
                           from Cert. 04

Total Shares Outstanding to date:  111

In accordance with Article IV of the Articles of Incorporation, Lorilei Communications, Inc. is authorized to issue 7,500 shares of ONE DOLLAR ($1.00) par value common stock, which shall be designated "Common Shares".

I attest the information contained herein is true and accurate to the best of my knowledge

/s/ Gerald R. Cunningham
__________________________________
Gerald R. Cunningham, President
Lorilei Communications, Inc.

/s/ Leigh A. Cunningham
__________________________________
Leigh A. Cunningham, Vice President Sales
Lorilei Communications, Inc.

                     Schedules to Reorganization Agreement
                                  by and among
                Amerinet Group.com, Inc., a Delaware Corporation
                                      and
              Lorilei Communications, Inc., a Florida Corporation

SCHEDULE 2 - EXCEPTIONS TO LORILEI'S REPRESENTATION & WARRANTS

The consent  letter from Small Business Loan Source that is attached to Schedule
5.7 is hereby disclosed as an exception.

To the knowledge of Lorilei's officers, there is no destruction, damage, or loss to any assets in accordance with paragraph 2.7(C).

The past due account receivable for CareerTV.com in the amount of $132,543.30 is a not collectible debt. This amount will be written off to bad debt prior to the closing of this transaction.

The past due account receivable for Citrus Hills Marketing in the amount of $1,388.60 is not collectible debt. This amount will be written off to bad debt prior to the closing of this transaction.

Currently, not on the books of Lorilei is a debt in the amount of $21,420.00 to HGTV. The reason why this debt is not on the books is because we are disputing the validity of the spots aired on behalf of our client. Trade industry reports made allegations that HGTV covered network spots on the local system level. In other words, HGTV apparently inserted national spots in the local break slots that they say our client's spot ran. To date, they have not provided us any proof that our client's spots were run properly.


I attest the information contained herein is true and accurate to the best of my knowledge

/s/ Gerald R. Cunningham
__________________________________
Gerald R. Cunningham, President
Lorilei Communications, Inc.

/s/ Leigh A. Cunningham
__________________________________
Leigh A. Cunningham, Vice President Sales
Lorilei Communications, Inc.

March 16, 2000

Ms. Bonnie L. Krabbenhoft
Credit Manager
HGTV
P O Box 50970
Knoxville, TN 37950

          Re: Quiltingly Yours

Dear Ms. Krabbenhoft:

I am in receipt of your letter dated February 25, 2000. Army Court-faxed this letter to me on 3/15/00. Your break down of the aired information does not satisfy our needs. We still have no proof from HGTV or the cable systems that they did not insert a national spot in the local break slot that you say Quiltingly Yours ran. We have no affidavit supporting this information and that is the proof that we need before any type of payment is made. Keep in mind that this issue would of never been brought up if no allegations were made against HGTV for inserting national spots in local breaks.

I look forward to hearing from you in the near future.

Sincerely,
/s/ Mary A. Lee
Business Manager




                        Home & Garden Television Network
                                 P O. Box 80970
                           Knoxville, Tennessee 37950


February 25, 2000

Mary A. Lee, Business Manager
Firm Multimedia
P, 0. Box 770787
Ocala, FL 34477-0%87

                 re: Quiltingly Yours

Dear Ms. Lee:

     Attached you will find a breakdown of all spots aired by your company compared to actual times that local inserts were placed. As you will note, all times from your three invoices fell outside of the local insert breaks and were never in question. If you have any questions regarding this analysis, please call me at 423-470-3946.

                                    Sincerely
                               Bonnie L. Krabbenho
                                 Credit Manager

attachment
cc- Steve Gigliotti, Sr. VP, Ad Sales
    Elaine McCall, Director of Revenue

November 16, 1999

Mr. Steve Newman
Senior Vice President, Ad Sales
HG TV
P U Box X0970
Knoxville, TN 379>0

Dear Mr. Newman:

Thank you for your response to our correspondence regarding discrepancies in scheduling our client's spots on HGTV. While we appreciate your review of the times our spots aired, the information supplied in and of itself is no proof that the spots actually aired on all your affiliate cable systems.

In order to resolve this matter you need to furnish us with a breakdown of when the network takes national breaks, and when it takes affiliate breaks. With this information sue can then at lest make some determination of whether or not an adjustment to our invoice is warranted.

Sincerely,
/s/ Mary A. Lee
Business Manager



HGTV
HOME BURDEN TELEVISION

November 3, 1999

Ms. Mary A. Lee
Business Manager
The Firm Multimedia
P. 0. Box 770787
Ocala, FL 34477

Dear Ms. Lee:

     Thank you for your letter of October 26. Although many of the allegations in the article were unfounded, the audit firrn of Deloitte & Touche has reviewed our accounting procedure. In some cases, it has been ascertained that national spots ran in local breaks and, in all cases, we are contacting those clients and offering makegoods to reconcile the discrepancies.

     While I can certainly appreciate your concern; I have reviewed your account and find that no part of your advertising schedule fell into the local avails. I have enclosed a spot placement report to verify your commercial placement.

     I trust the enclosed is proof of the validity of your advertising schedule, Please don't hesitate to call if you have questions.

Warm regards,
Steve Newman
Senior Vice President, Ad Sales

SN:ht

Enc.

Mail: PO Box 50970 o Knoxville TN 17950 o Ship: 9701 Madison Avenue, Knoxville TN 37932 o (423) 691.2700 o Fax (423)
690-6595

October 26, 1999

Home & Garden Television Network
P O. Box 80970
Knoxville, Tennessee 37950
Attention: Accounts Receivable Manager

CERTIFIED MAIL

                Re:  Account 100654

Dear HGTV

We are deeply concerned regarding recent trade industry reports with allegations that your network covered network spots on the local system level. The most recent report in Electronic Media verifies that your company is readying itself for make-goods or refunds.

As our buy was for the full network, we are concerned that ours is one of the accounts affected by policy.

We cannot in good conscience process your invoices further until this dispute is resolved. Please provide us with a proposal to adjust our outstanding balance, or with clear and convincing proof that our spots cleared at the local cable system level.

Sincerely,

/s/ Mary A. Lee
Business Manager


                      Schedule to Reorganization Agreement
                                  by and among
                Amerinet Group.com, Inc., a Delaware Corporation
                                      and
              Lorilei Communications, Inc., a Florida Corporation

                      SCHEDULE 2.5(A) FINANCIAL STATEMENTS

1.       Balance Sheet and Profit and Loss as of May 10, 2000
2.       Balance Sheet and Profit and Loss quarter ending March 31, 2000
3.       Balance Sheet and Profit and Loss year ending December 31, 1999


I attest the information contained herein is true and accurate to the best of my knowledge

/s/ Gerald R. Cunningham
----------------------------------
Gerald R. Cunningham, President
Lorilei Communications, Inc.

/s/ Leigh A. Cunningham
----------------------------------
Leigh A. Cunningham, Vice President Sales
Lorilei Communications, Inc.

5/12/00
                               The Firm Multimedia
                                 Profit and Loss
                         January 1 through May 10, 2000


                                                      Jan 1 - May 10, '00
Ordinary Income/Expense Inc
Income
4500 - Fee Income
4500-02 - Retainer                                        20,000.00
4500-03 - Video Production                                68,517.41
4500-04 - Graphics
4500-20 - Printing                                         7,223.41
4500-21 - Layout & Design                                 13,346.00
4500-23 - General Graphics                                10,302.00
Total 4500-04 - Graphics                                  30,871.41

4500-09 - CD-Rom Authoring                                12,995.00
4500-10 - Web Design                                       2,260.00
4500-12 - Still Photography                                  800.00
4500-13 - Audio Production                                   436.00
4500-14 - Pre-Press                                          629.00
4500-16 - Website Maintenance                              5,100.00
4500-17 - Website Hosting                                    455.00
4500-18 - Client Promotions                                5,590.00
4500-19 - Shipping Revenue                                 6,719.03
4500-05 - Commercial Leased Access                       228,226.00
4500-25 - Spot Airtime                                   146,226.90
4500    - Fee Income - Other                              38,796.50
Total 4500 - Fee Income                                  567,622.25

4530 - Reimbursed Expenses                                    15.86
Total Income                                             567,638.11

Cost of Goods Sold
6230 - Commercial Leased Access
6230-31 - Rockford Press                                  19,265.56
6230-30 - Harry Browne CLA                                 5,818.96
6230-29 - Snappy Lock                                      2,858.54
6230-27 - Ocala News Tonight                              16,119.05
6230-26 - CareerTV.Com                                    16,275.95
6230-23 - Fairbanks Construction                             433.73
6230-14 - Pennbrooke Fariways                               (618.72)
6230-19 - Class 1                                            772.90
6230 - Commercial Leased Access - Other                     (120.21)
Total 6230 - Commercial Leased Access                     60,805.76

6231 - Spot Airtime                                       60,633.37
6237 - Airtime-Program                                     1,870.00
6232 - Client Promotions                                  16,598.37
6233 - Internet Fees                                         656.16
6234 - Outdoor Advertising                                22,414.50

6260 - Graphics
6260-03 - Printing                                        19,355.02
6260-05 - Supplies                                            56.92
6260-06 - Service Bureau
6260.07 - Film Output                                        180.00
Total 6260-06 - Service Bureau                               180.00

6260-07 - Shipping Costs                                   1,443.04
6260-08 - Pre-Press Supplies                               1,169.01
Total 6260 - Graphics                                     22,203.99

6265 - Production
6265-01 - Tapes                                            2,502.76
6265-02 - Production Equipment                             1,271.72
6265-04 - Talent Fees                                        275.00
6265-05 - Staging & Props                                      2.96
6265-07 - Shipping Costs                                   3,057.80
6265-08 - VHS Sleeves                                      1,522.50
6265-09 - Tape Duplication                                19,667.06
6265 - Production - Other                                     21.19
Total 6265 - Production                                   28,320.99

05/12/00
                               The Firm Multimedia
                                Profit and Loss
                         January 1 through May 10, 2000

                                                        Jan 1 - May 10,2000


Total COGS                                             213,503.14
Gross Profit                                           354,134.97
Expense
4540 - Sales Tax                                           358.14

6105 - Advertising
6105-02 - Personnel Advertising                          2,981.67
6105-03 - Telephone Book Advertising                       337.50
6105-04 - Press Release                                    (50.00)
6105-06 - Print Advertising                                938.00
Total 6105 - Advertising                                 4,207.17

6115 - Automobile Expense
6115-01 - Fuel                                           6,327.40
6115-02 - Auto Maintanence                                 279.64
6115-05 - Auto -Volvo Lease                              1,268.82
Total 6115 - Automobile Expense                          7,875.86

6125 - Bank Service Charges                                120.87

6140 - Communications
6140-01 - Internet fees                                  2,446.31
Total 6140 - Communications                              2,446.31

6150 - Company Fees
6150-01 - Non Compete Fees                                  90.00
6150-04 - Other Fees                                       692.75
6150-05 - NDC Payment System Fees                          366.84
Total 6150 - Company Fees                                1,149.59

6165 - Dues and Subscriptions                              892.72

6170 - Employee Moving Expenses                            500.00

6175 - Equipment Rental                                    503.50

6185 - Insurance
6185-01 - Auto Insurance                                 2,991.70
6185-02 - Building/Property Insurance                    1,703.50
6185-04 - Work Comp                                        950.40
6185-05 - Life Insurance                                   446.60
Total 6185 - Insurance                                   6,092.20

6205 - Interest Expense
6205-01 - Finance Charge Late charges                    3,991.38
6205-01 - Finance Charge - Other                         2,228.69
Total 6205-01 - Finance Charge                           6,220.07

6205-02 - Loan Int.-Capital Leases                       7,454.40
6205-03 - Mortgage - Interest                            8,994.06
6205 - Interest Expense - Other                          3,697.81
Total 6205 - Interest Expense                           26,366.34

6220 - Janitorial / Maintenance
6220-02 - Supplies                                          57.06
6220-03 - Sanitation                                       556.80
6220-04 - Pest Control                                     106.00
Total 6220 - Janitorial / Maintenance                      719.86

6235 - Licenses and Permits                                 45.10
6306 - Office Rent
6306-01 - Jacksonville Rent                                418.00
Total 6306 - Office Rent                                   418.00

6255 - Postage and Delivery
6255-01 - Postage (USPS)                                   713.81
6255-02 - Shipping (Unishippers)                         2,567.74
6255-03 - Shipping (UPS)                                   976.84
6255-04 - Shipping (Airborne)                              114.00
Total 6255 - Postage and Delivery                        4,372.39

                               The Firm Multimedia
5/12/00
                                Profit and Loss
                         January 1 through May 10, 2000

                                                        Jan 1 - May 10, '00
6275 - Professional Fees
6275-01 - Accounting                                       1,987.00
6275-03 - Legal Fees                                       1,291.39
6275-05 - Personnel                                          337.61
Total 6275 - Professional Fees                             3,616.00

6305 - Repairs and Maintenance
6305-01 - Building Repairs                                   114.55
6305-02 - Computer Repairs                                   256.00
6305-03 - Equipment Repairs                                1,044.11
6305 - Repairs and Maintenance - Other                        60.26
Total 6305 - Repairs and Maintenance                       1,474.92

6345 - Telephone
6345-02 - Cellular Telephones                              1,505.33
6345-03 - Local Telephone Service                          2,545.39
6345-04 - Long Distance                                    3,048.86
6345-05 - Paging                                             457.43
Total 6345 - Telephone                                     7,557.01

6355 - Travel
6355-05 - Meals                                              177.83
6355-06 - Tolls & Parking                                     92.35
6355 - Travel - Other                                        428.65
Total 6355 - Travel                                          698.83

6395 - Utilities
6395-01 - Electric                                         1,660.27
Total 6395 - Utilities                                     1,660.27

6540 - Miscellaneous                                         675.34

6550 - Office Supplies
6550-01 - Printing                                         1,213.13
6550-02 - Grocery                                            562.33
6550-04 - Video Production Supplies                          354.08
6550-05 - Graphic Supplies                                   423.55
6550-06 - Film Processing                                     58.14
6550-07 - Audio Production Supplies                           14.82
6550 - Office Supplies - Other                             2,198.41
Total 6550 - Office Supplies                               4,824.46

6560 - Payroll Expenses
6560-01 - Medical Insurance                                7,468.66
6560-02 - FUTA                                               949.76
6560-03 - SUTA                                               784.93
6560-04 - Officer's Salaries                              23,833.36
6560-05 - Salaries & Wages                               128,850.90
6560-06 - Commission Wages                                14,345.60
6560-07 - Federal Payroll Taxes-Company                   12,837.68
6560 - Payroll Expenses - Other                              782.85
Total 6560 - Payroll Expenses                            189,853.74

6610 - Sales Expenses
6610-01 - Misc. Expenses                                       3.00
6610-03 - Sales Incentives                                   486.04
6610-04 - Direct Mail                                        661.98
Total 6610 - Sales Expenses                                1,151.02

6640 - Taxes
6640-01 - Federal                                            112.00
6640-02 - Intangible / Tangible                              229.00
6640-03 - Leases - Personal Property                         917.42
6640-04 - Real Estate Taxes                                4,640.46
6640-06 - State                                              455.29
6640-06 - Personal Property                                5,631.74
Total 6640 - Taxes                                        11,985.91

7006 - Bad Debt
7006-01 - Adjust Client Acct.                              1,942.79
7006 - Bad Debt - Other                                  134,409.77
Total 7006 - Bad Debt                                    136,352.56

Total Expense                                            415,918.11
Net Ordinary Income                                      (61,783.14)
Net Income                                               (61,783.14)

                               The Firm Multimedia
05/12/00
                                  Balance Sheet
                               As of May 10, 2000
                                                        May 10, '00
ASSETS

Current Assets
Checking/Savings
1015 - Amsouth - Operating Account                        2,767.36
1030 - Petty Cash                                            49.11
Total Checking/Savings                                    2,816.47

Accounts Receivable
1200 - Accounts Receivable                              211,663.27
Total Accounts Receivable                               211,663.27

Other Current Assets
1475 - Electric Deposit                                     400.00
Total Other Current Assets                                  400.00

Total Current Assets                                    214,879.74

Fixed Assets
1575 - A/A - Organizational Cost                           (585.00)
1570 - Organizational Costs                                 585.00
1590 - Building - 7325 SW 32nd St
1590-01 - Sign                                            1,560.00
1590-02 - Studio Drape                                    2,989.20
1590-03 - Canopies                                        2,400.00
1590-04 - Land                                           25,000.00
1590 - Building - 7325 SW 32nd St - Other               214,964.60
Total 1590 - Building - 7325 SW 32nd St                 246,913.80

1600 - Office Furniture
1600-01 - Cost                                           30,324.10
1600-02 - Office Furniture -Staples                       7,874.46
1600 - Office Furniture - Other                             890.44
Total 1600 - Office Furniture                            39,089.00

1700 - Equipment
1700-01 - Computer Equipment                             78,054.79
1700-02 - Production Equipment                          254,159.85
1700-03 - Office Equipment                               24,084.20
1700-04 - Trade Show Booth                                5,011.65
1700 - Equipment - Other                                  2,352.60
Total 1700 - Equipment                                  363,663.09

1710 - Automobiles                                       65,611.63
1800 - LESS -Accumulated Depreciation                  (324,616.00)

Total Fixed Assets                                      390,661.52
TOTAL ASSETS                                            605,541.26

LIABILITIES & EQUITY
Liabilities
Current Liabilities

Accounts Payable
2000 - Accounts Payable                                204,489.03
Total Accounts Payable                                 204,489.03

Other Current Liabilities
2100 - Payroll Liabilities                               5,003.31
2200 - Sales Tax Payable                                (1,535.25)
2250 - Working Capital Loan -Amsouth                    30,975.77
2251 - Mountaineer Loan                                 19,795.08
2252 - Volvo Loan                                       24,852.13
2275 - Loan from Shareholders                           45,301.28
2280 - Loan from Shareholder- JLT                       49,785.01

Total Other Current Liabilities                        174,177.33
Total Current Liabilities                              378,666.36

                               The Firm Multimedia
05/12/00
                                  Balance Sheet
                               As of May 10, 2000
                                                          May 10, '00

Long Term Liabilities
Leases
2486 - Preferred Capital Corporation                     14,265.53
2450 - Freedom Capital                                    4,961.35
2300 - Associates Leasing Inc.                            1,720.02
2320 - Colonial Pacific Leasing #2                       11,816.65
2380 - Credential Leasing Corporation                     7,122.46
2385 - The Manifest Group-Interactive                     1,782.40
2419 - FINOVA - Imagesetter                              14,319.17
2420 - ORIX - Scanner                                     6,384.94
2421 - ORIX - Voice M/Comp.                               5,765.68
2422 - Colonial Pacific-Production Equ                    5,939.16
2423 - Colonial Pacific, Inc./Off. Equ                    3,440.14
2440 - Colonial Pacific/Harbour Capita                    1,257.76
Total Leases                                             78,775.26

2395 - Chrysler Financial - Caravan                      11,605.93
2400 - Small Business Loan Source                       189,115.52
Total Long Term Liabilities                             279,496.71
Total Liabilities                                       658,163.07
Equity

3100 - Common Stock                                         111.00
3900 - Retained Earnings                                  9,050.33
Net Income                                              (61,783.14)
Total Equity                                            (52,621.81)
TOTAL LIABILITIES & EQUITY                              605,541.26

                               The Firm Multimedia
05/12/00
                                 Profit and Loss
                           January through March 2000


                                                          Jan - Mar '00
Ordinary Income/Expense
Income
4500 - Fee Income
4600-02 - Retainer                                         11,100.00
4500-03 - Video Production                                 51,378.00
4600-04 - Graphics
4500-20 - Printing                                          6,028.41
4500-21- Layout & Design                                  10,366.00
4500-23 - General Graphics                                 10,190.00
Total 4600-04 - Graphics                                   26,584.41

4500-09 - CD-Rom Authoring                                 12,995.00
4600-10 - Web Design                                        2,260.00
4600-13 - Audio Production                                    436.00
4600-16 - Website Maintenance                               4,620.00
4500-17 - Website Hosting                                     120.00
4500-18 - Client Promotions                                 5,590.00
4600-19 - Shipping Revenue                                  5,562.82
4600-06 - Commercial Leased Access                        167,444.00
4600-26 - Spot Airtime                                     96,202.75
4500 - Fee Income - Other                                  34,649.29
Total 4600 - Fee Income                                   418,942.27

4530 - Reimbursed Expenses                                      3.32
Total Income                                              418,945.59

Cost of Goods Sold
6230 - Commercial Leased Access
6230-31 - Rockford Press                                   19,265.56
6230-30 - Harry Browne CLA                                  2,583.20
6230-29 - Snappy Lock                                       2,858.54
6230-27 - Ocala News Tonight                               10,446.50
6230-26 - CareerTV.Com                                     16,275.95
6230-23 - Fairbanks Construction                              433.73
6230-14 - Pennbrooke Fariways                                (618.72)
6230-19 - Class 1                                             772.90
6230 - Commercial Leased Access -Other  (120.21)
Total 6230 - Commercial Leased Access                      51,897.45

6231 - Spot Airtime                                        33,111.54
6237 - Airtime-Program                                      1,870.00
6232 - Client Promotions                                   16,598.37
6233 - Internet Fees                                          376.16
6234 - Outdoor Advertising                                 19,800.75
6260 - Graphics
6260-03 - Printing                                         10,120.02
6260-06 - Supplies                                             56.92
6260-06 - Service Bureau
6260.07 - Film Output                                         180.00
Total 6260-06 - Service Bureau                                180.00

6260-07 - Shipping Costs                                      276.72
Total 6260 - Graphics                                      10,633.66

6266 - Production
6266-01 - Tapes                                             1,729.96
6266-02 - Production Equipment                              1,059.95
6266-04 - Talent Fees                                         150.00
6266-06 - Staging & Props                                       2.96
6265-07 - Shipping Costs                                    2,541.68
6265-08 - VHS Sleeves                                       1,522.50
6266-09 - Tape Duplication                                  8,747.44
6266 - Production - Other                                      21.19
Total 6265 - Production                                    15,775.68

Total COGS                                                150,063.61

                               The Firm Multimedia

05/12/00
                                Profit and Loss
                           January through March 2000

                                                        Jan - Mar '00

Gross Profit                                              268,881.98
Expense
4540 - Sales Tax                                              648.24

6105 - Advertising
6105-02 - Personnel Advertising                               354.31
6105-03 - Telephone Book Advertising                          234.75
6105-04 - Press Release                                       (50.00)
6106-06 - Print Advertising                                   688.00
Total 6105 - Advertising                                    1,227.06

6115 - Automobile Expense
6115-01 - Fuel                                              4,486.51
6115-02 - Auto Maintanence                                    244.64
6115-05 - Auto - Volvo Lease                                1,268.82
Total 6115 - Automobile Expense                             5,999.97

6125 - Bank Service Charges                                   110.87

6140 - Communications
6140-01 - Internet fees                                     1,397.95
Total 6140 - Communications                                 1,397.95

6150 - Company Fees
6150-01 - Non Compete Fees                                     60.00
6150-04 - Other Fees                                          534.00
6150-05 - NDC Payment System Fees                             286.84
Total 6150 - Company Fees                                     880.84

6165 - Dues and Subscriptions                                 455.17
6170 - Employee Moving Expenses                               500.00
6175 - Equipment Rental                                       302.10

6185-Insurance
6185-01 - Auto Insurance                                    1,080.50
6185-02 - Building/Property Insurance                       1,210.50
6185-04 - Work Comp                                           692.80
6185-05 - Life Insurance                                      338.10
Total 6185 - Insurance                                      3,321.90

6205 - Interest Expense
6205-01 - Finance Charge Late charges                       3,041.22
6205-01 - Finance Charge - Other                            1,229.27
Total 6205-01 - Finance Charge                              4,270.49

6205-02 - Loan Int.-Capital Leases                          6,099.22
6205-03 - Mortgage - Interest                               7,131.19
6205 - Interest Expense - Other                             2,564.44
Total 6205 - Interest Expense                              20,065.34

6220 - Janitorial / Maintenance
6220-02 - Supplies                                             41.72
6220-03 - Sanitation                                          281.00
6220-04 - Pest Control                                        106.00
Total 6220 - Janitorial / Maintenance                         428.72

6235 - Licenses and Permits                                    45.10
6306 - Office Rent
6306-01 - Jacksonville Rent                                   418.00
Total 6306 - Office Rent                                      418.00

6255 - Postage and Delivery
6255-01 - Postage (USPS)                                      516.82
6255-02 - Shipping (Unishippers)                            2,459.83
6255-03 - Shipping (UPS)                                      284.04
6255-04 - Shipping (Airborne)                                 114.00
Total 6255 - Postage and Delivery                           3,374.69

                               The Firm Multimedia
05/12/00
                                 Profit and Loss
                           January through March 2000

                                                        Jan - Mar '00

6275 - Professional Fees
6275-01 - Accounting                                          137.00
6275-03 - Legal Fees                                          869.50
Total 6275 - Professional Fees                              1,006.50

6305 - Repairs and Maintenance
6305-01 - Building Repairs                                    114.55
6305-02 - Computer Repairs                                    256.00
6305-03 - Equipment Repairs                                   916.91
6305 o Repairs and Maintenance - Other                         60.26
Total 6305 - Repairs and Maintenance                        1,347.72

6345 - Telephone
6345-02 - Cellular Telephones                                 980.78
6345-03 - Local Telephone Service                           1,646.00
6345-04 - Long Distance                                     1,792.83
6345-05 - Paging                                              350.09
Total 6345 - Telephone                                      4,769.70

6355 - Travel
6355-05 - Meals                                               163.14
6355-06 - Tolls & Parking                                      92.35
Total 6355 - Travel                                           255.49

6395 - Utilities
6395-01 - Electric                                          1,198.86
Total 6395 - Utilities                                      1,198.86

6540 . Miscellaneous                                          664.90
6550 - Office Supplies
6550-01 - Printing                                            693.17
6550-02 - Grocery                                             363.18
6550-04 - Video Production Supplies                           302.49
6550-05 - Graphic Supplies                                    361.42
6550-06 - Film Processing                                      58.14
6550-07 - Audio Production Supplies                            14.82
6550 - Office Supplies - Other                              1,739.88
Total 6550 - Office Supplies                                3,533.10

6560 . Payroll Expenses
6560-01 - Medical Insurance                                 4,358.56
6560-02 - FUTA                                                691.16
6560-03 - SUTA                                                591.11
6560-04 - Officer's Salaries                               14,895.85
6560-05 - Salaries & Wages                                 80,808.51
6560-06 - Commission Wages                                  7,628.78
6560-07 - Federal Payroll Taxes-Company                     7,941.57
6560 - Payroll Expenses - Other                               477.85
Total 6560 - Payroll Expenses                             117,393.39

6610 - Sales Expenses
6610-01 - Misc. Expenses                                        3.00
6610-03 - Sales Incentives                                    477.03
6610-04 - Direct Mail                                         661.98
Total 6610 - Sales Expenses                                 1,142.01

6640 - Taxes
6640-01 - Federal                                             112.00
6640-02 - Intangible / Tangible                               229.00
6640-03 - Leases - Personal Property                          854.53
6640-04 - Real Estate Taxes                                 4,640.46
6640-05 - State                                               284.35
6640-06 - Personal Property                                 5,631.74
Total 6640 - Taxes                                         11,752.08

7005 - Bad Debt
7005-01 - Adjust Client Acct.                                 779.20
7005 - Bad Debt - Other                                       477.87
Total 7005 - Bad Debt                                       1,257.07
Total Expense                                             183,496.77
Net Ordinary Income                                        85,385.21
Net Income                                                 85,385.21

                               The Firm Multimedia
05/12/00
                                  Balance Sheet
                              As of March 31, 2000

                                                            Mar 31, '00

ASSETS

Current Assets
Checking/Savings
1015 - Amsouth - Operating Account                        13,657.99
1030 - Petty Cash                                              2.35
Total Checking/Savings                                    13,660.34
Accounts Receivable
1200 - Accounts Receivable                               307,530.88
Total Accounts Receivable                                307,530.88
Other Current Assets
1475 - Electric Deposit                                      400.00
Total Other Current Assets                                   400.00
Total Current Assets                                     321,591.22
Fixed Assets
1575 - A/A - Organizational Cost     (585.00)
1570 - Organizational Costs                                  585.00
1590 - Building - 7325 SW 32nd St
1590-01 - Sign                                             1,560.00
1590-02 - Studio Drape                                     2,989.20
1590-03 - Canopies                                         2,400.00
1590-04 - Land                                            25,000.00
1590 - Building - 7325 SW 32nd  St - Other               214,964.60
Total 1590 - Building - 7325 SW 32nd St                  246,913.80
1600 - Office Furniture
1600-01 - Cost                                            30,324.10
1600-02 - Office Furniture -Staples                        7,874.46
1600 - Office Furniture - Other                              890.44
Total 1600 - Office Furniture                             39,089.00
1700 - Equipment
1700-01 - Computer Equipment                              78,054.79
1700-02 - Production Equipment    254,159.85
1700-03 - Office Equipment                                24,084.20
1700-04 - Trade Show Booth                                 5,011.65
1700 - Equipment - Other                                   2,352.60
Total 1700 - Equipment                                   363,663.09
1710 - Automobiles                                        65,611.63
1800 - LESS - Accumulated Depreciation                  (324,616.00)
Total Fixed Assets                                       390,661.52
TOTAL ASSETS                                             712,252.74
LIABILITIES & EQUITY
Liabilities
Current Liabilities
Accounts Payable
2000 - Accounts Payable                                  153,621.61
Total Accounts Payable                                   153,621.61
Other Current Liabilities
2100 - Payroll Liabilities                                 5,789.76
2200 - Sales Tax Payable                                  (1,340.27)
2250 - Working Capital Loan -Amsouth                      32,654.85
2251 - Mountaineer Loan                                   20,091.20
2252 - Volvo Loan                                         25,213.67
2275 - Loan from Shareholders                             45,301.28
2280 - Loan from Shareholder- JLT                         49,785.01
Total Other Current Liabilities     177,495.50
Total Current Liabilities                                331,117.11

                               The Firm Multimedia
05/12/00
                                  Balance Sheet
                              As of March 31, 2000
                                                               Mar 31, '00

Long Term Liabilities
Leases
2486 - Preferred Capital Corporation                            14,492.80
2450 - Freedom Capital                                           5,213.78
2300 - Associates Leasing Inc.                                   2,377.54
2320 - Colonial Pacific Leasing #2                              12,346.41
2380 - Credential Leasing Corporation                            7,370.18
2385 - The Manifest Group-Interactive                            1,959.87
2419 - FINOVA - Imagesetter                                     14,644.85
2420 - ORIX - Scanner                                            6,801.54
2421 - ORIX - Voice M/Comp.                                      5,894.23
2422 - Colonial Pacific-Production Equ                           6,507.39
2423 - Colonial Pacific, Inc./Off. Equ                           3,586.48
2440 - Colonial Pacific/Harbour Capita                           1,370.39
Total Leases                                                    82,565.46
2395 - Chrysler Financial -Caravan                              12,141.98
2400 - Small Business Loan Source                              189,277.65
Total Long Term Liabilities                                    283,985.09
Total Liabilities                                              615,102.20
Equity
3100 - Common Stock                                                111.00
3900 - Retained Earnings                                        11,654.33
Net Income                                                      85,385.21
Total Equity                                                    97,150.54
TOTAL LIABILITIES & EQUITY                                     712,252.74

                               The Firm Multimedia
05/21/00
                                 Profit and Loss
                          January through December 1999

                                                        Jan - Dec '99
Ordinary Income/Expense Income
4500 - Fee Income
4500-01 - Commission Income                               5,341.63
4500-02 - Retainer                                       34,580.00
4500-03 - Video Production                              267,212.12
4500-04 - Graphics
4500-15 - CD Laser Art                                      350.00
4500-20 - Printing                                       84,166.59
4500-21 - Layout 8 Design                               123,831.32
4500-22 - 3D Animation                                   11,461.68
4500-23 - General Graphics                                5,873.25
Total 4500-04 - Graphics                                225,682.84
4500-06 - Fee Income - Other                                (54.11)
4500-07 - Public Relations                                4,910.00
4500-09 - CD-Rom Authoring                                4,999.00
4500-10 - Web Design                                     11,735.00
4500-13 - Audio Production                               23,943.64
4500-14 - Pre-Press                                       1,621.00
4500-16 - Website Maintenance                             4,971.00
4500-17 - Website Hosting                                 5,093.00
4500-18 - Client Promotions                              10,850.00
4500-19 - Shipping Revenue                               15,029.06
4500-05 - Commercial Leased Access                      276,334.00
4500-25 - Spot Airtime                                  165,787.00
4600 - Fee Income - Other                                35,216.04
Total 4600 - Fee Income                               1,093,251.22
5010 - Program Airtime                                    8,489.00
4530 - Reimbursed Expenses                                  588.89
Total Income                                          1,102,329.11
Cost of Goods Sold
6230 - Commercial Leased Access
6230-26 - CareerTV.Com                                      152.50
6230-25 - WSA Marketing                                     575.65
6230-23 - Fairbanks Construction                          1,035.10
6230-01 - The Firm Multimedia                               307.00
6230-14 - Pennbrooke Fariways                            24,047.45
6230-15 - Strawn Chevrolet                                  982.40
6230-16 - Leary Management                                3,708.86
6230-18 - Quiltingly Yours                               13,179.28
6230-19 - Class 1                                         1,820.28
6230-21 - Citrus Hills Marketing                          2,971.50
6230 - Commercial Leased Access - Other                     (37.50)
Total 6230 - Commercial Leased Access                    48,742.52
6231 - Spot Airtime                                      42,676.08
6237 - Airtime-Program                                    3,655.00
6232 - Client Promotions                                 29,204.84
6233 - Internet Fees                                      1,712.23
6234 - Outdoor Advertising                               61,000.25
6260 - Graphics
6260-01 - Graphics Equipment                                313.99
6260-02 - Photos                                            275.59
6260-03 - Printing                                       69,972.48
6260-05 - Supplies                                          441.36
6260-06 - Service Bureau                                      0.00
6260-07 - Shipping Costs                                  4,672.35
Total 6260 - Graphics                                    75,675.77
6265 - Production
6265-01 - Tapes                                           4,695.44
6265-02 - Production Equipment                              616.28
6265-04 - Talent Fees                                     4,320.00
6265-05 - Staging & Props                                   968.54

                               The Firm Multimedia
05/21/00
                                 Profit and Loss
                          January through December 1999

                                                         Jan - Dec '99

6266-07 - Shipping Costs                                  13,695.54
6265-08 - VHS Sleeves                                        503.44
6265-09 - Tape Duplication                                32,500.58
6265 - Production - Other                                     62.54
Total 6265 - Production                                   57,362.36
Total COGS                                               320,029.05
Gross Profit                                             782,300.06
Expense
6156 - Amortization Expense                                   58.00
4640 - Sales Tax                                             169.38
6106 - Advertising
6105-02 - Personnel Advertising                            4,166.80
6105-03 - Telephone Book Advertising                       3,250.09
6105-04 - Press Release                                       50.00
6105-06 - Promotion Advertising                            5,970.02
6106-06 - Print Advertising                                2,408.00
6106-09 - Firm Misc. Advertising                             428.06
6106 - Advertising - Other                                   296.00
Total 6105 - Advertising                                  16,568.97

6115 - Automobile Expense
6116-01 - Fuel                                            12,027.35
6115-02 - Auto Maintanence                                 3,171.09
6115-03 - Vehicle Registration                                78.20
6115-04 - Mercury Mountaineer Lease                        1,347.52
6116-05 - Auto -Volvo Lease                                2,834.76
6115 - Automobile Expense - Other                            170.66
Total 6115 o Automobile Expense                           19,629.58
6126 - Bank Service Charges                                  378.11
6140 - Communications
6140-01 - Internet fees                                    4,203.38
Total 6140 - Communications                                4,203.38

6160 - Company Fees
6150-01 - Non Compete Fees                                   160.00
6150-02 - Documentation Fees                                 553.65
6160-04 - Other Fees                                       1,150.25
6150-06 - NDC Payment System Fees                            513.77
6150 - Company Fees - Other                                  180.00
Total 6150 - Company Fees                                  2,557.67

6160 - Education                                              81.05
6161 - Conventions                                           750.00
6166 - Dues and Subscriptions                                949.50
6170 - Employee Moving Expenses
6170-01 - Moving Van Rental                                1,531.00
6170-02 - Fuel                                               407.27
6170-03 - Lodging                                            135.57
Total 6170 - Employee Moving Expenses                      2,073.84

6176 - Equipment Rental                                    3,502.77
6185-Insurance
6186-01 - Auto Insurance                                   2,184.92
6186-02 - Building/Property Insurane                       1,383.94
6185-03 - Media Liability Ins.                             5,605.13
6185-04 - Work Comp                                        3,460.60
6185-05 - Life Insurance                                   2,009.09
6185 - Insurance - Other                                  (7,910.93)
Total 6185 - Insurance                                     6,732.75

6205 - Interest Expense
6205-01 - Finance Charge Late charges                      4,778.62

                               The Firm Multimedia
05/21/00
                                 Profit and Loss
                          January through December 1999

                                                        Jan - Dec '99

6205-01 - Finance Charge - Other                           5,550.72
Total 6205-01 - Finance Charge                            10,329.34
6205-02 - Loan Int.-Capital Leases                        14,054.89
6205-03 - Mortgage - Interest                             18,713.31
6205-04 - Loan Interest-John B. LaTorraca                    200.00
6205 - Interest Expense - Other                            5,171.75
Total 6205 - Interest Expense                             48,469.29
6220 - Janitorial / Maintenance
6220-02 - Supplies                                           494.71
6220-03 - Sanitation                                         818.00
6220-04 - Pest Control                                       421.90
6220 - Janitorial I Maintenance - Other                       25.39
Total 6220 - Janitorial / Maintenance                      1,760.00

6235 - Licenses and Permits                                  481.05
6306 - Office Rent
6306-01 - Jacksonville Rent                                1,063.88
Total 6306 - Office Rent                                   1,063.88
6255 - Postage and Delivery
6255-01 - Postage (USPS)                                   3,072.43
6255-02 - Shipping (Unishippers)                           4,652.07
6255-04 - Shipping (Airborne)                                 52.00
6255-06 - Shipping - FedEx                                    89.07
6255 - Postage and Delivery - Other                           25.00
Total 6255 - Postage and Delivery                          7,890.57

6275 - Professional Fees
6275-01 - Accounting                                       6,992.16
6275-03 - Legal Fees                                       2,966.23
6275-04 - Talent                                             109.50
6275-05 - Personnel                                        3,427.78
6275-06 - Collection Agent Fees                              299.71
Total 6275 - Professional Fees                            13,795.38

6305 - Repairs and Maintenance
6305-01 - Building Repairs                                 1,916.33
6305-02 - Computer Repairs                                 5,426.15
6305-03 - Equipment Repairs                                3,819.70
6305 - Repairs and Maintenance - Other                       266.04
Total 6305 - Repairs and Maintenance                      11,428.22

6345 - Telephone
6345-02 - Cellular Telephones                              2,338.29
6345-03 - Local Telephone Service                          5,349.09
6345-04 - Long Distance                                    8,655.76
6345-05 - Paging                                             791.59
6345 - Telephone - Other                                     374.78
Total 6345 - Telephone                                    17,509.51

6355 - Travel
6355-01 - Airline Travel                                   2,557.50
6355-02 - Car Rental                                          69.32
6355-03 - Entertainment                                      840.25
6355-04 - Lodging                                          2,951.99
6355-05 - Meals                                            4,445.18
6355-06 - Tolls & Parking                                    621.16
6355 - Travel - Other                                        206.50
Total 6355 - Travel                                       11,691.90

6395 - Utilities
6395-01 - Electric                                         4,586.91
Total 6395 - Utilities                                     4,586.91

6540 - Miscellaneous                                       2,689.75

                              The Firm Multimedia
5/12/00
                                 Profit and Loss
                         January through December 1999

                                                            Jan - Dec '99
6660 - Office Supplies
6550-01 - Printing                                         3,529.71
6550-02 - Grocery                                             (9.73)
6660-03 - Refrigerator                                         0.00
6650-06 - Film Processing                                    111.68
6650-07 - Audio Production Supplies                          538.55
6650-08 - Graphics Equipment                                 223.83
6650-09 - Interactive Supplies                               396.94
6650 - Office Supplies - Other                             5,820.82
Total 6660 - Office Supplies                              10,611.80

6660-06 - Graphic Supplies
6660.01 - Pre-Press Supplies                               4,365.59
6550-06 - Graphic Supplies - Other                         3,553.04
Total 6660-06 - Graphic Supplies                           7,918.63

6660-04 - Video Production Supplies
6660.02 - Tapes                                            2,143.04
6660-04 - Video Production Supplies - Other                1,814.53
Total 6660-04 - Video Production Supplies                  3,957.57

6660 - Payroll Expenses
6660-01 - Medical Insurance                                8,261.91
6660-02 - FUTA                                             1,206.85
6660-03 - SUTA                                               660.14
6660-04 - Officer's Salaries                              68,520.91
6660-06 - Salaries & Wages                               294,521.19
6660-06 - Commission Wages                                34,075.96
6660-07 - Federal Payroll Taxes-Company                   30,543.82
6660 - Payroll Expenses - Other                            2,147.17
Total 6660 - Payroll Expenses                            439,937.95

6680 - Refunds -Client                                     2,945.33
6610 - Sales Expenses
6610-01 - Misc. Expenses                                     528.59
6610-02 - Trade Shows                                      3,013.63
6610-03 - Sales Incentives                                   968.56
6610-06 - Lead Referral Source                             1,290.16
Total 6610 - Sales Expenses                                5,800.94

6640 - Taxes
6640-01 - Federal                                        (2,413.76)
6640-02 - Intangible / Tangible                             377.48
6640-03 - Leases - Personal Property                      1,564.85
6640-06 - State                                           1,651.86
Total 6640 - Taxes                                        1,180.43

7006 - Bad Debt
7006-01 - Adjust Client Acct.                             8,827.93
7006 - Bad Debt - Other                                  11,364.27
Total 7006 - Bad Debt                                    20,192.20

Total Expense                                           671,566.31
Net Ordinary Income                                     110,733.75
Other Income/Expense
Other Income

7016 - Interest Income                                        11.67
Total Other Income                                            11.67
Other Expense

6166 - Depreciation Expense                               86,319.00
Total Other Expense                                       86,319.00
Net Other Income                                         (86,307.33)
Net Income                                                24,426.42

                               The Firm Multimedia
05/21/00
                                  Balance Sheet
                             As of December 31, 1999
                                                             Dec 31, '99

ASSETS
Current Assets
Checking/Savings
1015 - Amsouth - Operating Account                                 989.63
1030 - Petty Cash                                                   27.59
Total Checking/Savings                                           1,017.22
Accounts Receivable
1200 - Accounts Receivable                                     187,932.67
Total Accounts Receivable                                      187,932.67
Other Current Assets
1475 - Electric Deposit                                            400.00
Total Other Current Assets                                         400.00
Total Current Assets                                           189,349.89
Fixed Assets
1575 - A/A - Organizational Cost                                  (585.00)
1570 - Organizational Costs                                        585.00
1590 - Building - 7325 SW 32nd St
1590-01 - Sign                                                   1,560.00
1590-02 - Studio Drape                                           2,989.20
1590-03 - Canopies                                               2,400.00
1590-04 - Land                                                  25,000.00
1590 - Building - 7325 SW 32nd St - Other                      214,964.60
Total 1590 - Building - 7325 SW 32nd St                        246,913.80
1600 - Office Furniture
1600-01 - Cost                                                  30,324.10
1600-02 - Office Furniture - Staples                             4,949.46
1600 - Office Furniture - Other                                    890.44
Total 1600 - Office Furniture                                   36,164.00
1700 - Equipment
1700-01 - Computer Equipment                                    78,054.79
1700-02 - Production Equipment                                 246,931.90
1700-03 - Office Equipment                                      24,084.20
1700-04 - Trade Show Booth                                       5,011.65
1700 - Equipment - Other                                           332.60
Total 1700 - Equipment                                         354,415.14
1710 - Automobiles                                              40,038.44
1800 - LESS - Accumulated Depreciation                        (324,616.00)
Total Fixed Assets                                             352,915.38
TOTAL ASSETS                                                   542,265.27
LIABILITIES 8 EQUITY
Liabilities
Current Liabilities

Accounts Payable
2000 - Accounts Payable                                        91,263.61
Total Accounts Payable                                         91,263.61
Other Current Liabilities
2100 - Payroll Liabilities                                      4,494.78
2200 - Sales Tax Payable                                       (1,454.06)
2250 - Working Capital Loan - Amsouth                          33,704.66
2251 - Mountaineer Loan                                        20,964.97
2275 - Loan from Shareholders                                  33,062.28
2280 - Loan from Shareholder- JLT                              49,785.01
Total Other Current Liabilities                               140,557.64
Total Current Liabilities                                     231,821.25
Long Term Liabilities

                               The Firm Multimedia

05/21/00
                                  Balance Sheet
                             As of December 31, 1999
                                                          Dec 31, '99

Leases
2486 - Preferred Capital Corporation                          15,069.55
2450 - Freedom Capital                                         6,166.03
2300 - Associates Leasing Inc.                                 3,332.54
2320 - Colonial Pacific Leasing #2                            14,384.28
2350 - The Manifest Group                                      1,626.37
2380 - Credential Leasing Corporation                          8,097.50
2385 - The Manifest Group-Interactive                          2,471.06
2419 - FINOVA - Imagesetter                                   16,230.73
2420 - ORIX - Scanner                                          7,995.37
2421 - ORIX - Voice M/Comp.                                    6,273.56
2422 - Colonial Pacific-Production Equ                         8,115.40
2423 - Colonial Pacific, Inc./Off. Equ                         4,419.75
2440 - Colonial Pacific/Harbour Capita                         2,099.45
Total Leases                                                  96,281.59

2395 - Chrysler Financial - Caravan                           12,669.64
2400 - Small Business Loan Source                            189,727.46

Total Long Term Liabilities                                  298,678.69
Total Liabilities                                            530,499.94

Equity
3100 - Common Stock                                              111.00
3150 - Add'I Paid in Capital                                  60,400.00
3900 - Retained Earnings                                     (73,172.09)
Net Income                                                    24,426.42
Total Equity                                                  11,765.33
TOTAL LIABILITIES & EQUITY                                   542,265.27

                      Schedule to Reorganization Agreement
                                  by and among
                Amerinet Group.com, Inc., a Delaware Corporation
                                       and
              Lorilei Communications, Inc., a Florida Corporation


                       SCHEDULE 2.10(A)(1) REAL PROPERTY

1. Commercial lease dated September 1, 1999 between Corporate Investment International, Inc. and The Firm. Property located at 1999 West Colonial Drive, Suite 205, Orlando, Florida. Lease term is for one year expiring
     August 31, 2000. Rent is $371.00 per month and is a trade-out for production.

2. Mortgage with Small Business Loan Source for property at 7325 SW 32nd Street, Ocala, Florida 34474. Loan amount $194,000.00. Fluctuating interest rate, currently at 11.75%. Mortgage payment is $2,025.00 per month. The current balance is $189,277.65. Supporting documents to follow are:

         a.       Settlement Statement
         b.       Notice of Commencement
         c.       Note with Exhibit A
         d.       Agreement Regarding Closing of Loan with Exhibit A
         e.       Financing Statement with Schedule
         f.       Security Agreement - Commercial
         g.       Affidavit of No Adverse Change
         h.       Borrowing Affidavit
         i.       Guaranty
         j.       Acknowledgements
         k.       Certificate of the Secretary of Lorilei
         l.       Notice of Entire Agreement
         m.       Authorization and Loan Agreement
         n.       Compensation Agreement
         o.       Environment Certificate
         p.       Borrowing Certificate
         q.       Letter to Publicize
         r.       Acknowledgement Insurance and Financials
         s.       Certification as to Child Support
         t.       Affidavit Regarding Business Permits
         u.       Financial Agreement
         v.       Assignment of Life Insurance Policy
         w.       Curington Contracting, Inc. Construction Agreement



I attest the information contained herein is true and accurate to the best of my knowledge

/s/ Gerald R. Cunningham
----------------------------------
Gerald R. Cunningham, President
Lorilei Communications, Inc.

/s/ Leigh A. Cunningham
----------------------------------
Leigh A. Cunningham, Vice President Sales
Lorilei Communications, Inc.

                      Schedule to Reorganization Agreement
                                  by and among
                Amerinet Group.com, Inc., a Delaware Corporation
                                      and
              Lorilei Communications, Inc., a Florida Corporation

                           SCHEDULE 2.10(C) EQUIPMENT


         Attached to this schedule is a complete equipment inventory list. Any item without a * is owned outright by Lorilei Communications, Inc.
                               Equipment Inventory

                                Reception Office

Computer                   AST Adventure 686 16mb Ram
Monitor                    AstVision 4
Keyboard                   Ast
Typewriter                 Display 900 Dictionary
Postage Meter              Neopost Model 9512
Scale                      Pelouze PS2R1-P
Facsimile                  Canon CFX-L4000 Plain Paper
                           Reception Desk
                           4 Guest Chairs w/ 2 Tables

                                     Kitchen

                           Refrigerator
                           Table w/ 4 Chairs
                           Framed Art Work
                           Coke Machine
                           Microwave
                           Coffee Pot

                                 Business Office

Computer                   24X Max Pentium 32mb Ram
Monitor                    AstVision 7L
Keyboard                   Windows
Printer                    Cannon LBP 460
Shredder                   Fellowes Powershred P540
Calculator                 Casio HR 150LB
                           2 Guest Chairs
                           1 Corner Plant

                                Sales Department

Computer                   Packard Bell Legend Supreme
Monitor                    Samsung
Keyboard                   Packard Bell
Scanner                    Microtek Scanmaker 11SP
Misc.                      Polaroid Sprint Scan 35
Lap Top                    3 Toshiba SAT 2515CDS P266MMX 4.3G 32MB Computer
                           Networkcard for all notebooks
Projector                  Panasonic LCD Projector*
                           Model PT-L5
                           Serial Number 7-91871-11035-5
                           Value $2,695.00
Leasing Co.                Freedom Capital
                           11 Merrill Drive
                           Hampton, NH 03842
                           Framed Art Work

                          Project Coordinator's Office

Computer                   Authentic AMD 32mb Ram
Monitor                    Max Tech
Keyboard                   Windows
Facsimile                  Canon B640 Plain Paper Fax
                           Sharp UX-1000 Plain Paper Fax

                               Media Buyer Office

Computer                   Pentium 32mb
Monitor                    Max Tech
Keyboard                   Windows

                                 Conference Room

Television                 Magnavox
VCR                        Sharp
                           Conference Table 6 Chairs
                           Framed Art Work

                                 Leigh's Office

Computer                   Ast Advantage Adventure 824 Pentium 16mb
Monitor                    Samsung
Keyboard                   Ast
Printer                    HP DeskJet 600
Printer                    HP DeskJet 612C
Lap Top                    Vaio PCG-F340 Sony Lap Top*
Leasing Co.                *Preferred Lease
                            P.O. Box 41598
                           Philadelphia, PA 19101-1598
                           Lease #716-0388449-001
                           2 Guest Chairs
                           1 Corner Plant
                           JVC Radio/CD
                           Framed Art Work
                                 Gerry's Office

Computer                   Compaq Pentium 64mb
Monitor                    Compaq Presairo
Keyboard                   Compaq
Printer                    Canon BJC-4300 Color BubbleJet
Shredder                   Fellowes Powershred P540
File Cabinet               4 Drawer Vertical File Cabinet
                           2 Drawer Vertical File Cabinet
                           Globe
                           Hutch
                           2 Guest Chairs
                           1 Corner Plant
                           JVC Radio/CD

                               Graphics Department

Computer                   Mac G3* Power PC 8100 Power Computing 132 PowerMac G3
                           350MT*** PowerMac G3 400 MT***
Keyboard                   Power Computing
                           Apple *
                           Apple
                           2 Power Mac Keyboards***
Monitor                    OptiQuest V773*
                           Maglnnovatinos (2)
                           .26MM 66HZ Monitor***
Printer                    Lexmark Optra R
                           Epson Stylus 600 Color**
Drives                     External Zip Drive (3)
                           LaCie HD
                           Smart Storage Solutions External HD
                           External Jaz Drive
                           AVA 2906-SCSI Card***
                           CD-Rewritable Drive***
Misc.                      Dynatek CE Burner
Scanner                    Astra Color Scanner
Leasing Co.                *Bank Vest Capital Corp. AKA ORIX and FINOVA
                           200 Nickerson Road
                           Marlboror, MA 01752
                           (800)532-7317
                           Lease #047011-001
                           Lease #047011-002
                           Lease #047011-003
                           **Colonial Pacific Leasing
                           P.O. Box 2090
                           Portland, Oregon 97208-2090
                           (800)444-1738
                           Lease #108025002
                           Lease #108025003
                           Lease #108025004
                           ***Freedom Capital
                           30423 Canwood Street, Suite 207
                           Agoura Hills, CA 91301
                           (818)735-0439
PP Tax                     Paid over 12 months
                           Clipper
                           CD Photo Library
                           Medium Format Still Camera w/ lenses
                           Still Photo Lights and Stands
                           Light Box

                                Pre Press Office

Computer                   Mac G3*
Keyboard                   Apple*
Monitor                    Spectrum 7GLR*
Printer                    3M Rainbow*
                           Agfa 9800*
Misc.                      Agfa Rapidline 43 Film Developer*
Leasing Co.                *Bank Vest Capital Corp. AKA ORIX and FINOVA
                           200 Nickerson Road
                           Marlboror, MA 01752
                           (800)532-7317
                           Lease #047011-001
                           Lease #047011-002
                           Lease #047011-003
PP Tax                     Paid over 12 months

                               General Office Area

Printer                    HP LaserJet 4
Copier                     Minolta EP 4233
Binder                     GBC Image Maker 1000

                        Animation/Website Artist's Office

Computer                   Power Mac 6500*
                           Power Mac G3
Hard Drive                 6-GIG External*
Monitor                    Nokia 17"*
                           Optiquest 17"
Keyboard                   Apple*
                           Apple
Scanner                    UMAX Astra 610 S Flatbed*
                           Screen DT-S101S Drum
CD Writer                  Yamaha CRV4260*
Camera                     Olympus D-500L Digital
Leasing Co.                *The Manifest Group
                           100 East Saratoga
                           Marshall, MN 56258-1714
                           Lease #556150
                           Lease #624826
PP Tax                     Paid over 12 months

                       Production - Master Control Office

1.       IBM PC 386
2.       Sony Monitor
3.       Generic Keyboard
4.       HP DeskJet 500C
5.       Compuvideo/Wave Form Monitor
6.       Panasonic 13" Monitors (5)
7.       Panasonic 21" Monitors (2)
8.       Sony Speakers (2)
9.       Amiga 4000 Computer with Video Toaster System
10.      Amiga Keyboard
11.      Mackie CR1604-VLZ Audio Mixing Board
12.      Sony FXE-100 Video Editing/Switcher System
13.      Intercom System
14.      Radio Shack Amplifier
15.      LabTech LCS-150 Computer Speakers (2)
16.      UVW 1800 Sony Beta Cam Deck (2)**
17.      Sony VO-9800 3 1/4 Umatic SP
18.      Video Patch Bay
19.      Tascam Patch Audio Bay
20.      Alesis 3630 Compressor
21.      Pioneer PD103 CD Player
22.      Tascam DA-20 Digital Audio Tape Players
23.      JVC RX 212 AM-FM Receiver
24.      Sony EVO-9850 HI 8 Video Deck***
25.      Panasonic RCUWV-RC36 Remote Control Unit
26.      NADY Receiver - 4 Channel
27.      Video Tek VDA-16 Black Burst Generator***
28.      Zip Drive 100
29.      Kinyo Beta Tape Rewinder
30.      Horita CSG-50 Bars/Tone Generator
31.      Serial Port Switch Box
32.      Sony EVO-9850 3/4 Tape Deck ****
33.      Sony CMA****
34.      Quasar VHQ 830 VCR
35.      Production Desk with Shelves
Leasing Co.                **Colonial Pacific Leasing
                           P.O. Box 2090
                           Portland, Oregon 97208-2090
                           (800)444-1738
                           Lease #108025002
                           Lease #108025003
                           Lease #108025004
                           ***Associates Leasing Inc.
                           P.O. Box 6229
                           Carol Stream, IL 60197-6229

                           (800)525-3054
                           Lease #0006581-000
                           ****The Manifiest Group
                           100 East Saratoga
                           Marshall, MN 56258-1714
                           (507)532-9558
                           Lease #556150
                           Lease #624826
PP Tax                     Paid over 12 months

                   Production - Back Office in Master Control

1.       Power Mac 7200/75
2.       Apple Keyboard
3.       NEC Multi Scan Monitor
4.       Microtech Scan Maker 2 HR
5.       Sony CDP-XE 500 CD Player
6.       Power Mac 7200/75
7.       Interex Keyboard
8.       Portrait Pivet 1700 Monitor
9.       2 Workstation Desks
                       Production - Edit Room - Station 1

1.       Sony 21" TV
2. Media 100 System - Power Mac 8100/80 with Apple Keyboard and Supermatch 17" Monitor*
3.       Seagate 2047M Drive (1)*
4.       Seagate 8669M Drive (2)*
5.       Micropolis 8681M Drive (1)
6.       Media 100 Digital Video Editor**
Leasing Co.                *Bank Vest Capital Corp. AKA ORIX and FINOVA
                           200 Nickerson Road
                           Marlboror, MA 01752
                           (800)532-7317
                           Lease #047011-001
                           Lease #047011-002
                           Lease #047011-003
                           **Colonial Pacific Leasing
                           P.O. Box 2090
                           Portland, Oregon 97208-2090
                           (800)444-1738
                           Lease #108025002
                           Lease #108025003
                           Lease #108025004
PP Tax                     Paid over 12 months

                       Production - Edit Room - Station 2

1.       *PCI System Media 100 Nubus $8999.95
         *Purchased by Media 100
         *Power Mac G3/G4 DIMM PC $379.00
         *Remus Lite Disk Array Software $129.00
         *Adobe After Effects Production Bundle $1,399.00
         *18.2 GB Barracuda $505.00
         *Adobe Photoshop Software $589.00
         *Data Silo DS 100 $429.00
         *Data Silo Cable Kit $149.00
         *Tech Tools Pro Software $89.00
         *Power Domain SCSI $349.00
         *17" E773 Monitor $299.01
Leasing Co.       Preferred Capital Corporation
                  P.O. Box 41598
                  Philadelphia, PA 19101-1598
                  Lease #716-0388449-001
2.       Micro Tek 2 HR Scanner
3.       Sony Speakers (2)
4.       Samsung TV/VCR 13" Combo
5.       Panasonic 13" Monitor
6.       LabTech CS-900 Computer Speakers (2)
7.       APC-UPS 450 Battery Back Up
8.       Panasonic PV-S 4480 Super VHS Deck
9.       GE VG4056 VCRS (2)
10.      GE SV4053 VCRS (2)
11.      Symphonic 6480 VCRS (2)
12.      16 Port Video Patch Bay (2)
13.      Neutrik Audio Patch Bay
14.      Technics SLPG350 CD Player
15.      Tascam DA20 Digital Audio Tape
16.      JVC RX - 212 FM/AM Receiver
17.      Sony UVW 1800 Beta SP Deck
18.      Mackie 1202-VLZ Mixing Board
19.      Panasonic WVF 300 Camera*
Leasing Co.                *Colonial Pacific Leasing
                           P.O. Box 2090
                           Portland, Oregon 97208-2090
                           (800)444-1738
                           Lease #108025002
                           Lease #108025003
                           Lease #108025004
PP Tax                     Paid over 12 months

                                     Studio

1.       Sears TV
2.       Rid Lowcost Teleprompter System (2) 1*
3.       Panasonic 300 CLE WFV 300 Video Cameras (2)
4.       ITE Pedastals (2) 1
5.       HI 8 Video Camera (2)
6.       Bogen Tripod (3) 1 ***
7.       Anton Battery Charger***
8.       Sony UVW 100 w/ Lens ***
9.       Sony PVM 8020 AC/DC Monitor $712.00***
10.      Sony PVM 8042 Color Monitor***
11.      Sony UVW 100 Camera w/ Lens ****
12.      Sony BC 1WD Charger w/ Batteries
13.      K-3 Camera 16MM
14.      Sony 8800 3/4 VTR
15.      Metal Desk
16.      2 Lowell Lighting Kits
17.      10 Wireless Mikes
18.      1 Studio Light Grid
19.      Studio Lights and Stands
20.      Metal Storage Reels
21.      Sets, Background and Bluescreen
22.      Misc. Set and Building Tools
Leasing Co.                *Bank Vest Capital Corp. AKA ORIX and FINOVA
                           200 Nickerson Road Marlboror,  MA 01752 (800)532-7317
                           Lease #047011-001 Lease #047011-002 Lease #047011-003
                           ***Colonial  Pacific  Leasing P.O. Box 2090 Portland,
                           Oregon  97208-2090   (800)444-1738  Lease  #108025002
                           Lease  #108025003 Lease #108025004 **** The Manifiest
                           Group  100  East  Saratoga  Marshall,  MN  56258-1714
                           (507)532-9558 Lease #556150 Lease #624826

PP Tax                     Paid over 12 months

                                Office Furniture

1.       8 Leather Chairs
2.       3 Desks
3.       2 Returns
4.       3 Hutch
5.       1 Storage Unit
6.       8 Steno Chairs
7.       1 Work Center
8.       7 4 PC Work Centers
9.       2 2 Drawer File Cabinet

                                  Audio Studio

1.       Roland DM-800 Workstation
2.       Roland 6-800 Synthesizser
3.       Samsung 13" TV
4.       Technics CD Player SL-P1200
5.       Tascam 32 Reel to Reel Tape Deck
6.       Sony A-6 Digitial Tape Deck
7.       Neutek Patch Bay
8.       2 Rolls Mike Compressor Leg HRIIC
9.       Behringer Composer Compressor MDX 2100
10.      ART Dual Compressor
11.      JVC R-K22 Tuner/Amplifier
12.      Fischer CRW683 Dual Cassette Deck
13.      TM Century Music Library
14.      Realistic Eraser
15.      2 AK6 D3800 Mikes
16.      CD Stand
17.      Copy Holder
18.      2 Rolls Headphone Amps
19.      Koss Pro 4 AA Headphones
20.      Roland Boss U7-1 - Voice Transformer*
21.      Music Software Systems
22.      Music Bakery Discs
23.      Midiator
Leasing Co.                *Bank Vest Capital Corp.  AKA ORIX and FINOVA
                           200 Nickerson Road
                           Marlboror, MA 01752
                           (800)532-7317
                           Lease #047011-001
                           Lease #047011-002
                           Lease #047011-003
PP Tax                     Paid over 12 months

                                  Phone System

1.       Samsung Digital Telephone System*
Leasing Co.                *Creditial Leasing Corp.
                           1501 Corporate Drive
                           Suite 280
                           Boynton Beach, FL 33426-6654
                           (800)688-3088
                           Lease #0354401
PP Tax                     Paid over 12 months

                                Voice Mail System

1.       Minitel 128 Voice Mail System*
Leasing Co.                *Bank Vest Capital Corp. AKA ORIX
                           200 Nickerson Road
                           Marlboror, MA 01752
                           (800)532-7317
                           Lease #047011-001
                           Lease #047011-002
                           Lease #047011-003
PP Tax                     Paid over 12 months

                               Ocala News Tonight

1.       (3) Leightronics Event Controller/Switcher $2,833.40
         Purchased from Markertek and by Credit Card
2.       4 Sony VP 9000 S/N
         2 Sony 7600 Umatic S/N
         Purchased from Hi-Tech Enterprises $3,845.58
3.       4 Secretarial Chairs & One Lap Top Table $200.00
         Purchased from Staples
5.       Media 100 System Nubus Component Suite Deal w/ Mac 8100/80 AV
6.       Sony VO 5800 VCR $600.00
         Audio Visual Consultants - Paid MC
7.       Police Scanner $300.
8.       31 avalier mikes $350.00
9.       3 corded mikes $225.00
10.      Assorted cables and wires $200.00


I attest the information contained herein is true and accurate to the best of my knowledge

/s/ Gerald R. Cunningham
----------------------------------
Gerald R. Cunningham, President
Lorilei Communications, Inc.

/s/ Leigh A. Cunningham
----------------------------------
Leigh A. Cunningham, Vice President Sales
Lorilei Communications, Inc.

                      Schedule to Reorganization Agreement
                                  by and among
                Amerinet Group.com, Inc., a Delaware Corporation
                                      and
              Lorilei Communications, Inc., a Florida Corporation

                      SCHEDULE 2.11 INTELLECTUAL PROPERTY

1.       Attached is a schedule of Trademarks and Copyrights.

Lorilei Communications, Inc.

Trademarks and Copyrights


Mark                       Serial #      Date           In Force      Abandoned
----                       --------      ----          -------------  ---------
THE FIRM MULTIMEDIA        75/335702     8/13/98           X
WE CREATE DEMAND           75/335756     9/1/98            X
CREDIT NOW                 75/364030     7/1/98            X
CREDIT NOW                 75/364030     3/2/99                           X
SELL-O-VISION              75/109714     5/24/96           X

Copyrights
------------
CREDIT NOW                 PA 860-881    7/15/97
COOL IDEAS                 PA 860-887    7/15/97

* The owner of each trademark and copyright is Lorilei Communications, Inc. with and address at 7325 SW 32nd Street, Ocala, Florida 34474


I attest the information contained herein is true and accurate to the best of my knowledge

/s/ Gerald R. Cunningham
----------------------------------
Gerald R. Cunningham, President
Lorilei Communications, Inc.

/s/ Leigh A. Cunningham
----------------------------------
Leigh A. Cunningham, Vice President Sales
Lorilei Communications, Inc.

                      Schedule to Reorganization Agreement
                                  by and among
                Amerinet Group.com, Inc., a Delaware Corporation
                                      and
              Lorilei Communications, Inc., a Florida Corporation

           SCHEDULE 2.12 CONTRACTS, AGREEMENTS & COMMITMENTS 2.12 (A)

1. Amsouth Bank - Line of Credit. Balance is around $32,650.00. Monthly payments are around $1,000.00 per month. Account opened 12/97. This account is a line of credit therefore, there is no termination. Copies of the application have been requested to Amsouth.

2. Amsouth Bank - Auto Loan on Ford Mountaineer. Balance is $20,091.20. Monthly payments are $463.55. Execution of this loan is 9/30/99 and the end of the loan is 9/30/04.

3. Bank of America - Auto Loan on Volvo. Balance is $25,213.67. Monthly payments are $503.37. Execution of this loan is 3/10/00 and the end of the loan is 3/10/05.

4. Chrysler Financial Group - Auto Loan on Dodge Caravan. Balance is $12,141.98. Monthly payments are $363.08. Execution of this loan is 5/29/98 and the end of the loan is 6/13/03.

5. Promissory Note to John and Marcia LaTorraca Trust for $46,143.00. Principal balance is $46,143.00 with interest accruing at 8.5% per annum since 12/31/98. In 1999, two interest payments of $200.00 ($400.00 total) were made. As of 4/26/00 the balance of note, principal plus interest is $50,922.91. The principal amount was used for working capital. Execution of this Promissory Note is 12/31/98 and there is not termination date.

6. Leigh and Gerry Cunningham, the officers/shareholders, have loaned the company $45,301.28. This money has been loaned over the course of years in business. This money was used for working capital. The beginning date of the officers/shareholders loaning money to the company was 10/29/98. The termination date is unknown.

Attached are supporting documents for the above referenced.

The following is a list of equipment leases. These leases are attached to this schedule. Each lease provides term, amount per month and equipment description.

1.   The Associates - Monthly  Payment  $357.52,  Balance  $3,018.31

2. Colonial Pacific Leasing #108025002 - Monthly Payment $768.35, Balance $12,867.92

3. Colonial Pacific Leasing #108025003 - Monthly Payment $378.20, Balance $6,507.39

4. Colonial Pacific Leasing #108025004 - Monthly Payment $200.67, Balance $3,730.63

5. Colonial Pacific Leasing #108025005 - Monthly Payment $148.40, Balance $1,589.09 6. Credential Leasing - Monthly Payment $347.43, Balance $7,615.24 7. FINOVA Financial - Monthly Payment $483.15, Balance $16,230.73
     8. Freedom Capital - Monthly Payment $442.03, Balance $5,460.33 9 The Manifest Group AKA Flex Lease #556150 - Monthly Payment $595.95, Balance $1,626.37 10. The Manifest Group AKA Flex Lease #624826 - Monthly Payment $212.80, Balance $1,782.40 11. ORIX Credit Alliance #02324-7 - Monthly Payment $574.78, Balance $6,801.54 12. ORIX Credit Alliance #02325-4 - Monthly Payment $188.27, Balance $5,894.23 13. Preferred Lease - Monthly Payment $506.36, Balance $15,149.17

2.12 (B)

Under this section only the following items apply:

#4 - Refer to Exhibit 5.12 for a copy of New Position Offer for Sheryl Wolf. #12 - Refer to Schedule 2.10(A)(1) for mortgage information


I attest the information contained herein is true and accurate to the best of my knowledge

/s/ Gerald R. Cunningham
----------------------------------
Gerald R. Cunningham, President
Lorilei Communications, Inc.

/s/ Leigh A. Cunningham
----------------------------------
Leigh A. Cunningham, Vice President Sales
Lorilei Communications, Inc.

                      Schedule to Reorganization Agreement
                                  by and among
                Amerinet Group.com, Inc., a Delaware Corporation
                                       and
               Lorilei Communications, Inc., a Florida Corporation

                    SCHEDULE 2.14 GOVERNMENTAL AUTHORIZATION

1.  Fictitious Name Registration - Ocala News Tonight, Ocala, Marion County, FL
2.  Fictitious Name Registration - The Firm Multimedia, Ocala, Marion County, FL
3.  State of Florida, Marion County Drinking Water System Operating Permit
4.  Marion County Occupational License 1999-2000
5. Florida Department of Revenue Certificate of Registration to Collect Sales and Use Taxes for State of Florida

Attached are supporting documents to the above referenced.

Note: The fictitious name registration for "THE FIRM" has expired and Lorilei will not be renewing.

I attest the information contained herein is true and accurate to the best of my knowledge

/s/ Gerald R. Cunningham
----------------------------------
Gerald R. Cunningham, President
Lorilei Communications, Inc.

/s/ Leigh A. Cunningham
----------------------------------
Leigh A. Cunningham, Vice President Sales
Lorilei Communications, Inc.



                      Schedule to Reorganization Agreement
                                  by and among
                Amerinet Group.com, Inc., a Delaware Corporation
                                      and
              Lorilei Communications, Inc., a Florida Corporation

                            SCHEDULE 2.15 LITIGATION

We agree to all statements as detailed in Schedule 2.15, in the above mentioned document entitled "Litigation," with the following exceptions:

2.15 (D):  Lorilei may file a collection suit against CareerTV.com in the amount of $132,543.30 plus interest and late fees for failure to fulfill it's contractual obligation.

Attached is a copy of the contract with CareerTV.com and a copy of a standard channel lease agreement with one of the cable systems.

I attest the information contained herein is true and accurate to the best of my knowledge

/s/ Gerald R. Cunningham
----------------------------------
Gerald R. Cunningham, President
Lorilei Communications, Inc.

/s/ Leigh A. Cunningham
----------------------------------
Leigh A. Cunningham, Vice President Sales
Lorilei Communications, Inc.

                      Schedule to Reorganization Agreement
                                  by and among
                Amerinet Group.com, Inc., a Delaware Corporation
                                      and
              Lorilei Communications, Inc., a Florida Corporation

                        SCHEDULE 2.20 LIST OF EMPLOYEES

Attached to this schedule is a list of all employees, current salaries, vacation, personal time, and comp time accruals. Prior to the date of closing this transaction, comp time accruals will no longer be allowed. Comp time that has been previously accrued has to be used within 6 months from the date of accrual. Otherwise, comp time is forfeited.

 Lorilei Communications, Inc. d/b/a The Firm Multimedia d/b/a Ocala News Tonight
                    Employee Information May 15, 2000

         Employee                          Salary             Vacation            Personal            Comp Time
                                                              Time Hours          Time Hours             Hours

1.       Bryan Allen                       $13,800.00          0                   0                   0
2.       Richard Andrews                   $17,400.00          0                   40                  0
3.       Kim Avery                         $21,900.00          40                  37
4.       Melissa Barfield                  $12.50/hour         0                   0                   0
5.       Bountham Chanthalansy             $22,400.00          0                   31                  0
6.       Gerry Cunningham                  $60,000.00          0                   0                   0
7.       Leigh Cunningham                  $60,000.00          0                   0                   0
8.       Stacey Dolezal                    $30,000.00          0                   40                  0
9.       William Fraker                    $9.00/hour          0                   0                   0
10.      Patricia Gale                     $24,000.00          0                   40                  0
11.      Jeanne Harding                    $6.50/hour          0                   0                   0
12.      Leslie Kinney                     $22,800.00          40                  31.50               17
13.      Mary Lee                          $31,200.00          6.50                0                   0
14.      Dustin McCollum                   $25,200.00          0                   24
15.      Nadyne McDonald                   $14,400.00          0                   40                  0
16.      John Miller                       $10,800.00          0                   0                   0
17.      Debbie Tilton                     $7.33/hour          0                   0                   0
18.      Penny Tomberlin                   $18,180.00          32                  45.50               0
19.      Brian Trahan                      $35,100.00          0                   13.75               0
20.      Lawrence Uelmen                   $25,000.00          0                   0                   0
21.      Kim Ullery                        $17,520.00          0                   40                  0
22.      Sheryl Wolf                       $21,000.00          13                  0                   0


I attest the information contained herein is true and accurate to the best of my knowledge

/s/ Gerald R. Cunningham
----------------------------------
Gerald R. Cunningham, President
Lorilei Communications, Inc.

/s/ Leigh A. Cunningham
----------------------------------
Leigh A. Cunningham, Vice President Sales
Lorilei Communications, Inc.

                      Schedule to Reorganization Agreement
                                  by and among
                Amerinet Group.com, Inc., a Delaware Corporation
                                      and
              Lorilei Communications, Inc., a Florida Corporation

                            SCHEDULE 2.21 INSURANCE

1.       Workers Comp Insurance -  Hanover Insurance

2.       Auto Insurance - Hanover Insurance

3.       Commercial General Liability  Insurance - Hanover Insurance

4.       Professional Liability Insurance - Scottsdale Insurance Company

5.       Health Insurance - HealthPlan Southeast

6.       Schedule of Life Insurance for Officers

7.       Westfield Life Insurance - For Officers Only

8.       Lincoln Benefit Life Insurance - For Officers Only

9.       Midland National Life Insurance  - For Officers Only

10.      First Penn Pacific Life Insurance - For Officers Only

11. Copies of letters to First Penn Pacific, Midland National, Westfield Life, requesting additional policy information.

Note: We are in the process of formulating an errors and omissions policy on Ocala News Tonight.

Attached are supporting documents to the above referenced.

I attest the information contained herein is true and accurate to the best of my knowledge

/s/ Gerald R. Cunningham
----------------------------------
Gerald R. Cunningham, President
Lorilei Communications, Inc.

/s/ Leigh A. Cunningham
----------------------------------
Leigh A. Cunningham, Vice President Sales
Lorilei Communications, Inc.



                      Schedule to Reorganization Agreement
                                  by and among
                Amerinet Group.com, Inc., a Delaware Corporation
                                      and
              Lorilei Communications, Inc., a Florida Corporation

                      SCHEDULE 2.27 EMPLOYEE BENEFIT PLANS

1.   Currently, there are no employee benefit plans in place.

2. Lorilei Communications, Inc. pays $85.00 per month towards the employee's health insurance premium. Lorilei pays entire premium for officers of the company.


I attest the information contained herein is true and accurate to the best of my knowledge

/s/ Gerald R. Cunningham
----------------------------------
Gerald R. Cunningham, President
Lorilei Communications, Inc.

/s/ Leigh A. Cunningham
----------------------------------
Leigh A. Cunningham, Vice President Sales
Lorilei Communications, Inc.

                      Schedule to Reorganization Agreement
                                  by and among
                Amerinet Group.com, Inc., a Delaware Corporation
                                      and
              Lorilei Communications, Inc., a Florida Corporation

                     SCHEDULE 2.28 DISTRIBUTION AGREEMENTS

We agree to all statements as detailed in Schedule 2.28, in the above mentioned document entitled "Distribution Agreements," with the following exception:

2.28A We have posted blocks of commercial leased access airtime for sale through Ad Outlet.com, a broker in the advertising space, time and banner sales business. Ad Outlet marks up our gross sale price to compensate itself with a sales commission. Potential sales generated by Ad Outlet are subject to Lorilei's final approval. No sales have been generated under this plan thus far. There is no contract between Lorilei Communications, Inc. and AdOutlet.com.


I attest the information contained herein is true and accurate to the best of my knowledge

/s/ Gerald R. Cunningham
----------------------------------
Gerald R. Cunningham, President
Lorilei Communications, Inc.

/s/ Leigh A. Cunningham
----------------------------------
Leigh A. Cunningham, Vice President Sales
Lorilei Communications, Inc.


                      Schedule to Reorganization Agreement
                                  by and among
                Amerinet Group.com, Inc., a Delaware Corporation
                                      and
              Lorilei Communications, Inc., a Florida Corporation

           SCHEDULE 4.1 EXCEPTIONS TO PROHIBITED PRE CLOSING ACTIONS

We agree to all statements as detailed in Schedule 4.1, in the above mentioned document entitled "Conduct of Business of Lorilei," without exception.


I attest the information contained herein is true and accurate to the best of my knowledge

/s/ Gerald R. Cunningham
----------------------------------
Gerald R. Cunningham, President
Lorilei Communications, Inc.

/s/ Leigh A. Cunningham
----------------------------------
Leigh A. Cunningham, Vice President Sales
Lorilei Communications, Inc.

                      Schedule to Reorganization Agreement
                                  by and among
                Amerinet Group.com, Inc., a Delaware Corporation
                                      and
              Lorilei Communications, Inc., a Florida Corporation

                             SCHEDULE 5.7 CONSENTS


The current mortgage holder on the building and real estate at 7325 Southwest 32nd Street, Ocala, Florida 34774 is Small Business Loan Source (SBLS) located at 5333 Westheimer, Suite 840, Houston, Texas 77056. This is an SBA guaranteed type 7a loan.

Exhibit A of the mortgage stipulates that if the property or a beneficial interest in the property is transfered without Mortgagee's prior written consent, the mortgage may then be accelerated. A copy of the Mortgagee's written consent is attached.

Other Notices

The mortgage specifies that 3 weeks prior notice of prepayment is required, otherwise Mortgagor will be required to pay 3 weeks interest on the unpaid prinicpal as of the date of prepayment.

A commercial security agreement exists as part of the mortgage and is attached.

Under part F "other provisions" of the SBA Authorization and Loan agreement, item #7 limits annual expenditures for acquisition of fixed assets to $10,000, however part 6 of the borrowing certificate sets this amount at $25,000 without Lender's prior approval, approval of which will not be unreasonably withheld.

Although the deed restrictions (attached) Airport Industrial Park call for underground utilities, the developer has given us a verbal "no action" inasmuch as the general contractor neglected to run underground electrical service from the street to the building.

The Airport Industrial Park is in the process of being annexed into the City of Ocala from Marion County and will soon have city water service. Lorilei has received notice (attached) that an assessment of approximately $536.00 impact fee and a meter installation charge based on the meter size for connecting to the service, plus construction costs of running the line for the connection at $8.50 per front foot on the road. Some of this cost may be mitigated by lower fire insurance premiums due to the proximity of a working fire hydrant.


I attest the information contained herein is true and accurate to the best of my knowledge

/s/ Gerald R. Cunningham
----------------------------------
Gerald R. Cunningham, President
Lorilei Communications, Inc.

/s/ Leigh A. Cunningham
----------------------------------
Leigh A. Cunningham, Vice President Sales
Lorilei Communications, Inc.


                      Schedule to Reorganization Agreement
                                  by and among
                Amerinet Group.com, Inc., a Delaware Corporation
                                      and
              Lorilei Communications, Inc., a Florida Corporation

                            SCHEDULE 5.8 AFFILIATES

         Gerald R. Cunningham
         Leigh A. Cunningham


I attest the information contained herein is true and accurate to the best of my knowledge

/s/ Gerald R. Cunningham
----------------------------------
Gerald R. Cunningham, President
Lorilei Communications, Inc.

/s/ Leigh A. Cunningham
----------------------------------
Leigh A. Cunningham, Vice President Sales
Lorilei Communications, Inc.

                      Schedule to Reorganization Agreement
                                  by and among
                Amerinet Group.com, Inc., a Delaware Corporation
                                      and
              Lorilei Communications, Inc., a Florida Corporation

             SCHEDULE 5.12 LIST AND SUMMARY OF EMPLOYEE AGREEMENTS

1.       List of Employees can be found in Schedule 2.20
2.       Non Compete Agreements
3.       Talent Releases
4.       New Position Offer for Sheryl Wolf
5.       Employment Agreement for Gerald R. Cunningham
6.       Employment Agreement for Leigh A. Cunningham


I attest the information contained herein is true and accurate to the best of my knowledge

/s/ Gerald R. Cunningham
----------------------------------
Gerald R. Cunningham, President
Lorilei Communications, Inc.

/s/ Leigh A. Cunningham
----------------------------------
Leigh A. Cunningham, Vice President Sales
Lorilei Communications, Inc.


                      Schedule to Reorganization Agreement
                                  by and among
                Amerinet Group.com, Inc., a Delaware Corporation
                                      and
              Lorilei Communications, Inc., a Florida Corporation

                          SCHEDULE 5.13-1 PROJECTIONS

1. Attached to this schedule is the projection for years ending 2000 to 2001. Lorilei Communications, Inc FY ending 6/30/2001


                                 July    Aug     Sep    Oct     Nov    Dec     Jan    Feb     Mar    Apr     May    June    Total
Income

Commission                       2,000   2,000  2,000   2,000  2,000   2,000  2,000   2,000  2,000   2,000  2,000   2,000   24,000
ONT Ad sales                    18,000  18,000 22,000  24,000 30,000  27,000 24,000  24,000 28,000  30,000 33,000  30,000  308,000
Retainer                         5,000   5,000  5,000   5,000  5,000   5,000  6,000   6,000  6,000   6,500  6,500   6,500   67,500
Video Production                35,000  35,000 30,000  34,000 32,000  60,000 32,000  30,000 40,000  40,000 45,000  40,000  453,000
Graphics                        30,000  30,000 30,000  30,000 35,000  35,000 35,000  30,000 30,000  30,000 40,000  40,000  395,000
Pre-press                        1,000   1,000  1,000   1,000  1,000   1,000  1,000   1,000  1,000   1,000  1,000   1,000   12,000
Airtime                         75,000  75,000 75,000  50,000 50,000  50,000 40,000  40,000 60,000  65,000 75,000  65,000  720,000
Brokered Spot airtime           10,000  20,000 20,000  10,000  7,000  20,000  7,500   5,000 12,000  40,000 40,000  50,000  241,500
Fees-Misc                        2,500   2,500  2,500   6,000  6,000   6,000 10,000   6,000  6,000   8,000  6,000  22,000   83,500
Web Design                       3,000   3,500  4,000   4,000  4,000   4,000  6,000   4,000  4,000   4,000  4,000   5,000   49,500
Still Photography                  800     800    800     800    800     800    800     800    800     800    800     800    9,600
CD-Rom                           5,000   5,000  5,000   5,000  5,000   5,000  5,000   5,000  5,000   5,000  5,000  10,000   65,000
Audio Production                 1,000   1,000  1,000   7,500  4,000   6,500 10,000   6,000  5,000   5,000  5,000   5,000   57,000
Public Relations                 2,000   2,000  3,000   3,000  3,000   3,000  3,000   3,000  3,000   3,000  3,000   3,000   34,000
Client Promotions                5,000   5,000  2,500   2,500  2,500   2,500  2,500   2,500  2,500   2,500  2,500   2,500   35,000
Web Maintenance                  1,300   1,300  1,500   1,500  1,500   1,500  1,500   2,000  2,000   2,500  2,500   3,450   22,550
Shipping Revenue                 2,000   2,000  2,000   2,000  2,000   2,000  2,000   2,000  2,000   2,000  2,000   2,000   24,000
Total Income                   198,600 209,100 207,300188,300 190,800231,300 188,300169,300 209,300247,300 273,300288,250 2,601,150

Cost of Goods Sold

Spot Airtime                     6,600  13,200 13,200   6,600  4,620  13,200  4,950   3,300  7,920  26,400 26,400  33,000  159,390
CLA                             33,750  33,750 33,750  22,500 22,500  22,500 18,000  18,000 27,000  29,250 33,750  29,250  324,000
Program Airtime                  1,500   1,500  1,500   1,000  1,000   1,000    800     800  1,200   1,300  1,500   1,300   14,400
ONT CLA                          4,500   4,500  4,500   4,500  4,500   4,500  4,500   4,500  4,500   4,500  4,500   4,500   54,000
Total                           46,350  52,950 52,950  34,600 32,620  41,200 28,250  26,600 40,620  61,450 66,150  68,050  551,790

                                    Page 135

Client Promotions                1,750   1,750    875     875    875     875    875     875    875     875    875     875   12,250
Internet Fees                      429     429    495     495    495     495    495     660    660     825    825   1,139    7,442

Total                            2,179   2,179  1,370   1,370  1,370   1,370  1,370   1,535  1,535   1,700  1,700   2,014   19,692

Graphics

Photos                             150     150    150     150    150     150    150     150    150     150    150     150    1,800
Printing                        15,000  15,000 15,000  15,000 17,500  17,500 17,500  15,000 15,000  15,000 20,000  20,000  197,500
Pre-press supplies                 250     250    250     250    250     250    250     250    250     250    250     250    3,000
Misc Supplies                        0       0    225       0      0     225      0       0    225       0      0     225      900
Total                           15,400  15,400 15,625  15,400 17,900  18,125 17,900  15,400 15,625  15,400 20,400  20,625  203,200

Video Production

Tapes                            1,000   1,750  1,500   1,700  1,600   3,000  1,600   1,500  2,000   2,000  2,250   2,000   21,900
Software/equipment                 500     500      0       0      0       0      0       0      0     140      0     427    1,567
Printing                         3,000       0      0       0      0       0      0       0      0       0      0       0    3,000
Talent Fees                        700     700    600     680    640   1,200    640     600    800     800    900     800    9,060
Staging & Props                    350     350    300     340    320     600    320     300    400     400    450     400    4,530
Rentals                            350     350    300     340    320     600    320     300    400     400    450     400    4,530
Shipping                         1,800   1,800  1,800   1,800  1,800   1,800  1,800   1,800  1,800   1,800  1,800   1,800   21,600
Tape Duplication                 3,850   3,850  3,300   3,740  3,520   6,600  3,520   3,300  4,400   4,400  4,950   4,400   49,830
Total                           11,550   9,300  7,800   8,600  8,200  13,800  8,200   7,800  9,800   9,940 10,800  10,227  116,017

Total COGS                      75,479  79,829 77,745  59,970 60,090  74,495 55,720  51,335 67,580  88,490 99,050 100,916  890,699

Gross Profit                   123,121 129,271 129,555128,330 130,710156,805 132,580117,965 141,720158,810 174,250187,335 1,710,452

Firm Expenses
Advertising

Prod/Office personnel              750     750    750     750    750     750    750     750    750     750    750     750    9,000
CD Dup/Printing                      0   2,400      0       0  2,500       0      0       0  2,000       0      0       0    6,900
Yellow Pages                       300     300    300     300    300     300    300     300    300     300    300     300    3,600
Print                              600     600    600     600    600     600    600     600    600     600    600     600    7,200
Misc. Firm Advertising             300     300    300     300    300     300    300     300    300     300    300     300    3,600
Total Advertising                1,950   4,350  1,950   1,950  4,450   1,950  1,950   1,950  3,950   1,950  1,950   1,950   30,300

Automobile

Maintenance                        450     450    450     450    450     450    450     450    450     450    450     450    5,400
Caravan payment                    364     364    364     364    364     364    364     364    364     364    364     363    4,367
New ONT vehicles                   400     400    400     400    400     400    400     400    400     400    400     400    4,800
Mercury                            464     464    464     464    464     464    464     464    464     464    464     464    5,568
Volvo                              504     504    504     504    504     504    504     504    504     504    504     504    6,048
Fuel                             1,500   1,500  1,500   1,500  1,500   1,500  1,500   1,500  1,500   1,500  1,500   1,500   18,000
Vehicle Registration                 0       0    200       0     79       0      0       0      0       0      0       0      279
Total Automobile                 3,682   3,682  3,882   3,682  3,761   3,682  3,682   3,682  3,682   3,682  3,682   3,681   44,462

Bank Charges                        35      35     35      35     35      35     35      35     35      35     35      35      420

Contributions                        0   1,000      0       0      0       0      0       0      0       0      0       0    1,000

Company Fees

Copyright/Trademark                245       0      0       0      0       0      0       0      0       0      0       0      245
Internet Fees                      375     375    425     425    425     425    550     550    550     550    550     550    5,750
Dues and Subscriptions             366     365    252     153     45      63    110       0      0      95      0       0    1,449
Education                          183       0      0       0      0      82      0       0      0       0    100       0      365
Equipment Rental                   101     101  1,200     101    757   1,695    575     101      0     101    101     101    4,934
NDC Payment Systems                150                                                                                308      458
Misc. Fees                           0       0    544       0    963       0      0      85    215     167    599       0    2,573
Total Company Fees               1,420     841  2,421     679  2,190   2,265  1,235     736    765     913  1,350     959   15,774

Insurance

Auto                               450     450    450     450    450     450    450     450    450     450    450     450    5,400
Building/Property                  275     275    275     275    275     275    275     275    275     275    275     275    3,300
Health                           1,000   1,000  1,000   1,000  1,000   1,000  1,000   1,000  1,000   1,000  1,000   1,000   12,000
Media Liability                    300     300    300     300    300     300    300     300    300     300    300     300    3,600
Addlt Liability                    200     200    200     200    200     200    200     200    200     200    200     200    2,400
Life Insurance                     175     175    175     175    175     175    175     175    175     175    175     175    2,100
Worker's Comp                      300     300    300     300    300     300    300     300    300     300    300     300    3,600
Total Insurance                  2,700   2,700  2,700   2,700  2,700   2,700  2,700   2,700  2,700   2,700  2,700   2,700   32,400


                                    Page 136

Interest

Late charges                       300     300    150     150    150     150    150     150    150     150    150     150    2,100
Finance Charges                    450     450    450     450    450     450    450     450    450     450    450     450    5,400
Loan Int-Capital leases          2,000   2,000  2,000   2,000  2,000   2,000  2,000   2,000  2,000   2,000  2,000   2,000   24,162
Mortgage Interest                1,800   1,800  1,800   1,800  1,800   1,800  1,800   1,800  1,800   1,800  1,800   1,800   21,600
Other interest                     200     122      0     121    235     115      0     113    111     182    107     564    1,870
Lines of credit                    200       0    266       0      0     253    265     437      0     309    300     250    2,280
Total Interest                   4,950   4,672  4,666   4,521  4,635   4,768  4,665   4,950  4,511   4,891  4,807   5,214   57,250

Janitorial/Maintenance

Pest Control                        50       0     50       0     50       0     50       0     50       0    172       0      422
Cleaning/Supplies                  156     109    227     114    179      62    256     194     67      21    238     150    1,773
Sanitation                           0       0      0       0    189      44     44      44     44      44     44      44      497
Total Janitorial/Maintenance       206     109    277     114    418     106    350     238    161      65    454     194    2,692

Licenses and Permits                 0       0      0       0    150       0      0      11      0     191      0      60      412

Leases

Audio Visual                       379     450    277     280    284     288    291     295    299     303    307     311    3,764
Computer Equip                   1,200   1,200  1,200   1,200  1,200   1,200  1,200   1,200  1,200   1,200  1,200   1,200   14,400
Phone System                       328     328    328     328    328     328    328     328    328     328    328     328    3,936
Production Equip                 3,500   3,500  3,500   3,500  3,500   3,500  3,500   3,500  3,500   3,500  3,500   3,500   42,000
Total Leases                     5,407   5,478  5,305   5,308  5,312   5,316  5,319   5,323  5,327   5,331  5,335   5,339   64,100

Lines of Credit

AmSouth                          1,100   1,100  1,100   1,100  1,100   1,100  1,100   1,100  1,100   1,100  1,100   1,100   13,200
Total-Lines of credit            1,100   1,100  1,100   1,100  1,100   1,100  1,100   1,100  1,100   1,100  1,100   1,100   13,200

Office Space

Mortgage principal                 200     200    200     200    200     200    200     200    200     200    200     200    2,400
Jax Office rent                    209     209    209     209    209     209    209     209    209     209    209     209    2,508
Orl Office rent                    400     400    400     400    400     400    400     400    400     400    400     400    4,800
Total Office Mort/Rent             809     809    809     809    809     809    809     809    809     809    809     809    9,708

Non-COGS Supplies

Office Supplies                    695     800    400     700    650     350    400     300    600     800    650     550    6,895
Graphics software/equipment        700     200    200     200    200     200    200     200    200     200    200     200    2,900
Video software/equipment         1,250   1,250    500     500    500     500    500     500    500     500    500     500    7,500
Interactive software/equipment     200     200    200     200    200     200    200     200    200     200    200     200    2,400
Printing                           942       0     86     628     34      46     34      95    754     218    201     532    3,570
Grocery                             25      25     25      25     25      25     25      25     25      25     25      25      300
Video Production Supplies          300     300    400     400    500     400    400     400    400     400    400     400    4,700
Graphic Supplies                   595       0    400      72    392     100    373       0    130       0      0      30    2,092
Film Processing                     58       0      0       0      0       0      0       0      0      28     15       0      101
Pre-Press Supplies                 100     100    100     100    100     100    100     100    100     100    100     100    1,200
Audio Supplies                       0       0    108     352              0      0      83      0       0      0       0      543
Total Office supplies            4,865   2,875  2,419   3,177  2,601   1,921  2,232   1,903  2,909   2,471  2,291   2,537   32,201

Payroll

Officers                        10,000  10,000 10,000  10,000 10,000  10,000 10,000  10,000 10,000  10,000 10,000  10,000  120,000
Staff                           32,000  32,000 34,000  35,000 35,000  36,000 38,000  38,000 38,000  38,000 38,000  38,000  432,000
FUTA/SUTA                          320     320    340     350    350     360    380     380    380     380    380     380    4,320
Commissions                      9,930  10,455 10,365   9,415  9,540  11,565  9,415   8,465 10,465  12,365 13,665  14,413  130,058
Federal/Fica Tax                 7,980   7,980  8,360   8,550  8,550   8,740  9,120   9,120  9,120   9,120  9,120   9,120  104,880
Staff incentives                   100     100    100     100    100     100    100     100    100     100    100     100    1,200
Total Payroll                   60,330  60,855 63,165  63,415 63,540  66,765 67,015  66,065 68,065  69,965 71,265  72,013  792,458


                                    Page 137


Postage and Delivery

USPS                               325     325    325     325    325     325    325     325    325     325    325     325    3,900
Unishippers                        470     470    470     470    470     470    470     470    470     470    470     470    5,640
Other                               25      25     25      25     25      25     25      25     25      25     25      25      300
Total Postage & Delivery           820     820    820     820    820     820    820     820    820     820    820     820    9,840

Professional Fees

Accountant                       1,000   1,000  1,000   1,000  1,000   1,000  1,000   1,000  1,000   1,000  1,000   1,000   12,000
Consulting                         150     150    150     150    150     150    150     150    150     150    150     150    1,800
Legal                              400     400    400     400    400     400    400     400    400     400    400     400    4,800
Collection Agent                   993   1,046  1,037     942    954   1,157    942     847  1,047   1,237  1,367   1,441   13,006
Personnel                            0       0      0   1,000      0       0  1,000       0      0   1,000      0       0    3,000
Total Professional Fees          2,543   2,596  2,587   3,492  2,504   2,707  3,492   2,397  2,597   3,787  2,917   2,991   34,606

Repairs and Maintenance

Computer repairs                   250     500    250     500    250     500    250     500    250     500    250     500    4,500
Equipment repairs                  450     450  1,500     450    450     450    450     450    450     450    450     450    6,450
Building repairs                   150     150    150     150    150     150    150     150    150     150    150     150    1,800
Total Repairs & Maintenance        850   1,100  1,900   1,100    850   1,100    850   1,100    850   1,100    850   1,100   12,750

Sales Expenses

Sales Recruitment                  500     500    500     500    500     500    500     500    500     500    500     500    6,000
Direct Mailers                     400     400    400     400    400     400    400     400    400     400    400     400    4,800
Sales contest/bonus                100     100    100     100    100     100    100     100    100     100    100     100    1,200
Misc. Sales Expenses               100     100    100     100    100     100    100     100    100     100    100     100    1,200
Total Sales Expenses             1,100   1,100  1,100   1,100  1,100   1,100  1,100   1,100  1,100   1,100  1,100   1,100   13,200

Taxes

Personal property  Firm              0       0      0       0      0       0      0       0  5,000       0      0       0    5,000
Real Estate                          0       0      0       0      0       0      0   5,000      0       0      0       0    5,000
Sales Tax - Firm                   205     286    465     493    366     314    333     200      0   1,190    438     200    4,490
Intangible/Tangible                  0       0     98     280      0       0      0       0      0       0      0       0      378
Personal property Leases            41     351     41     233     41      41    312      41     41      41    292     184    1,659
State                                0       0      0       0      0     110      0     106    138     126      0      90      570
Total tax                          246     637    604   1,006    407     465    645   5,347  5,179   1,357    730     474   17,097



Telephone

Cellular                           400     400    400     400    400     400    400     400    400     400    400     400    4,800
Local service                      350     350    350     350    350     350    350     350    350     350    350     350    4,200
Long Distance                      650     650    650     650    650     650    650     650    650     650    650     650    7,800
Paging                              75      75     75      75     75      75     75      75     75      75     75      75      900
Other                               25      25     25      25     25      25     25      25     25      25     25      25      300
Total Telephone                  1,500   1,500  1,500   1,500  1,500   1,500  1,500   1,500  1,500   1,500  1,500   1,500   18,000

Travel

Car Rental                          55      55     55      55     55      55     55      55     55      55     55      55      660
Airfare                            250     250    250     250    250     250    250     250    250     250    250     250    3,000
Entertainment                      120     120    120     120    120     120    120     120    120     120    120     120    1,440
Travel other                       120     120    120     120    120     120    120     120    120     120    120     120    1,440
Lodging                            225     225    225     225    225     225    225     225    225     225    225     225    2,700
Meals                              225     225    225     225    225     225    225     225    225     225    225     225    2,700
Tolls/Parking                       50      50     50      50     50      50     50      50     50      50     50      50      600
Total Travel                     1,045   1,045  1,045   1,045  1,045   1,045  1,045   1,045  1,045   1,045  1,045   1,045   12,540

Utilities

Electric                           500     500    500     475    475     400    400     350    350     375    375     400    5,100
Total Utilities                    500     500    500     475    475     400    400     350    350     375    375     400    5,100

Miscellaneous

Non compete fees                    40      10     20      10      0      10      0      30     10      10     10      30      180
Misc. Expenses                       0       0      0      79    329     368    127     150      0      60      0       0    1,113
Total Miscellaneous                 40      10     20      89    329     378    127     180     10      70     10      30    1,293

Bad Debt                         3,575   3,764  3,731   3,389  3,434   4,163  3,389   3,047  3,767   4,451  4,919   5,189   46,821

Gross Profit                   123,121 129,271 129,555128,330 130,710156,805 132,580117,965 141,720158,810 174,250187,335 1,710,452
Total Expenses                  99,673 101,577 102,536101,506 104,165105,095 104,460106,388 111,232109,708 110,044111,239 1,267,623
Pre-tax Profit*                 23,448  27,694 27,019  26,824 26,545  51,710 28,120  11,577 30,488  49,102 64,206  76,095  442,829


EBITDA                                                                                                                     500,277
                                                                                                   GPM        66%

*Does not include depreciation
Certain expense items covered under use of investment proceeds are not included

Lorilei Communications, Inc. FY ending June 30, 2002

                               July    Aug     Sep    Oct     Nov    Dec     Jan    Feb     Mar    April   May    June    Total
Income

Commission                       6,000   6,000  6,000   6,000  6,000   6,000  6,000   6,000  6,000   6,000  6,000   6,000   72,000
ONT Ad sales                    25,000  25,000 30,000  32,000 36,000  34,000 34,000  34,000 38,000  38,000 40,000  40,000  406,000
North County Ad sales           15,000  25,000 25,000  30,000 30,000  35,000 30,000  28,000 35,000  40,000 45,000  45,000  383,000
Retainer                         5,000   5,500  5,500   6,000  6,000   6,000  6,500   6,500  7,500   7,500  7,500   7,500   77,000
Video Production                40,000  40,000 45,000  50,000 55,000  60,000 45,000  50,000 55,000  50,000 65,000  60,000  615,000
Graphics                        40,000  40,000 40,000  40,000 40,000  45,000 45,000  45,000 45,000  40,000 45,000  50,000  515,000
Pre-press                        1,500   1,500  1,500   1,500  1,500   1,500  1,500   1,500  1,500   1,500  1,500   1,500   18,000
Airtime                         60,000  60,000 65,000  65,000 70,000  60,000 65,000  55,000 70,000  70,000 75,000  70,000  785,000
Brokered Spot airtime           25,000  25,000 30,000  25,000 30,000  30,000 25,000  20,000 30,000  35,000 40,000  40,000  355,000
Fees-Misc                        2,250   2,250  2,250   3,000  3,000   8,500 10,000   8,500  9,000  10,000 10,000  10,000   78,750
Web Design                       6,500   6,500  6,500   6,500 10,000   6,500  6,500   7,000 10,000   7,000  7,000   8,000   88,000
Still Photography                1,200   1,200  1,200   1,200  1,200   1,200  1,200   1,200  1,200   1,200  1,200   1,200   14,400
CD-Rom                          12,000  12,000  6,500   8,000 10,000   8,000  7,000   7,000  8,000  10,000 10,000  10,000  108,500
Audio Production                 2,000   2,000  2,000   4,000  6,000   7,000  6,000   7,000  7,000   7,500  8,000   8,000   66,500
Public Relations                 3,500   3,500  3,500   3,500  4,500   3,500  3,500   3,500  4,000   4,000  4,000   5,000   46,000
Client Promotions                2,500   5,000  3,500   3,500  3,500   3,500  3,500   3,500  3,500   3,500  3,500   3,500   42,500
Web Maintenance                  3,800   3,500  3,500   3,500  4,500   4,500  4,500   5,000  5,000   5,000  5,000   5,500   53,300
Shipping Revenue                 3,000   3,000  3,000   3,000  3,000   3,000  3,000   3,000  3,000   3,000  3,000   3,000   36,000
Interest Income                    150     150    150     150    150     150    150     150    150     150    150     150    1,800
Total Income                   254,400 267,100 280,100291,850 320,350323,350 303,350291,850 338,850339,350 376,850374,350 3,761,750

Cost of Goods Sold

Spot Airtime                    16,500  16,500 19,800  16,500 19,800  19,800 16,500  13,200 19,800  23,100 26,400  26,400  234,300
CLA                             27,000  27,000 29,250  29,250 31,500  27,000 29,250  24,750 31,500  31,500 33,750  31,500  353,250
Program Airtime                  1,200   1,200  1,300   1,300  1,400   1,200  1,300   1,100  1,400   1,400  1,500   1,400   15,700
ONT CLA                          5,200   5,200  5,200   5,200  5,200   5,200  5,200   5,200  5,200   5,200  5,200   5,200   62,400
North County CLA                 6,500   6,500  6,500   6,500  6,500   6,500  6,500   6,500  6,500   6,500  6,500   6,500   78,000
Total                           56,400  56,400 62,050  58,750 64,400  59,700 58,750  50,750 64,400  67,700 73,350  71,000  743,650


Client Promotions                  875   1,750  1,225   1,225  1,225   1,225  1,225   1,225  1,225   1,225  1,225   1,225   14,875
Internet Fees                    1,254   1,155  1,155   1,155  1,485   1,485  1,485   1,650  1,650   1,650  1,650   1,815   17,589
Total                            2,129   2,905  2,380   2,380  2,710   2,710  2,710   2,875  2,875   2,875  2,875   3,040   32,464

Graphics

Photos                             150     150    150     150    150     150    150     150    150     150    150     150    1,800
Printing                        20,000  20,000 20,000  20,000 20,000  22,500 22,500  22,500 22,500  20,000 22,500  25,000  257,500
Pre-press supplies                 375     375    375     375    375     375    375     375    375     375    375     375    4,500
Misc Supplies                        0       0    355       0      0     355      0       0    355       0      0     355    1,420
Misc. Shipping                     500     500    500     500    500     500    500     500    500     500    500     500    6,000
Total                           21,025  21,025 21,380  21,025 21,025  23,880 23,525  23,525 23,880  21,025 23,525  26,380  271,220

Video Production

Tapes                            2,500   2,500  3,000   3,500  3,000   3,500  2,250   2,500  3,000   3,000  3,250   3,000   35,000
Software/equipment               1,000     500  1,000     500      0       0      0       0      0     140      0     500    3,640
Printing                         3,000       0      0       0      0       0      0       0      0       0      0       0    3,000
Talent Fees                        750   1,000  1,200   1,200  1,200   1,200  1,200   1,800  1,200   1,200  1,800   1,200   14,950
Staging & Props                    500     600    800   1,000    800   1,200    900   1,200  1,000   1,000  1,500   1,200   11,700
Rentals                            400     400    450     500    550     600    450     500    550     500    650     600    6,150
Shipping                         2,700   2,700  2,700   2,700  2,700   2,700  2,700   2,700  2,700   2,700  2,700   2,700   32,400
Tape Duplication                 4,400   4,400  4,950   5,500  6,050   6,600  4,950   5,500  6,050   5,500  7,150   6,600   67,650
Total                           15,250  12,100 14,100  14,900 14,300  15,800 12,450  14,200 14,500  14,040 17,050  15,800  174,490

Total COGS                      94,804  92,430 99,910  97,055 102,435102,090 97,435  91,350 105,655105,640 116,800116,220 1,221,824

Gross Profit                   159,596 174,670 180,190194,795 217,915221,260 205,915200,500 233,195233,710 260,050258,130 2,539,926

Firm Expenses
Advertising

                                    Page 139


Ocala News Tonight               2,500   2,500  2,500   2,500  2,500   2,500  2,500   2,500  2,500   2,500  2,500   2,500   30,000
Prod/Office personnel              750     750    750     750    750     750    750     750    750     750    750     750    9,000
CD Dup/Printing                      0   3,000      0       0  3,000       0      0   3,000      0       0  3,000       0   12,000
Yellow Pages                       450     450    450     450    450     450    450     450    450     450    450     450    5,400
Promotions                         300     300    300     300    300     300    300     300    300     300    300     300    3,600
Print                            2,000   2,000  2,000   2,000  2,000   2,000  2,000   2,000  2,000   2,000  2,000   2,000   24,000
Direct - Infomercials            3,000   3,000  3,000   3,000  3,000   3,000  3,000   3,000  3,000   3,000  3,000   3,000   36,000
Misc. Firm Advertising             500     500    500     500    500     500    500     500    500     500    500     500    6,000
Total Advertising                9,500  12,500  9,500   9,500 12,500   9,500  9,500  12,500  9,500   9,500 12,500   9,500  126,000

Automobile

Maintenance                        600     600    600     600    600     600    600     600    600     600    600     600    7,200
Caravan payment                    364     364    364     364    364     364    364     364    364     364    364     364    4,368
New ONT vehicles                   400     400    400     400    400     400    400     400    400     400    400     400    4,800
Mercury                            464     464    464     464    464     464    464     464    464     464    464     464    5,568
Volvo                              504     504    504     504    504     504    504     504    504     504    504     504    6,048
Fuel                             1,750   1,750  1,750   1,750  1,750   1,750  1,750   1,750  1,750   1,750  1,750   1,750   21,000
Vehicle Registration                 0       0    200       0     79       0      0       0      0       0      0       0      279
Total Automobile                 4,082   4,082  4,282   4,082  4,161   4,082  4,082   4,082  4,082   4,082  4,082   4,082   49,263

Bank Charges                        40      40     40      40     40      40     40      40     40      40     40      40      480

Contributions                        0       0      0       0      0       0      0       0      0       0      0       0        0

Company Fees

Copyright/Trademark                245       0      0       0      0       0      0       0      0       0      0       0      245
Internet Fees                      900     900    900     900    900     900    900     900    900     900    900     900   10,800
Dues and Subscriptions             366     365    252     153     45      63    110       0      0      95      0       0    1,449
Education                          200       0      0     300      0     300      0     300      0     300    100     300    1,800
Equipment Rental                   101     101  1,200     101    757   1,695    575     101      0     101    101     101    4,934
Employee Moving Expenses           500     500      0     500      0     500      0       0    500       0    500     500    3,500
NDC Payment Systems                150            100            100            100            100            100     308      958
Misc. Fees                         300     300    300     300    300     300    300     300    300     300    300     300    3,600
Total Company Fees               2,762   2,166  2,752   2,254  2,102   3,758  1,985   1,601  1,800   1,696  2,001   2,409   27,286

Insurance

Auto                             1,000   1,000  1,000   1,000  1,000   1,000  1,000   1,000  1,000   1,000  1,000   1,000   12,000
Building/Property                  425     425    425     425    425     425    425     425    425     425    425     425    5,100
Health                           2,000   2,000  2,000   2,000  2,000   2,000  2,000   2,000  2,000   2,000  2,000   2,000   24,000
Media Liability                    700     700    700     700    700     700    700     700    700     700    700     700    8,400
Addlt Liability                    300     300    300     300    300     300    300     300    300     300    300     300    3,600
Life Insurance                     300     300    300     300    300     300    300     300    300     300    300     300    3,600
Worker's Comp                      400     400    400     400    400     400    400     400    400     400    400     400    4,800
Total Insurance                  5,125   5,125  5,125   5,125  5,125   5,125  5,125   5,125  5,125   5,125  5,125   5,125   61,500

Interest

Late charges                        50      50     50      50     50      50     50      50     50      50     50      50      600
Finance Charges                    450     450    450     450    450     450    450     450    450     450    450     450    5,400
Loan Int-Capital leases          2,200   2,200  2,200   2,200  2,200   2,200  2,200   2,200  2,200   2,200  2,200   2,200   24,162
Mortgage Interest                1,800   1,800  1,800   1,800  1,800   1,800  1,800   1,800  1,800   1,800  1,800   1,800   21,600
Other interest                     200     200    200     200    200     200    200     200    200     200    200     200    2,400
Lines of credit                    200     200    200     200    200     200    200     200    200     200    200     200    2,400
Total Interest                   4,900   4,900  4,900   4,900  4,900   4,900  4,900   4,900  4,900   4,900  4,900   4,900   58,800

Janitorial/Maintenance

Pest Control                        50       0     50       0     50       0     50       0     50       0    172       0      422
Cleaning/Supplies                  156     109    227     114    179      62    256     194     67      21    238     150    1,773
Sanatation                          44      44     44      44     44      44     44      44     44      44     44      44      528
Total Janitorial/Maintenance       250     153    321     158    273     106    350     238    161      65    454     194    2,723

Licenses and Permits               150       0      0       0    150       0      0      11      0     191      0      60      562

                                    Page 140

Leases

Audio Visual                       379     450    277     280    284     288    291     295    299     303    307     311    3,764
Computer Equip                   1,200   1,200  1,200   1,200  1,200   1,200  1,200   1,200  1,200   1,200  1,200   1,200   14,400
Phone System                       328     328    328     328    328     328  1,500       0      0       0      0       0    3,468
Production Equip                 5,000   5,000  5,000   5,000  5,000   5,000  5,000   5,000  5,000   5,000  5,000   5,000   60,000
Total Leases                     6,907   6,978  6,805   6,808  6,812   6,816  7,991   6,495  6,499   6,503  6,507   6,511   81,632

Lines of Credit

AmSouth                          1,100   1,100  1,100   1,100  1,100   1,100  1,100   1,100  1,100   1,100  1,100   1,100   13,200
Total-Lines of credit            1,100   1,100  1,100   1,100  1,100   1,100  1,100   1,100  1,100   1,100  1,100   1,100   13,200

Office Space

Mortgage principal                 200     200    200     200    200     200    200     200    200     200    200     200    2,400
Jax Office rent                    209     209    209     209    209     209    209     209    209     209    209     209    2,508
Orl Office rent                    400     400    400     400    400     400    400     400    400     400    400     400    4,800
Tampa Office rent                  400     400    400     400    400     400    400     400    400     400    400     400    4,800
S. Florida Office rent             500     500    500     500    500     500    500     500    500     500    500     500    6,000
Total Office Mort/Rent           1,709   1,709  1,709   1,709  1,709   1,709  1,709   1,709  1,709   1,709  1,709   1,709   20,508

Non-COGS Supplies

Office Supplies                    695     800    400     700    650     350    400     300    600     800    650     550    6,895
Graphics software/equipment        700     200    200     200    200     200    200     200    200     200    200     200    2,900
Video software/equipment         1,250   1,250    500     500    500     500    500     500    500     500    500     500    7,500
Interactive software/equipment     200     200    200     200    200     200    200     200    200     200    200     200    2,400
Printing                           942       0     86     628     34      46     34      95    754     218    201     532    3,570
LAN Equip                          100     100    100     100    100     100    100     100    100     100    100     100    1,200
Acct Software                        0       0  1,000       0      0       0      0       0      0       0      0       0    1,000
Grocery                             25      25     25      25     25      25     25      25     25      25     25      25      300
Video Production Supplies          500     500    500     500    500     400    500     400    500     400    500     500    5,700
Graphic Supplies                   600       0    650      72    600     100    600       0    600       0    600     600    4,422
Film Processing                     95             95       0     95       0     95       0      0      95      0      95      570
Pre-Press Supplies                 300     300    300     300    300     300    300     300    300     300    300     300    3,600
Audio Supplies                      50      50     50      50     50      50     50      50     50      50     50      50      600
Total Office supplies            5,457   3,425  4,106   3,275  3,254   2,271  3,004   2,170  3,829   2,888  3,326   3,652   40,657


Payroll

Officers                        10,000  10,000 10,000  10,000 10,000  10,000 10,000  10,000 10,000  10,000 10,000  10,000  120,000
Staff                           42,000  42,000 42,000  42,000 42,000  42,000 44,000  44,000 44,000  44,000 44,000  46,000  518,000
FUTA/SUTA                          420     420    420     420    420     420    440     440    440     440    440     460    5,180
Commissions                     15,264  16,026 16,806  17,511 19,221  19,401 18,201  17,511 20,331  20,361 22,611  22,461  225,705
Federal/Fica Tax                 9,880   9,880  9,880   9,880  9,880   9,880 10,260  10,260 10,260  10,260 10,260  10,640  121,220
Staff incentives                   500     500    500     500    500     500    500     500    500     500    500     500    6,000
Total Payroll                   78,064  78,826 79,606  80,311 82,021  82,201 83,401  82,711 85,531  85,561 87,811  90,061  996,105

Postage and Delivery

USPS                               350     350    350     350    350     350    350     350    350     350    350     350    4,200
Unishippers                        550     550    550     550    550     550    550     550    550     550    550     550    6,600
Other                               50      50     50      50     50      50     50      50     50      50     50      50      600
Total Postage & Delivery           950     950    950     950    950     950    950     950    950     950    950     950   11,400

Professional Fees

Accountant                       1,000   1,000  1,000   1,000  1,000   1,000  1,000   1,000  1,000   1,000  1,000   1,000   12,000
Consulting                         400     400    400     400    400     400    400     400    400     400    400     400    4,800
Legal                              550     550    550     550    550     550    550     550    550     550    550     550    6,600
Collection Agent                 1,272   1,336  1,401   1,459  1,602   1,617  1,517   1,459  1,694   1,697  1,884   1,872   18,809
Personnel                            0       0      0   1,000      0       0  1,000       0      0   1,000      0       0    3,000
Total Professional Fees          3,222   3,286  3,351   4,409  3,552   3,567  4,467   3,409  3,644   4,647  3,834   3,822   45,209

Repairs and Maintenance

Computer repairs                   250     500    250     500    250     500    250     500    250     500    250     500    4,500
Equipment repairs                  450     450  1,500     450    450     450    450     450    450     450    450     450    6,450
Building repairs                   200     150    200     150    200     150    300     150    300     150    300     150    2,400
Total Repairs & Maintenance        900   1,100  1,950   1,100    900   1,100  1,000   1,100  1,000   1,100  1,000   1,100   13,350

Sales Expenses

Sales Recruitment                  600     600    600     600    600     600    600     600    600     600    600     600    7,200
Direct Mailers                     650     650    650     650    650     650    650     650    650     650    650     650    7,800
Sales contest/bonus                200     200    200     200    200     200    200     200    200     200    200     200    2,400
Misc. Sales Expenses               200     200    200     200    200     200    200     200    200     200    200     200    2,400
Total Sales Expenses             1,650   1,650  1,650   1,650  1,650   1,650  1,650   1,650  1,650   1,650  1,650   1,650   19,800


                                    Page 141

Taxes

Personal property  Firm              0       0      0       0      0       0      0       0  6,000       0      0       0    6,000
Real Estate                          0       0      0       0      0       0      0       0      0   6,000      0       0    6,000
Sales Tax - Firm                   530     530    530     530    530     530    530     530    530     530    530     530    6,360
Intangible/Tangible                  0       0     98     280      0       0      0       0      0       0      0       0      378
Personal property Leases            41     351     41     233     41      41    312      41     41      41    292     184    1,659
State                                0     500      0       0      0     110      0     106    138     126      0      90    1,070
Total tax                          571   1,381    669   1,043    571     681    842     677  6,709   6,697    822     804   21,467

Telephone

Cellular                           550     550    550     550    550     550    550     550    550     550    550     550    6,600
Local service                      500     500    500     500    500     500    500     500    500     500    500     500    6,000
Long Distance                      800     800    800     800    800     800    800     800    800     800    800     800    9,600
Paging                              85      85     85      85     85      85     85      85     85      85     85      85    1,020
Other                               50      50     50      50     50      50     50      50     50      50     50      50      600
Total Telephone                  1,985   1,985  1,985   1,985  1,985   1,985  1,985   1,985  1,985   1,985  1,985   1,985   23,820

Travel

Car Rental                         300     300    300     300    300     300    300     300    300     300    300     300    3,600
Airfare                            500     500    700     700    700     500    500     500    500     500    500     500    6,600
Entertainment                      300     300    300     300    300     300    300     300    300     300    300     300    3,600
Travel other                       300     300    300     300    300     300    300     300    300     300    300     300    3,600
Lodging                            500     500    500     500    500     500    500     500    500     500    500     500    6,000
Meals                              350     350    350     350    350     350    350     350    350     350    350     350    4,200
Tolls/Parking                      100     100    100     100    100     100    100     100    100     100    100     100    1,200
Total Travel                     2,350   2,350  2,550   2,550  2,550   2,350  2,350   2,350  2,350   2,350  2,350   2,350   28,800

Utilities

Electric                           600     600    600     600    600     600    600     600    600     600    600     600    7,200
Total Utilities                    600     600    600     600    600     600    600     600    600     600    600     600    7,200

Miscellaneous

Non compete fees                    30      30     30      30     30      30     30      30     30      30     30      30      360
Misc. Expenses                     150     150    150     150    400     400    150     150    150     150    150     150    2,300
Total Miscellaneous                180     180    180     180    430     430    180     180    180     180    180     180    2,660

Bad Debt                         4,579   4,808  5,042   5,253  5,766   5,820  5,460   5,253  6,099   6,108  6,783   6,738   67,712

Gross Profit                   159,596 174,670 180,190194,795 217,915221,260 205,915200,500 233,195233,710 260,050258,130 2,539,926
Total Expenses                 137,033 139,293 139,172138,983 143,101140,741 142,671140,837 149,444149,627 149,710149,522 1,720,133
Pre-tax Profit*                 22,563  35,377 41,018  55,812 74,814  80,519 63,244  59,663 83,751  84,083 110,340108,608  819,793
EBITDA                                                                                                                     900,060
*Does not include depreciation                                                                             GPM        68%
Certain expense items covered under use of investment proceeds are not included
                                                                                                           NPM        22%

Lorilei Communications, Inc. FY ending June 30, 2003

                               July    Aug     Sep    Oct     Nov    Dec     Jan    Feb     Mar    April   May    June    Total
Income

Commission                       7,000   7,000  7,000   7,000  7,000   8,000  8,000   8,000  8,000   8,000  8,000   8,000   91,000
ONT Ad sales                    40,000  40,000 45,000  40,000 50,000  45,000 45,000  40,000 45,000  50,000 55,000  50,000  545,000
North County Ad sales           40,000  40,000 45,000  40,000 50,000  45,000 45,000  40,000 45,000  50,000 60,000  50,000  550,000
Inland Empire Ad sales          10,000  15,000 20,000  20,000 25,000  25,000 30,000  30,000 35,000  40,000 45,000  45,000  340,000
Retainer                         8,000   8,000  8,000   8,000  8,000   8,000 10,000  10,000 10,000  10,000 10,000  10,000  108,000
Video Production                60,000  60,000 70,000  70,000 65,000  60,000 65,000  55,000 65,000  65,000 80,000  65,000  780,000
Graphics                        45,000  45,000 45,000  45,000 50,000  45,000 45,000  45,000 45,000  45,000 45,000  45,000  545,000
Pre-press                        1,500   1,500  1,500   1,500  1,500   1,500  1,500   1,500  1,500   1,500  1,500   1,500   18,000
Airtime                         75,000  75,000 80,000  85,000 85,000  80,000 80,000  70,000 90,000  85,000 95,000  95,000  995,000
Brokered Spot airtime           40,000  40,000 40,000  45,000 50,000  50,000 50,000  40,000 45,000  45,000 45,000  40,000  530,000
Fees-Misc                       10,000  10,000 15,000  10,000 10,000  10,000 10,000   8,000  9,000  10,000 12,000  10,000  124,000
Web Design                       8,000   8,000 10,000   8,000 10,000   8,000  8,000   7,000 10,000   8,000 12,000   8,000  105,000
Still Photography                1,200   1,200  1,200   1,200  1,200   1,200  1,200   1,200  1,200   1,200  1,200   1,200   14,400
CD-Rom                          10,000  10,000 10,000  10,000 10,000  10,000 10,000  10,000 10,000  10,000 10,000  10,000  120,000
Audio Production                 4,000   4,000  7,000   5,000  8,000   5,000  6,000   4,000  5,000   5,000  8,000   6,000   67,000
Public Relations                 5,000   5,000  6,000   5,000  5,000   4,500  5,000   4,500  5,000   5,000  6,000   5,000   61,000
Client Promotions                4,000   4,000  4,000   4,000  4,000   4,000  4,000   4,000  4,000   4,000  4,000   4,000   48,000
Web Maintenance                  5,500   5,500  5,500   5,500  5,500   5,500  5,500   5,500  5,500   5,500  5,500   5,500   66,000
Shipping Revenue                 4,000   4,000  4,000   4,000  4,000   4,000  4,000   4,000  4,000   4,000  4,000   4,000   48,000
Interest Income                    300     300    300     300    300     300    300     300    300     300    300     300    3,600
Total Income                   378,500 383,500 424,500414,500 449,500420,000 433,500388,000 443,500452,500 507,500463,500 5,159,000

Cost of Goods Sold

Spot Airtime                    26,400  26,400 26,400  29,700 33,000  33,000 33,000  26,400 29,700  29,700 29,700  26,400  349,800
CLA                             33,750  33,750 36,000  38,250 38,250  36,000 36,000  31,500 40,500  38,250 42,750  42,750  447,750
Program Airtime                  1,500   1,500  1,600   1,700  1,700   1,600  1,600   1,400  1,800   1,700  1,900   1,900   19,900
ONT CLA                          4,500   4,500  4,500   4,500  4,500   4,500  4,500   4,500  4,500   4,500  4,500   4,500   54,000
North County CLA                 6,500   6,500  6,500   6,500  6,500   6,500  6,500   6,500  6,500   6,500  6,500   6,500   78,000
Inland Empire CLA                6,500   6,500  6,500   6,500  6,500   6,500  6,500   6,500  6,500   6,500  6,500   6,500   78,000
Total                           79,150  79,150 81,500  87,150 90,450  88,100 88,100  76,800 89,500  87,150 91,850  88,550 1,027,450

Client Promotions                1,400   1,400  1,400   1,400  1,400   1,400  1,400   1,400  1,400   1,400  1,400   1,400   16,800
Internet Fees                    1,815   1,815  1,815   1,815  1,815   1,815  1,815   1,815  1,815   1,815  1,815   1,815   21,780
Total                            3,215   3,215  3,215   3,215  3,215   3,215  3,215   3,215  3,215   3,215  3,215   3,215   38,580

Graphics

Photos                             200     200    200     200    200     200    200     200    200     200    200     200    2,400
Printing                        22,500  22,500 22,500  22,500 25,000  22,500 22,500  22,500 22,500  22,500 22,500  22,500  272,500
Pre-press supplies                 425     425    425     425    425     425    425     425    425     425    425     425    5,100
Misc Supplies                        0       0    500       0      0     500      0       0    500       0      0     500    2,000
Misc. Shipping                     600     600    600     600    600     600    600     600    600     600    600     600    7,200
Total                           23,725  23,725 24,225  23,725 26,225  24,225 23,725  23,725 24,225  23,725 23,725  24,225  289,200

Video Production

Tapes                            2,500   2,500  3,000   3,500  3,000   3,500  3,250   2,750  3,000   3,000  4,000   3,250   37,250
Software/equipment               1,000   1,000  1,000   1,000  1,000   1,000  1,000   1,000  1,000   1,000  1,000   1,000   12,000
Printing                         3,000       0      0       0      0       0  3,000       0      0       0      0       0    6,000
Talent Fees                        750   1,000  1,200   1,200  1,200   1,200  1,200   1,800  1,200   1,200  1,800   1,300   15,050
Staging & Props                  1,500   1,500  1,500   1,500  1,500   1,500  1,500   1,500  1,500   1,500  1,500   1,500   18,000
Rentals                            750     750    750     750    750     750    750     750    750     750    750     750    9,000
Shipping                         3,600   3,600  3,600   3,600  3,600   3,600  3,600   3,600  3,600   3,600  3,600   3,600   43,200
Tape Duplication                 6,600   6,600  7,700   7,700  7,150   6,600  7,150   6,050  7,150   7,150  8,800   7,150   85,800
Total                           19,700  16,950 18,750  19,250 18,200  18,150 21,450  17,450 18,200  18,200 21,450  18,550  226,300

Total COGS                     125,790 123,040 127,690133,340 138,090133,690 136,490121,190 135,140132,290 140,240134,540 1,581,530

Gross Profit                   252,710 260,460 296,810281,160 311,410286,310 297,010266,810 308,360320,210 367,260328,960 3,577,470

Firm Expenses
Advertising

Ocala News Tonight               2,500   2,500  2,500   2,500  2,500   2,500  2,500   2,500  2,500   2,500  2,500   2,500   30,000
North County News Tonight        3,500   3,500  3,500   3,500  3,500   3,500  3,500   3,500  3,500   3,500  3,500   3,500   42,000
Prod/Office personnel              750     750    750     750    750     750    750     750    750     750    750     750    9,000
CD Dup/Printing                      0   3,000      0       0  3,000       0      0   3,000      0       0  3,000       0   12,000
Yellow Pages                       650     650    650     650    650     650    650     650    650     650    650     650    7,800
Promotions                         300     300    300     300    300     300    300     300    300     300    300     300    3,600
Print                            4,000   4,000  4,000   4,000  4,000   4,000  4,000   4,000  4,000   4,000  4,000   4,000   48,000
Direct - Infomercials            5,000   5,000  5,000   5,000  5,000   5,000  5,000   5,000  5,000   5,000  5,000   5,000   60,000
Misc. Firm Advertising             750     750    750     750    750     750    750     750    750     750    750     750    9,000
Total Advertising               17,450  20,450 17,450  17,450 20,450  17,450 17,450  20,450 17,450  17,450 20,450  17,450  221,400


                                    Page 143

Automobile

Maintenance                        600     600    600     600    600     600    600     600    600     600    600     600    7,200
Caravan payment                    364     364    364     364    364     364    364     364    364     364    364     364    4,368
ONT vehicles                       400     400    400     400    400     400    400     400    400     400    400     400    4,800
North County news vehicles         400     400    400     400    400     400    400     400    400     400    400     400    4,800
Mercury                            464     464    464     464    464     464    464     464    464     464    464     464    5,568
Volvo                              504     504    504     504    504     504    504     504    504     504    504     504    6,048
Fuel                             2,600   2,600  2,600   2,600  2,600   2,600  2,600   2,600  2,600   2,600  2,600   2,600   31,200
Vehicle Registration               300       0    300       0    300       0      0       0      0       0      0       0      900
Total Automobile                 5,632   5,332  5,632   5,332  5,632   5,332  5,332   5,332  5,332   5,332  5,332   5,332   64,884

Bank Charges                        60      60     60      60     60      60     60      60     60      60     60      40      700

Contributions                        0       0      0   1,000      0       0      0       0      0       0      0       0    1,000

Company Fees

Copyright/Trademark                245       0      0       0      0     245      0       0      0       0      0       0      490
Internet Fees                      950     950    950     950    950     950    950     950    950     950    950     950   11,400
Dues and Subscriptions             200     200    200     200    200     200    200     200    200     200    200     200    2,400
Education                          300     300    300     300    300     300    300     300    300     300    300     300    3,600
Equipment Rental                   101     101  1,200     101    757   1,695    575     101    101     101    101     101    5,035
Employee Moving Expenses           500     500      0     500      0     500      0       0    500       0    500     500    3,500
NDC Payment Systems                150            100            100            100            100            100     308      958
Misc. Fees                         300     300    300     300    300     300    300     300    300     300    300     300    3,600
Total Company Fees               2,746   2,351  3,050   2,351  2,607   4,190  2,425   1,851  2,451   1,851  2,451   2,659   30,983

Insurance

Auto                             1,600   1,600  1,600   1,600  1,600   1,600  1,600   1,600  1,600   1,600  1,600   1,600   19,200
Building/Property                  600     600    600     600    600     600    600     600    600     600    600     600    7,200
Health                           3,000   3,000  3,000   3,000  3,000   3,000  3,000   3,000  3,000   3,000  3,000   3,000   36,000
Media Liability                  1,000   1,000  1,000   1,000  1,000   1,000  1,000   1,000  1,000   1,000  1,000   1,000   12,000
Addlt Liability                    500     500    500     500    500     500    500     500    500     500    500     500    6,000
Life Insurance                     300     300    300     300    300     300    300     300    300     300    300     300    3,600
Worker's Comp                      700     700    700     700    700     700    700     700    700     700    700     700    8,400
Total Insurance                  7,700   7,700  7,700   7,700  7,700   7,700  7,700   7,700  7,700   7,700  7,700   7,700   92,400



Interest

Late charges                        50      50     50      50     50      50     50      50     50      50     50      50      600
Finance Charges                    450     450    450     450    450     450    450     450    450     450    450     450    5,400
Loan Int-Capital leases          2,400   2,400  2,400   2,400  2,400   2,400  2,400   2,400  2,400   2,400  2,400   2,400   24,162
Mortgage Interest                1,800   1,800  1,800   1,800  1,800   1,800  1,800   1,800  1,800   1,800  1,800   1,800   21,600
Other interest                     200     200    200     200    200     200    200     200    200     200    200     200    2,400
Lines of credit                    200     200    200     200    200     200    200     200    200     200    200     200    2,400
Total Interest                   5,100   5,100  5,100   5,100  5,100   5,100  5,100   5,100  5,100   5,100  5,100   5,100   61,200

Janitorial/Maintenance

Pest Control                        50       0     50       0     50       0     50       0     50       0    172       0      422
Cleaning/Supplies                  200     200    200     200    200     200    200     200    200     200    200     200    2,400
Sanatation                          88      88     88      88     88      88     88      88     88      88     88      88    1,056
Total Janitorial/Maintenance       338     288    338     288    338     288    338     288    338     288    460     288    3,878

Licenses and Permits               150       0      0       0    150       0      0      11      0     191      0      60      562

Leases

Audio Visual                       500     500    500     500    500     500    500     500    500     500    500     500    6,000
Computer Equip                   1,800   1,800  1,800   1,800  1,800   1,800  1,800   1,800  1,800   1,800  1,800   1,800   21,600
Phone System                       300     300    300     300    300     300    300     300    300     300    300     300    3,600
Production Equip                 6,000   6,000  6,000   6,000  6,000   6,000  6,000   6,000  6,000   6,000  6,000   6,000   72,000
Total Leases                     8,600   8,600  8,600   8,600  8,600   8,600  8,600   8,600  8,600   8,600  8,600   8,600  103,200

Lines of Credit

AmSouth                          1,100   1,100  1,100   1,100  1,100   1,100  1,100   1,100  1,100   1,100  1,100   1,100   13,200
Total-Lines of credit            1,100   1,100  1,100   1,100  1,100   1,100  1,100   1,100  1,100   1,100  1,100   1,100   13,200

Office Space

Mortgage principal                 200     200    200     200    200     200    200     200    200     200    200     200    2,400
Jax Office rent                    400     400    400     400    400     400    400     400    400     400    400     400    4,800
Orl Office rent                    600     600    600     600    600     600    600     600    600     600    600     600    7,200
Tampa Office rent                  400     400    400     400    400     400    400     400    400     400    400     400    4,800
S. Florida Office rent             750     750    750     750    750     750    750     750    750     750    750     750    9,000
North County Studio/office       3,000   3,000  3,000   3,000  3,000   3,000  3,000   3,000  3,000   3,000  3,000   3,000   36,000
Total Office Mort/Rent           5,350   2,350  2,350   2,350  2,350   2,350  2,350   2,350  2,350   2,350  2,350   2,350   64,200


                                    Page 145

Non-COGS Supplies

Office Supplies                    695     800    400     700    650     350    400     300    600     800    650     550    6,895
Graphics software/equipment        700     200    200     200    200     200    200     200    200     200    200     200    2,900
Video software/equipment         1,250   1,250    500     500    500     500    500     500    500     500    500     500    7,500
Interactive software/equipment     200     200    200     200    200     200    200     200    200     200    200     200    2,400
Printing                           942       0     86     628     34      46     34      95    754     218    201     532    3,570
LAN Equip                          100     100    100     100    100     100    100     100    100     100    100     100    1,200
Acct Software                        0       0  1,000       0      0       0      0       0      0       0      0       0    1,000
Grocery                             25      25     25      25     25      25     25      25     25      25     25      25      300
Video Production Supplies          500     500    500     500    500     500    500     500    500     500    500     500    6,000
Graphic Supplies                   600       0    650      72    600     100    600       0    600       0    600     600    4,422
Film Processing                     95             95       0     95       0     95       0      0      95      0      95      570
Pre-Press Supplies                 300     300    300     300    300     300    300     300    300     300    300     300    3,600
Audio Supplies                      50      50     50      50     50      50     50      50     50      50     50      50      600
Total Office supplies            5,457   3,425  4,106   3,275  3,254   2,371  3,004   2,270  3,829   2,988  3,326   3,652   40,957



Payroll

Officers                        10,000  10,000 10,000  10,000 10,000  10,000 10,000  10,000 10,000  10,000 10,000  10,000  120,000
Staff                           52,000  52,000 52,000  52,000 52,000  52,000 52,000  52,000 52,000  52,000 52,000  52,000  624,000
FUTA/SUTA                          520     520    520     520    520     520    520     520    520     520    520     520    6,240
Commissions                     22,710  23,010 25,470  24,870 26,970  25,200 26,010  23,280 26,610  27,150 30,450  27,810  309,540
Federal/Fica Tax                11,780  11,780 11,780  11,780 11,780  11,780 11,780  11,780 11,780  11,780 11,780  11,780  141,360
Staff incentives                   500     500    500     500    500     500    500     500    500     500    500     500    6,000
Total Payroll                   97,510  97,810 100,270 99,670 101,770100,000 100,810 98,080 101,410101,950 105,250102,610 1,207,140

Postage and Delivery

USPS                               350     350    350     350    350     350    350     350    350     350    350     350    4,200
Unishippers                        550     550    550     550    550     550    550     550    550     550    550     550    6,600
Other                               50      50     50      50     50      50     50      50     50      50     50      50      600
Total Postage & Delivery           950     950    950     950    950     950    950     950    950     950    950     950   11,400

Professional Fees

Accountant                       1,000   1,000  1,000   1,000  1,000   1,000  1,000   1,000  1,000   1,000  1,000   1,000   12,000
Consulting                         400     400    400     400    400     400    400     400    400     400    400     400    4,800
Legal                              550     550    550     550    550     550    550     550    550     550    550     550    6,600
Collection Agent                 1,893   1,918  2,123   2,073  2,248   2,100  2,168   1,940  2,218   2,263  2,538   2,318   25,795
Personnel                            0       0      0   1,000      0       0  1,000       0      0   1,000      0       0    3,000
Total Professional Fees          3,843   3,868  4,073   5,023  4,198   4,050  5,118   3,890  4,168   5,213  4,488   4,268   52,195

Repairs and Maintenance

Computer repairs                   250     500    250     500    250     500    250     500    250     500    250     500    4,500
Equipment repairs                  450     450  1,500     450    450     450    450     450    450     450    450     450    6,450
Building repairs                   200     150    200     150    200     150    300     150    300     150    300     150    2,400
Total Repairs & Maintenance        900   1,100  1,950   1,100    900   1,100  1,000   1,100  1,000   1,100  1,000   1,100   13,350

Sales Expenses

Sales Recruitment                  600     600    600     600    600     600    600     600    600     600    600     600    7,200
Direct Mailers                     650     650    650     650    650     650    650     650    650     650    650     650    7,800
Sales contest/bonus                200     200    200     200    200     200    200     200    200     200    200     200    2,400
Misc. Sales Expenses               200     200    200     200    200     200    200     200    200     200    200     200    2,400
Total Sales Expenses             1,650   1,650  1,650   1,650  1,650   1,650  1,650   1,650  1,650   1,650  1,650   1,650   19,800

Taxes

Personal property  Firm              0       0      0       0      0       0      0       0  6,000       0      0       0    6,000
Real Estate                          0       0      0       0      0       0      0       0      0   6,000      0       0    6,000
Sales Tax - Firm                   600     600    600     600    600     600    600     600    600     600    600     600    7,200
Intangible/Tangible                  0       0     98     280      0       0      0       0      0       0      0       0      378
Personal property Leases           200     200    200     200    200     200    200     200    200     200    200     200    2,400
State                                0     500      0       0      0     110      0     106    138     126      0      90    1,070
Total tax                          800   1,300    898   1,080    800     910    800     906  6,938   6,926    800     890   23,048

                                    Page 146

Telephone

Cellular                           550     550    550     550    550     550    550     550    550     550    550     550    6,600
Local service                      750     750    750     750    750     750    750     750    750     750    750     750    9,000
Long Distance                    1,000   1,000  1,000   1,000  1,000   1,000  1,000   1,000  1,000   1,000  1,000   1,000   12,000
Paging                             125     125    125     125    125     125    125     125    125     125    125     125    1,500
Other                               50      50     50      50     50      50     50      50     50      50     50      50      600
Total Telephone                  2,475   2,475  2,475   2,475  2,475   2,475  2,475   2,475  2,475   2,475  2,475   2,475   29,700

Travel

Car Rental                         300     300    300     300    300     300    300     300    300     300    300     300    3,600
Airfare                          1,000   1,000  1,000   1,000  1,000   1,000  1,000   1,000  1,000   1,000  1,000   1,000   12,000
Entertainment                      300     300    300     300    300     300    300     300    300     300    300     300    3,600
Travel other                       300     300    300     300    300     300    300     300    300     300    300     300    3,600
Lodging                            500     500    500     500    500     500    500     500    500     500    500     500    6,000
Meals                              350     350    350     350    350     350    350     350    350     350    350     350    4,200
Tolls/Parking                      100     100    100     100    100     100    100     100    100     100    100     100    1,200
Total Travel                     2,850   2,850  2,850   2,850  2,850   2,850  2,850   2,850  2,850   2,850  2,850   2,850   34,200

Utilities

Electric                           600     800    800     800    800     800    800     800    800     800    800     800    9,400
Total Utilities                    600     800    800     800    800     800    800     800    800     800    800     800    9,400

Miscellaneous

Non compete fees                    30      30     30      30     30      30     30      30     30      30     30      30      360
Misc. Expenses                     150     150    150     150    400     400    150     150    150     150    150     150    2,300
Total Miscellaneous                180     180    180     180    430     430    180     180    180     180    180     180    2,660

Bad Debt                         6,813   6,903  7,641   7,461  8,091   7,560  7,803   6,984  7,983   8,145  9,135   8,343   92,862

Gross Profit                   252,710 260,460 296,810281,160 311,410286,310 297,010266,810 308,360320,210 367,260328,960 3,577,470
Total Expenses                 178,254 176,642 179,223177,845 182,255177,316 177,895174,977 184,714185,249 186,507180,447 2,161,319
Pre-tax Profit*                 74,457  83,819 117,588103,316 129,156108,994 119,116 91,833 123,647134,962 180,754148,514 1,416,151
EBITDA                                                                                                                    1,500,399
*Does not include depreciation                                                                             GPM        69%
Certain expense items covered under use of investment proceeds are not included
                                                                                                           NPM        27%


I attest the information contained herein is true and accurate to the best of my knowledge

/s/ Gerald R. Cunningham
----------------------------------
Gerald R. Cunningham, President
Lorilei Communications, Inc.

/s/ Leigh A. Cunningham
----------------------------------
Leigh A. Cunningham, Vice President Sales
Lorilei Communications, Inc.

                      Schedule to Reorganization Agreement
                                  by and among
                Amerinet Group.com, Inc., a Delaware Corporation
                                      and
              Lorilei Communications, Inc., a Florida Corporation

                        SCHEDULE 5.13-2 USE OF PROCEEDS

Attached are the Use of Proceeds


Use of Proceeds

     Set forth below is Lorilei's anticipated use of the cash available to Lorilei after deduction of estimated remaining offering expenses of $12,500.

     Pursuant to the Reorganization Agreement. Lorilei would receive $487,500 of net proceeds from this reorganization after deduction of the expenses of the reorganization. The net proceeds of this offering will be used:

     To pay existing accounts receivable and personal property and real estate taxes.; To repair existing equipment and purchase new equipment To employ additional support staff To pay advertising and marketing costs, and to provide working capital.

     The amounts and timing of expenditures for each purpose is subject to the broad discretion of the management and will depend on factors such as the amount of net proceeds available to Lorilei and the effects of competition, many of which are beyond Lonlei's control.

  Accounts Payable and Taxes                                        $198,854.00
  Equipment                                                            8,000.00
  Salaries                                                            30,646.00
  Advertising/Marketing                                              100,000.00
  Working Capital                                                    150.000.00
  Total                                                             $487,500.00

     The initial $100,000 payment made to Lorilei will be used to pay approximately $42,000 of the accounts payable and taxes with the balance being use to pay equipment, salaries and working capital. The remaining four (4) payments of $100,000 w-ill be applied pro rata among the balance of the accounts receivable, advertising/marketing and working capital.


I attest the information contained herein is true and accurate to the best of my knowledge

/s/ Gerald R. Cunningham
----------------------------------
Gerald R. Cunningham, President
Lorilei Communications, Inc.

/s/ Leigh A. Cunningham
----------------------------------
Leigh A. Cunningham, Vice President Sales
Lorilei Communications, Inc.

                      Exhibit to Reorganization Agreement
                                  by and among
                AmeriNet Group.com, Inc., a Delaware Corporation
                                      and
              Lorilei Communications, Inc., a Florida Corporation

                 EXHIBIT 2.25 REGULATION SB DISCLOSURE DOCUMENT


         Attached to this exhibit is the supporting document for the above referenced.


Exhibit 2.25      Regulation SB Disclosure Documents

Item 101. Description of Business

Lorilei Communications, Inc., a Florida corporation ("Lorilei"), was organized in July of 1994 by Gerald R. Cunningham, its current president, and Leigh A. Cunningham, its current secretary/treasurer. Lorilei is the successor to a Florida general partnership doing business as "The Firm."

Lorilei is a full-service advertising/marketing company under the trade name "The Firm Multimedia". Lorilei offers an array of advertising and marketing services including in-house production of video, audio, internet authoring, interactive CD-Rom, graphics, and pre-press. We believe our pricing market is companies wishing to enter the direct response and e-commerce markets, rather than traditional "image" advertisers.

Lorilei was formed to provide advertising services to regional and local advertisers, as well as marketers who needed an incremental program. We believe that Lorilei's ability to provide production services in-house as a result of new lower cost technology provides it with competitive advantages in speed, quality and price over larger advertising agencies and marketing companies which subcontract most of their production.

As a result of seeking solutions for direct response clients and in order to further enhance its capabilities, Lorilei has used commercial leased access
(CLA) to cable systems and has been instrumental in the formulation of FCC rules regulating CLA.

Through CLA, Lorilei has the capacity to offer clients cable access for 1/2 hour or longer television programming on a full-time or part-time basis, including cable access in prime-time. Through a proprietary database developed over a four-year period, Lorilei has the ability to place television programs on virtually any cable television system in the United States. Under FCC rules, the cost of CLA access is only the minimal fees determined by the FCC's "implicit fee" formula, plus any actual costs of tape playback or satellite reception. Therefore, Lorilei believes it is positioned as a resource for direct response airtime placement as rates which are regulated by the Federal government, and as a result, are significantly lower than the rates charged by broadcast television.

In January, 2000 Lorilei started a venture under the trade name "Ocala News Tonight" (ONT). ONT is a half-hour advertiser-supported television news program featuring local news, weather and sports cablecast at 6:30 PM and again at 10:30 PM to approximately 73,000 cable households in the Marion County, Florida area. This geographic area is part of the Orlando, FL television ADI, however the area receives very little local television news coverage from the distant Orlando television outlets.

ONT is the prototype of a concept Lorilei intends to replicate in other market areas with similar characteristics across the nation. Utilizing efficiencies in desktop video, and new technological innovations in "prosumer" cameras, this concept allows television news to be produced at a much lower cost than was previously possible, allowing for profitability on a community basis.

Lorilei maintains web sites under each of its trade names. The Firm Multimedia web site features video/audio clips demonstrating our work, as well as examples of graphic design and links to authored web sites. Our web site is a major source of client lead generation for the company. Ocala news tonight also has a website used primarily as an interactive focal point for the viewing audience. It includes content updated on a daily basis with highlights from the newscast, as well as viewer opinion polls. Advertising is accepted at the ONT website.

Lorilei currently employs approximately 22 persons and anticipates adding up to ten additional staff in the near term, primarily in sales, marketing and support functions. Lorilei leases field sales offices in Jacksonville and Orlando, Florida, and intends to open additional offices in the Tampa Bay and Boca Raton, Florida areas within the year 2000.

Currently Lorilei does not have any material portion of its assets, operations or customers located outside of the United States. Substantially all of Lorilei's revenues are from customers within the United States, where all of Lorilei's services are provided.

Industry Overview

Domestic advertising expenditures were estimated at $308.9 Billion in 1999. Of this sum, 57.1% or $176.5 Billion is devoted to some form of direct marketing, up 7.2% over 1998. The market for direct marketing overall is highly fragmented across direct mail and telephone marketing which account for about half of the total, however direct response television (DRTV), a $20.4 Billion market, is a much less fragmented segment and is growing at a faster pace than directmarketing overall. DRTV expenditures increased by 58% in the period 1994-1999 versus overall direct marketing which increased by 46%. DRTV predates the Internet in empowering the consumer with the ability to purchase direct. With $1.5 trillion in goods and services expected to be sold over the Internet by 2003 (Bear Stearns E-volve report) DRTV is a natural means of not only converting television viewers into website browsers, but adding the capacity to demonstrate features and abilities of the website. The same Bear Stearns report estimates spending on Internet infrastructure tools to expand to over $4 billion by 2003, up from $600 million in 1999. One of the key issues is the pressure from companies and consumers for increased bandwidth. As general bandwidth to access the Internet expands, video via Internet, with utilization of interactive application software already available, becomes more and more viable.

Strategic Plans
Operating Strategy

Lorilei's mission for The Firm Multimedia is to provide high-quality content that creates demand for client's products and services; to offer candid, solid consultative advice that results in increase sales; to provide avenues of exposure such as CLA that are effective and that are not easily duplicated by potential competitors; to embrace and anticipate opportunities made possible byemerging technology and to rapidly focus on ways and means for our clients to benefit.

Lorilei's mission for Ocala news tonight is to present content that is focused on local news, weather, and sports in a style which both appeals to and reflects the community, thus making ONT a staple choice in our viewing area and providing results and value for our advertisers. By accomplishing these goals with ONT we will be able to replicate our format and business approach in our planned expansion markets.

Lorilei has formulated a strategy to meet these goals with the businesses we have built under both of the above trade names, resulting in profitability and dividends for our shareholders.

Lorilei's management believes that:

Increased sales volume will result in economies of scale which will enhance The Firm Multimedia and Ocala news tonight's profitability. We intend to aggressively recruit professional inside and outside salespeople and launch an intensive advertising and marketing campaign for both trade names. A wealth of potential business exists in B2B website promotion. We're finding many relatively large companies with websites but without an Internet strategy. These companies will eventually be compelled to rely on companies such as The Firm Multimedia for assistance or go out of business. Our advantage is we can develop the strategy, the message, and provide the media. Brick and mortar retailers will be forced to seek non-traditional revenue streams in order to compete with e-retailers. One of the best ways to accomplish this is through establishing a strong e-commerce website and supporting it with DRTV; resulting in telephone orders as well as orders from the website.

Comprehensive Brand Strategy

For The Firm Multimedia, we will launch a multi-pronged advertising/marketing campaign utilizing:
-National DRTV print and directory ads
-Regional business publication print ads
-Keyword-driven Internet banner ads
-Business to business ("B2B") direct mail
-B2B telemarketing
Our goal is to develop top of mind awareness for The Firm Multimedia as a company and to develop a lead generation system for our inside and outside salespeople.

For Ocala news tonight, (and as a prototype for expansion markets) we will launch an advertising/marketing campaign consisting of:

-100 showing of metro area poster outdoor over a 3 month period
-High frequency cable spot on the systems we service
-New creative for our existing bartered radio campaign
-Vinyl signs on ONT vehicles
-Direct mail revenue-generating promotion campaign with a four-color prize mailer (we intend to include Vista and Trilogy in this promotion)
-B2B direct mailer announcing the campaign as a lead generation source for our outside salespeople.
-On-going revenue-generating co-promotions featuring ONT personalities on-location at client locations.

Growth Strategy

Lorilei's plan for growth is multifaceted. The company intends to grow through recruiting additional professional salespeople in the specialized market segments the company intends to service, and to open additional sales offices in geographically targeted areas. The company also intends to establish additional news operations similar in structure to Ocala News Tonight, in areas of the U.S. which demonstrate an abundant advertiser base, community identity, and that are either under-served by broadcast television news due to the large size of the television ADI, due to geographic boundaries or terrain which segment the market, or in some cases, markets with a substantial Spanish-speaking population which is not served by Spanish Language television news. Lorilei also intends to grow by acquisition of companies we feel are synergistic with its operations.

Investment in Technology

Lorilei has made an investment in emerging technology through its history as a company and has, as an example, made the transition to digital, non linear video editing versus the older tape-based linear tape editing. We expect to invest in high definition video equipment as distribution facilities and HDTV sets-in-use increases to critical mass. We intend to position ourselves as the company offering advanced solutions to the latest Internet applications, including Internet broadcasting. We also intend to produce content for the Internet which may be offered to other Internet broadcasters for a fee.

Economies of Scale and Best Practices

Lorilei's management believes that it will achieve significant economies of scale as gross sales levels increase. This is possible through performing most of the work at the Ocala headquarters due to lower cost of living, beneficial quality of life, and resultant moderate salaries, plus productivity gains made possible through benchmarking employee compensation to productivity, revenue management processes, increased vertical integration resulting maximizing customer revenues by extending projects through multiple content platforms (i.e. graphics clients become video clients), etc.

Expansion Through Acquisitions

Beginning in 2001, Lorilei will seek to acquire marketing and advertising companies in order to gain market share, increase overall sales volume, geographic reach and add complimentary services (i.e. direct response fulfillment). These acquisitions could also include companies which have developed a specific product or service which management feels has considerable profit potential utilizing our marketing methods and capabilities.

Company Services

Lorilei currently offers its services primarily in the United States. The Firm Multimedia clients may be located in any geographic area with the transaction facilitated by Internet, fax, courier, or in some cases in-person sales calls to the client location. In some cases the client travels to Lorilei's offices. Our plan is to continue to extend our physical presence by adding additional sales offices, first in Florida, then regionally and nationally. Ocala news tonight clients are primarily located in Marion County, Florida. As additional news markets are added the clients for each news operation will also primarily be located in the community of service. Sales facilities for The Firm Multimedia will be co-located with each news facility, including field content acquisition support personnel where practical. Raw content will be shipped or transmitted to the Ocala production facility for post-production.

E-Commerce

Lorilei provides clients with a turn-key e-commerce approach by both authoring the website and providing marketing and advertising services to drive traffic. The company provides clients with consultative advice across a wide range of issues including domain names and registration, input on competitive content items such as pricing, placement, inventory, target marketing, and demographic, qualitative and perceptual customer research.

The company utilizes the latest state of the art software including "Flash" "Shockwave" and Quicktime video to author client websites with rich content. Each website is custom-authored according to the client's specifications and may include specialized applications such as database access. Lorilei believes rich content websites, including sites featuring video and audio, will become a critical component in commercial website development as competition on the Internet continues to drive more complex websites. The company envisions becoming a leader in the e-commerce web development business.

DRTV

The company offers a comprehensive solution for direct response television marketers including concept, scripting, infomercial and spot production, media planning and placement, as well as an array of direct response-related graphics services. The fact that Lorilei offers a wide breadth of services, with in-house facilities and staff, sets it apart in the DRTV industry and is a significant competitive advantage for those clients seeking a turn-key solution. Most of the company's past and current clientele is direct, rather than agency business. The company intends to continue on this course.

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Lorilei has contacts at major cable networks and broadcast stations, and has the ability to buy airtime competitively on a supply and demand basis. Most half-hour infomercial time is limited to non-productive spot revenue time for the broadcaster or cablecaster. Typically these blocks of time are not productive for spot revenue due to a low level of households using television (i.e. overnights, early mornings).

Lorilei's ability to purchase half-hour airtime in prime-time viewing hours through channel leasing, on a market-targetable basis gives it a primary niche in the DRTV business. This is a highly profitable business due to government regulation keeping the price fixed according to an FCC formula, rather than floating with supply and demand. Our goal is to increase awareness of our offerings in this segment at the agency and buying-service level and to increase business with the DRTV trade, as well as from direct to client business.

Channel Leasing

Lorilei has pioneered the use of channel leasing options mandated by cable deregulation and through petitions filed with the Federal Communications Commission has played a major role in shaping the rules under which this capacity is available (see "Lorilei" at fcc.gov). The company has developed a proprietary database of cable systems, enabling it to make channel leasing a viable option for its clients with the ability to accurately quote rates, household counts, and in some cases channel position in the individual system lineup, all in a format which meets the criteria of the client. No other company that we are aware of has the ability at this time. Lorilei intends to continue development of the database to increase both the quantity and quality of the available information.

Channel leasing is available on both part-time and full-time levels up to the set-aside capacity of the cable system. Up to the present time Lorilei has focused on part-time channel leasing, however management feels the timing is right to begin marketing a full-time channel leasing service to larger advertisers and marketers. Under the rules, a cable operator must open a channel for use with as little as an eight-hour daily commitment for a one-year period.

With the advent of the Internet, large companies are beginning to alter their strategies as they relate to reaching prospects and converting them into customers. The Internet offers an interactive 24/7 portal to connect the prospect or customer directly to the company, however it is somewhat limited in content due to bandwidth limitations.

Lorilei management feels there are companies that are searching for a competitive edge in reaching the consumer on a long-form basis in persuasive ways the Internet cannot yet offer. Channel leasing is an option most large companies are not aware of, therefore Lorilei intends to focus a portion of its marketing effort to increase awareness and market channel leasing as a tool for these companies. This effort could have a substantial impact on the projected revenues for the company as landing even one full-time channel leasing client in a moderate number of markets would easily quadruple or quintuple current projections for both gross revenue and net profit.

Governmental Regulation

Lorilei's success is dependent in part on the existence of federal regulations which require cable operations to lease cable access at low rates pursuant to FCC rules promulgated under the 1992 Cable Act. A change in the Cable Act or the regulations promulgated thereunder could significantly impair our ability to successfully compete against larger advertising companies.

The statutory framework for commercial leased access was established by the 1984 Act and amended by the 1992 Cable Act. The 1984 Cable Act established leased access to assure access to the channel capacity of cable systems by parties unaffiliated with the cable operator who want to distribute video programming free of the editorial control of the cable operator. Channel set-aside requirements were established in proportion to a system's total activated channel capacity, in order to "assure that the widest possible diversity of information sources are made available to the public from cable systems in a manner consistent with the growth and development of cable systems." A cable system operator was permitted to use any unused leased access channel capacity for its own purposes, until such time as a written agreement for a leased channel use was obtained. Each system operator subject to this requirement was to establish the "price, terms, and conditions of such use which are at least sufficient to assure that such use will not adversely affect the operation, financial condition, or market development of the cable system."

The only exception to the leased commercial access channel set-aside under the 1984 Cable Act that up to 33 percent of a system's designated leased commercial access channel capacity may be used for qualified minority or educational programming from sources that may or may not be affiliated with the cable operator. The qualified minority or educational source may be affiliated with the operator.

The 1992 Cable Act amendments broadened the statutory purpose to include "the promotion of competition in the delivery of diverse sources of video programming," and the Commission was provided with expanded authority: (1) to determine the maximum reasonable rates that a cable operator may establish for leased access use, including the rate charged for the billing of subscribers and for the collection of revenue from subscribers by the cable operator for such use; (2) to establish reasonable terms and conditions for leased access, including those for billing and collection; and (3) to establish procedures for the expedited resolution of leased access disputes. The legislative history of the 1992 amendments expresses concern that some cable operators may have established unreasonable terms or may have had financial incentives to refuse to lease channel capacity to potential leased access users based on anti-competitive motives, especially if the operator had a financial interest in the programming services it carried.

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Any person  aggrieved by the failure or the refusal of a cable  operator to make commercial channel capacity available or to charge rates as required by Commission rules may file a petition for relief with the Commission within 60 days of the alleged violation. In order to enforce its rights under the 1992 Act, we have filed a number of such petitions with varied results. In order to merit relief, the petition must show by clear and convincing evidence that the operator violated the leased access statutory or regulatory provisions or otherwise acted unreasonably or in bad faith. Relief may be in the form of refunds, injunctive relief or forfeitures. The Commission encourages parties to use alternative dispute resolution procedures such as settlement negotiation,
conciliation,   facilitation,   mediation,   fact   finding,   mini-trials   and
arbitration. The 1992 Cable Act provides for both judicial and Commission review of leased commercial access disputes

Ocala News Tonight

This trade name is a program concept whereby the company produces a nightly advertiser-supported news program dedicated to a targeted geographic area, similar to the familiar news/weather/sports format utilized by most local broadcast television stations. The prototype program is produced six days per week and airs twice nightly, at 6:30 PM and 10:30 PM seven days per week. The company chose Ocala/Marion County, Florida as the prototype for the concept due to the fact that the area met certain criteria and that production operations were already established at The Firm Multimedia.

The criteria utilized to determine whether an area is viable includes but is not limited to, market composition, market geography, market identity, presence of local television news coverage, available advertising revenues (estimated as a percentage of total retail sales), and cable television penetration.

In Ocala news tonight's case, the Ocala/Marion County area met the guidelines management has developed. While the area is part of the Orlando television market it receives very little local news coverage from the Orlando stations, and minimal coverage from Gainesville stations located 35 miles away. Due to its distance from Orlando and Gainesville, and with the Gainesville market's strong identity with the University of Florida, it is highly unlikely any television station from either area would make a concentrated effort to compete with the program. The area has a local identity apart from either Orlando or Gainesville, sufficient retail sales exists to provide a local advertiser base, and cable television penetration meets the company's minimums.

Economies realized through new technology including desktop video and high quality prosumer cameras have lowered the cost of production to a level making the concept feasible. Fewer crew members are required for production, and inexpensive prosumer cameras offer acceptable quality for news gathering.

Lorilei's experience in channel leasing is utilized in order to acquire prime airing times on cable television. In ONT's situation, a network of four cable systems are utilized to reach over 73,000 households in the area.

Management has identified two expansion markets for the concept and expects to launch the first additional operation in July, 2001, with the second additional operation coming online in July, 2002. These cost of launching these additional operations may be funded from Lorilei cash flow or from additional capital investment.

Beginning in July, 2003, Lorilei intends to launch two additional operations per year for the next three years.

Sales and Marketing

Lorilei has used a combination of inside and outside sales representatives in the past for The Firm Multimedia and intends to expand the use of inside sales representatives in two areas (1) to support outside sales with appointment setting, and (2) to sell DRTV to dot com and e-commerce companies and the DRTV trade.The company also intends to expand its field sales offices to include locations in South Florida, Tampa Bay, and Atlanta in the near term. Field sales offices will also be co-located with additional ONT-type news operations.

In the past, The Firm Multimedia has employed generalist-type sales professionals, expending considerable time in training the person to represent the company across its many services. Management feels this approach needs specificity, therefore it anticipates altering the approach to employ sales professionals proficient in four major specialty areas: Print graphics, DRTV/Video, Internet/e-commerce, Agency services.

Under this plan, the company will generate specific leads in under one of its specialty areas and utilizing a consultative selling approach will identify other specialty areas where it might be of service, bringing in that particular salesperson at the appropriate time. Management believes the result will be less time in training and higher sales revenues.

The company utilizes a mix of marketing tools, including an infomercial produced to generate business to business leads, as well as direct mail, telemarketing, trade and business publication print, Internet advertising, as well as trade show displays.

Ocala news tonight utilizes outside sales representatives who call on local business. Direct mail and on-air ad solicitation, as well as telemarketing by the outside reps is utilized to generate leads.

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Competition

The advertising industry is highly fragmented with low barriers to entry to establish an advertising agency. Advertising production is also competitive, however capital investment is still a barrier to entry. Lorilei competes with other advertising agencies, television and radio stations, other direct response television companies, and directly with cable television providers and television broadcast in advertising sales for Ocala news tonight. Lorilei competes for customers based on service, price, quality, specialized in-depth knowledge, and creativity. Most DRTV competitors are located in Western U.S. states, making West coast-based business a challenging.

Employees

As of April 1, 2000, Lorilei had 20 full time employees and 3 part-time employees. Lorilei requires that all full-time employees sign a non-competition and confidentiality agreement as a condition of employment. No employee contracts currently exist and all employment is at will. No employees are currently represented by an labor unions. Lorilei believes its relations with employees to be good, however additional employees will need to be recruited to meet its growth projections. Management believes that required personnel can be recruited on acceptable terms.

Item 102.  Properties

Lorilei's principle place of business is located at 7325 Southwest 32nd Street, Ocala, Florida, 34474. This is an industrial park type setting where the other businesses are warehouse or light manufacturing businesses. The building is approximately 5,000 square feet in total space, with 3,500 square feet devoted to office/production space and 1,500 square feet devoted to studio space. All space is air-conditioned and heated. The property is encumbered by a first mortgage in the original principal amount of $194,000.00 in favor of Small Business Loan Source. The loan bears interest at the rate of 11.75% per annum and is payable over a term of 25 years. The property is in the opinion of Lorilei's management adequately covered by insurance.

Management believes the current facility to be adequate for anticipated growth through the 2003 fiscal year. Management cannot, however, guarantee that the square footage will be sufficient for all production operations. Additional construction or additional leased space could be required, either of which could result in additional unanticipated expense.

As part of expansion, additional sales offices in targeted major cities are contemplated. Rental costs of this additional space are expected to be minimal "office suite" type space and will expand with sales volume. However, if sales volume becomes substantial in a given metropolitan area it could result in the requirement of considerably more square footage in leased office space than has been projected.


Item 103.  Legal Proceedings

Lorilei is not a party to any pending legal proceedings. However, Lorilei presently owes real and personal property taxes to the state of Florida in the amount of $10,272.20. Lorilei has also declined to pay $21,420.00 to Home and Garden Television (HGTV) pending confirmation of sums due.

Item 201. Market for Common Equity and Related Stockholder Matters

No market exists for Lorilei's common stock. There are two holders of the common stock. Lorilei has not paid dividends during 1998, 1999 or 2000.

Item 202.  Description of Securities

Lorilei's Articles of Incorporation, as amended, authorize it to issue 2,000 shares of common stock, $0.01 par value per share and 1,000,000 shares of preferred stock, par value $.01. As of the date of this reorganization agreement, 111 shares of the common stock were outstanding and no Preferred Shares were outstanding. This description of the capital stock of Lorilei is qualified by and subject to the Florida Business Corporation Act and Lorilei's Articles of Incorporation and By-laws, copies of which Articles and By-laws have been provided as exhibits hereto and to which reference is made for the provisions thereof which are summarized below.

Common Stock

The holders of common stock are entitled to one vote per share on all matters to be voted upon by the shareholders and have no cumulative voting rights. Holders of common stock are entitled to receive ratably such dividends, if any, as may be declared from time to time by the Board of Directors out of funds legally available therefor. In the event of liquidation, dissolution, or winding up of Lorilei, the holders of common stock are entitled to share ratably in all assets remaining after payment of liabilities. The common stock has no preemptive or conversion rights or other subscription rights. There are no redemption or sinking fund provisions applicable to the common stock. All outstanding shares of common stock are fully paid and nonassessable, and the shares of common stock offered hereby will also be fully paid and nonassessable. The Articles also recognize the obligation of the Corporation's stockholder AmeriNet Group.com, Inc. to elect members to the Corporation's Board of Directors in the manner reflected in the Reorganization Agreement between Lorilei and AmeriNet.

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Undesignated Preferred Stock

The authorized but unissued preferred stock (1,000,000 shares) may be issued in series, and shares of each series will have such rights and preferences as are fixed by the Board of Directors in the resolutions authorizing the issuance of that particular series. In designating any series of preferred stock, the Board of Directors may, without further action by the holders of common stock:

-fix the number of shares constituting that series, and -fix the dividend -rights, dividend rates, conversion rights, voting rights (which may be greater or lesser than the voting rights of the common stock), and -fix the rights and terms of redemption (including any sinking fund provisions), and the liquidation preferences of the series of Undesignated Preferred Stock.

The holders of any series of preferred stock, when and if issued, are expected to have priority claims to dividends and to any distribution upon liquidation of Lorilei, and they may have other preferences over the holders of the common stock.

The Board of Directors may issue series of preferred stock without action by the shareholders of Lorilei. Accordingly, the issuance of preferred stock may adversely affect the rights of the holders of the common stock. In addition, the issuance of preferred stock may be used as an anti-takeover device without further action on the part of the shareholders. Issuance of preferred stock may dilute the voting power of holders of common stock One example of this dilution would be the issuance of preferred stock with super-voting rights. The issuance of preferred stock may render more difficult the removal of current management, even if such removal may be in the shareholders' best interest. Lorilei has no current plans to issue any additional preferred stock.

Lorilei has issued one promissory note for $46,143.00 to John B. LaTorraca which bears interest at the rate of 8.5% per annum for which a total of $51,084.16 is presently owed.

Item 303.  Management's Discussion and Analysis or Plan of Operation

General

We provide businesses with advertising and marketing services. Our services include creative production and placement in both new and old media. We believe that our ability to place half-hour infomercials on cable television in prime-time through commercial leased access will enable us to offer direct response television services to a majority of companies striving to drive e-commerce business. In 1998, Direct Response Magazine reported that $844 million ($844M) was spent on television infomercials which contributed to generating over $759 billion ($759B) in consumer spending. By way of comparison, industry authority International Data Corporation (IDC) estimates that consumers will purchase only $16 billion ($16B) in goods from the Internet in 2000. The e-commerce market is projected to hit $3.2 Trillion ($3.2T) by 2004 in North America (Forrester Research).


Revenues

We classify revenues into the following major categories: Commission/retainer, Video production, Graphics, Web, and Commercial Leased Access/Spot Airtime. The following discussion does not include revenues for a new 2000 category, News.

Revenue Drivers

The principal factors that propel our revenues are detailed below.

Commission/retainer: Income from traditional commissioned ad agency time and space business as well as ad agency monthly retainers, promotions and public relations.

Video production: Includes income from both video and audio projects, including brokered duplication.

Graphics: Income from all graphics projects including traditional layout and design, brokered printing, pre-press as well as new media-related projects such as animation.

Web: Includes income from web design, maintenance, hosting, and interactive projects.

Commercial Leased Access/Spot and program airtime: Income from brokered time sales (as contrasted with traditional ad agency 15% commission on time/space purchases).

News will generate revenues from advertising sales beginning in 2000 and will increase as new market operations are incrementally rolled out. The initial operation is based at our Ocala, Florida headquarters.

We expect Commission/retainer income to decrease as business looks for a broader solution to advertising and marketing challenges. Our goal is to replace this income with project income in the other revenue driver categories.

Video production will increase due to our expanding direct response television business and increased demand fueled by web-based video applications.

Graphics income will vary by the client mix of the company during a given fiscal period with printing as the major variable.Print-intensive clients can have a large impact on this revenue driver. Our goal is to seek this type of client and enhance their usage of print with electronic media opportunities while servicing their core advertising media.

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Web-based revenue will increase dramatically as we increase our Internet hosting
capacity  and  implement  new  business   plans  for  the  Internet,   including
development of a 15C2-11 website, as well as webcasting capacity.

Commercial Leased Access/spot and program airtime revenues will dramatically increase in the coming years as more business discovers direct response television and as the trend toward tightening of Infomercial availabilities increases. For example, Turner Broadcasting recently ceased making half-hour timeslots available.

Cost of Goods and Services

Costs are classified with the revenue stream to which they are related. The major factors (exclusive of labor) associated with our costs are listed below:


-Printing costs associated with graphic print jobs
-Capitalized media
-Commercial Leased access and brokered spot airtime
-Videotape and videotape duplication
-Shipping costs


Results of Operations

Revenues from our business categories are as follows:


Year Ended December 31, 1999 Compared to Year Ended December 31, 1998

Revenue

Total revenues increased $109,468, or 11% to $1,102,329 for the year ended December 31, 1999 from $992,861 for the year ended December 31, 1998. This increase was attributable to the growth of Commercial leased access and spot/program airtime sales.

Commission/retainer revenue decreased by $185,794 or 67.1% to $90,897 for the year ended December 31, 1999 from $276,691 for the year ended December 31, 1998. This is due mainly to client churn, however management believes this follows the trend in the advertising industry. Middle market companies are now turning away from traditional ad agencies toward project-based companies such as ours.

Video production revenue increased by $29,616 or 11.3% to $291,156 for the year ended December 31, 1999 from $261,540 for the year ended December 31, 1998. This increase is due in part to an on-going agreement with Advent Product development for spot production.

Graphics revenue decreased by $105,599 or 31.7% for the year ended December 31, 1999 from $332,903 for the year ended December 31, 1998. This decrease is partially due to client churn and partially due to a decrease in brokered printing projects. This is a revenue category that is especially sensitive to our client mix and will vary accordingly.

Web revenues increased by $10,055 or 60% for the year ended December 31, 1999 from $16,743 for the year ended December 31, 1998. This is due to increase demand for web design, hosting, maintenance and interactive services. Management expects this trend to continue into the foresable future.

Commercial leased access/spot and program airtime increased by $404,614 or 879% to $450,610 in the year ended December 31, 1999 from $45,996 in the year ended December 31, 1998. This increase is due to increased demand for prime-time infomercial airings and in part due to capitalized Television and Radio spot media. Management expects this category to continue to increase substantially in 2000.

Cost of Goods and Services

Costs of goods and services increased by $77,574 or 32% to $320,029 for the year ended December 31, 1999, from $242,455 for the year ended December 31, 1998. As a percentage of revenues, cost of goods and services for the year ended December 31, 1999 was 29%, compared with 24% for the year ended December 31, 1998. The increase was due to an increase in capitalized agency billings resulting from a shift in our agency client mix.

Payroll Expense

Payroll expense, including officer's salaries, increased by $28,136 or 6.8% to $439,938 for the year ended December 31, 1999 from $411,802 for the year ended December 31, 1998. As a percentage of revenues, payroll expense declined from 41% in the year ended December 31, 1998 to 39.9% for the year ended December 31, 1999. While overall payroll expense is expected to increase in 2000 due to new hires in sales and for the news operation, management believes payroll will remain close to 1999 levels as a percentage of revenues.


Depreciation Expense

Depreciation expense increased by $14,979 or 21% to $86,319 for the year ended December 31, 1999 from $71,340 for the year ended December 31, 1998. This is due to new equipment going into service in 1999.

Item 304. Changes in and Disagreements with Accountants on Accounting and Financial Disclosure

During Lorilei's two most recent fiscal years and during the year 2000, no principal independent accountant or accountant for a significant subsidiary of Lorilei on whom the principal accountant expressed reliance in its report has resigned , declined to stand for reelection, or was dismissed. Lorilei's financial statements during this period were not audited.


Item 306.  Audit Committee Report

This item is not applicable inasmuch as no audit report has been received and an audit committee has not been appointed.

Item 310.  Financial Statements

Financial statements will be supplied following closing as required by Form 8-K.

Item 401.  Directors, Executive Officers, Promoters and Control Persons

(a) Officers

Gerald R. Cunningham, age 48, has served as president, chief executive officer and a member of the board of directors of Lorilei since its incorporation in July of 1994, and as a partner in its predecessor, a Florida general partnership operating under the fictitious name "The Firm," organized by Mr. Cunningham and his wife during 1993. In 1991 Mr. Cunningham obtained a bachelor of science degree in business administration from Pacific Western University located in Los Angeles, California. In 1968 he received a third class radiotelephone operator's permit from the United States Federal Communications Commission and began an on-air radio broadcasting career with major market stations through 1982, when he entered radio advertising sales and sales management, specializing in improving sales at newly established stations or stations whose sales had declined. Mr. Cunningham is not currently a director in any other company.

Leigh A. Cunningham, age 32, is Vice president, Secretary, and has been a member of the board of directors of Lorilei since its incorporation in July of 1994, and was a partner in its predecessor, a Florida general partnership operating under the fictitious name "The Firm," organized by Ms. Cunningham and her husband during 1993. Ms. Cunningham attended San Diego State University, San Diego, California during 1986 and became a marketing coordinator for Pacific Southwest Airlines' Executive Flyer Club in 1987. In 1988 Ms. Cunningham began a career in radio broadcasting as a traffic manager, later moving into sales and sales management. She was first elected Vice president, Secretary/Treasurer on July 1, 1994. Mr. Cunningham is not currently a director in any other company.


(b) Significant Employees

Mary Lee, age 32, has served as business manager of Lorilei since October , 1998. From April, 1994 to September 1998 she was Office Manager with Simmons, Hart and Sheehe, an Ocala, Florida law firm.

Brian Trahan, age 37, has served as production manager since December, 1998. From July, 1998 to December 1998 he was employed by Zebra Publishing, Gainesville, Florida, as Production manager. From June 1995 to July 1997 Brian was Creative Director for Belk's Florida and the South Georgia group office, and from March 1994 to June 1995 Brian was Graphics coordinator at Bear Archery.

(c) Family relationships

Gerald and Leigh Cunningham are husband and wife.

(d)  Not applicable.

None of the following events have occurred with regard to the directors, executive officers, promoters or control persons of Lorilei during the last five years:

1. Any bankruptcy petition filed by or against any business of which such person was a general partner or executive officer either at the time of the bankruptcy or within two years prior to that time;

2. Any conviction in a criminal proceeding or being subject to a pendingcriminal proceeding (excluding traffic violations and other minor offenses);

3. Being subject to any order, judgment, or decree, not subsequently reversed, suspended or vacated, of any court of competent jurisdiction, permanently or temporarily enjoining, barring, suspending or otherwise limiting his involvement in any type of business, securities or banking activities; and

4. Being found by a court of competent jurisdiction (in a civil action), the Commission or the Commodity Futures Trading Commission to have violated a federal or state securities or commodities law, and the judgment has not been reversed, suspended, or vacated.

Item 402  Executive Compensation

Lorilei's Articles of Incorporation, as amended, authorize it to issue 2,000 shares of common stock, $0.01 par value per share and 1,000,000 shares of preferred stock, par value $.01. As of the date of this prospectus, 111 shares of the common stock were outstanding and no Preferred Shares were outstanding. This description of the capital stock of Lorilei is qualified by and subject to the Florida Business Corporation Act and Lorilei's Articles of Incorporation and By-laws, copies of which Articles and By-laws have been provided as exhibits hereto and to which reference is made for the provisions thereof which are summarized below.

Common Stock

The holders of common stock are entitled to one vote per share on all matters to be voted upon by the shareholders and have no cumulative voting rights. Holders of common stock are entitled to receive ratably such dividends, if any, as may be declared from time to time by the Board of Directors out of funds legally available therefor. In the event of liquidation, dissolution, or winding up of Lorilei, the holders of common stock are entitled to share ratably in all assets remaining after payment of liabilities. The common stock has no preemptive or conversion rights or other subscription rights. There are no redemption or sinking fund provisions applicable to the common stock. All outstanding shares of common stock are fully paid and nonassessable, and the shares of common stock offered hereby will also be fully paid and nonassessable. The Articles also recognize the obligation of the Corporation's stockholder AmeriNet Group.com, Inc. to elect members to the Corporation's Board of Directors in the manner reflected in the Reorganization Agreement between Lorilei and AmeriNet.

Undesignated Preferred Stock

The authorized but unissued preferred stock (1,000,000 shares) may be issued in series, and shares of each series will have such rights and preferences as are fixed by the Board of Directors in the resolutions authorizing the issuance of that particular series. In designating any series of preferred stock, the Board of Directors may, without further action by the holders of common stock:

-fix the number of shares constituting that series, and -fix the dividend rights, dividend rates, conversion rights, voting rights (which may be greater or lesser than the voting rights of the common stock), and -fix the rights and terms of redemption (including any sinking fund provisions), and the liquidation preferences of the series of Undesignated Preferred Stock.

The holders of any series of preferred stock, when and if issued, are expected to have priority claims to dividends and to any distribution upon liquidation of Lorilei, and they may have other preferences over the holders of the common stock.

The Board of Directors may issue series of preferred stock without action by the shareholders of Lorilei. Accordingly, the issuance of preferred stock may adversely affect the rights of the holders of the common stock. In addition, the issuance of preferred stock may be used as an anti-takeover device without further action on the part of the shareholders. Issuance of preferred stock may dilute the voting power of holders of common stock One example of this dilution would be the issuance of preferred stock with super-voting rights. The issuance of preferred stock may render more difficult the removal of current management, even if such removal may be in the shareholders' best interest. Lorilei has no current plans to issue any additional preferred stock.

Item 403  Security Ownership of Certain Beneficial Owners and Management

Prior to May 11, 2000, none of the officers , directors or key employees of Lorilei worked purusant to written employment agreements. During the previous three fiscal years, the officers and directors of Lorilei have received the following compensation:

SUMMARY COMPENSATION TABLE

==========================================================================================================
     Name and
    principal      Year
    position



       (a)         (b)        Annual compensation                   Long-term compensation
==========================================================================================================
==========================================================================================================
                                                                                              All other
                                          ther annual                                          compen-
                          Salary  Bonus   ompensation                                          sation
                           ($)     ($)   O    ($)                                                ($)
                                         c

                           (c)     (d)        (e)               Awards            Payouts        (i)
==========================================================================================================
==========================================================================================================
                                                                    Securities
                                                                      under-
                                                       Restricted      lying
                                                          stock      options/       LTIP
                                                        award(s)       SARs       payouts
                                                           ($)          (#)         ($)

==========================================================================================================
==========================================================================================================
G. Cunningham    1999    37375           15000         NA          NA           NA          NA
==========================================================================================================
==========================================================================================================
L. Cunningham    1999    31146           15000         NA          NA           NA          NA
==========================================================================================================
==========================================================================================================
G. Cunningham    1998    38625           12000
==========================================================================================================
==========================================================================================================
L. Cunningham    1998    32188           12000
==========================================================================================================
==========================================================================================================
G. Cunningham    1997    38475            8000
==========================================================================================================
==========================================================================================================
L. Cunningham    1997    30663            8000
==========================================================================================================

No dividends have been paid to any shareholder since inception. Since December 31, 1999, Gerald Cunningham has received total cash compensation or $13,383.72 and Leigh Cunningham has received total cash compensation of $10,764.18. No long term compensation was awarded to either during that period. Since the inception of Lorilei a total of $57,677.72 loans has been repaid to Mr. And Ms.
Cunningham. Lorilei provides child care for the children of Mr. And Ms. Cunningham.

Item 403  Security Ownership of Certain Beneficial Owners and Management


The following tables set forth certain information regarding the beneficial ownership of Lorilei's common stock as of May 3, 2000, for each person (or group or affiliated persons) known to Lorilei to be the -beneficial owners of more than 5% of its common stock, -each director of Lorilei,
-each of Lorilei's executive officers, and -all of the directors and officers as a group.

                                 Common Stock Owned by Principal Shareholders, Officers and Directors
                                                              of Lorilei

                                            Common Shares               Common Shares
                                            Beneficially Owned Prior Beneficially Owned After
                                            to Reorganization           Reorganization
Shareholder Name,
Corporate Office,
and Address                                 Number   Percent            Percent
=============================================================================================
Gerald Cunningham.                   111*      100%                       0%
Director, Chairman of the
Board, President, Chief
Executive Officer
7325 S.W. 32nd Street
Ocala, Florida 34474

Leigh Cunningham  .                  111**      100%                      0%
Director, Vice-President
Secretary
7325 S.W. 32nd Street
Ocala, Florida 34474

All Directors as a Group.            111        100%                      0%

1) Owned as tenants by the entireties with Leigh Cunningham
2) Owned as tenants by the entireties with Gerald Cunningham

Item 404.  Certain Relationships and Related Transactions

         Lorilei provides child care for Mr. and Ms. Cunningham.


Item 405.  Compliance with Section 16(a) of the Exchange Act

Lorilei does not have a class of equity securities registered pursuant to the Exchange Act..

Item 503.  Summary Information and Risk Factors

(a) Summary

Lorilei   Communications,   Inc.  operates  under  two  trade  names,  The  Firm
Multimedia, a full-service advertising agency, and Ocala News Tonight, a nightly half-hour newscast.

Lorilei was founded in 1993 and incorporated as a Florida subchapter S corporation in July, 1994. Gross sales in 1999 surpassed $1.5 million, with 1999 billings of approximately $1.1 million and EBITDA of approximately $162,000.

The company projects substantial sales increases, with an adjusted to AmeriNet fiscal year billing target of $2.5 million and an EBITDA target of $500,000 for the fiscal year ending June 30, 2001. The company projects billings to exceed $5 million with EBITDA of $1.5 million in the fiscal year ending June 30, 2003.

The Firm Multimedia is an advertising agency, which offers business services including:

-full  advertising  agency  services  including   consulting  on  marketing  and
 advertising issues
-graphic layout, design, and printing
-video and audio production
-media planning and placement
-internet web design and web site promotion
-interactive CD-rom design
-long and short-form direct response television production
-long and short-form direct response placement
-placement of long-form  television  programming  under commercial leased access
 FCC rules

Lorilei management believes it can accomplish its goals through expanding its marketing and advertising efforts, establishing a solid sales organization with regional sales offices in major Florida and Southeastern U.S. cities, through development of its commercial leased access abilities, and through acquisitions of synergistic companies.

Commercial leased access (CLA) is a segment of communications law mandated by Congress in cable television deregulation. Enforced by the Federal Communications Commission (FCC) rules, CLA affords programmers not affiliated with the cable operator the opportunity of purchasing minimum half-hour time increments in substantially better time periods than offered through traditional commercial venues. The amount paid by the programmer is also regulated by the FCC, making CLA a unique entity.

Lorilei intends to continue and expand its proprietary database of cable systems nationwide, enabling the company to easily offer CLA as a alternate for direct response television (DRTV) marketers, as well as other types of programming.

One example of other types of  television  programming  that can be  established under CLA is Ocala News Tonight (ONT). ONT debuted in January 2000 and is produced by The Firm Multimedia with its own news staff and producers. ONT is a traditional news, weather, and sports half-hour newscast available to approximately 73,000 television households targeting Marion County, Florida. This advertiser-supported program fills a local news niche left open by Orlando, Florida broadcasters. These broadcasters cover a very wide geographic area and are unable to devote either airtime or personnel to cover their service area market by market. Viewers of ONT receive information not available elsewhere, including the local newspaper.

The company expects to use ONT as a prototype for additional news operations in additional markets. The Firm Multimedia will co-locate a sales office with the ONT-type operation in each market.

(b)  Address and telephone number

Lorilei Communications, Inc.            (352) 861-1350
P.O. Box 770787                         fax (352) 861-1339
Ocala, Florida 34477                    General email:  thefirm@callthefirm.com
                                        Officer email:  gerry@callthefirm.com
(Courier only)
7325 S.W. 32nd St.
Ocala, Florida 34474

http://www.callthefirm.com
http://www.ocalanewstonight.com


(c) Risk Factors

The statements contained in this Report that are not purely historical are forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934, including without limitation statements regarding Lorilei's expectations, beliefs, intentions or strategies regarding the future. All forward-looking statements included in this document are based on information available to Lorilei on the date hereof, and Lorilei assumes no obligation to update any such forward-looking statements. The forward-looking statements involve known and unknown risks, uncertainties and other factors which may cause actual results, experience and the performance or achievements of Lorilei to be materially different from those anticipated, expressed or implied by the forward-looking statements. In evaluating Lorilei's business, the following factors, in addition to the Risk Factors set forth below and other information set forth herein, should be carefully considered: successful deployment and integration of systems; factors affecting internal growth and management of growth; success of marketing, integration and operational initiatives, including Internet marketing initiatives; dependence on technology; labor and technology costs; cost and availability of advertising and promotional efforts; success of the acquisition strategy and availability of acquisition financing; success in entering new segments of the advertising industry and new geographic areas; dependence on commercial leased access rules; risks associated with the advertising industry generally; seasonal and quarterly fluctuations; competition; and general economic conditions. In addition, Lorilei's operating strategy and growth strategy involve a number of risks and challenges, and there can be no assurance that these risks and other factors will not have a material adverse effect on Lorilei.

Management of Growth; Factors Affecting Internal Growth.

Lorilei expects to grow internally, through increase in number of sales offices, news operations, and national sales. Lorilei expects to spend significant time and effort exploring this endeavor. There can be no assurance that Lorilei's systems; procedures or controls will be adequate to support Lorilei's operations as they expand. Any future growth also will impose significant added responsibilities on members of senior management, including the need to identify, recruit and integrate new senior level managers and executives. There can be no assurance that such additional management will be identified or retained by Lorilei. To the extent that Lorilei is unable to manage its growth efficiently and effectively, or is unable to attract and retain qualified management, Lorilei's business, financial condition and results of operations could be materially adversely affected. While Lorilei has experienced revenue and earnings growth thus far in its' history, there can be no assurance that Lorilei will continue to experience internal growth comparable to these levels, if at all. Factors affecting the ability of Lorilei to continue to experience internal growth included, but are not limited to, business acceptance of Lorilei's services, the ability to sell advertising time to support its' news operations, the ability to recruit and retain qualified sales personnel and continued access to capital.

Risks related to Lorilei's acquisition strategy.

Acquisitions involve a number of special risks, including possible adverse effects on Lorilei's operating results, diversion of management's attention, failure to retain key personnel, risks associated with unanticipated events or liabilities and amortization of acquired intangible assets, some or all of which could have a material adverse effect on Lorilei's business, financial condition, and results of operations. Customer dissatisfaction or performance problems at a single acquired company could also have an adverse effect on the reputation of Lorilei. Further, there can be no assurance that businesses acquired will achieve anticipated revenues and earnings. In addition, to the extent that Lorilei intends to increase its revenues, expand the markets it serves and increase its service offerings through the acquisition of additional companies, there can be no assurance that Lorilei will be able to identify, acquire, or profitably manage additional businesses or successfully integrate acquired businesses into Lorilei without substantial costs, delays or other operational or financial problems. Increased competition for acquisition candidates may also develop, in which event there may be fewer acquisition opportunities available to Lorilei, as well as higher acquisition prices. As of the date of this report, Lorilei is not party to a binding agreement with respect to any acquisition.

Risks Related to Acquisition Financing and Possible Need for Additional Capital

Lorilei plans to finance future acquisitions by using shares of the Registrant's common stock ("AmeriNet Stock") for all of the consideration to be paid. In some cases, however it is probable that Lorilei would be required to make cash investments in the acquired businesses, as AmeriNet is making in Lorilei. Lorilei would be charged against earnings for any AmeriNet Stock used to effect acquisitions, consequently, it must take care to assure that the benefits of the acquisitions exceed the costs of the AmeriNet Stock used as consideration and the cash investment required, if any. In the event that the AmeriNet Stock does not maintain a sufficient market value, or potential acquisition candidates are otherwise unwilling to accept AmeriNet Stock as consideration for the sale of their businesses, Lorilei may be required to utilize more of its cash resources, if available, in order to maintain its acquisition program. If Lorilei has insufficient cash resources, its growth could be limited unless it is able to obtain additional capital through debt or equity financing. There can be no assurance that AmeriNet will make required capital available or that other financing will be available on terms Lorilei deems acceptable. If Lorilei is unable to obtain financing sufficient for all of its desired acquisitions, it may be unable to fully implement its acquisition strategy. In addition, to maintain historical levels of growth, Lorilei may need to seek additional funding. Adequate funds for these purposes may not be available when needed or may not be available on terms acceptable to Lorilei. If funding is insufficient, Lorilei may be required to delay, reduce the scope of or eliminate some or all of its expansion programs.

Dependence Upon Technology

Lorilei's business is currently dependent upon computer-based technology in order to produce the majority of its services. Because technological change has been extremely dynamic, technological obsolescence has become an increasingly important decision when making capital expenditures. No assurances can be provided that the state of the arts systems utilized by Lorilei will remain state of the art for a period sufficient to amortize their expenditure.

Lorilei's strategy is to incrementally add equipment piece by piece to its operations as prices for new technology decrease and as production demand increases, so as to consistently add new, better, faster computers, cameras, scanners, etc. to its available equipment inventory.

There can be no assurance, however, that new advances in technology will not hasten the obsolescence of Lorilei's equipment, resulting in additional necessary capital expense which could be substantial. In this event Lorilei's management envisions the utilization of leases, financing, or an additional capital investment in order to satisfy these requirements.

Additional equipment expense of approximately $200,000 will also be necessary to establish anticipated news operations in each additional market.


Risks Associated with the Advertising Industry; General Economic Conditions

Lorilei's results of operations are dependent upon factors generally affecting the advertising industry. Lorilei's revenues and earnings are especially sensitive to events that affects businesses plans to expand into new markets, develop marketing plans for new products or services, or seek new streams or revenue. A number of factors could result in the overall decline in demand for advertising including a decline in general economic conditions, extreme weather conditions, armed hostilities, or excessive inflation. These type of events could have a material adverse effect on Lorilei's business, financial condition and results of operations.

Reliance on Key Personnel.

Lorilei's operations are dependent on the efforts, experience and relationships of Gerald R. Cunningham, Leigh A. Cunningham and Lorilei's other essential staff. Furthermore, Lorilei will likely be dependent on the senior management of any businesses acquired in the future. If any of these individuals become unable to continue in their role Lorilei's business or prospects could be adversely affected. Although Lorilei has entered into an employment agreement with each of Lorilei's executive officers, there can be no assurance that such individuals will continue in their present capacity for any particular period of time.

Reliance on FCC Rules.

Lorilei utilizes FCC rules mandated by Section 612 of the Communications Act in order to gain access to cable systems. If these rules are repealed or modified by Congress, or in the event the FCC drastically alters its rules on leased access, these events could have a material adverse effect on Lorilei's business, financial condition and results of operations.

Control of Existing Management

Pursuant to the terms of the reorganization agreement between Lorilei and the Registrant, Lorilei's current management will have the right to elect a majority of the members of its board of directors for the foreseeable future, unless Lorilei fails to attain at least 70% of its EBITDA projections. Such requirement may prevent or delay AmeriNet from taking actions to correct problems with Lorilei's management and such inability may materially impair Lorilei's operations.

Item 504.  Use of Proceeds

Set forth below is Lorilei's anticipated use of the cash available to Lorilei after deduction of estimated remaining offering expenses of $12,500.

Pursuant to the Reorganization Agreement, Lorilei would receive $487,500 of net proceeds from this reorganization after deduction of the expenses of the reorganization. The net proceeds of this offering will be used:

  To pay existing accounts receivable and personal property and real estate taxes.;
         To repair existing equipment and purchase  new equipment
         To employ additional support staff
         To pay advertising and marketing costs, and To provide working capital.

The amounts and timing of expenditures for each purpose is subject to the broad discretion of the management and will depend on factors such as the amount of net proceeds available to Lorilei and the effects of competition, many of which are beyond Lorilei's control.

                  Accounts Payable and Taxes                   $198,854.00
                  Equipment                                       8,000.00
                  Salaries                                       30,646.00
                  Advertising/Marketing                         100,000.00
                  Working Capital                               150,000.00

                  Total                                        $487,500.00

The initial $100,000 payment made to Lorilei will be used to pay approximately $42,000 of the accounts payable and taxes with the balance being use to pay equipment, salaries and working capital. The remaining four (4) payments of $100,000 will be applied pro rata among the balance of the accounts receivable, advertising/marketing and working capital.

Item 505.  Determination of Offering Price

The reorganization price for Lorilei's common shares was established through arms-length negotiations between AmeriNet and Lorilei, taking into account the market value of similar publicly held companies and the effect of the increased resources available to Lorilei following the reorganization.


Item 507.  Selling Security Shareholders

         This information is combined with disclosure in response to Item 403.

Item 508. Plan of Distribution

No securities are being offered (except to the two existing shareholders of Lorilei) in connection with the Reorganization.

Item 509. Interest of Named Experts and Counsel

No experts or counsel have been hired on a contingent basis or will receive a direct or indirect interest in Lorilei or was a promoter, underwriter, voting trustee, director, officer or employee of Lorilei.

Item 510. Disclosure of Commission Position on Indemnification for Securities Act Liabilities

The right of the shareholders to sue any director for misconduct in conducting the affairs of Lorilei is limited by its Articles of Incorporation which limit Director's liability to the extent allowed by law.d Section 607.0850 FLA. STAT.
(1999), permits indemnification against expenses actually and reasonably incurred by a director, officer, employee or agent to the extent that such person has been successful in the defense of a matter eligible for indemnification under the statute. Under certain circumstances, expenses may be paid by a corporation in advance, subject to repayment, unless the defendant ultimately is determined to be ineligible for indemnification. In addition, the statute permits a corporation to indemnify directors and officers against certain liabilities and to purchase and maintain director and officer liability and reimbursement insurance against liabilities, whether or not the corporation would have the power of indemnification against such liabilities.

Insofar as indemnification for liabilities arising under the Securities Act of 1933, may be permitted to directors, officers or persons controlling Lorilei pursuant to the foregoing provisions, Lorilei has been informed that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in such Act and is therefore unenforceable.


Item 511. Other Expenses of Issuance and Distribution

Lorilei has estimated the legal, accounting and filing fees associated with the Reorganization to be approximately $12,500.

Item 601. Exhibits

(1) Underwriting agreement
(2) Plan of acquisition, reorganization, arrangement, liquidation, or succession
(3) (i)Articles of Incorporation
         3.1 Articles of Incorporation
         3.2 Articles of Amendment Dated May 11, 2000 and Restated Articles.
      (ii) By-laws
         3.3 By-Laws
(4) Instruments defining the rights of holders, incl. Indentures
(5) Opinion re: legality
         5.1 Opinion of Brashear & Associates, P.L. dated May 11, 2000.
         5.2 Opinion of George Franjola dated May 11, 2000.
(8) Opinion re: tax matters
(9) Voting trust agreement
(10) Material contracts
         10.1 Mortgage and Promissory Note dated September 18, 1996 to Small Business Loan Source.
         10.2 Employment Agreement with Gerald Cunningham dated May 11, 2000.
         10.3 Employment Agreement with Leigh Cunningham dated May 11, 2000.
(11) Statement re: computation of per share earnings
(13) Annual or quarterly reports, Form 10-Q
(15) Letter on unaudited interim financial information
(16) Letter on changes in certifying accountant
(18) Letter on change in accounting principles
(21) Subsidiaries of the registrant
(22) Published report regarding matters submitted to vote
(23) Consents of experts and counsel
(24) Power of attorney
(25) Statement of eligibility of trustee
(26) Invitations for competitive bids
(27) Financial Data Schedule
(99) Additional Exhibits

Item 701. Recent Sales of Unregistered Securities; Use of Proceeds from Registered Securities

Eleven shares were sold On May 16, 1998 Lorilei sold 11 shares to John B. LaTorraca for $25,000. The issuance of the shares was exempt from registration pursuant to Section 4(2) of the Securities Act of 1933.

Item 702. Indemnification of Directors and Officers.

The right of the shareholders to sue any director for misconduct in conducting the affairs of Lorilei is limited by its Articles of Incorporation which limit Director's liability to the extent allowed by law. Section 607.0850 FLA. STAT.
(1999), permits indemnification against expenses actually and reasonably incurred by a director, officer, employee or agent to the extent that such person has been successful in the defense of a matter eligible for indemnification under the statute. Under certain circumstances, expenses may be paid by a corporation in advance, subject to repayment, unless the defendant ultimately is determined to beineligible for indemnification. In addition, the statute permits a corporation to indemnify directors and officers against certain liabilities and to purchase and maintain director and officer liability and reimbursement insurance against liabilities, whether or not the corporation would have the power of indemnification against such liabilities.

I attest the information contained herein is true and accurate to the best of my knowledge

/s/ Gerald R. Cunningham
----------------------------------
Gerald R. Cunningham, President
Lorilei Communications, Inc.

/s/ Leigh A. Cunningham
----------------------------------
Leigh A. Cunningham, Vice President Sales
Lorilei Communications, Inc.

                      Exhibit to Reorganization Agreement
                                  by and among
                AmeriNet Group.com, Inc., a Delaware Corporation
                                      and
              Lorilei Communications, Inc., a Florida Corporation

                    EXHIBIT 3.4 AMERINET DRAFT ANNUAL REPORT


         Attached to this exhibit is the supporting document for the above referenced.

The AmeriNet Annual Report will be filed with the Commission as soon as it is completed.

I attest the information contained herein is true and accurate to the best of my knowledge

/s/ Gerald R. Cunningham
----------------------------------
Gerald R. Cunningham, President
Lorilei Communications, Inc.

/s/ Leigh A. Cunningham
----------------------------------
Leigh A. Cunningham, Vice President Sales
Lorilei Communications, Inc.


                      Exhibit to Reorganization Agreement
                                  by and among
                AmeriNet Group.com, Inc., a Delaware Corporation
                                      and
              Lorilei Communications, Inc., a Florida Corporation

                        EXHIBIT 5.8 AFFILIATE AGREEMENTS


         Attached to this exhibit is the supporting document for the above referenced for:

1.       Gerald R. Cunningham
2.       Leigh A. Cunningham


I attest the information contained herein is true and accurate to the best of my knowledge

/s/ Gerald R. Cunningham
----------------------------------
Gerald R. Cunningham, President
Lorilei Communications, Inc.

/s/ Leigh A. Cunningham
----------------------------------
Leigh A. Cunningham, Vice President Sales
Lorilei Communications, Inc.

Affiliate Agreement

     This Affiliate Agreement (this "Agreement") is made and entered into by and between Lorilei Communications, Inc., Inc., a Florida corporation ("Lorilei"), AmeriNet Group.com, Inc., a publicly held Delaware corporation with a class of securities registered under Section 12(g) of the Securities Act of 1934, as amended ("AmeriNet" and the "Exchange Act," respectively), and person identified in the signature page of this Agreement as the Affiliate (the "Affiliate").

                                    Preamble:

     WHEREAS, concurrently with the execution of this Agreement, Lorilei and AmeriNet have entered into a Reorganization Agreement dated May 11, 2000, (the "Reorganization Agreement") which contemplates that Lorilei will become a wholly owned subsidiary of AmeriNet and all outstanding capital stock of Lorilei will be converted into AmeriNet common stock (the "Merger"); and

     WHEREAS, the Affiliate is either an officer or director of Lorilei or is the beneficial owner (as defined in Rule 13d-3 under the Exchange Act) of such quantity of common stock in Lorieli as requires that the Affiliate to be deemed an "affiliate" of Lorilei (within the meaning of Rule 405 promulgated by the Securities and Exchange Commission (the "Commission") under the Securities Act of 1933, as amended (the "Securities Act"), as a result of which the Affiliate will be subject to restrictions on disposition of the shares of AmeriNet's common stock received as a result of the Reorganization; and

     WHEREAS, the determination of the accounting and tax treatment of the Reorganization will depend, in part, upon the accuracy of certain of the representations and warranties made by the Affiliate in this Agreement, as well as upon the Affiliate's compliance with certain of the agreements set forth herein; and

     WHEREAS, Affiliate and AmeriNet further desire to provide for an arrangement under which Affiliate will grant to AmeriNet an irrevocable proxy to vote all of the Affiliate's shares of Lorilei's common stock in favor of the Reorganization at a special meeting of the stockholders of Lorilei to be held for the purpose of voting on the Reorganization.

     NOW, THEREFORE, the Parties agree as follows:

                                    Article I
                           Agreement to Retain Shares.

1.1      Transfer and Encumbrance.

(A)  As used herein, the term "Determination Date" shall mean the earlier of:

     (1) The date AmeriNet shall have publicly released a report including the combined financial results of AmeriNet and Lorilei for a period of at least thirty (30) days of combined operations of AmeriNet and Lorilei; or

     (2)  The date the Reorganization  Agreement shall be terminated pursuant to
          Article VIII thereof.

(B) The Affiliate agrees not to transfer, sell, exchange, pledge or otherwise dispose of or encumber the Affiliates Lorilei common stock or the shares of AmeriNet common stock received in exchange therefor as a result of the Reorganization (collectively or generically hereinafter referred to as the "Shares") or any New Shares (as defined in Section 1.2) acquired or to make any offer or agreement relating thereto:

     (1)  At any time prior to the Determination Date;

     (2)  Except  in  full  compliance   with  the   requirements  of  Rule  144
          promulgated  by  the  Commission   under  authority   granted  by  the
          Securities Act;

     (3) Except in full compliance with the requirements of Sections 13 and 16 of the Exchange Act, including requirements pertaining to timely filing of Commission Forms 3, 4 and 5 or Schedule 13-D; and

     (4) In full compliance with the procedures established by AmeriNet (including requirements imposed upon its transfer agent) to assure compliance with the foregoing.

1.2      New Shares.

     The Affiliate agrees that any shares of capital stock of Lorilei or AmeriNet that Affiliate purchases or with respect to which Affiliate otherwise acquires beneficial ownership after the date of this Agreement ("New Shares") shall be subject to the terms and conditions of this Agreement to the same extent as if they constituted Shares.

                                   Article II
                            Agreement to Vote Shares.

2.1      Voting

     At every meeting of the stockholders of Lorilei called with respect to any of the following, and at every adjournment thereof, and on every action or approval by written consent of the stockholders of Lorilei with respect to any of the following, the Affiliate shall vote the Shares and any New Shares, including, with respect to stock options held by Affiliate, only those stock options immediately exercisable:

(A) In favor of approval of the Reorganization Agreement and any matter that could reasonably be expected to facilitate the Reorganization; and

(B) Against approval of any proposal made in opposition to or competition with consummation of the Reorganization and against any merger, consolidation, sale of assets, reorganization or recapitalization, with any party other than AmeriNet and its affiliates and against any liquidation or winding up of Lorilei (each of the foregoing is hereinafter referred to as an "Opposing Proposal").

2.2      Actions

     In amplification of the obligations assumed by this Agreement, the Affiliate agrees not to take any actions contrary to Lorilei's obligations under the Reorganization Agreement or the Affiliate's obligations under this Agreement.

                                   Article III
                               Irrevocable Proxy.

     Concurrently with the execution of this Agreement, the Affiliate agrees to deliver to AmeriNet a proxy in the form attached hereto as Exhibit A (the "Proxy"), which shall be irrevocable to the extent permissible under Florida law, with the total number of Shares beneficially owned (as such term is defined in Rule 13d-3 under the Exchange Act) by the Affiliate set forth therein.

                                   Article IV
                                 Tax Treatment.

     The Affiliate understands and agrees that it is intended that the Reorganization will be treated as a "reorganization" within the meaning of Code
Section 368(a)(1)(B) for federal income tax purposes.

                                   Article V
            Reliance Upon Representations, Warranties and Covenants.

(A) The Affiliate has been informed that the treatment of the Reorganization for federal income tax purposes requires that a sufficient number of former stockholders of Lorilei maintain a meaningful continuing equity ownership interest in AmeriNet after the Reorganization.

(B)  The  Affiliate   understands  that  the  representations,   warranties  and
     covenants of the Affiliate set forth herein will be relied upon by AmeriNet, Lorilei and their respective legal counsel and accounting firms.

                                   Article VI
             Representations, Warranties and Covenants of Affiliate.

     The Affiliate represents, warrants and covenants to AmeriNet as follows:

6.1      Power and Authority.

     The Affiliate has full power and authority to execute this Agreement, to make the representations, warranties and covenants herein contained and to perform Affiliate's obligations hereunder.

6.2      Shares Owned.

     Set forth following the Affiliate's signature below is the number of Shares owned by the Affiliate, including all Shares as to which the Affiliate has sole or shared voting or investment power and all rights, options and warrants to acquire Shares owned or held by the Affiliate.

6.3      Restrictions on Transfer.

     The Affiliate will not sell, transfer, exchange, pledge or otherwise dispose of, or make any offer or agreement relating to any of the foregoing with respect to, any shares of common stock of AmeriNet (the "AmeriNet Common Stock") that the Affiliate may acquire in connection with the Merger, or any securities that may be paid as a dividend or otherwise distributed thereon or with respect thereto or issued or delivered in exchange or substitution therefor (all such shares and other securities of AmeriNet are sometimes collectively referred to as "Restricted Securities"), or any option, right or other interest with respect to any Restricted Securities, unless:

(A) Such transaction is permitted pursuant to Rule 145(c) and 145(d) under the Securities Act;

(B) (1) Legal counsel representing the Affiliate (which legal counsel is reasonably satisfactory to AmeriNet), shall have advised AmeriNet in a written opinion letter satisfactory to AmeriNet and AmeriNet's legal counsel, and upon which AmeriNet and its legal counsel may rely, that no registration under the Securities Act would be required in connection with the proposed sale, transfer or other disposition and that all requirements under the Exchange Act, including Sections 13 and 16 thereof have been complied with; or

     (2) A registration statement under the Securities Act covering AmeriNet's Stock proposed to be sold, transferred or otherwise disposed of, describing the manner and terms of the proposed sale, transfer or other disposition, and containing a current prospectus, shall have been filed with the Securities and Exchange Commission (the "Commission") and made effective under the Securities Act; or

     (3) An authorized representative of the Commission shall have rendered Lorilei written advice to the Affiliate (sought by Affiliate or Affiliate's legal counsel, with a copy thereof and all other related communications delivered to AmeriNet) to the effect that the Commission would take no action, or that the staff of the Commission would not recommend that the Commission take any action, with respect to the proposed disposition if consummated.

6.4      No Present Plan of Disposition.

(A) The Affiliate has, and as of the Effective Time (as defined in the Reorganization Agreement) will have, no present plan or intention (a "Plan") to sell, transfer, exchange, pledge or otherwise dispose of, including by means of a distribution by a partnership to its partners, or a corporation to its stockholders, or any other transaction which results in a reduction in the risk of ownership (any of the foregoing being hereinafter referred to generically as a "Sale") of any of the shares of AmeriNet common stock that the Affiliate may acquire in connection with the Merger, or any securities that may be paid as a dividend or otherwise distributed thereon with respect thereto or issued or delivered in exchange or substitution therefor, which, when taking into account those Lorilei stockholders who dissent from the Merger, will reduce the Lorilei stockholders' ownership of AmeriNet Stock, in the aggregate, to less than fifty (50%) of the number of shares of AmeriNet Common Stock issued in the Merger.

(B) (1) The Affiliate is not aware of, or participating in, any Plan on the part of Lorilei stockholders to engage in Sales of the shares of AmeriNet Stock to be issued in the Reorganization.

     (2) For purposes Section 6.4(B)(1), Shares with respect to which a pre-Reorganization Sale occurs in a Related Transaction (as defined below), shall be considered to be Shares that are exchanged for AmeriNet Stock in the Merger and then disposed of pursuant to a Plan.

     (3) A Sale of AmeriNet Stock shall be considered to have occurred pursuant to a Plan if, among other things, such Sale occurs in a Related Transaction.

     (4) For purposes of this Section 6.4, a "Related Transaction" shall mean a transaction that is in contemplation of, or related or pursuant to, the reorganization or the Reorganization Agreements.

(C) If any of the Affiliate's representations in this Section 6.4 cease to be true at any time prior to the Effective Time, the Affiliate will deliver to each of Lorilei and AmeriNet, prior to the Effective Time, a written statement to that effect, signed by the Affiliate.

6.5      Consultation with Counsel.

(A) The Affiliate has carefully read this Agreement and discussed its requirements and other applicable limitations upon the sale, transfer or other disposition of AmeriNet Shares to be acquired by Affiliate in the Reorganization, to the extent the Affiliate felt necessary, with legal counsel for the Affiliate.

(B) The Affiliate has carefully read the Reorganization Agreement and discussed its requirements and its impacts upon Affiliate's ability to sell, transfer, encumber, pledge or otherwise dispose of the AmeriNet Shares to be acquired by Affiliate in the Reorganization, to the extent Affiliate felt necessary, with legal counsel for Affiliate.

6.6      Ownership of Shares.

     The Affiliate is the record owner of the Shares shown on the signature page hereto, which at the date hereof and at all times up until the Determination Date will be free and clear of any liens, claims, options, charges or other encumbrances; does not beneficially own any shares of capital stock of Lorilei other than such Shares; and, has full power and authority to make, enter into and carry out the terms of this Agreement and the Proxy.

6.7      No Proxy Solicitations.

     The Affiliate will not, and will not permit any entity under Affiliate's control to:

(A) Solicit proxies or become a "participant" in a "solicitation" (as such terms are defined in Regulation 14A under the Exchange Act) with respect to an Opposing Proposal or otherwise encourage or assist any party in taking or planning any action that would compete with, restrain or otherwise serve to interfere with or inhibit the timely consummation of the Merger in accordance with the terms of the Merger Agreement;

(B) Initiate a stockholders' vote or action by consent of Lorilei stockholders with respect to an Opposing Proposal; or

(C) Become a member of a "group" [as such term is used in Section 13(d) of the Exchange Act] with respect to any voting securities of Lorilei with respect to an Opposing Proposal.

                                  Article VII
                    No Limitation on Discretion as Director.

     This Agreement is intended solely to apply to the exercise by the Affiliate in his individual capacity of rights attaching to ownership of the Shares, and nothing herein shall be deemed to apply to, or to limit in any manner the discretion of the Affiliate with respect to, any action which may be taken or omitted by him acting in his fiduciary capacity as a director of Lorilei.

                                  Article VIII
                               Rules 144 and 145.

     From and after the Effective Time and for so long as is necessary in order to permit the Affiliate to sell AmeriNet's Stock held by Affiliate pursuant to Rule 145 and, to the extent applicable, Rule 144 under the Securities Act, AmeriNet will use its reasonable efforts to file on a timely basis all reports required to be filed by it pursuant to Sections 13 or 15(d) of the Exchange Act referred to in paragraph (c)(1) of Rule 144 under the Securities Act, in order to permit the Affiliate to sell AmeriNet's Stock held by it pursuant to the terms and conditions of Rule 145 and the applicable provisions of Rule 144.

                                   Article IX
                                Limited Resales.

     The Affiliate understands that, in addition to the restrictions imposed under Section 6 of this Agreement, the provisions of Rule 145 limit Affiliate's public resales of Restricted Securities, in the manner set forth in subsections
(a), (b) and (c) below:

9.1      Rule 145(d)(1).

(A) Unless and until the restriction "Cut-off" provisions of Rule 145(d)(2) or Rule 145(d)(3) set forth below become available, public resales of Restricted Securities may only be made by the Affiliate in compliance with the requirements of Rule 145(d)(1).

(B)  Rule 145(d)(1) permits such resales only:

     (1) While AmeriNet meets the public information requirements of Rule 144(c); (iii) in brokers' transactions or in transactions with a market maker; and

     (2) Where the aggregate number of Restricted Securities sold at any time together with all sales of restricted AmeriNet Stock sold for Affiliate's account during the preceding three-month period does not exceed the greater of

          (a)  One percent (1%) of AmeriNet's Common Stock outstanding; or

          (b) The average weekly volume of trading in AmeriNet Common Stock on all national securities exchanges, or reported through the automated quotation system of a registered securities association, during the four calendar weeks preceding the date of receipt of the order to execute the sale.

9.2      Rule 145(d)(2).

     The Affiliate may make unrestricted sales of Restricted Securities pursuant to Rule 145(d)(2) if:

(A) The Affiliate has beneficially owned (within the meaning of Rule 144(d) under the Securities Act) the Restricted Securities for at least one year after the Effective Time of the Merger;

(B)  The Affiliate is not an affiliate of AmeriNet; and

(C)  AmeriNet meets the public information requirements of Rule 144(c).

9.3      Rule 145(d)(3).

     The Affiliate may make unrestricted sales of Restricted Securities pursuant to Rule 145(d)(3) if the Affiliate has beneficially owned (within the meaning of Rule 144(d) under the Securities Act) the Restricted Securities for at least two years and is not, and has not been for the three months preceding the date of sale, an affiliate of AmeriNet.

9.4      Acknowledgment.

     AmeriNet acknowledges that the provisions of Section 6.3 of this Agreement will be satisfied as to any sale by the holder of the Restricted Securities pursuant to Rule 145(d), by a broker's letter and a letter from the undersigned with respect to that sale stating that each of the above-described requirements of Rule 145(d)(1) has been met or is inapplicable by virtue of Rule 145(d)(2) or Rule 145(d)(3); provided, however, that AmeriNet has no reasonable basis to believe that such sales were not made in compliance with such provisions of Rule 145(d).

                                    Article X
                                    Legends.

(A) The Affiliate also understands and agrees that stop transfer instructions will be given to AmeriNet's transfer agent with respect to certificates evidencing the Restricted Securities and that there will be placed on the certificates evidencing the Restricted Securities legends stating in substance:

     "The shares represented by this certificate were issued pursuant to a business combination which was structured to comply with the tax free reorganization provisions of Section 368(a) of the Internal revenue Code of 1986, as amended (the "Code") and was not registered under the Securities Act of 1933, as amended (the "Securities Act") in reliance on applicable exemptions therefrom and from comparable provisions of the securities laws of the recipients state of domicile, and may not be sold, nor may the owner thereof reduce his or her risks relative thereto in any way, until such time as AmeriNet Group.com, Inc. ("AmeriNet"), has published the financial results covering at least thirty (30) days of combined operations after the effective date of the merger through which the business combination was effected. In addition, the shares represented by this certificate may not be sold, transferred or otherwise disposed of except or unless (1) covered by an effective registration statement under the Securities Act, (2) in accordance with Commission Rule 145(d) (in the case of shares issued to an individual who is not an affiliate of AmeriNet) or Commission Rule 144 (in the case of shares issued to an individual who is an affiliate of AmeriNet) of the rules and regulations of such act, or (3) in accordance with a legal opinion satisfactory to counsel for AmeriNet that such sale or transfer is otherwise exempt from the registration requirements of such act."

(B) (1) Upon the request of the Affiliate, AmeriNet shall cause the certificates resenting the Restricted Securities to be reissued free of any legend relating to restrictions on transfer by virtue of ASR 130 and 135 as soon as practicable after the requirements of ASR 130 and 135 have been met.

    (2) In addition, if the provisions of Rules 144 and 145 are amended to eliminate restrictions applicable to the Restricted Securities received by Affiliate pursuant to the Merger, or at the expiration of the restrictive period set forth in Rule 145(d), or upon registration of my such shares, AmeriNet, upon the request of Affiliate, will cause the certificates representing the Restricted Securities to be reissued free of any legend relating to the restrictions set forth in Rules 144 and 145(d).

                                   Article XI
                            Miscellaneous Provisions.

11.1     Further Assurances.

     The Parties agree to do, execute, acknowledge and deliver or cause to be done, executed, acknowledged or delivered and to perform all such acts and deliver all such deeds, assignments, transfers, conveyances, powers of attorney, assurances, stock certificates and other documents, as may, from time to time, be required herein to effect the intent and purpose of this Agreement.

11.2     Consent and Waiver.

     The Affiliate hereby gives any consents or waivers that are reasonably required for the consummation of the Merger under the terms of any agreements to which Affiliate is a party or pursuant to any rights Affiliate may have.

11.3     Binding Agreement.

     This Agreement will inure to the benefit of and be binding upon and enforceable against the Parties and their successors and assigns, including administrators, executors, representatives, heirs, legatees and devisees of the Affiliate and any pledgee holding Restricted Securities as collateral.

11.4     Waiver.

     No waiver by any party hereto of any condition or of any breach of any provision of this Agreement shall be effective unless in writing and signed by each party hereto.

11.5     Governing Law.

     This Agreement shall be governed by and construed, interpreted and enforced in accordance with the laws of the State of Delaware, except for any choice of law provisions that would result in the application of the law of another jurisdiction, and except for laws involving the fiduciary obligations of Lorilei's officers and directors, which shall be governed under Florida law.

11.6     Third Party Reliance.

     Legal counsel to and accountants for the Parties shall be entitled to rely upon this Agreement.

11.7     Amendments and Modification.

     This Agreement may not be modified, amended, altered or supplemented except upon the execution and delivery of a written agreement executed by the Parties.

11.8     Specific Performance: Injunctive Relief.

     The Parties acknowledge that AmeriNet will be irreparably harmed and that there will be no adequate remedy at law for a violation of any of the covenants or agreement of Affiliate set forth herein; therefore, it is agreed that, in addition to any other remedies that may be available to AmeriNet upon any such violation, AmeriNet shall have the right to enforce such covenants and agreements by specific performance, injunctive relief or by any other means available to AmeriNet at law or in equity.

11.9     Notices.

     All notices, requests, claims, demands and other communications hereunder shall be in writing and sufficient if delivered in person, by cable, telegram or telex, or sent by mail (registered or certified mail, postage prepaid, return receipt requested) or overnight courier (prepaid) to the respective Parties as follows:

     (1)      To the Affiliate:

At the contact information provided to the registrar of Lorilei's shares of common stock and, after the Reorganization, at the contact information provided to and maintained by AmeriNet's transfer agent.

     (2)      To AmeriNet:

                            AmeriNet Group.com, Inc.
         2500 North Military Trail, Suite 225; Boca Raton, Florida 33487
                   Attention: Michael Harris Jordan, President
            Telephone (561) 998-3435, Fax (561) 998-3425; and, e-mail
                   webmaster@amerinetgroup.com; with a copy to

                        George Franjola, General Counsel
                            AmeriNet Group.com, Inc.
                1941 Southeast 51st Terrace; Ocala, Florida 34471
               Telephone (352) 694-9182, Fax (352) 694-1325; and,
                         e-mail, tyclegal@atlantic.net


         (3)      To Lorilei:

                          Lorilei Communications, Inc.
                   7325 Southwest 32nd Street, Ocala, Fl 34474
                   Attention: Gerald R. Cunningham, President
           Telephone (352) 861-1350, Fax (352) 861-1339; and, e-mail,
                     thefirm@callthe firm.com; with copy to

                             Bruce Brashear, Esquire
            920 Northwest 8th Avenue, Suite A; Gainesville, FL 32601
               Telephone (352) 336-0800, Fax (352) 336-0505; and,
                         e-mail, bbrashear@nflalaw.com


         (4)      To Yankees:

                           The Yankee Companies, Inc.
         2500 North Military Trail, Suite 225; Boca Raton, Florida 33487
                   Attention: Leonard Miles Tucker, President
               Telephone (561) 998-2025, Fax (561) 998-3425; and,
                         e-mail carrington@flinet.com;


         or such other address or to such other person as any Party shall designate to the other for such purpose in the manner hereinafter set forth, except that notices of change of address shall only be effective upon receipt.

11.10    Interpretation.

(A) When a reference is made in this Agreement to Schedules or Exhibits, such reference shall be to a Schedule or Exhibit to this Agreement unless otherwise indicated.

(B) The words "include," "includes" and "including" when used herein shall be deemed in each case to be followed by the words "without limitation."

(C) The headings contained in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement.

(D) The captions in this Agreement are for convenience and reference only and in no way define, describe, extend or limit the scope of this Agreement or the intent of any provisions hereof.

(E) All pronouns and any variations thereof shall be deemed to refer to the masculine, feminine, neuter, singular or plural, as the identity of the Party or Parties, or their personal representatives, successors and assigns may require.

(F) The Parties agree that they have been represented by counsel during the negotiation and execution of this Agreement and, therefore, waive the application of any law, regulation, holding or rule of construction providing that ambiguities in an agreement or other document will be construed against the party drafting such agreement or document.

11.11    Merger of All Prior Agreements Herein.

(A) This instrument, together with the instruments referred to herein, contains all of the understandings and agreements of the Parties with respect to the subject matter discussed herein.

(B) All prior agreements whether written or oral are merged herein and shall be of no force or effect.

11.12    Survival.

     The several representations, warranties and covenants of the Parties contained herein shall survive the execution hereof and the Closing hereon and shall be effective regardless of any investigation that may have been made or may be made by or on behalf of any Party.

11.13    Severability.

     If any provision or any portion of any provision of this Agreement, other than one of the conditions precedent or subsequent, or the application of such provision or any portion thereof to any person or circumstance shall be held invalid or unenforceable, the remaining portions of such provision and the remaining provisions of this Agreement or the application of such provision or portion of such provision as is held invalid or unenforceable to persons or circumstances other than those to which it is held invalid or unenforceable, shall not be affected thereby.

11.14    Indemnification.

(A) Each Party hereby irrevocably agrees to indemnify and hold the other Parties harmless from any and all liabilities and damages (including legal or other expenses incidental thereto), contingent, current, or inchoate to which they or any one of them may become subject as a direct, indirect or incidental consequence of any action by the indemnifying Party or as a consequence of the failure of the indemnifying Party to act, whether pursuant to requirements of this Agreement or otherwise.

(B) In the event it becomes necessary to enforce this indemnity through an attorney, with or without litigation, the successful Party shall be entitled to recover from the indemnifying Party, all costs incurred including reasonable attorneys' fees throughout any negotiations, trials or appeals, whether or not any suit is instituted.

11.15    Dispute Resolution.

(A) In any action between the Parties to enforce any of the terms of this Agreement or any other matter arising from this Agreement any proceedings pertaining directly or indirectly to the rights or obligations of the Parties hereunder shall, to the extent legally permitted, be held in Broward County, Florida, and the prevailing Party shall be entitled to recover its costs and expenses, including reasonable attorneys' fees up to and including all negotiations, trials and appeals, whether or not any formal proceedings are initiated.

(B) Except for the arbitration procedures outlined in paragraphs 7.2(G)(2) and 7.2(G)(3) which shall govern any arbitration proceeding described therein, in the event of any dispute arising under this Agreement, or the negotiation thereof or inducements to enter into the Agreement, the dispute shall, at the request of any Party, be exclusively resolved through the following procedures:

     (1) (a) First, the issue shall be submitted to mediation before a mediation service in Broward County, Florida to be selected by lot from six alternatives to be provided, two by the Affiliate, two by AmeriNet and two by Lorilei.

         (b) The mediation efforts shall be concluded within ten business days after their initiation unless the Parties unanimously agree to an extended mediation period;

     (2) In the event that mediation does not lead to a resolution of the dispute then at the request of any Party, the Parties shall submit the dispute to binding arbitration before an arbitration service located in Broward County, Florida to be selected by lot, from six alternatives to be provided, two by the Affiliate, two by AmeriNet and two by Lorilei.

     (3) (a) Expenses of mediation shall be borne equally by the Parties, if successful.

          (b) Expenses of mediation, if unsuccessful and of arbitration shall be borne by the Party or Parties against whom the arbitration decision is rendered.

          (c)  If the terms of the arbitral  award do not establish a prevailing
               Party,   then  the  expenses  of   unsuccessful   mediation   and
               arbitration shall be borne equally by the Parties involved.

11.16    Benefit of Agreement.

     The terms and provisions of this Agreement shall be binding upon and inure to the benefit of the Parties, their successors, assigns, personal representatives, estate, heirs and legatees but are not intended to confer upon any other person any rights or remedies hereunder.

11.17    Counterparts.

(A)  This Agreement may be executed in any number of counterparts.

(B) All executed counterparts shall constitute one Agreement notwithstanding that all signatories are not signatories to the original or the same counterpart.

(C) Execution by exchange of facsimile transmission shall be deemed legally sufficient to bind the signatory; however, the Parties shall, for aesthetic purposes, prepare a fully executed original version of this Agreement which shall be the document filed with the Commission.

11.18    License.

(A) This form of agreement is the property of Yankees and has been customized for this transaction with the consent of Yankees by George Franjola, Esquire.

(B) The use of this form of agreement by the Parties is authorized hereby solely for purposes of this transaction.

(C) The use of this form of agreement or of any derivation thereof without Yankees' prior written permission is prohibited.

11.19    Information Concerning the Affiliate's Share Ownership.

(A)  Shares beneficially owned:

     (1)      111       shares of Lorilei Common Stock; and

     (2)      0         shares of Lorilei Common Stock subject to options,
                        warrants or other rights.

                                 Execution Pages

     In Witness Whereof, the Affiliate, AmeriNet, and Lorilei have caused this Agreement to be executed by themselves or their duly authorized respective officers, all as of the last date set forth below:

Signed, sealed and delivered
    In Our Presence:

                                                                   The Affiliate

----------------------------                            /s/ Gerald R. Cunningham
                                                        /s/ Leigh A. Cunningham
----------------------------                            ------------------------
                                                                Signature

Dated:   May 11, 2000
                                                       ------------------------
                                                                 Print name

                                                        AmeriNet Group.com, Inc.

----------------------------

____________________________                   By: /s/ Michael H. Jordan
                                                       ________________________
                                                    Michael H. Jordan, President

         (Corporate Seal)
                                               Attest: /s/ Vanessa H. Lindsey
                                                       ________________________
                                                  Vanessa H. Lindsey, Secretary

Dated:   May 11, 2000

                                                    Lorilei Communications, Inc.

----------------------------

____________________________             By:     /s/ Gerald R. Cunningham
                                                ______________________________
                                                 Gerald R. Cunningham, President

         (Corporate Seal)
                                         Attest: /s/ Leigh A. Cunningham
                                                ______________________________
                                                 Leigh A. Cunningham, Secretary

Dated:   May 11, 2000

                                   Exhibit "A"
                                Irrevocable Proxy

     The undersigned stockholder of Lorilei International, Inc., a Florida corporation ("Lorilei"), hereby irrevocably to the extent provided by Florida law) appoints the directors on the Board of Directors of AmeriNet, Group.com, Inc., a Delaware corporation ("AmeriNet"), and each of them, as the sole and exclusive attorneys and proxies of the undersigned, with full power of substitution and resubstitution, to the full extent of the undersigned's rights with respect to the shares of capital stock of Lorilei beneficially owned by the undersigned, which shares are listed on the final page of this Proxy (the "Shares"), and any and all other shares or securities issued or issuable in respect thereof on or after the date hereof, until such time as that certain Reorganization dated February 28, 2000"), among AmeriNet, and Lorilei, shall be terminated in accordance with its terms or the Reorganization Agreement is effective.

                                     Terms:

1. Upon the execution hereof, all prior proxies given by the undersigned with respect to the Shares and any and all other shares or securities issued or issuable in respect thereof on or after the date hereof are hereby revoked and no subsequent proxies will be given.

2. This proxy is irrevocable (to the extent provided by Florida law), is granted pursuant to the Affiliate Agreement dated as of May 11, 2000, between AmeriNet, Lorilei, and the undersigned stockholder, (the "Affiliate Agreement"), and is granted in consideration of AmeriNet entering into the Reorganization Agreement.

3. The attorneys and proxies named above will be empowered at any time prior to termination of the Reorganization Agreement in accordance with Article VIII thereof to exercise all voting and other rights (including, without limitation, the power to execute and deliver written consents with respect to the Shares) of the undersigned at every annual, special or adjourned meeting of Lorilei's stockholders, and in every written consent in lieu of such a meeting, or otherwise, in favor of approval of the Reorganization Agreement and any matter that could reasonably be expected to facilitate the Reorganization, and against any proposal made in opposition to or competition with the consummation of the Reorganization and against any merger, consolidation, sale of assets, reorganization or recapitalization of Lorilei with any party other than AmeriNet and its affiliates and against any liquidation or winding up of Lorilei.

4. The attorneys and proxies named above may only exercise this proxy to vote the Shares subject hereto at any time prior to termination of the Reorganization Agreement in accordance with Article VIII thereof at every annual, special or adjourned meeting of the stockholders of Lorilei and in every written consent in lieu of such meeting, in favor of approval of the Reorganization Agreement and any matter that could reasonably be expected to facilitate the Reorganization, and against any merger, consolidation, sale of assets, reorganization or recapitalization of Lorilei with any party other than AmeriNet and its affiliates, and against any liquidation or winding up of Lorilei, and may not exercise this proxy on any other matter.

5.   The undersigned stockholder may vote the Shares on all other matters.

6. Any obligation of the undersigned hereunder shall be binding upon the successors and assigns of the undersigned.

7.   This proxy is irrevocable and coupled with an interest.

8.   Stockholder Data:

     A.  Full name:
                  Gerald                    R.                  Cunningham
                  Leigh                     A.                  Cunningham
                  _________________         _______________     _____________
                    First                     Middle            Last

     B.  Tax identification number:   Social Security number is not listed
                                      due to privacy issues.

     C.  Domicile Address:            18498 NW 24th Ave. Citra, FL 32113

     D.  Telephone, fax and e-mail:   (352) 595-3834 (352) 595-0807
                                      gerry@callthefirm.com

     E.  Shares Information:

        (1)   Number of Lorilei Shares owned or controlled as to voting matters:

                11

Signed, sealed and delivered
    In Our Presence:

                                                                    Stockholder:

----------------------------
                                                        /s/ Gerald R. Cunningham
                                                        /s/ Leigh A. Cunningham
____________________________                      By:  _________________________

Dated:   May 11, 2000

                      Exhibit to Reorganization Agreement
                                  by and among
                AmeriNet Group.com, Inc., a Delaware Corporation
                                      and
              Lorilei Communications, Inc., a Florida Corporation

           EXHIBIT 5.12 COPIES OF CONTRACTS, AGREEMENTS & COMMITMENTS


         Attached to this exhibit are the supporting document for the above referenced for.

1.       Non Compete Agreements
2.       Talent Releases
3.       New Position Offer for Sheryl Wolf
4.       Employment Agreement for Gerald R. Cunningham
5.       Employment Agreement for Leigh A. Cunningham



I attest the information contained herein is true and accurate to the best of my knowledge

/s/ Gerald R. Cunningham
----------------------------------
Gerald R. Cunningham, President
Lorilei Communications, Inc.

/s/ Leigh A. Cunningham
----------------------------------
Leigh A. Cunningham, Vice President Sales
Lorilei Communications, Inc.

                            NON-COMPETITION COVENANT

THIS AGREEMENT, dated this day of day of , 2000 by and between Lorilei Communications, Inc. d/b/a THE FIRM MULTIMEDIA d/b/a OCALA NEWS TONIGHT (hereinafter referred to as "Employer") and (hereinafter referred to as "Employee").

                                   WITNESSETH:

WHEREAS, Employer desires to employ Employee; and WHEREAS, Employee has agreed to be employed by Employer. NOW, THEREFORE, in consideration of the employment by the Employer, and the sum of $10, the Employee agrees to the following conditions:

1. DURING TERM OF AGREEMENT. Employee shall not conduct or operate, directly or indirectly, or be employed by or be associated in any way with any advertising, marketing, public relations, video production, or business other than that of the Employer, furnish any information as to Employer's methods of operation, trade practices, procedures, training, advertising, publicity or promotional ideas, or any other information relative to the Employer's business. Employee shall comply with the terms, conditions and procedures of employment as determined by the Employer, and shall abide by all governmental laws or regulations governing the Employer's business.

2. UPON TERMINATION. Employee consents and agrees that his employment is terminable with or without cause and notice by Employer. Employee agrees that upon termination Employee shall return to Employer all customer advertising lists, equipment, tapes, manuals, materials and property belonging to Employer which is in the Employee's possession. Employee also agrees not to divulge any information regarding the Employer's use and trade practices, methods of procedure, training, advertising, publicity or promotional ideas, or any other information relative to the Employer's business.

3. AFTER TERMINATION OF AGREEMENT. The employee acknowledges the name "THE FIRM MULTIMEDIA", the business reputation associated with it, the methods and technique employed by employer, the training instruction to be provided under the agreement, the knowledge of the services and methods of employer, and the opportunities, associations, and experiences established and acquired by the employee under the agreement and as an employee of the employer are of considerable value. For a period of six (6) months following the termination of this agreement, employee shall not perform in any capacity the same or similar function or job which was performed for employer in a 75 mile radius of employer's business location in Ocala, Florida, nor shall employee engage in work on any project or contract for the purpose of business solicitation any client in any market currently doing business with THE FIRM Multimedia. This covenant not to compete is limited to the advertising, marketing, video production (including television and cable broadcasting) and public relations industries.

MISCELLANEOUS PROVISIONS.
A. The parties hereto recognize there is no adequate remedy at law if the employee accepts other employment in violation of this agreement. The employee, therefore, consents the employer shall be entitled to injunctive relief in any court of competent jurisdiction if the employee violates the non-compete or non-disclosure covenants in this agreement.

B. All the terms, conditions, and provisions of this agreement, including the restrictive covenant, have been fully explained to employee, who fully understands and agrees to them as evidenced by the execution of his signature below.

C. The venue for any litigation to enforce the terms of employment of this agreement, shall be Marion County, Florida.

D. In the event of litigation to enforce this  agreement,  the prevailing  party
shall  be  entitled  to  an  award  of   attorneys   fees  and  costs  from  the
non-prevailing party.

E. This agreement may only be modified by writing signed by both parties. No oral representations have been made by either party which would conflict with this agreement.

                                        EMPLOYER:
                                        GERALD CUNNINGHAM, PRESIDENT
                                        Lorilei Communications, Inc. d/b/a THE
                                        FIRM MULTIMEDIA d/b/a OCALA NEWS TONIGHT

                                        WITNESS:

                                        EMPLOYEE:

                                Talent Release

Date:           _____________________
Production:     ________________________________________________

I do hereby give, grant, assign, transfer, release and set over, forever, to you, your successors and assigns.

a) All rights of every kind and character whatsoever in and to all work and results thereof I have created and done for you in the production of the above subjects, including all literary, dramatic, dramatic-musical and motion picture creations, ideas, compositions, arrangements, drawings, paintings and devices (whether copyrightable or otherwise);

b) All works, acts, plays, poses, translations, gags, continuities, synopses, scenarios or appearances I have heretofore done or given to you concerning the above production;

c) The right to use all or any part of the foregoing as, if and in the manner you desire, as well as all copies, versions, reproductions, duplications, recordings, interpretations and prints of the same, including (but not limited to) the right to reproduce in any manner whatsoever any recordings made by you of my voice and any musical, instrumental or other sound or sound effects produced by me.

d) Without limiting the foregoing and in addition thereto, I hereby further grant to you, your successors and assigns, the right to use my name and/or photograph, still or moving, in any manner you desire and/or the right to reproduce and record my voice and other sound effects made by me and I hereby consent to the use of my name and/or said photographs, likeness and reproduction thereof and/or the recordations and reproductions of my voice and other sound effects in portraits, pictures, photographs, motion pictures, on television and by any other means, method and device now or hereafter known, discovered or invented and without limiting the generality of the foregoing, to record, amplify and reproduce my voice and/or musical, instrumental or other sound effects made by me, completely or in part, for any advertising, publication, promotion or any commercial or informative purpose whatsoever. I further grant to you the right to substitute a double in my place to simulate my voice.

I hereby represent that I am over the age of twenty-one years and attest that all statements made by me are true and correct.

Signed:__________________________________________________________
Print Name
and Address:_________________________________________________________

        _____________________________________________________________

        _____________________________________________________________

Witness:_________________________________________________________
Print Name:___________________________________________________________





 Lorilei Communications, Inc. d/b/a The Firm Multimedia d/b/a Ocala News Tonight
                          Employee Executed Agreements

      Employee                     Non-Compete                 Talent Release

1.    Bryan Allen                      X                           X
2.    Richard Andrews                  X                           X
3.    Kim Avery                        X
4.    Melissa Barfield                 X                           X
5.    Bountham Chanthalansy            X
6.    ***Gerry Cunningham
7.    ***Leigh Cunningham
8.    Stacey Dolezal                   X                           X
9.    William Fraker                   X                           X
10.   Patricia Gale                    X                           X
11.   **Jeanne Harding
12.   Leslie Kinney                    X                           X
13.   Mary Lee                         X                           X
14.   Dustin McCollum                  X
15.   Nadyne McDonald                  X                           X
16.   John Miller                      X                           X
17.   *Debbie Tilton
18.   Penny Tomberlin                  X                           X
19.   Brian Trahan                     X                           X
20.   Lawrence Uelmen                  X
21.   Kim Ullery                       X                           X
22.   Sheryl Wolf                      X                           X

Note:   An X indicates that the agreement is executed by the employee.

* Debbie Tilton is a child care provider to the son of officers. She works from her home.

** Jeanne Harding is a child care provider to son of officers. She works from her home. She also cleans the office on Sundays.

***  Leigh and Gerry Cunningham are officers and shareholders of the company.

February 16, 2000
To:                    Sheryl Wolf
Fr:                    Leigh Cunningham
Re:                    New position offer
Position:               General Sales Manager--Ocala News Tonight

Sheryl:

We are pleased you have chosen to accept the position of General Sales Manager for Ocala News Tonight, effective February 16, 2000. Below is an outline of what the position entails and your compensation plan.

Market Trading Area:

Central Florida to include Marion County, Citrus County, Lake County, Sumter County, Hernando County, Pasco County, etc.

Position/Duties:

General Sales Manager Responsible for recruiting, hiring, training and managing all sales reps as well as personal sales. Responsible for achieving station sales goals and personal sales goals as outlined in Projected Sales, Y2K. As part of this agreement, you will be required to sign and honor a 6 month "non-compete" agreement.

Office Goals by aver:

1 st quarter, 2000 (January-March):                                    $ 80,000
2nd quarter, 2000 (April-June):                                        $ 90,000
3rd quarter, 2000 (July-September):                                    $ 90,000
4th quarter, 2000 (October-December:                                  $ 120,000

Total sales goal, Year 2000:                                           $380,000

Sales Duties

Prospecting for new business, including telemarketing and appointment setting, need analysis, creating and presenting proposals, negotiating deals, closing sales, servicing accounts, and communicating with project coordinator and production staff in Ocala. Attending sales meeting in Ocala office. Assisting with collections for all accounts.

Management duties:

Recruit, hire, train, and manage sales people. Includes reporting progress to corporate on a weekly basis, reaching sales goals, creating packages, negotiating promotional and trade relationships, assisting sales people on four legged calls, setting individual goals and monitoring sales process.

We will provide you an office in Ocala and all required support staff. The way I would like to structure additional sales people is as follows:

Once you are covering your monthly draw (which would require a monthly base of $12,000 in sales). I would like you to add a sales person. When they cover their draw, add another, and so on until you feel you have a good team to cover the market. Each rep you hire would work directly for you.

Compensation Plan

$21,000 annual base draw against commission
15% commission on gross profit of personal collected sales (above draw amount) 2% override on all monthly collections up to $30,000 for Ocala News Tonight sales reps based on gross profit (excluding your personal account collections). 4% override on all monthly collections over $30,000 for Ocala News Tonight based on gross profit (excluding your personal account collections).

Bonus program:

      1 st quarter, 2000:
          Collected quarterly sales exceeding $ 96,000: $1000 bonus Collected quarterly sales exceeding $108,000: $1500 bonus

      2nd quarter, 2000:
          Collected quarterly sales exceeding $108,000: $1000 bonus Collected quarterly sales exceeding $120,000: $1500 bonus

      3rd quarter, 2000:
          Collected quarterly sales exceeding $108,000: $1000 bonus Collected quarterly sales exceeding $120,000: $1500 bonus

     4th quarter, 2000:
          Collected quarterly sales exceeding $144,000: $1000 bonus Collected quarterly sales exceeding $156,000: $1500 bonus

     Incentive Program

If you achieve your office's quarterly goal for two quarters in a row, you will be provided a company car (not to exceed a monthly payment of $400.). However, if you fail to reach your quarterly goal two quarters in a row, the monthly payment amount of the car (not to exceed $400. per month) will be deducted from your compensation until such time as you achieve quarterly goals for two consecutive quarters.

Gas card ($200.00 per month  allowance)
Cell phone ($75.00  monthly  allowance)
Notebook computer for presentations
Reasonable reimbursed expenses (receipt must be provided to business office) Up to $85.00 per month paid toward health insurance
One week paid vacation after one year
Two weeks paid vacation after three years (and each year thereafter)
Five paid personal/sick days per year

/s/ Sheryl Wolf

/s/ Leigh Cunningham:

Date:  2/18/00

Executive's Employment Agreement

     THIS EXECUTIVE'S EMPLOYMENT AGREEMENT (the "Agreement") is entered into by and among Gerald R. Cunningham, an individual residing in the State of Florida (the "Executive"); Lorilei Communications, Inc., a Florida corporation ("Lorilei"; Lorilei and the Executive being sometimes hereinafter collectively to as the "Parties" or generically as a "Party".

                                    Preamble:


     WHEREAS, Lorilei's board of directors is of the opinion that in conjunction with effectuation of Lorilei's future plans it must memorialize, confirm and assure itself of the continuing the services of the Executive, who currently serves as a member of Lorilei's board of directors and as its president and chief executive officer; and

     WHEREAS, the Executive is thoroughly knowledgeable with all aspects of Lorilei's operations and plans; and

     WHEREAS, the Executive is agreeable to serving as a member of Lorilei's board of directors and as its president and chief executive officer, on the terms and conditions hereinafter set forth:

     NOW, THEREFORE, in consideration of the mutual promises, covenants and agreements hereby exchanged, as well as of the sum of Ten ($10.00) Dollars and other good and valuable consideration, the receipt and adequacy of which is hereby acknowledged, the Parties, intending to be legally bound, hereby agree as follows:

                                   Witnesseth:

                                   Article One
                       Term, Renewals, Earlier Termination

1.1      Term.

     Subject to the provisions set forth herein, the term of the Executive's employment hereunder shall be deemed to commence on the date of this Agreement's execution by all of the Parties and shall continue until June 30, 2001.

1.2      Renewals.

(a) This Agreement shall be renewed automatically, after expiration of the original term, on a continuing annual basis, unless the Party wishing not to renew this Agreement provides the other Party with written notice of its election not to renew ("Termination Election Notice") on or before the 30th day prior to termination of the then current term.

(b) Notwithstanding the foregoing, the Executive may not elect not to renew this Agreement until after June 30, 2005, unless Lorilei has defaulted in its obligations under this Agreement or termination is called for pursuant to other specific provisions hereof.

1.3      Earlier Termination.

(a)      For Cause:

         Lorilei shall have the right to terminate this Agreement prior to the expiration of its Term or of any renewals thereof, subject to the provisions of Sections 1.4 and 1.5, for the following reasons:

         (1) Lorilei may terminate the Executive's employment under this Agreement at any time for cause.

         (2)   Such termination  shall be evidenced by written notice thereof to
               the   Executive,   which  notice  shall  specify  the  cause  for
               termination.

         (3)  For purposes hereof, the term "cause" shall mean:

              (A) The inability of the Executive, through sickness or other incapacity, to discharge his duties under this Agreement for 30 or more consecutive days or for a total of 60 or more days in a period of twelve consecutive months;

              (B) The failure of the Executive to follow the directions of Lorilei's board of directors;

              (C) Dishonesty; theft; or conviction of a crime involving moral turpitude;

              (D) Material default in the performance of the Executive's obligations, services or duties required under this Agreement (other than due to illness) or material breach of any provision of this Agreement, which default or breach has continued for ten days after written notice of such default or breach.

(b)      Deterioration or Discontinuance of Business:

         (1) In the event that Lorilei experiences material business reversals or fails to meet the operational criteria reflected in its projections or business plans, then, subject to the provisions of Section 1.4, at the option of Lorilei, this Agreement shall terminate as of a date selected by Lorilei with the same force and effect as if such date was the date originally set as the termination date hereof.

         (2) In the event that Lorilei discontinues operating its business, this Agreement shall terminate as of the last day of the month on which it ceases operation with the same force and effect as if such last day of the month were originally set as the termination date hereof; provided, however, that a reorganization of Lorilei shall not be deemed a termination of its business.

(c)      Death:

     This Agreement shall terminate immediately on the death of the Executive; however, all accrued compensation at such time shall be promptly paid to the Executive's estate.

(d)      Material Default by Lorilei:

     In the event of a material default by Lorilei in its obligations to the Executive pursuant to this Agreement that is not attributable to the actions or inaction of the Executive, then, the Executive shall provide Lorilei and its principal stockholder of such default, in writing, specifying the nature of the default and the curative action required, and if such default is not cured within thirty days afer Lorilei's principal stockholder receives the subject notice, then, during the ensuing ten day period, the Executive may terminate this Agreement; provided, however, that if the Executive does not terminate this Agreement, the default will be deemed waived.

1.4      Severance Payments and Alternatives to Termination

     In the event this Agreement is terminated by Lorilei for reasons other than for cause as described in Section 1.3(b) above, the Executive shall be entitled to either thirty days prior written notice or to a severance payment in a sum equal to the salary that would have been paid had 30 days prior written notice been provided; provided, however, that in lieu of termination, Lorilei may offer to continue this Agreement under modified compensation arrangements, if such arrangements are reflected in the written notice and accepted by the Executive prior to the end of the 30 day notice period.

1.5      Final Settlement.

     Upon termination of this Agreement and payment of all amounts due to the Executive hereunder, the Executive or his representative shall execute and deliver to the terminating entity on a form prepared by Lorilei, a receipt for such sums and a release of all claims, except such claims as may have been submitted pursuant to the terms of this Agreement and which remain unpaid, and, shall forthwith tender to Lorilei all records, manuals and written procedures, as may be desired by it for the continued conduct of its business.

                                   Article Two
                               Scope of Employment

2.1      Retention.

     Lorilei hereby hires the Executive and the Executive hereby accepts such employment, in accordance with the terms, provisions and conditions of this Agreement.

2.2      General Description of Duties.

(a) The Executive shall be employed as the president and chief executive officer of Lorilei and perform the duties generally associated with the position of president and chief executive officer thereof.

(b) Without limiting the generality of the foregoing, the Executive shall have exclusive control of all aspects of Lorilei's day to day operations, subject only to compliance with the directions of Lorilei's stockholder, its board of directors, applicable laws and fiduciary obligations.

(c) The Executive covenants to perform the employment duties called for hereby in good faith, devoting substantially all business time, energies and abilities to the proper and efficient management of the business of Lorilei.

2.3      Status.

(a) Throughout the term of this Agreement, the Executive shall serve as a member of the board of directors of Lorilei and as its president and chief executive officer.

(b) In the event that the Executive is not elected to such positions, then, at the option of the Executive, this Agreement may be deemed terminated effective as of the earliest time that it can be reasonably determined that such election will not take place, provided that written notice of such election is provided to Lorilei within 30 days after it failed to elect the Executive to the required office.

2.4      Exclusivity.

     All of the Executive's business time shall be devoted exclusively to the affairs of Lorilei.

                                  Article Three
                                  Compensation

3.1      Compensation.

     As consideration for the Executive's services to Lorilei the Executive shall be entitled to:

(a)      (1)   An annual salary in the aggregate gross sum of $60,000 (the "Base
               Salary"); plus

         (2) An annual bonus equal to 2.5 of Lorilei's net pre tax profits, payable within 30 days after an annual audit of Lorilei (or of Lorilei's parent corporation) is completed, permitting determination thereof (the "Annual Bonus").

(b) Incentive stock options complying with the requirements of Section 422 of the Internal Revenue Code of 1986, as amended, or successor provisions thereto (the "Options"), permitting the Executive to purchase up to 167,689 of the 335,378 shares of the common stock of AmeriNet Group.com, Inc., a publicly held Delaware corporation with a class of securities registered under Section 12(g) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), which holds of all of Lorilei's capital stock and other securities ("AmeriNet"), that AmeriNet reserved for issuance to Lorilei employees in conjunction with the Reorganization Agreement pursuant to which AmeriNet acquired all of Lorilei's securities (the "Executive's Option Shares"), on the following terms and subject to the following conditions:

         (1) The Executive's rights to the Options will vest on an annual basis, subject to Lorilei's having complied with its obligations under the Reorganization Agreement, the Executive having complied with his obligations under this Agreements and Lorilei's having attained the following EBITDA:

                  (a) If Lorilei attains EBITDA of at least $500,000 during the period starting on July 1, 2000 and ending on June 30, 2001, then the first 33,988 shares of AmeriNet's common stock reserved for issuance in the event of exercise of the subject incentive stock options will vest;

                  (b) If Lorilei attains EBITDA of at least $1,400,000 during the period starting on July 1, 2000 and ending on June 30, 2002, then all rights to 89,885 (including the 33,988 shares vested, if any, on June 30, 2001) of the shares of AmeriNet's Common stock reserved for issuance in the event of exercise of the subject incentive stock options will vest; and

                  (c) If Lorilei attains EBITDA of at least $2,900,000 during the period starting on July 1, 2000 and ending on June 30, 2003, then all rights to all of the 167,689 shares (including the shares vested, if any, on June 30, 2001 and June 30, 2002) of AmeriNet's Common stock reserved for issuance in the event of exercise of the subject incentive stock options will vest.

         (2) All rights to the incentive stock options that have not vested as of July 1, 2003 will expire on such date, and no further rights of any kind thereto or to the underlying shares of AmeriNet's common stock reserved for such purpose will exist thereafter, the reservation therefor terminating on such date.

         (3) The vested Options will be exercisable during the three fiscal year period after they vest at a price of $1.3125 per share, provided that as required by Code Section 422, all rights to or under the Options will expire within 90 days after termination of the Executive's employment by Lorilei.

         (4) All other terms pertaining to the Options are hereby incorporated by reference from those contained in AmeriNet's Non-Qualified Stock Option & Stock Incentive Plan, Effective as of January 1 , 2000 filed by AmeriNet with the United States Securities and Exchange Commission (the "Commission"), a copy of which is annexed hereto and made a part hereof as exhibit 3.1(B)(2), except to the extent that they would be inconsistent with the specific terms in this Section 3.1 unless such inconsistency is required by the provisions of Code Section 422.

3.2      Benefits.

     During the term of this Agreement, the Executive shall also be entitled to the following benefits:

(a)      Two weeks paid vacation per year.

(b) Automobile, insurance and child care benefits not to exceed $12,000 per fiscal year; and

(c) All other benefits of employment generally available to all of Lorilei's employees, provided that such benefits have been approved by Lorilei's stockholders and are not duplicative of those otherwise reflected in this Agreement.

3.3      Indemnification.

     Lorilei will defend, indemnify and hold the Executive harmless from all liabilities, suits, judgments, fines, penalties or disabilities, including expenses associated directly, therewith (e.g. legal fees, court costs, investigative costs, witness fees, etc.) resulting from any reasonable actions taken by him in good faith on behalf of Lorilei, its affiliates or for other persons or entities at the request of the board of directors of Lorilei, to the fullest extent legally permitted, and in conjunction therewith, shall assure that all required expenditures are made in a manner making it unnecessary for the Executive to incur any out of pocket expenses; provided, however, that the Executive permits the majority stockholders of Lorilei to select and supervise all personnel involved in such defense and that the Executive waive any conflicts of interest that such personnel may have as a result of also representing Lorilei, its stockholders or other personnel and agrees to hold them harmless from any matters involving such representation, except such as involve fraud or bad faith.

                                  Article Four
                                Special Covenants

4.1      Confidentiality, Non-Circumvention and Non-Competition.

     During the term of this Agreement, all renewals thereof and for a period of two years after its termination, the Executive hereby irrevocably agrees to be bound by the following restrictions, which constitute a material inducement for Lorilei's entry into this Agreement and for AmeriNet's agreement to provide shares of its common stock as the securities underlying the Options:

(a) Because the Executive will be developing for Lorilei, making use of, acquiring and/or adding to, confidential information of special and unique nature and value relating to such matters as Lorilei's trade secrets, systems, procedures, manuals, confidential reports, personnel resources, strategic and tactical plans, advisors, clients, investors and funders; as material inducement to the entry into this Agreement by Lorilei, the Executive hereby covenants and agrees not to personally use, divulge or disclose, for any purpose whatsoever, directly or indirectly, any of such confidential information during the term of this Agreement, any renewals thereof, and for a period of two years after its termination.

(b) The Executive hereby covenants and agrees to be bound as a fiduciary of Lorilei, as if the Executive were a partner in a partnership bound by the partnership opportunities doctrine, as such concept has been judicially and legislatively developed in the State of Florida, and consequently, without the prior written consent of Lorilei, on a specific, case by case basis, the Executive shall not, among other things, directly or indirectly:

     (1) Engage in any activities, whether or not for profit, competitive with Lorilei's business.

     (2) Solicit or accept any person providing services to Lorilei, whether as an employee, consultant or independent contractor, for employment or provision of services.

     (3) Induce any client or customer of Lorilei to cease doing business with Lorilei or to engage in business with any person engaged in business activities that compete with Lorilei's business.

     (4) Divert any business opportunity within the general scope of Lorilei's business and business capacity, to any other person or entity.

4.2      Special Remedies.

     In view of the irreparable harm and damage which would undoubtedly occur to Lorilei as a result of a breach by the Executive of the covenants or agreements contained in this Article Four, and in view of the lack of an adequate remedy at law to protect Lorilei's interests, the Executive hereby covenants and agrees that Lorilei shall have the following additional rights and remedies in the event of a breach hereof:

(a) In addition to and not in limitation of any other rights, remedies or damages available to Lorilei, whether at law or in equity, it shall be entitled to a permanent injunction in order to prevent or to restrain any such breach by the Executive, or by the Executive's partners, agents, representatives, servants, employers, employees, affiliates and/or any and all persons directly or indirectly acting for or with him and the Executive hereby consents to the issuance of such a permanent injunction; and

(b) Because it is impossible to ascertain or estimate the entire or exact cost, damage or injury which Lorilei may sustain prior to the effective enforcement of such injunction, the Executive hereby covenants and agrees to pay over to Lorilei, in the event he violates the covenants and agreements contained in Section 4.2 hereof, the greater of:

         (1) Any payment or compensation of any kind received by the Executive or by persons affiliated with or acting for or with the Executive, because of such violation before the issuance of such injunction, or

         (2) The sum of One Thousand ($1,000.00) Dollars per violation, which sum shall be liquidated damages, and not a penalty, for the injuries suffered by Lorilei as a result of such violation, the Parties hereto agreeing that such liquidated damages are not intended as the exclusive remedy available to Lorilei for any breach of the covenants and agreements contained in this Article Four, prior to the issuance of such injunction, the Parties recognizing that the only adequate remedy to protect Lorilei from the injury caused by such breaches would be injunctive relief.

4.3      Cumulative Remedies.

     The  Executive  hereby  irrevocably  agrees that the remedies  described in
Section 4.2 shall be in addition to, and not in limitation of, any of the rights or remedies to which Lorilei is or may be entitled to, whether at law or in equity, under or pursuant to this Agreement.

4.4      Acknowledgment of Reasonableness.

(a) The Executive hereby represents, warrants and acknowledges that having carefully read and considered the provisions of this Article Four, the restrictions set forth herein are fair and reasonable and are reasonably required for the protection of the interests of Lorilei, its officers, directors and other employees; consequently, in the event that any of the above-described restrictions shall be held unenforceable by any court of competent jurisdiction, the Executive hereby covenants, agrees and directs such court to substitute a reasonable judicially enforceable limitation in place of any limitation deemed unenforceable and, the Executive hereby covenants and agrees that if so modified, the covenants contained in this Article Four shall be as fully enforceable as if they had been set forth herein directly by the Parties.

(b) In determining the nature of this limitation, the Executive hereby acknowledges, covenants and agrees that it is the intent of the Parties that a court adjudicating a dispute arising hereunder recognize that the Parties desire that these covenants not to circumvent, disclose or compete be imposed and maintained to the greatest extent possible.

4.5      Unauthorized Acts.

     The Executive hereby covenants and agrees not do any act or incur any obligation on behalf of Lorilei except as authorized by its board of directors or by its stockholders pursuant to duly adopted stockholder action or reasonably inferred therefrom.

                                  Article Five
                                  Miscellaneous

5.1      Notices.

(a) (1) All notices, demands or other communications hereunder shall be in writing, and unless otherwise provided, shall be deemed to have been duly given on the first business day after mailing by registered or certified mail, return receipt requested, postage prepaid, addressed as follows:

                                To the Executive:

                              Gerald R. Cunningham
                18498 Northwest 24th Avenue; Citra, Florida 32113
  Telephone (352) 595-3834; Fax (352) 595-0807; e-mail leighc@callthefirm.com;


                                   To Lorilei:

                          Lorilei Communications, Inc.
                   Post Office Box 77078; Ocala, Florida 34477
                   Attention: Gerald R. Cunningham, President
  Telephone (352) 861-1350; Fax (352) 861-1339; e-mail thefirm@callthefirm.com;
                                 with a copy to


                             Bruce Brashear, Esquire
          920 Northwest 8th Avenue, Suite A; Gainesville, Florida 32601 Telephone (352) 336-0800; Fax (352) 336-0505; and,e-mail bbrashear@nflalaw.com;


              In each case with copies to AmeriNet Group.com, Inc.
        Crystal Corporate Center; 2500 North Military Trail, Suite 225-C;
                           Boca Raton, Florida 33431
                      Attention: Michael Jordan, President
                  Telephone (561) 998-3435, Fax (561) 998-4635;
                 and, e-mail www.michael@amerinetgroup.com; and


                    George Franjola, Esquire; General Counsel
                            AmeriNet Group.com, Inc.
                   1941 Southeast 51st Terrace; Ocala, Florida
            34471 Telephone (352) 694-9182, Fax (352) 694-1325; and,
                         e-mail, tyclegal@atlantic.net.

         (2) Copies of notices will also be provided to such other address or to such other person as any Party shall designate to the other for such purpose in the manner hereinafter set forth.

(b)      (1)     The Parties  acknowledge  that The  Yankee  Companies,  Inc., a
                 Florida  corporation  ("Yankees") has acted  as  scrivener  for the Parties in this  transaction and that  Yankees  is  neither
                 a  law  firm  nor  an   agency  subject   to  any  professional
                 regulation or oversight.

         (2) Yankees has advised all of the Parties to retain independent legal and accounting counsel to review this Agreement on their behalf since it cannot provide any Party with legal advice.

         (3) This Agreement shall not be interpreted more or less strictly against any Party based on its authorship.

5.2      Amendment.

(a) No modification, waiver, amendment, discharge or change of this Agreement shall be valid unless the same is in writing and signed by the Party against which the enforcement of said modification, waiver, amendment, discharge or change is sought.

(b) This Agreement may not be modified without the consent of a majority in interest of Lorilei's AmeriNet's stockholders.

5.3      Merger.

(a) This instrument contains all of the understandings and agreements of the Parties with respect to the subject matter discussed herein.

(b) All prior agreements whether written or oral, are merged herein and shall be of no force or effect.

5.4      Survival.

     The several representations, warranties and covenants of the Parties contained herein shall survive the execution hereof and shall be effective regardless of any investigation that may have been made or may be made by or on behalf of any Party.

5.5      Severability.

     If any provision or any portion of any provision of this Agreement, or the application of such provision or any portion thereof to any person or circumstance shall be held invalid or unenforceable, the remaining portions of such provision and the remaining provisions of this Agreement or the application of such provision or portion of such provision as is held invalid or unenforceable to persons or circumstances other than those to which it is held invalid or unenforceable, shall not be effected thereby.

5.6      Governing Law and Venue.

     This Agreement shall be construed in accordance with the laws of the State of Florida but any proceeding arising between the Parties in any matter pertaining or related to this Agreement shall, to the extent permitted by law, be held in Broward County, Florida.

5.7      Litigation.

(a) In any action between the Parties to enforce any of the terms of this Agreement or any other matter arising from this Agreement, the prevailing Party shall be entitled to recover its costs and expenses, including reasonable attorneys' fees up to and including all
         negotiations,   trials  and  appeals,  whether  or  not  litigation  is
         initiated.

(b) In the event of any dispute arising under this Agreement, or the negotiation thereof or inducements to enter into the Agreement, the dispute shall, at the request of any Party, be exclusively resolved through the following procedures:

         (1)      (A)      First,  the  issue  shall  be  submitted to mediation
                           before  a  mediation   service  in  Broward   County,
                           Florida,  to be selected by lot from six alternatives
                           to   be   provided,   two   by   Lorilei's   majority
                           stockholder, two by Lorilei and two by the Executive.

                  (B) The mediation efforts shall be concluded within ten business days after their in itiation unless the Parties unanimously agree to an extended mediation period;

         (2) In the event that mediation does not lead to a resolution of the dispute then at the request of any Party, the Parties shall submit the dispute to binding arbitration before an arbitration service located in Broward County, Florida to be selected by lot, from six alternatives to be provided,, two by Lorilei's majority stockholder, two by Lorilei and two by the Executive.

         (3)      (A)      Expenses  of  mediation shall be borne by Lorilei, if
                           successful.

                  (B)      Expenses  of  mediation,   if  unsuccessful   and  of
                           arbitration shall be borne by the Party or Parties against whom the arbitration decision is rendered.

                  (C) If the terms of the arbitral award do not establish a prevailing Party, then the expenses of unsuccessful mediation and arbitration shall be borne equally by the Parties.

5.8      Benefit of Agreement.

(a) This Agreement may not be assigned by the Executive without the prior written consent of Lorilei.

(b) Subject to the restrictions on transferability and assignment contained herein, the terms and provisions of this Agreement shall be binding upon and inure to the benefit of the Parties, their successors, assigns, personal representative, estate, heirs and legatees.

5.9      Captions.

     The captions in this Agreement are for convenience and reference only and in no way define, describe, extend or limit the scope of this Agreement or the intent of any provisions hereof.

5.10     Number and Gender.

     All pronouns and any variations thereof shall be deemed to refer to the masculine, feminine, neuter, singular or plural, as the identity of the Party or Parties, or their personal representatives, successors and assigns may require.

5.11     Further Assurances.

     The Parties hereby agree to do, execute, acknowledge and deliver or cause to be done, executed or acknowledged or delivered and to perform all such acts and deliver all such deeds, assignments, transfers, conveyances, powers of attorney, assurances, recipes, records and other documents, as may, from time to time, be required herein to effect the intent and purposes of this Agreement.

5.12     Status.

     Nothing in this Agreement shall be construed or shall constitute a partnership, joint venture, agency, or lessor-lessee relationship; but, rather, the relationship established hereby is that of employer-employee in Lorilei.

5.13     Counterparts.

(a)      This Agreement may be executed in any number of counterparts.

(b) Execution by exchange of facsimile transmission shall be deemed legally sufficient to bind the signatory; however, the Parties shall, for aesthetic purposes, prepare a fully executed original version of this Agreement, which shall be the document filed with the Securities and Exchange Commission.

5.14     License.

(a) This Agreement is the property of Yankees and the use hereof by the Parties is authorized hereby solely for purposes of this transaction.

(b) The use of this form of agreement or of any derivation thereof without Yankees' prior written permission is prohibited.


     In Witness Whereof, the Parties have executed this Agreement, effective as of the last date set forth below.

Signed, Sealed & Delivered
    In Our Presence

                                                               The Executive

--------------------------
                                                        /s/ Gerald R. Cunningham
--------------------------                            --------------------------
                                                           Gerald R. Cunningham

Dated:   May 11, 2000
                                                    Lorilei Communications, Inc.
                                                        a Florida corporation.

--------------------------

__________________________                  By:  /s/ Gerald R. Cunningham
                                                   ___________________________
                                                 Gerald R. Cunningham, President

(CORPORATE SEAL)
                                             Attest:  /s/ Leigh A. Cunningham
                                                     __________________________
                                                  Leigh A. Cunningham,
                                                     Vice President & Secretary

Dated:   May 11, 2000

Executive's Employment Agreement

     THIS EXECUTIVE'S EMPLOYMENT AGREEMENT (the "Agreement") is entered into by and among Leigh A. Cunningham, an individual residing in the State of Florida (the "Executive"); Lorilei Communications, Inc., a Florida corporation ("Lorilei"; Lorilei and the Executive being sometimes hereinafter collectively to as the "Parties" or generically as a "Party".

                                    Preamble:


     WHEREAS, Lorilei's board of directors is of the opinion that in conjunction with effectuation of Lorilei's future plans it must memorialize, confirm and assure itself of the continuing the services of the Executive, who currently serves as a member of Lorilei's board of directors and as its president and chief executive officer; and

     WHEREAS, the Executive is thoroughly knowledgeable with all aspects of Lorilei's operations and plans; and

     WHEREAS, the Executive is agreeable to serving as a member of Lorilei's board of directors and as its president and chief executive officer, on the terms and conditions hereinafter set forth:

     NOW, THEREFORE, in consideration of the mutual promises, covenants and agreements hereby exchanged, as well as of the sum of Ten ($10.00) Dollars and other good and valuable consideration, the receipt and adequacy of which is hereby acknowledged, the Parties, intending to be legally bound, hereby agree as follows:

                                   Witnesseth:

                                   Article One
                       Term, Renewals, Earlier Termination

1.1      Term.

     Subject to the provisions set forth herein, the term of the Executive's employment hereunder shall be deemed to commence on the date of this Agreement's execution by all of the Parties and shall continue until June 30, 2001.

1.2      Renewals.

(a) This Agreement shall be renewed automatically, after expiration of the original term, on a continuing annual basis, unless the Party wishing not to renew this Agreement provides the other Party with written notice of its election not to renew ("Termination Election Notice") on or before the 30th day prior to termination of the then current term.

(b) Notwithstanding the foregoing, the Executive may not elect not to renew this Agreement until after June 30, 2005, unless Lorilei has defaulted in its obligations under this Agreement or termination is called for pursuant to other specific provisions hereof.

1.3      Earlier Termination.

(a)      For Cause:

         Lorilei shall have the right to terminate this Agreement prior to the expiration of its Term or of any renewals thereof, subject to the provisions of Sections 1.4 and 1.5, for the following reasons:

         (1) Lorilei may terminate the Executive's employment under this Agreement at any time for cause.

         (2)   Such termination  shall be evidenced by written notice thereof to
               the   Executive,   which  notice  shall  specify  the  cause  for
               termination.

         (3)  For purposes hereof, the term "cause" shall mean:

              (A) The inability of the Executive, through sickness or other incapacity, to discharge his duties under this Agreement for 30 or more consecutive days or for a total of 60 or more days in a period of twelve consecutive months;

              (B) The failure of the Executive to follow the directions of Lorilei's board of directors;

              (C) Dishonesty; theft; or conviction of a crime involving moral turpitude;

              (D) Material default in the performance of the Executive's obligations, services or duties required under this Agreement (other than due to illness) or material breach of any provision of this Agreement, which default or breach has continued for ten days after written notice of such default or breach.

(b)      Deterioration or Discontinuance of Business:

         (1) In the event that Lorilei experiences material business reversals or fails to meet the operational criteria reflected in its projections or business plans, then, subject to the provisions of Section 1.4, at the option of Lorilei, this Agreement shall terminate as of a date selected by Lorilei with the same force and effect as if such date was the date originally set as the termination date hereof.

         (2) In the event that Lorilei discontinues operating its business, this Agreement shall terminate as of the last day of the month on which it ceases operation with the same force and effect as if such last day of the month were originally set as the termination date hereof; provided, however, that a reorganization of Lorilei shall not be deemed a termination of its business.

(c)      Death:

     This Agreement shall terminate immediately on the death of the Executive; however, all accrued compensation at such time shall be promptly paid to the Executive's estate.

(d)      Material Default by Lorilei:

     In the event of a material default by Lorilei in its obligations to the Executive pursuant to this Agreement that is not attributable to the actions or inaction of the Executive, then, the Executive shall provide Lorilei and its principal stockholder of such default, in writing, specifying the nature of the default and the curative action required, and if such default is not cured within thirty days afer Lorilei's principal stockholder receives the subject notice, then, during the ensuing ten day period, the Executive may terminate this Agreement; provided, however, that if the Executive does not terminate this Agreement, the default will be deemed waived.

1.4      Severance Payments and Alternatives to Termination

     In the event this Agreement is terminated by Lorilei for reasons other than for cause as described in Section 1.3(b) above, the Executive shall be entitled to either thirty days prior written notice or to a severance payment in a sum equal to the salary that would have been paid had 30 days prior written notice been provided; provided, however, that in lieu of termination, Lorilei may offer to continue this Agreement under modified compensation arrangements, if such arrangements are reflected in the written notice and accepted by the Executive prior to the end of the 30 day notice period.

1.5      Final Settlement.

     Upon termination of this Agreement and payment of all amounts due to the Executive hereunder, the Executive or his representative shall execute and deliver to the terminating entity on a form prepared by Lorilei, a receipt for such sums and a release of all claims, except such claims as may have been submitted pursuant to the terms of this Agreement and which remain unpaid, and, shall forthwith tender to Lorilei all records, manuals and written procedures, as may be desired by it for the continued conduct of its business.

                                   Article Two
                               Scope of Employment

2.1      Retention.

     Lorilei hereby hires the Executive and the Executive hereby accepts such employment, in accordance with the terms, provisions and conditions of this Agreement.

2.2      General Description of Duties.

(a) The Executive shall be employed as the president and chief executive officer of Lorilei and perform the duties generally associated with the position of president and chief executive officer thereof.

(b) Without limiting the generality of the foregoing, the Executive shall have exclusive control of all aspects of Lorilei's day to day operations, subject only to compliance with the directions of Lorilei's stockholder, its board of directors, applicable laws and fiduciary obligations.

(c) The Executive covenants to perform the employment duties called for hereby in good faith, devoting substantially all business time, energies and abilities to the proper and efficient management of the business of Lorilei.

2.3      Status.

(a) Throughout the term of this Agreement, the Executive shall serve as a member of the board of directors of Lorilei and as its president and chief executive officer.

(b) In the event that the Executive is not elected to such positions, then, at the option of the Executive, this Agreement may be deemed terminated effective as of the earliest time that it can be reasonably determined that such election will not take place, provided that written notice of such election is provided to Lorilei within 30 days after it failed to elect the Executive to the required office.

2.4      Exclusivity.

     All of the Executive's business time shall be devoted exclusively to the affairs of Lorilei.

                                  Article Three
                                  Compensation

3.1      Compensation.

     As consideration for the Executive's services to Lorilei the Executive shall be entitled to:

(a)      (1)   An annual salary in the aggregate gross sum of $60,000 (the "Base
               Salary"); plus

         (2) An annual bonus equal to 2.5 of Lorilei's net pre tax profits, payable within 30 days after an annual audit of Lorilei (or of Lorilei's parent corporation) is completed, permitting determination thereof (the "Annual Bonus").

(b) Incentive stock options complying with the requirements of Section 422 of the Internal Revenue Code of 1986, as amended, or successor provisions thereto (the "Options"), permitting the Executive to purchase up to 167,689 of the 335,378 shares of the common stock of AmeriNet Group.com, Inc., a publicly held Delaware corporation with a class of securities registered under Section 12(g) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), which holds of all of Lorilei's capital stock and other securities ("AmeriNet"), that AmeriNet reserved for issuance to Lorilei employees in conjunction with the Reorganization Agreement pursuant to which AmeriNet acquired all of Lorilei's securities (the "Executive's Option Shares"), on the following terms and subject to the following conditions:

         (1) The Executive's rights to the Options will vest on an annual basis, subject to Lorilei's having complied with its obligations under the Reorganization Agreement, the Executive having complied with his obligations under this Agreements and Lorilei's having attained the following EBITDA:

                  (a) If Lorilei attains EBITDA of at least $500,000 during the period starting on July 1, 2000 and ending on June 30, 2001, then the first 33,988 shares of AmeriNet's common stock reserved for issuance in the event of exercise of the subject incentive stock options will vest;

                  (b) If Lorilei attains EBITDA of at least $1,400,000 during the period starting on July 1, 2000 and ending on June 30, 2002, then all rights to 89,885 (including the 33,988 shares vested, if any, on June 30, 2001) of the shares of AmeriNet's Common stock reserved for issuance in the event of exercise of the subject incentive stock options will vest; and

                  (c) If Lorilei attains EBITDA of at least $2,900,000 during the period starting on July 1, 2000 and ending on June 30, 2003, then all rights to all of the 167,689 shares (including the shares vested, if any, on June 30, 2001 and June 30, 2002) of AmeriNet's Common stock reserved for issuance in the event of exercise of the subject incentive stock options will vest.

         (2) All rights to the incentive stock options that have not vested as of July 1, 2003 will expire on such date, and no further rights of any kind thereto or to the underlying shares of AmeriNet's common stock reserved for such purpose will exist thereafter, the reservation therefor terminating on such date.

         (3) The vested Options will be exercisable during the three fiscal year period after they vest at a price of $1.3125 per share, provided that as required by Code Section 422, all rights to or under the Options will expire within 90 days after termination of the Executive's employment by Lorilei.

         (4) All other terms pertaining to the Options are hereby incorporated by reference from those contained in AmeriNet's Non-Qualified Stock Option & Stock Incentive Plan, Effective as of January 1 , 2000 filed by AmeriNet with the United States Securities and Exchange Commission (the "Commission"), a copy of which is annexed hereto and made a part hereof as exhibit 3.1(B)(2), except to the extent that they would be inconsistent with the specific terms in this Section 3.1 unless such inconsistency is required by the provisions of Code Section 422.

3.2      Benefits.

     During the term of this Agreement, the Executive shall also be entitled to the following benefits:

(a)      Two weeks paid vacation per year.

(b) Automobile, insurance and child care benefits not to exceed $12,000 per fiscal year; and

(c) All other benefits of employment generally available to all of Lorilei's employees, provided that such benefits have been approved by Lorilei's stockholders and are not duplicative of those otherwise reflected in this Agreement.

3.3      Indemnification.

     Lorilei will defend, indemnify and hold the Executive harmless from all liabilities, suits, judgments, fines, penalties or disabilities, including expenses associated directly, therewith (e.g. legal fees, court costs, investigative costs, witness fees, etc.) resulting from any reasonable actions taken by him in good faith on behalf of Lorilei, its affiliates or for other persons or entities at the request of the board of directors of Lorilei, to the fullest extent legally permitted, and in conjunction therewith, shall assure that all required expenditures are made in a manner making it unnecessary for the Executive to incur any out of pocket expenses; provided, however, that the Executive permits the majority stockholders of Lorilei to select and supervise all personnel involved in such defense and that the Executive waive any conflicts of interest that such personnel may have as a result of also representing Lorilei, its stockholders or other personnel and agrees to hold them harmless from any matters involving such representation, except such as involve fraud or bad faith.

                                  Article Four
                                Special Covenants

4.1      Confidentiality, Non-Circumvention and Non-Competition.

     During the term of this Agreement, all renewals thereof and for a period of two years after its termination, the Executive hereby irrevocably agrees to be bound by the following restrictions, which constitute a material inducement for Lorilei's entry into this Agreement and for AmeriNet's agreement to provide shares of its common stock as the securities underlying the Options:

(a) Because the Executive will be developing for Lorilei, making use of, acquiring and/or adding to, confidential information of special and unique nature and value relating to such matters as Lorilei's trade secrets, systems, procedures, manuals, confidential reports, personnel resources, strategic and tactical plans, advisors, clients, investors and funders; as material inducement to the entry into this Agreement by Lorilei, the Executive hereby covenants and agrees not to personally use, divulge or disclose, for any purpose whatsoever, directly or indirectly, any of such confidential information during the term of this Agreement, any renewals thereof, and for a period of two years after its termination.

(b) The Executive hereby covenants and agrees to be bound as a fiduciary of Lorilei, as if the Executive were a partner in a partnership bound by the partnership opportunities doctrine, as such concept has been judicially and legislatively developed in the State of Florida, and consequently, without the prior written consent of Lorilei, on a specific, case by case basis, the Executive shall not, among other things, directly or indirectly:

     (1) Engage in any activities, whether or not for profit, competitive with Lorilei's business.

     (2) Solicit or accept any person providing services to Lorilei, whether as an employee, consultant or independent contractor, for employment or provision of services.

     (3) Induce any client or customer of Lorilei to cease doing business with Lorilei or to engage in business with any person engaged in business activities that compete with Lorilei's business.

     (4) Divert any business opportunity within the general scope of Lorilei's business and business capacity, to any other person or entity.

4.2      Special Remedies.

     In view of the irreparable harm and damage which would undoubtedly occur to Lorilei as a result of a breach by the Executive of the covenants or agreements contained in this Article Four, and in view of the lack of an adequate remedy at law to protect Lorilei's interests, the Executive hereby covenants and agrees that Lorilei shall have the following additional rights and remedies in the event of a breach hereof:

(a) In addition to and not in limitation of any other rights, remedies or damages available to Lorilei, whether at law or in equity, it shall be entitled to a permanent injunction in order to prevent or to restrain any such breach by the Executive, or by the Executive's partners, agents, representatives, servants, employers, employees, affiliates and/or any and all persons directly or indirectly acting for or with him and the Executive hereby consents to the issuance of such a permanent injunction; and

(b) Because it is impossible to ascertain or estimate the entire or exact cost, damage or injury which Lorilei may sustain prior to the effective enforcement of such injunction, the Executive hereby covenants and agrees to pay over to Lorilei, in the event he violates the covenants and agreements contained in Section 4.2 hereof, the greater of:

         (1) Any payment or compensation of any kind received by the Executive or by persons affiliated with or acting for or with the Executive, because of such violation before the issuance of such injunction, or

         (2) The sum of One Thousand ($1,000.00) Dollars per violation, which sum shall be liquidated damages, and not a penalty, for the injuries suffered by Lorilei as a result of such violation, the Parties hereto agreeing that such liquidated damages are not intended as the exclusive remedy available to Lorilei for any breach of the covenants and agreements contained in this Article Four, prior to the issuance of such injunction, the Parties recognizing that the only adequate remedy to protect Lorilei from the injury caused by such breaches would be injunctive relief.

4.3      Cumulative Remedies.

     The  Executive  hereby  irrevocably  agrees that the remedies  described in
Section 4.2 shall be in addition to, and not in limitation of, any of the rights or remedies to which Lorilei is or may be entitled to, whether at law or in equity, under or pursuant to this Agreement.

4.4      Acknowledgment of Reasonableness.

(a) The Executive hereby represents, warrants and acknowledges that having carefully read and considered the provisions of this Article Four, the restrictions set forth herein are fair and reasonable and are reasonably required for the protection of the interests of Lorilei, its officers, directors and other employees; consequently, in the event that any of the above-described restrictions shall be held unenforceable by any court of competent jurisdiction, the Executive hereby covenants, agrees and directs such court to substitute a reasonable judicially enforceable limitation in place of any limitation deemed unenforceable and, the Executive hereby covenants and agrees that if so modified, the covenants contained in this Article Four shall be as fully enforceable as if they had been set forth herein directly by the Parties.

(b) In determining the nature of this limitation, the Executive hereby acknowledges, covenants and agrees that it is the intent of the Parties that a court adjudicating a dispute arising hereunder recognize that the Parties desire that these covenants not to circumvent, disclose or compete be imposed and maintained to the greatest extent possible.

4.5      Unauthorized Acts.

     The Executive hereby covenants and agrees not do any act or incur any obligation on behalf of Lorilei except as authorized by its board of directors or by its stockholders pursuant to duly adopted stockholder action or reasonably inferred therefrom.

                                  Article Five
                                  Miscellaneous

5.1      Notices.

(a) (1) All notices, demands or other communications hereunder shall be in writing, and unless otherwise provided, shall be deemed to have been duly given on the first business day after mailing by registered or certified mail, return receipt requested, postage prepaid, addressed as follows:

                                To the Executive:

                               Leigh A.Cunningham
                18498 Northwest 24th Avenue; Citra, Florida 32113
  Telephone (352) 595-3834; Fax (352) 595-0807; e-mail leighc@callthefirm.com;


                                   To Lorilei:

                          Lorilei Communications, Inc.
                   Post Office Box 77078; Ocala, Florida 34477
                   Attention: Gerald R. Cunningham, President
  Telephone (352) 861-1350; Fax (352) 861-1339; e-mail thefirm@callthefirm.com;
                                 with a copy to


                             Bruce Brashear, Esquire
          920 Northwest 8th Avenue, Suite A; Gainesville, Florida 32601 Telephone (352) 336-0800; Fax (352) 336-0505; and,e-mail bbrashear@nflalaw.com;


              In each case with copies to AmeriNet Group.com, Inc.
        Crystal Corporate Center; 2500 North Military Trail, Suite 225-C;
                           Boca Raton, Florida 33431
                      Attention: Michael Jordan, President
                  Telephone (561) 998-3435, Fax (561) 998-4635;
                 and, e-mail www.michael@amerinetgroup.com; and


                    George Franjola, Esquire; General Counsel
                            AmeriNet Group.com, Inc.
                   1941 Southeast 51st Terrace; Ocala, Florida
            34471 Telephone (352) 694-9182, Fax (352) 694-1325; and,
                         e-mail, tyclegal@atlantic.net.

         (2) Copies of notices will also be provided to such other address or to such other person as any Party shall designate to the other for such purpose in the manner hereinafter set forth.

(b)      (1)     The Parties  acknowledge  that The  Yankee  Companies,  Inc., a
                 Florida  corporation  ("Yankees") has acted  as  scrivener  for the Parties in this  transaction and that  Yankees  is  neither
                 a  law  firm  nor  an   agency  subject   to  any  professional
                 regulation or oversight.

         (2) Yankees has advised all of the Parties to retain independent legal and accounting counsel to review this Agreement on their behalf since it cannot provide any Party with legal advice.

         (3) This Agreement shall not be interpreted more or less strictly against any Party based on its authorship.

5.2      Amendment.

(a) No modification, waiver, amendment, discharge or change of this Agreement shall be valid unless the same is in writing and signed by the Party against which the enforcement of said modification, waiver, amendment, discharge or change is sought.

(b) This Agreement may not be modified without the consent of a majority in interest of Lorilei's AmeriNet's stockholders.

5.3      Merger.

(a) This instrument contains all of the understandings and agreements of the Parties with respect to the subject matter discussed herein.

(b) All prior agreements whether written or oral, are merged herein and shall be of no force or effect.

5.4      Survival.

     The several representations, warranties and covenants of the Parties contained herein shall survive the execution hereof and shall be effective regardless of any investigation that may have been made or may be made by or on behalf of any Party.

5.5      Severability.

     If any provision or any portion of any provision of this Agreement, or the application of such provision or any portion thereof to any person or circumstance shall be held invalid or unenforceable, the remaining portions of such provision and the remaining provisions of this Agreement or the application of such provision or portion of such provision as is held invalid or unenforceable to persons or circumstances other than those to which it is held invalid or unenforceable, shall not be effected thereby.

5.6      Governing Law and Venue.

     This Agreement shall be construed in accordance with the laws of the State of Florida but any proceeding arising between the Parties in any matter pertaining or related to this Agreement shall, to the extent permitted by law, be held in Broward County, Florida.

5.7      Litigation.

(a) In any action between the Parties to enforce any of the terms of this Agreement or any other matter arising from this Agreement, the prevailing Party shall be entitled to recover its costs and expenses, including reasonable attorneys' fees up to and including all
         negotiations,   trials  and  appeals,  whether  or  not  litigation  is
         initiated.

(b) In the event of any dispute arising under this Agreement, or the negotiation thereof or inducements to enter into the Agreement, the dispute shall, at the request of any Party, be exclusively resolved through the following procedures:

         (1)      (A)      First,  the  issue  shall  be  submitted to mediation
                           before  a  mediation   service  in  Broward   County,
                           Florida,  to be selected by lot from six alternatives
                           to   be   provided,   two   by   Lorilei's   majority
                           stockholder, two by Lorilei and two by the Executive.

                  (B) The mediation efforts shall be concluded within ten business days after their in itiation unless the Parties unanimously agree to an extended mediation period;

         (2) In the event that mediation does not lead to a resolution of the dispute then at the request of any Party, the Parties shall submit the dispute to binding arbitration before an arbitration service located in Broward County, Florida to be selected by lot, from six alternatives to be provided,, two by Lorilei's majority stockholder, two by Lorilei and two by the Executive.

         (3)      (A)      Expenses  of  mediation shall be borne by Lorilei, if
                           successful.

                  (B)      Expenses  of  mediation,   if  unsuccessful   and  of
                           arbitration shall be borne by the Party or Parties against whom the arbitration decision is rendered.

                  (C) If the terms of the arbitral award do not establish a prevailing Party, then the expenses of unsuccessful mediation and arbitration shall be borne equally by the Parties.

5.8      Benefit of Agreement.

(a) This Agreement may not be assigned by the Executive without the prior written consent of Lorilei.

(b) Subject to the restrictions on transferability and assignment contained herein, the terms and provisions of this Agreement shall be binding upon and inure to the benefit of the Parties, their successors, assigns, personal representative, estate, heirs and legatees.

5.9      Captions.

     The captions in this Agreement are for convenience and reference only and in no way define, describe, extend or limit the scope of this Agreement or the intent of any provisions hereof.

5.10     Number and Gender.

     All pronouns and any variations thereof shall be deemed to refer to the masculine, feminine, neuter, singular or plural, as the identity of the Party or Parties, or their personal representatives, successors and assigns may require.

5.11     Further Assurances.

     The Parties hereby agree to do, execute, acknowledge and deliver or cause to be done, executed or acknowledged or delivered and to perform all such acts and deliver all such deeds, assignments, transfers, conveyances, powers of attorney, assurances, recipes, records and other documents, as may, from time to time, be required herein to effect the intent and purposes of this Agreement.

5.12     Status.

     Nothing in this Agreement shall be construed or shall constitute a partnership, joint venture, agency, or lessor-lessee relationship; but, rather, the relationship established hereby is that of employer-employee in Lorilei.

5.13     Counterparts.

(a)      This Agreement may be executed in any number of counterparts.

(b) Execution by exchange of facsimile transmission shall be deemed legally sufficient to bind the signatory; however, the Parties shall, for aesthetic purposes, prepare a fully executed original version of this Agreement, which shall be the document filed with the Securities and Exchange Commission.

5.14     License.

(a) This Agreement is the property of Yankees and the use hereof by the Parties is authorized hereby solely for purposes of this transaction.

(b) The use of this form of agreement or of any derivation thereof without Yankees' prior written permission is prohibited.


     In Witness Whereof, the Parties have executed this Agreement, effective as of the last date set forth below.

Signed, Sealed & Delivered
    In Our Presence

                                                               The Executive

--------------------------
                                                        /s/ Leigh A.Cunningham
--------------------------                            --------------------------
                                                          Leigh A. Cunningham

Dated:   May 11, 2000
                                                    Lorilei Communications, Inc.
                                                        a Florida corporation.

--------------------------

__________________________                  By:  /s/ Gerald R. Cunningham
                                                   ___________________________
                                                 Gerald R. Cunningham, President

(CORPORATE SEAL)
                                             Attest:  /s/ Leigh A. Cunningham
                                                     __________________________
                                                       Leigh A. Cunningham,
                                                     Vice President & Secretary

Dated:   May 11, 2000

                      Exhibit to Reorganization Agreement
                                  by and among
                AmeriNet Group.com, Inc., a Delaware Corporation
                                      and
              Lorilei Communications, Inc., a Florida Corporation


                    EXHIBIT 6.2(D) AMERINET'S LEGAL OPINION


                            AmeriNet Group.com, Inc.
                      A publicly held Delaware corporation

Michael Harris Jordan                                1941 Southeast 51st Terrace
President & Chief Executive Officer                         Ocala, Florida 34471
                                                        Telephone (352) 694-6714
David K. Cantley                                              Fax (352) 694-9178
Vice President, Treasurer                          e-mail, grichard@atlantic.net
& Chief Financial Officer
                                                        Crystal Corporate Center
Vanessa H. Lindsey                        2500 North Military Trail, Suite 225-C
Secretary                                              Boca Raton, Florida 33431
                                                        Telephone (561) 998-3435
George Franjola, Esquire                                      Fax (561) 998-4635
General Counsel                                    e-mail info@amerinetgroup.com
                                                Respond to Boca Raton address

Michael Harris Jordan   G. Richard Chamberlin
Anthony Q. Joffe        Saul B. Lipson
Edward C. Dmytryk       Teri Nadler
J. Bruce Gleason        Michael A. Caputa
Carol A. Berardi        Dennis A. Berardi
Vanessa H. Lindsey      Scott B. Ugell
                  ------
           Board of Directors

                                Wriwebs.com, Inc.

      245 North Ocean Boulevard, Suite 201; Deerfield Beach, Florida 33441
                  Telephone (954) 360-0636; Fax (954) 943-4046
                       Web site and e-mail www.wriwebs.com
                                 ---------------

                           Trilogy International, Inc.
               526 Southeast Dixie Highway; Stuart, Florida 34494
                  Telephone (561) 781-7278; Fax (561) 781-7282
                   Web site and e-mail www.trilogyonline.com;
                             ----------------------

                       Vista Vacations International, Inc.
               5653 Northwest 29th Street; Margate, Florida 33063
                  Telephone (954) 975-0898; Fax (954) 975-8447
                   Web site and e-mail www.vista_vacations.com
                             -----------------------

                             Operating Subsidiaries



May 11, 2000

Mr. Gerald R. Cunningham, President
Lorilei Communications, Inc.
7325 S.W. 32nd Street
Ocala, Fl. 34474

         Re:   Legal  Opinion  of  Counsel  Regarding  Proposed   Reorganization
               Between AmeriNet Group, Inc,, a publicly held Delaware corporation with a class of securities registered under Section 12(g) of the Securities ("AmeriNet") and Lorilei Communications, Inc., a privately held Florida corporation ("Lorilei")

Dear Mr. Cunningham:

     This opinion is given pursuant to Section 6.2(D) of the Reorganization Agreement between AmeriNet and Lorilei. The proposed reorganization, as reflected in the terms of the Agreement, contemplates that Lorilei will exchange all its common stock, its only authorized securities, for shares of AmeriNet common stock, its only class of voting stock. This opinion will address the stock being issued to Lorilei and the applicability of federal and state securities laws to the issuance of such stock. It will not address the tax consequences, under either federal or state law arising from the proposed reorganization.

     This opinion has been prepared and is to be construed in accordance with the Report on Standards for Florida Opinions dated April 8, 1991, as amended and supplemented, issued by the Business Law Section of the Florida Bar, 46 The Business Lawyer, No. 4, hereby incorporated by reference into this opinion; and, is predicated on:

1. The actual information contained in the Reorganization Agreement, including its exhibits and schedules, in which a draft form of this opinion is included as an exhibit.

2. My examination of the originals and copies of corporate instruments, certificates, resolutions of the board of directors and other documents of AmeriNet.

3.       My communications with Michael Jordan, President of AmeriNet.

4.       My communications with  Bruce Brashear, Esquire, attorney for Lorilei.

5.       My current legal understanding of the Delaware General Corporations Law
         the   Florida  Securities   and   Investor   Protection  Act,  and  the
         Securities Act of 1933, as amended (the "1933 Act").

     The undefined terms of art used in this opinion which are characterized by consistent use of initial capitals are defined in the Reorganization Agreement and such definitions are incorporated by reference herein.

                                Factual premises

     In forming my opinions, I have relied on all factual information contained in the Reorganization Agreement and the Exhibits and Schedules attached to it, and I have assumed the genuineness and accuracy of the information contained and summarized therein. Likewise, I have relied on the following facts as conveyed to me by Michael Jordan:

1. The AmeriNet shares being issued to the Lorilei shareholders have not been registered.

2. There have been sales of AmeriNet stock to less than 10 non-accredited investors during the last year.

3. AmeriNet did not advertise or engage in any form of solicitation concerning the subject transaction.

4. This transaction is not a scheme or device to avoid registration of the stock.

5. A standard restrictive legend will be placed upon the shares issued to the Lorilei shareholders and the transfer agent will be given stop transfer instructions.

     In addition to the foregoing, I have relied on a representation by Bruce Brashear, Esquire, the attorney for Lorilei, that you and your wife, Leigh, the sole Lorilei shareholders, are not "accredited investors" within the meaning of federal securities laws and regulations.

                                   Discussion

         The capital stock

     The Delaware General Corporations Law addresses the issuance of capital stock in Section 152, Issuance of stock, lawful consideration; fully paid stock, which states, in relevant part, as follows:

                  The consideration  ..... for subscriptions to, or the purchase of, the capital stock to be issued by a corporation shall be paid in such form and in such manner as the board of directors shall determine.In the absence of fraud in the transaction, the judgment of the directors as to the value of such consideration shall be conclusive. The capital stock so issued shall be deemed to be fully paid and nonassessable stock, if
                  (1) The entire amount of such consideration has been received by the corporation in the form of cash, services rendered, personal property, real property, leases of real property or a combination thereof...........

     The consideration supporting this transaction is stated in Section 1.2 of the Reorganization Agreement:

                  ...[A]ll of the Lorilei Shareholders will exchange all of their Lorilei securities being an aggregate of 111 shares of common stock, $0.01 par value (the remaining 1,889 shares being unreserved treasury shares or unauthorized but heretofore unissued shares of common stock), for up to 1,145,037 shares of AmeriNet's common stock, as called for by this Agreement.

     The resolution adopted by the AmeriNet board of directors approved the terms of the Reorganization Agreement, including the foregoing Section 1.2. Furthermore, Section 3.2 (C) of the Reorganization Agreement provides that:

                  Subject to the Lorilei Declarants' compliance with their obligations under this Agreement, the shares of AmeriNet's common stock to be issued pursuant to the Reorganization will be duly authorized, validly issued , fully paid and nonassessable.

     As such, the shares of stock to be issued to the Lorilei shareholdersif issued in compliance with the requirements of the Reorganization Agreement, will be fully paid and nonassessable capital stock of AmeriNet.

         The securities laws: The 1933 Act

         Section 4(2) of the Securities Act provides as follows:

                  ....  The  provisions  of  section  5 shall  not apply to ....
                  transactions by an issuer not involving any public offering.

     Section 4(2) provides a private offering exemption from registration and prospectus requirements, applying to transactions by an issuer that do not involve any public offering. The exemption was enacted to permit an issuer to make a specific or isolated sale of its securities to particular persons without incurring the expense of registration, and is used in a wide variety of transactions, including here, the acquisition of a closely held corporation where all of the consideration is securities of the acquiring corporation .

     Whether the transaction is one not involving any public offering is essentially a question of fact and necessitates a consideration of all the surrounding circumstances, including such factors as the relationship between the offerees and the issuer, as well as the nature, scope, size, type and manner of the offering. An important factor to be considered is whether the securities offered have come to rest in the hands of the initially informed group or whether the purchasers are merely conduits for a wider distribution. It is essential that the issuer of the securities take precautions to assure that the purchasers do not acquire the securities with a view to distribution. In this transaction, the share certificates being issued to the Lorilei shareholders will bear a restrictive legend indicating that the shares have not been registered under the 1933 Act and may be offered and sold only if registered pursuant to the provisions of that Act or if an exemption from registration is available. Furthermore, AmeriNet will issue stop- transfer instructions to prevent the transfer of the securities unless registered or unless an exemption exists.

     Except to the extent that objective standards for claiming the private offering exemption are now provided under current Regulation D, Section 4(2) of the 1933 Act has been delineated through administrative and judicial interpretations. Factors considered in determining whether a transaction involved a "public offering" were first discussed in detail in Release No. 33-285 (1935), which held that all surrounding circumstances had to be considered. Noting that an offering of securities to an "insubstantial number" of persons had previously been described as not involving a public offering, and that though under ordinary circumstances, an offering to not more than 25 persons presumably did not involve a public offering, the question was never determined exclusively by the number of offerees. Factors discussed in Release No. 33-285 included the number of offerees and their relationship to each other and to the issuer, the number of units offered, the size of the offering and the manner of the offering.

     In addition to the four factors above, subsequent intrepretations emphasized the importance of information available to make informed decisions, even where the investors were financially sophisticated. Cases have held that the private offering exemption afforded by Section 4(2) only applies if the offerees are given access to the kind of information that registration would disclose. In this transaction, the Lorilei shareholders have represented that they have had access to all of AmeriNet's periodic filings with the SEC, as well as other information made available directly byofficers of AmeriNet and its current subsidiaries.

         Florida Law

     A  safe   harbor  for   compliance   with  the   requirements   of  Section
517.061(11)(a)3, Florida Statutes, is established by Florida Rule 3E-500.005. Among other things, it provides the following guidelines:

     The determination as to whether sales of securities are part of a larger offering [(i.e., are deemed to be integrated)] depends on the particular facts and circumstances. In determining whether sales should be regarded as part of a larger offering and thus should be integrated, the facts described in Rule 3E-500.01 should be considered.

     The requirements of Sections 517.061(11)(a)3, Florida Statutes, that each purchaser or his representative be provided with or given reasonable access to full and fair disclosure of all material information is deemed to be satisfied if, a) all material books and records of the issuer; b) all material contracts and documents relating to the proposed transaction; and c) an opportunity to question the appropriate executive officers or partners are provided to each investor. In addition, in the case of an issuer that is subject to the reporting requirements of Section 13 or 15(d) of the Securities Exchange Act of 1934, the provisions of paragraph (5)(b) of the rule are deemed satisfied by providing the following:

         (a) The information contained in the annual report required to be... any reports or documents required to be filed by the issuer pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934, since the filing of such annual report or registration statement; and,

         (b) A brief description of the securities being offered, the use of the proceeds from the offering, and any material changes in the issuer's affairs which are not disclosed in the documents furnished.

                                     Opinion

     On the basis of the foregoing discussion, I am of the opinion that the shares of stock being issued to the Lorilei shareholders are fully paid and non-assessable.

     This opinion is limited by the facts cited above, and is for use by the Parties solely in conjunction with closing contemplated by the Reorganization Agreement. No other person is entitled to rely upon this opinion.

                               Very Truly Yours,

                            AmeriNet Group.com, Inc.

                              /s/ George Franjola
                            George Franjola, Esquire
                                General Counsel

                      EXHIBIT 6.3(E) LORILEI LEGAL OPINION

Brashear & Associates, P.L.
926 N.W. 13th Street
Gainesville, Florida 32601


May 11, 2000

Board of Directors
AmeriNet Group, Inc.
Crystal Corporate Center;
2500 North Military Trail, Suite 225
Boca Raton, Florida 33431


Dear Ladies and Gentlemen:

     We have acted as special counsel to Lorilei Communications, Inc., a Florida corporation (the "Company"), in connection with reorganization contemplated by that certain Reorganization Agreement, between AmeriNet Group, Inc. (AmeriNet) and the Company dated May 11, 2000 (the "Agreement") pursuant to which the outstanding shares of the Company have been transferred to AmeriNet in exchange for ), for up to 1,145,037 Aminet common shares.. All capitalized terms used herein and not otherwise defined shall have the respective meanings given to those terms in the Reorganization Agreement. This opinion is being furnished to you pursuant to Section 6.2(E) of the Reorganization Agreement.

     In connection with this opinion, we have examined a copy of the Reorganization Agreement, the Company's Certificate of Incorporation, as amended to date, its By-laws, as amended to date, and such other certificates, agreements and other documents as we have deemed necessary as a basis for the opinions hereinafter expressed. As to certain matters of fact, we have relied upon a certificate of officers of the Company. In our examination of the aforesaid documents, we have assumed, without independent investigation, the genuineness of all signatures, the legal capacity of all individuals who have executed any documents, the authenticity of all documents submitted to us as originals, the conformity to the original documents of all documents submitted to us as certified, photostatic, reproduced or conformed copies of validly existing agreements or other documents and the authenticity of all such documents.

     In rendering the opinions expressed below, we have assumed that: (i) the parties to each document related to or necessary to the transaction ("Transaction Documents") other than the Company have the power, corporate or other, to enter into and perform all actions thereunder; (ii) that each such party other than the Company has duly authorized by all requisite action, corporate or other, the execution and delivery of such Transaction Document;
(iii) that such Transaction Document has been duly executed and delivered by such party; (iv) and that each Transaction Document constitutes the legal, valid and binding agreement of each of the parties to such Transaction Document other than the Company, enforceable against such parties in accordance with its terms;
(v) the representations and warranties made in the Reorganization Agreement by you are true and correct; (vi) any wire transfers, drafts or checks tendered by you will be honored; (vii) there are no facts or circumstances relating to you that might prevent you from enforcing any of the rights to which our opinion relates; and (viii) there are no extrinsic agreements or understandings among the parties to the Transaction Documents that would modify or interpret the terms of the Transaction Documents or the respective rights or obligations of the parties thereunder.

     The qualification of a statement or opinion herein by the phrase "known to us," or "to our knowledge," or any similar phrase means the actual knowledge of the attorneys of this Firm with primary responsibility for the preparation, review and negotiation of the Transaction Documents. We have not undertaken or conducted any independent factual investigation to determine the accuracy of statements or opinions herein qualified as described in the preceding sentence, and any limited inquiry undertaken by us during the preparation of this opinion letter should not be regarded as such an investigation; no inference as to our knowledge of any matters bearing on the accuracy of any such statement or opinion should be drawn from the fact of our representation of the Company.

     This opinion relates solely to the laws of the State of Florida, the General Corporation Law of the State of Florida and the federal securities laws, and we express no opinion with respect to the effect or application of any other laws. We express no opinion whatsoever as to the compliance or noncompliance by the Company or any person involved in the subject transactions with the antifraud or information delivery provisions of state and federal laws, rules and regulations concerning the offer, sale or issuance of securities.

     Based upon our examination of and reliance upon the foregoing and subject to the limitations, exceptions, qualifications and assumptions set forth herein, we are of the opinion that as of the date hereof:

     1. The Company is a corporation validly existing and in good standing under the laws of the State of Florida, with the requisite corporate power and authority to own its properties and to conduct its business as presently conducted.

     2. The Company has the requisite corporate power and authority to execute, deliver and perform its obligations under the Transactions Documents. The execution, delivery and performance of the Transaction Documents have been duly authorized by all necessary corporate action of the Company and the Transaction Documents have been duly executed and delivered by the Company. Each Transaction Document constitutes a legally valid and binding obligation of the Company, enforceable against the Company according to its terms, except as (i) such enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium, liquidation or similar laws relating to, or affecting generally, the enforcement of creditors' rights and remedies, (ii) rights of acceleration and the availability of equitable remedies may be limited by equitable principles of general applicability and (iii) rights to indemnification and contribution under the Investor's Rights Agreement may be limited by public policy. The Certificate of Designation has been duly executed and filed with the Florida Secretary of State.

     3. The 111 shares of the Company"s common stock have been validly issued, fully paid and are nonassessable.

     4. The Company's Board of Directors has adopted a resolution adopting the Reorganization Agreement.

     5. Based in part upon the representations made by you in the Reorganization Agreement, the exchange of shares contemplated by the Reorganization Agreement is exempt from the registration requirements under Section 5 of the Securities Act of 1933, as amended and the registration requirements of Chapter 517, Florida Statutes.

     6. The execution and delivery of the Transaction Documents does not (i) violate any provision of any law, rule or regulation believed by us to be generally applicable to transactions of the type contemplated by the Transaction Documents or (ii) violate any provision of the Company's Certificate of Incorporation or Bylaws.

     7. The execution, delivery and performance of the obligations of the Company under the Transaction Documents do not require any consent, approval, permit, order or authorization of, or any qualification, registration, designation, declaration or filing with, any federal or state governmental authority on the part of the Company.

     8. To our knowledge, there is no action, suit, proceeding or investigation pending or threatened against the Company before any court or governmental agency (i) that questions the validity of the Transaction Documents or the right of the Company to enter into the Transaction Documents or (ii) that, if determined adversely, would be likely to result in a material adverse change in the financial condition or business of the Company.

     The opinions expressed herein have been rendered solely for your benefit in connection with the transactions contemplated by the Reorganization Agreement and may not be relied upon by you in any other manner or by any other person or entity in any manner or for any purpose, and may not be communicated or published by you to any other person or entity for any purpose without our prior written approval in each instance. We do not assume any continuing obligation or responsibility to advise you of any changes in law, or any change of circumstances of which we become aware, which may affect any of the opinions contained herein or to update, revise or supplement any such opinion herein for any reason whatsoever.

                                Very truly yours,

                           Brashear & Associates, P.L.

                               /s/ Bruce Brashear
                              ---------------------
                                 Bruce Brashear

                      Exhibit to Reorganization Agreement
                                  by and among
                AmeriNet Group.com, Inc., a Delaware Corporation
                                      and
              Lorilei Communications, Inc., a Florida Corporation


                    EXHIBIT 6.3(K) CONFIDENTIALITY AGREEMENTS


         Copies of Non Compete Agreements are attached to Exhibit 5.12




I attest the information contained herein is true and accurate to the best of my knowledge

/s/ Gerald R. Cunningham
----------------------------------
Gerald R. Cunningham, President
Lorilei Communications, Inc.

/s/ Leigh A. Cunningham
----------------------------------
Leigh A. Cunningham, Vice President Sales
Lorilei Communications, Inc.


                      Exhibit to Reorganization Agreement
                                  by and among
                AmeriNet Group.com, Inc., a Delaware Corporation
                                      and
              Lorilei Communications, Inc., a Florida Corporation

                         EXHIBIT 7.2 ESCROW ALLOCATION


         The portion of AmeriNet's common stock in the Undisclosed Liabilities Escrow Fund contributed on behalf of each stockholder of Lorilei is listed opposite such stockholders name below:

                                                     Undisclosed
                                                     Liabilities
                                                     Stock Escrow
Stockholder                                          Allocation

Gerald R. Cunningham                                 57,252 Shares
Leigh A. Cunningham                                  57,252 Shares



I attest the information contained herein is true and accurate to the best of my knowledge

/s/ Gerald R. Cunningham
----------------------------------
Gerald R. Cunningham, President
Lorilei Communications, Inc.

/s/ Leigh A. Cunningham
----------------------------------
Leigh A. Cunningham, Vice President Sales
Lorilei Communications, Inc.


                                    Page 216